As filed with the Securities and Exchange Commission on October 31, 1995

                                                   REGISTRATION NO. 33-44796
                                                   REGISTRATION NO. 811-6513


                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                               _____________
                                 FORM N-1A

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933   X
                        PRE-EFFECTIVE AMENDMENT NO.
                      POST-EFFECTIVE AMENDMENT NO.  9               X

                                   AND/OR
                      REGISTRATION STATEMENT UNDER THE
                       INVESTMENT COMPANY ACT OF 1940               X

                             AMENDMENT NO.  10                      X
                      (CHECK APPROPRIATE BOX OR BOXES)

                      THE BFM INSTITUTIONAL TRUST INC.
             (Exact name of registrant as specified in charter)

             345 PARK AVENUE
            NEW YORK, NEW YORK                     10154
    (Address of Principal Executive Offices)       (Zip Code)

                               (212) 754-5560
            (Registrant's Telephone Number, Including Area Code)

                             RALPH L. SCHLOSSTEIN
                              345 PARK AVENUE
                          NEW YORK, NEW YORK  10154
                   (Name and Address of Agent for Service)

                               COPY TO:
                             RICHARD T. PRINS
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                             919 THIRD AVENUE
                          NEW YORK, NEW YORK  10022

     Approximate date of proposed public offering:
     It is proposed that this filing will become effective (check appropriate box)

              X immediately upon filing pursuant to paragraph (b), or on (date) pursuant to paragraph (b), or 60 days after filing pursuant to paragraph (a), or on (date) pursuant to paragraph (a) of Rule 485.

          REGISTRANT HAS REGISTERED AN INDEFINITE NUMBER OF ITS SHARES OF BENEFICIAL INTEREST PURSUANT TO RULE 24F-2 UNDER THE
     INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND HAS FILED A RULE 24F-2 NOTICE WITH THE COMMISSION FOR ITS MOST RECENT FISCAL YEAR ENDED JUNE 30, 1995.




                           CROSS REFERENCE SHEET
                         (AS REQUIRED BY RULE 495)

           ITEM NO.                                LOCATION

     PART A*

     Item 1. . . . . . . . . . . . . . Cover Page      Cover Page

     Item 2. . . . . . . . . . . . . . . Synopsis      Trust Expenses

     Item 3. . .  Condensed Financial Information      Selected Per
                                                       Share Data and
                                                       Ratios

     Item 4. .  General Description of Registrant      Cover Page;
                                                       Description of
                                                       the Trust;
                                                       General
                                                       Information

     Item 5. . . . . . . . Management of the Fund      Management of
                                                       the Trust;
                                                       General
                                                       Information

     Item 6. . Capital Stock and Other Securities      Purchase and
                                                       Redemption of
                                                       Shares; Taxes,
                                                       Dividends and
                                                       Distributions;
                                                       General
                                                       Information

     Item 7. Purchase of Securities Being Offered      Management of
                                                       the Trust; Net
                                                       Asset Value;
                                                       Purchase and
                                                       Redemption of
                                                       Shares

     Item 8. . . . . . . Redemption or Repurchase      Purchase and
                                                       Redemption of
                                                       Shares

     Item 9. . . . . .  Pending Legal Proceedings      Not Applicable

     PART B*

     Item 10.  . . . . . . . . . . . . Cover Page      Cover Page

     Item 11.  . . . . . . . .  Table of Contents      Table of
     Contents

     Item 12.  .  General Information and History      Not Applicable

     Item 13.  Investment Objectives and Policies      Investment
                                                       Objectives and
                                                       Policies;
                                                       Investment
                                                       Restrictions;
                                                       Portfolio
                                                       Transactions and
                                                       Brokerage

     Item 14.  . . . . . . Management of the Fund      Directors and
                                                       Officers

     Item 15.  Control Persons and Principal Holders
               of Securities                           Not Applicable

     Item 16.  Investment Advisory and Other Services  Management of
                                                       the Trust;
                                                       Distribution
                                                       and Stockholder
                                                       Servicing Plan;
                                                       Custodian,
                                                       Transfer and
                                                       Dividend
                                                       Disbursing
                                                       Agents

     Item 17.  Brokerage Allocation and Other          Portfolio
               Practices                               Transactions and
                                                       Brokerage

     Item 18.  Capital Stock and Other Securities      Not Applicable

     Item 19.  Purchase, Redemption and Pricing of
               Securities Being Offered . . . . .      Net Asset Value;
                                                       Purchase and
                                                       Redemption of
                                                       Shares

     Item 20.  Tax Status                              Taxes,
                                                       Dividends and
                                                       Distributions

     Item 21.  Underwriters                            Distribution
                                                       and Stockholder
                                                       Servicing Plan

     Item 22.  Calculation of Performance Data         Performance
                                                       Information

     Item 23.  Financial Statements                    Financial Statements

     PART C*

             Information required to be included in Part C is set forth under the appropriate Item, so numbered, in Part C to this Registration Statement.

     *  All Items apply to all sixteen Portfolios.

____________________________________________________________________________


          INCORPORATION OF CERTAIN
          DOCUMENTS BY REFERENCE

                    The following document filed by The PNC Fund pursuant to the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended, is incorporated by reference herein and is made a part hereof:

                    1. The PNC Fund's registration statement (33-63329) on Form N-14 filed with the Securities and Exchange Commission, dated October 11, 1995.

                    The BFM Institutional Trust Inc. has undertaken to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (not including exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Charles Bentz, BlackRock Financial
          Management, Inc., 345 Park Avenue, New York, New York
          10154; telephone number 212-754-5560.



     Prospectus dated October 31, 1995

                        THE BFM INSTITUTIONAL TRUST

          The BFM Institutional Trust Inc. (the "Trust") is a no-load, open-end management investment company currently consisting of sixteen investment portfolios, each with its own investment objective and policies. The eight diversified investment portfolios ("Portfolios") described in this Prospectus are separate series of the Trust. The Trust is primarily designed to provide pension and profit sharing plans, employee benefit trusts, financial institutions, corporations, and high net worth individuals with access to the professional investment management services offered by BlackRock Financial Management Inc. (formerly, BlackRock Financial Management L.P.) which serves as investment adviser (the "Adviser") to the Trust.

          The following portfolios are described in this Prospectus:

               The Short Duration Portfolio
               The Intermediate Duration Portfolio
               The Core Fixed Income Portfolio
               The Mortgage Portfolio
               The Government Portfolio
               The Long Duration Portfolio
               The Global Fixed Income Portfolio
               The Money Market Portfolio

          Information about the investment objective of each Portfolio, along with a detailed description of the types of securities in which each Portfolio may invest, and of investment policies and restrictions applicable to each Portfolio, are set forth in this Prospectus. There can be no assurance that the investment objective of any Portfolio will be achieved. Because the market value of the Portfolios' investments will change, the net asset value per share of each Portfolio also will vary. The Trust's address is 345 Park Avenue, New York, New York 10154, and its telephone number is (212) 754-5560.

          INVESTMENTS IN THE PORTFOLIOS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY A BANK, AND THE SHARES OF EACH PORTFOLIO ARE NEITHER INSURED NOR GUARANTEED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY. THERE CAN BE NO ASSURANCE THAT THE MONEY MARKET PORTFOLIO WILL BE ABLE TO MAINTAIN A STABLE NET ASSET VALUE OF $1.00 PER SHARE.
                          ______________________

          This Prospectus sets forth concisely the information about the Trust that a prospective investor should know before investing. Additional information about the Trust has been filed with the Securities and Exchange Commission in a Statement of Additional Information, dated October 31, 1995, which information is incorporated herein by reference and available without charge upon request to the Trust, at the address or telephone number above.
                           ______________________
          Investors are advised to read this Prospectus and retain it for future reference.
                           ______________________

          No dealer, sales representative or any other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained herein, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Trust or the Distributor. This Prospectus does not constitute an offer by the Trust or by the Distributor to sell or a solicitation of any offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.
                           ______________________


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
     SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           ______________________


                             TABLE OF CONTENTS

     Prospectus Summary  . . . . . . . . . . . . . . . . . . . . .   3
     Trust Expenses  . . . . . . . . . . . . . . . . . . . . . . .   7
     Financial Highlights  . . . . . . . . . . . . . . . . . . . .   9
     Description of the Trust  . . . . . . . . . . . . . . . . .    11
          Management of the Trust  . . . . . . . . . . . . . . .    11
          Investment Objectives and Policies . . . . . . . . . .    11
          Description of Securities  . . . . . . . . . . . . . . .  14
          Other Investment Strategies  . . . . . . . . . . . . . .  22
     Management of the Trust . . . . . . . . . . . . . . . . . . .  27
          Investment Adviser . . . . . . . . . . . . . . . . . . .  27
          Distributor  . . . . . . . . . . . . . . . . . . . . . .  29
          Expenses . . . . . . . . . . . . . . . . . . . . . . . .  30
     Net Asset Value . . . . . . . . . . . . . . . . . . . . . . .  30
     Purchase and Redemption of Shares . . . . . . . . . . . . . .  30
          How to Purchase Shares . . . . . . . . . . . . . . . . .  30
          How to Redeem Shares . . . . . . . . . . . . . . . . . .  31
          Exchange Privilege . . . . . . . . . . . . . . . . . . .  32
          Reports to Stockholders  . . . . . . . . . . . . . . . .  32
          Stockholder Inquiries  . . . . . . . . . . . . . . . . .  32
     Taxes, Dividends and Distributions  . . . . . . . . . . . . .  32
     General Information . . . . . . . . . . . . . . . . . . . . .  33
          Performance Information  . . . . . . . . . . . . . . . .  33
          Description of Shares  . . . . . . . . . . . . . . . . .  33
          Administrator, Custodian and Transfer and Dividend
     Disbursing Agent  . . . . . . . . . . . . . . . . . . . . . .  34
          Validity of the Shares . . . . . . . . . . . . . . . . .  34
          Experts  . . . . . . . . . . . . . . . . . . . . . . . .  34
          Additional Information . . . . . . . . . . . . . . . . .  34
     Portfolio Benchmarks  . . . . . . . . . . . . . . . .  Appendix A
     Corporate Bond, Mortgage-Backed Security and Commercial
       Paper Ratings . . . . . . . . . . . . . . . . . . .  Appendix B
     General Characteristics and Risks of Hedging
       Transactions . . . . . . . . . . . . . . . . . . .   Appendix C


                             PROSPECTUS SUMMARY

          The BFM Institutional Trust Inc. (the "Trust") is a no-load, open-end management investment company. The eight diversified investment portfolios (the "Portfolios") described in this Prospectus are designed primarily for institutional investors. The Trust also has eight other portfolios whose investment objective, policies and other characteristics are described in a separate prospectus. BlackRock Financial Management Inc. is the investment adviser (the "Adviser") to the Trust. Furthermore, on September 28, 1995, the Board of Directors of the Trust adopted resolutions to approve the sale of all the assets and the assumption of all the liabilities of the Trust to The PNC Fund, a Massachusetts business trust (the "Acquisition"). It is anticipated that shareholders of the Trust will receive a proxy and be entitled to vote on the Acquisition at a meeting of the Trust's shareholders on or about December 20, 1995. For further information on the proposed Acqusition, see "Incorporation of Certain Documents by Reference".

     INVESTMENT OBJECTIVES

          Each of the following five Portfolios of the Trust seeks to realize a total rate of return that exceeds the total return of a specified benchmark as indicated in the table below.

                                                       MINIMUM CREDIT
                                                         QUALITY
          PORTFOLIO             BENCHMARK(1)            (S&P/MOODY'S)

       Short Duration         Merrill Lynch 1-3 Year    AAA/Aaa (2)
                              Treasury Index
       Intermediate Duration  Merrill Lynch 3-5 Year    BBB-/Baa3 (2)
                              Treasury Index
       Core Fixed Income      Lehman Brothers           BBB-/Baa3 (2)
                              Aggregate Index
       Mortgage               Salomon Brothers          AA/Aa (2)
                              Mortgage Index
       Government             Lehman Brothers           U.S. Government or
                              Government Bond Index     its Agencies or
                                                        Instrumentalities
     ____________
     (1)  See "Portfolio Benchmarks" in Appendix A to this Prospectus.
     (2) Or comparable quality as determined by the Adviser at the time of investment. See "Corporate Bond, Mortgage-Backed Security and Commercial Paper Ratings" in Appendix B to this Prospectus.

          THE LONG DURATION PORTFOLIO and THE GLOBAL FIXED INCOME PORTFOLIO will each seek to realize maximum total rate of return consistent with their respective investment policies and strategies. The assets of these two Portfolios will be rated at least BBB- by Standard & Poor's Corporation (S&P) or Baa3 by Moody's Investors Service (Moody's) or will be determined by the Adviser to be of comparable quality at the time of investment. The five Portfolios named in the table above, together with The Long Duration Portfolio and The Global Fixed Income Portfolio, are referred to herein as the Fixed Income Portfolios.

          THE MONEY MARKET PORTFOLIO seeks to realize maximum current income, consistent with preservation of capital and liquidity. The assets of this Portfolio will be rated at least A-1 or AAA by S&P and Prime-1 or Aaa by Moody's or will be determined by the Adviser to be of comparable quality at the time of investment. The Money Market Portfolio seeks to maintain, but does not guarantee, a constant net asset value of $1.00 per share. There can be no assurance that the investment objective of any Portfolio will be achieved.

     INVESTMENT POLICIES AND STRATEGIES

          The Adviser seeks to maximize the total return of the Fixed Income Portfolios by basing its investment philosophy on four principles. First, the Portfolios will invest only in investment grade or better fixed income securities. Second, the Fixed Income Portfolios are constructed to have a duration set within a relatively narrow range. Third, the Adviser uses a relative value approach to sector and security selection, by aggressively underweighting or overweighting particular sectors or securities versus the appropriate benchmark. Fourth, the Adviser applies a rigorous quantitative approach to the valuation of individual securities.

          All the Fixed Income Portfolios (with the exception of The Mortgage Portfolio and The Government Portfolio) may invest in U.S. Government, Mortgage-Backed, Asset-Backed and Corporate Debt securities.

          The Global Fixed Income Portfolio may also invest in Foreign securities. The Mortgage Portfolio may only invest in Mortgage-Backed, Asset-Backed and U.S. Government securities. The
     Government Portfolio may only invest in U.S. Government securities. The Money Market Portfolio will invest in money market instruments and other short-term securities having maturities of one year or less.

          The Adviser uses the concept of "duration" to manage the Fixed Income Portfolios. Duration is a measure of the expected life of a fixed income security and is indicative of a security's price "volatility" or "risk" associated with changes in interest rates. Whereas "term to maturity" measures only the time until a debt security provides its final payment, duration also takes into account all of the expected payments prior to maturity and weights them by the present values of the cash to be received at each future point in time. There is no assurance that a Fixed Income Portfolio will achieve its targeted duration at all times. See "Description of the Trust-Investment Objectives and Policies-Duration". The Fixed Income Portfolios may enter into certain interest rate, futures, options, currency and related transactions for hedging and duration management purposes. See "Description of the Trust-Investment Objectives and Policies-Other Investment Strategies".

     INVESTMENT SECURITIES

          U.S. Government Securities. U.S. Government securities are issued or guaranteed by the U.S. Government, its agencies and instrumentalities. Such securities include U.S. Treasury, GNMA, FNMA and FHLMC securities, including certain Mortgage-Backed securities. See "Description of the Trust-Description of Securities-U.S. Government Securities".

          Mortgage-Backed Securities. Mortgage-Backed securities directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including pass-through securities, adjustable rate mortgage securities (ARMs), collateralized mortgage obligations (CMOs) and stripped securities. The yield and credit characteristics of Mortgage-Backed securities differ in a number of respects from traditional debt securities. See "Description of the Trust-Description of Securities-Mortgage-Backed Securities".

          Commercial Mortgage-Backed Securities. Commercial Mortgage-Backed Securities represent interests in or are secured by mortgage loans on commercial real property, such as industrial and warehouse properties, office buildings, retail space and shopping malls, multifamily properties and cooperative apartments, hotels and motels, nursing homes, hospitals, senior living centers and agricultural properties. See "Description of the Trust Description of Securities Commercial Mortgage-Backed Securities".

          Asset-Backed Securities. Asset-Backed securities have similar structural characteristics to Mortgage-Backed securities. However, the underlying assets are not mortgage loans or interests in mortgage loans but include assets such as motor vehicle installment sales or installment loan contracts, leases of various types of real and personal property, and receivables from revolving credit (credit card) agreements. See "Description of the Trust-Description of Securities-Asset-Backed Securities".

          Corporate Debt Securities. Other types of debt securities include those issued by corporations and other entities, including bonds, debentures, notes, certificates of deposit, bankers' acceptances, commercial paper and other instruments. See "Description of the Trust-Description of Securities-Corporate Debt Securities".

          Foreign Securities. The Global Fixed Income Portfolio will invest up to 100% of its assets in foreign debt securities, including Mortgage-Backed and Asset-Backed securities, issued or guaranteed by foreign governments or supranational entities, or any of their political subdivisions, agencies or instrumentalities, and by foreign companies and financial institutions. See "Description of the Trust-Description of Securities-Foreign Securities".

     INVESTMENT ADVISER

          The Adviser is compensated monthly by the Portfolios for its services in an amount equal to the following percentages of each Portfolio's average daily net asset value on an annualized basis:
     .25% for The Money Market Portfolio, .30% for The Short Duration Portfolio, .30% for The Core Fixed Income Portfolio and .35% for all other Portfolios. See "Management of the Trust-Investment Adviser".

          On February 28, 1995, the BlackRock Financial Management, L.P. sold its business to PNC Bank N.A. ("PNC"), the twelfth largest bank in the U.S. All members of the Adviser's senior management team have signed long-term employment contracts with PNC and will continue to be responsible for managing the day-to-day affairs of the Adviser, including carrying out its responsibilities with respect to the Trust and its various portfolios.

     PURCHASE AND REDEMPTION OF SHARES

          Shares of each Portfolio are offered at the next determined net asset value with no sales charge. The minimum initial investment is $500,000, although the Fund may in its discretion accept subscriptions for a lesser amount.

          Shares of each Portfolio may be redeemed without cost at the net asset value per share of the Portfolio next determined after receipt of the redemption request. The redemption price may be more or less than the purchase price.

          Shares of any Portfolio may be exchanged for shares of any other Portfolio on the basis of relative net asset values. See "Purchase and Redemption of Shares".

     DIVIDENDS AND DISTRIBUTIONS

          Dividends will be declared daily on shares held of record at 5:00 p.m., New York time. Each Portfolio intends to distribute all of its net investment income at least monthly, and any net realized capital gains at least annually. All dividends and distributions will be reinvested automatically at net asset value in additional shares of the same Portfolio, unless cash payment is requested. See "Taxes, Dividends and Distributions".

     ADMINISTRATOR, CUSTODIAN AND TRANSFER AND DIVIDEND DISBURSING
     AGENT

          PNC Bank, N.A. and its affiliates provide the Trust with administrative, accounting, custodial, transfer agency and dividend disbursing services. See "General
     Information Administrator, Custodian and Transfer and Dividend Disbursing Agent".

     INVESTMENT RISKS AND CONSIDERATIONS

          Investment risks and considerations relevant to the securities in which each Portfolio invests are described in the Prospectus under "Description of the Trust-Investment Objectives and Policies", "Description of Securities" and "Other Investment Strategies". The following are some of these risks. As with all fixed income securities, the market values of each Fixed Income Portfolio's assets, and as such the net asset value of each Fixed Income Portfolio's shares, will fluctuate with changes in prevailing interest rates. While principal and interest payments on some securities may be guaranteed by the U.S. Government, government agencies or other guarantors, the market value of the securities is not guaranteed. Events such as prepayments on underlying mortgage loans may adversely affect the return from Mortgage-Backed securities. All Portfolios may invest in repurchase agreements, which entail a risk of loss should the seller default on its obligation to repurchase the security which is the subject of the transaction. The Fixed Income Portfolios may use futures, options, and options on futures for hedging or duration management purposes. Use of these instruments involves certain costs and risks, including the risk that a Fixed Income Portfolio could not close out an option or futures position when it would be most advantageous to do so, and the risk of an imperfect correlation between the value of the security being hedged and the value of the particular derivative instrument. The Global Fixed Income Portfolio may invest in securities of foreign issuers, which are subject to additional risks, including foreign currency risks, not applicable to securities of U.S. issuers. The income from foreign securities may also be subject to foreign taxes.

          High portfolio turnover may involve correspondingly greater brokerage commissions and other transaction costs which will be borne directly by the Portfolios. While the Portfolios have no fixed policy with respect to portfolio turnover, the Adviser expects that, under normal circumstances, each Fixed Income Portfolio's annual turnover rate will not exceed 150%.

          The Fixed Income Portfolios may borrow from banks and enter into reverse repurchase agreements or dollar rolls up to 33 1/3% of the value of their respective total assets. Portfolios that utilize this technique, called "leverage", may have a net asset value that will rise faster or decrease faster than would otherwise be the case.


                               TRUST EXPENSES

     STOCKHOLDER TRANSACTION EXPENSES

        Sales Load Imposed on Purchases  . . . . . . . . . .   None
        Sales Load Imposed on Reinvested Dividends   . . . .   None
        Deferred Sales Load  . . . . . . . . . . . . . . . .   None
        Redemption Fee   . . . . . . . . . . . . . . . . . .   None
        Exchange Fee   . . . . . . . . . . . . . . . . . . .   None

     ANNUAL TRUST OPERATING EXPENSES
     (as a percentage of average net assets)

                                                      Core
                                Money       Short     Fixed
                                Market     Duration   Income     All Other
                               Portfolio   Portfolio  Portfolio  Portfolios

        Advisory Fees  . . .      0.25%     0.30%      0.30%       0.35%
        Other Expenses.  . .      0.25      0.27       0.25        0.25
        Total Expenses   . .      0.50%     0.57%      0.55%       0.60%

        The Adviser has voluntarily undertaken to waive a portion of its advisory fee to the extent necessary so that the total expenses of The Short Duration Portfolio and The Core Fixed Income Portfolio will not exceed 0.57% and 0.55%, respectively, of average net assets. This fee waiver may be terminated at any time.

     Example

          A stockholder would pay the following expenses on a $1,000 investment, assuming (1) 5% annual return and (2) redemption at the end of each time period:




                                           1 Year   3 Years  5 Years  10 Years
        The Money Market Portfolio . .       $5      $16      $28       $63
        The Short Duration Portfolio         $6      $18      $32       $72
        The Core Fixed Income Portfolio      $6      $18      $31       $69
        All Other Portfolios   . . . .       $6      $19      $34       $76

          The above example is based on data for the Trust's fiscal year ended June 30, 1995. THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

          The purpose of this table is to assist investors in understanding the various costs and expenses that an investor in the Trust will bear, whether directly or indirectly. For a more complete description of the various costs and expenses, see "Management of the Trust." "Other Expenses" includes an estimate of operating expenses of the Trust, such as Directors' and professional fees, registration fees, reports to stockholders and transfer agency and custodian fees. Investors who purchase or redeem shares through broker-dealers or other financial intermediaries may be subject to additional charges.


                     BFM INSTITUTIONAL TRUST INC.
                     THE SHORT DURATION PORTFOLIO

                        FINANCIAL HIGHLIGHTS
     SELECTED DATA FOR A SHARE OF COMMON STOCK OUTSTANDING THROUGHOUT
     THE PERIOD

          The table below provides operating performance for a share of common stock outstanding, total investment return, ratios to average net assets and other supplemental data for the periods ended June 30, 1995, June 30, 1994 and June 30, 1993, which has been audited by Deloitte & Touche LLP. This information has been determined based upon financial information provided in the financial statements which are included in the Statement of Additional Information. The Statement of Additional Information is available to shareholders on request.

                                          YEAR        YEAR      JULY 17,
                                          ENDED       ENDED     1992(A) THROUGH
                                          JUNE 30,    JUNE 30,  JUNE 30,
                                           1995        1994       1993
     PER SHARE OPERATING PERFORMANCE:
     Net asset value, beginning of period  $ 9.71     $  9.96     $   10.00
       Net investment income (net of $.014,
         $.011 and $.005 respectively, of
         interest expense) (d)               0.58        0.48          0.51
       Net realized and unrealized loss
         on investments                      0.13       (0.25)        (0.06)
     Net increase from investment
       operations                            0.71        0.23          0.45
     Dividends from net investment income   (0.58)      (0.48)        (0.49)
     Distributions from net realized
       capital gains                        (0.01)        --            --
     Total dividends and distributions      (0.59)      (0.48)        (0.49)
     Net asset value, end of period        $ 9.83     $  9.71     $    9.96

     TOTAL INVESTMENT RETURN (b) .           6.99%       2.33%         4.63%

     RATIOS TO AVERAGE NET ASSETS:
     Operating expenses (d)  . . .           0.57%       0.57%         0.56%(c)
     Net investment income (d)   .           6.08%       4.70%         5.32%(c)

     SUPPLEMENTAL DATA:
     Average net assets (000)  . .        $34,236     $36,686     $  67,540
     Portfolio turnover  . . . . .            586%        455%          513%
     Net assets, end of period (000)      $44,486     $31,265     $  51,611

     (a) Commencement of investment operations.
     (b) Total investment return is calculated assuming a purchase of common stock at net asset value per share on the first day and a sale at net asset value per share on the last day of the period reported. Dividends are assumed, for purposes of this calculation, to be reinvested at the net asset value per share on the payment date.
     (c) Annualized.
     (d) The Adviser waived fees amounting to $102,707 and $110,232 and reimbursed expenses amounting to $61,195 and $55,582, for the periods ended June 30, 1995 and June 30, 1994, respectively. For the period July 17, 1992 through June 30, 1993, the Administrator waived fees amounting to $64,580. If the Fund had borne all expenses, the expense ratios would have been 1.05%, 1.02% and 0.66% for the periods ended June 30, 1995, June 30, 1994 and June 30, 1993, respectively. The net investment income ratios would have been 5.60%, 4.25% and 5.22% for the periods ended June 30, 1995, June 30, 1994 and June 30, 1993, respectively. The net investment income on a per share basis would have been $0.53, $0.43 and $0.49 for the periods ended June 30, 1995, June 30, 1994 and June 30, 1993, respectively.


                       BFM INSTITUTIONAL TRUST INC.
                     THE CORE FIXED INCOME PORTFOLIO

                         FINANCIAL HIGHLIGHTS
     SELECTED DATA FOR A SHARE OF COMMON STOCK OUTSTANDING THROUGHOUT
     THE PERIOD

          The table below provides operating performance for a share of common stock outstanding, total investment return, ratios to average net assets and other supplemental data for the periods ended June 30, 1995, June 30, 1994 and June 30, 1993, which has been audited by Deloitte & Touche LLP. This information has been determined based upon financial information provided in the financial statements which are included in the Statement of Additional Information. The Statement of Additional Information is available to shareholders on request.

                                            YEAR        YEAR      DECEMBER 9,
                                            ENDED       ENDED      1992(A)
                                            JUNE 30,    JUNE 30,   THROUGH
                                            1995         1994     JUNE 30, 1993

     PER SHARE OPERATING PERFORMANCE:
     Net asset value, beginning of period   $  9.36     $  10.37    $   10.00
       Net investment income (net of $.004,
        $.003 and $.001 respectively, of
        interest expense)                      0.62         0.55         0.32
       Net realized and unrealized gains
        (losses) on investments . . . . .      0.50        (0.60)        0.37
     Net increase (decrease) from investment
      operations                               1.12        (0.05)        0.69
     Dividends from net investment income     (0.62)       (0.55)       (0.32)
     Distributions from net realized capital
       gains                                  (0.01)       (0.41)         --
       Total dividends and distributions      (0.63)       (0.96)       (0.32)

     Net asset value, end of period         $  9.85     $   9.36    $   10.37

     TOTAL INVESTMENT RETURN (b) .            11.79%       (0.69)%       6.88%

     RATIOS TO AVERAGE NET ASSETS:
     Operating expenses (d)  . . .             0.55% (c)    0.55%      0.55% (c)
     Net investment income (d) . .             6.62% (c)    5.61%      5.57% (c)

     SUPPLEMENTAL DATA:
     Average net assets (000)  . .          $16,247     $  9,702    $   6,622
     Portfolio turnover  . . . . .              435%         722%         354%
     Net assets, end of period (000)        $32,191     $ 12,507    $   7,803

     (a) Commencement of investment operations.
     (b) Total investment return is calculated assuming a purchase of common stock at net asset value per share on the first day and a sale at net asset value per share on the last day of the period reported. Dividends are assumed, for purposes of this calculation, to be reinvested at the net asset value per share on the payment date.
     (c) Annualized.
     (d) The Adviser waived fees amounting to $56,894, $34,010 and $24,761 and reimbursed expenses amounting to $137,364, $137,179 and $0 for the periods ended June 30, 1995, June 30, 1994 and June 30, 1993, respectively. The Administrator waived fees amounting to $32,500 and $3,701 for the periods ended June 30, 1994 and June 30, 1993, respectively. For the period ended June 30, 1993, the Custodian and the Transfer Agent waived fees amounting to $24,272 and $17,283, respectively. If the Fund had borne all expenses, the expense ratios would have been 1.75%, 2.65% and 2.44% for the periods ended June 30, 1995, June 30, 1994 and June 30, 1993, respectively. The net investment income ratios would have been 5.43%, 3.51% and 3.68% for the periods ended June 30, 1995, June 30, 1994 and June 30, 1993, respectively. The net investment income on a per share basis would have been $0.51, $0.34 and $0.22 for the periods ended June 30, 1995, June 30, 1994 and June 30, 1993, respectively.


                          DESCRIPTION OF THE TRUST

     MANAGEMENT OF THE TRUST

          BlackRock Financial Management Inc. (formerly, BlackRock Financial Management L.P.), a registered investment adviser, will act as the Trust's investment adviser (the "Adviser"). On February 28, 1995, BlackRock Financial Management L.P. sold its business to PNC Bank, N.A., the twelfth largest bank in the U.S. At the time of the sale, the Adviser changed from a limited partnership to a corporation and accordingly, changed the name from BlackRock Financial Management L.P. to BlackRock Financial Management Inc. All members of the Adviser's senior management team have signed long-term employment contracts with PNC and will continue to be responsible for managing the day-to-day affairs of the Adviser, including carrying out its responsibilities with
     respect to the Trust and its various portfolios.   The Adviser
     currently serves as the investment adviser to institutional and fixed income investors in the United States and overseas through a number of funds and separately managed accounts with combined total assets in excess of $33 billion. See "Management of the Trust" below.

     INVESTMENT OBJECTIVES AND POLICIES

          The following describes briefly the investment objective and policies of each Portfolio. Certain instruments and techniques discussed in this section are described in greater detail later in this Prospectus and in the Statement of Additional
     Information.

     THE FIXED INCOME PORTFOLIOS

          The Portfolios other than The Money Market Portfolio (Fixed Income Portfolios) seek to maximize total return, consistent with preservation of capital and prudent investment management. Each Portfolio differs from the others primarily in the length of the Portfolio's duration or the proportion of its investments in certain types of fixed income securities. Duration is one of the fundamental tools used by the Adviser in the selection of securities for the Fixed Income Portfolios. Duration is a measure of the expected life of a fixed income security on a present value basis and is indicative of a security's price "volatility" or "risk" associated with changes in interest rates. The concept of duration was developed to incorporate a bond's yield, coupons, final maturity and call features into one measure. There is no assurance that a Fixed Income Portfolio will achieve its targeted duration at all times. A more detailed discussion of duration is provided under "Duration" below.

          The total return which each Fixed Income Portfolio seeks to maximize will consist of interest from underlying securities and capital appreciation from the purchase and sale of securities, from use of futures and options and, in the case of The Global Fixed Income Portfolio, from changes in foreign currency exchange rates. The change in market value of fixed income securities (and therefore their capital appreciation) is largely a function of changes in the current level of interest rates. When interest rates are falling, a Portfolio with a shorter duration generally will not generate as high a level of total return as a Portfolio with a longer duration. Conversely, when interest rates are rising, a Portfolio with a shorter duration will generally outperform longer duration portfolios. When interest rates are stable, shorter duration portfolios generally will not generate as high a level of total return as longer duration portfolios (assuming that long-term interest rates are higher than short-term rates, which is commonly the case). The market value of securities denominated in currencies other than the U.S. dollar also may be affected by movements in foreign currency exchange rates.

          The individual Fixed Income Portfolios are structured as follows:

               THE SHORT DURATION PORTFOLIO seeks to realize a total rate of return that exceeds the total return of the Merrill Lynch 1-3 Year Treasury Index. The duration of the Merrill Lynch 1-3 Year Treasury Index as of June 30, 1995 was 1.69 years. The Portfolio will invest all of its assets in a broad range of fixed income securities, including U.S. Government, Mortgage-Backed, Asset-Backed and, to a lesser extent, Corporate Debt securities. The duration of the Portfolio will be targeted to be in the range of plus or minus 20% around the current duration of the Merrill Lynch 1-3 Year Treasury Index. Under normal circumstances, the dollar-weighted average maturity of the Portfolio's securities will be longer than 3 years, sometimes significantly. The Portfolio's assets (i) will be issued or guaranteed by the U.S. Government or its agencies or instrumentalities, (ii) will be rated at least AAA by S&P or Aaa by Moody's or (iii) will have been determined by the Adviser to be of comparable quality at the time of investment.

               THE INTERMEDIATE DURATION PORTFOLIO seeks to realize a total rate of return that exceeds the total return of the Merrill Lynch 3-5 Year Treasury Index. The duration of the Merrill Lynch 3-5 Year Treasury Index as of June 30, 1995 was 3.39 years. The Portfolio will invest all of its assets in a broad range of investment grade fixed income securities, including U.S. Government, Mortgage-Backed, Asset-Backed and, to a lesser extent, Corporate Debt securities. The duration of the Portfolio will be targeted to be in the range of 2.5 to 5.0 years. Under normal circumstances, the dollar-weighted average maturity of the Portfolio's securities will be longer than 5 years, sometimes significantly. The Portfolio's assets (i) will be issued or guaranteed by the U.S. Government or its agencies or instrumentalities, (ii) will be rated BBB- or better by S&P or Baa3 or better by Moody's or (iii) will have been determined by the Adviser to be of comparable quality at the time of investment.

               THE CORE FIXED INCOME PORTFOLIO seeks to realize a total rate of return that exceeds the total return of the Lehman Brothers Aggregate Index. The duration of the Lehman Brothers Aggregate Index as of June 30, 1995 was 4.58 years. The Portfolio will invest all of its assets in a broad range of investment grade fixed income securities, including U.S. Government, Mortgage-Backed, Asset-Backed and Corporate Debt securities. The duration of the Portfolio will be targeted to be in the range of plus or minus 20% around the current duration of the Lehman Brothers Aggregate Index. The Portfolio's assets (i) will be issued or guaranteed by the U.S. Government or its agencies or instrumentalities, (ii) will be rated BBB- or better by S&P or Baa3 or better by Moody's or (iii) will have been determined by the Adviser to be of comparable quality at the time of investment.

               THE MORTGAGE PORTFOLIO seeks to realize a total rate of return that exceeds the total return of the Salomon Brothers Mortgage Index. The duration of the Salomon Brothers Mortgage Index as of June 30, 1995 was 4.05 years. Under normal market conditions, the Portfolio will invest at least 65% of its assets in a broad range of Mortgage-Backed securities, with the remainder of its assets in Asset-Backed and U.S. Government securities. The duration of the Portfolio will be targeted to be in the range of plus or minus 20% around the current duration of the Salomon Brothers Mortgage Index. The Portfolio's assets (i) will be issued or guaranteed by the U.S. Government or its agencies or instrumentalities, (ii) will be rated AA or better by S&P or Aa or better by Moody's or (iii) will have been determined by the Adviser to be of comparable quality at the time of investment.

               THE GOVERNMENT PORTFOLIO seeks to realize a total rate of return that exceeds the total return of the Lehman Brothers Government Bond Index. The duration of the Lehman Brothers Government Bond Index as of June 30, 1995 was 4.84 years. Under normal market conditions, the Portfolio will invest all of its assets in securities issued or guaranteed by the U.S. Government or its agencies and instrumentalities. The duration of the Portfolio will be targeted to be in the range of plus or minus 20% around the current duration of the Lehman Brothers Government Bond Index.

               THE LONG DURATION PORTFOLIO seeks to realize a maximum total rate of return consistent with investing all of its assets in a broad range of investment grade fixed income securities, including U.S. Government, Mortgage-Backed, Asset-Backed and Corporate Debt securities. The duration of the Portfolio will be targeted to be in the range of 8 to 12 years. Under normal circumstances, the dollar-weighted average maturity of the Portfolio's securities will be longer than 10 years. The Portfolio's assets (i) will be issued or guaranteed by the U.S. Government or its agencies or instrumentalities, (ii) will be rated BBB- or better by S&P or Baa3 or better by Moody's or (iii) will have been determined by the Adviser to be of comparable quality at the time of investment.

               THE GLOBAL FIXED INCOME PORTFOLIO seeks to realize a maximum total rate of return consistent with investing all of its assets in a broad range of both U.S. and non-U.S. investment grade fixed income securities (both dollar and non-dollar denominated), including U.S. Government, Mortgage-Backed, Asset-Backed, Corporate Debt and Foreign securities. The duration of the Portfolio will be targeted to be in the range of 3 to 7 years. The Portfolio's assets
          (i) will be issued or guaranteed by the U.S. Government or its agencies or instrumentalities, (ii) will be rated BBB-or better by S&P or Baa3 or better by Moody's or (iii) will have been determined by the Adviser to be of comparable quality at the time of investment. Under normal market conditions, the Portfolio will be invested in at least three different countries.

          For a description of the indices mentioned above, see "Portfolio Benchmarks" in Appendix A to this Prospectus. For purposes of enhancing liquidity and/or preserving capital, on a temporary basis, each Fixed Income Portfolio may invest without limit in money market instruments, including instruments described under "The Money Market Portfolio" below.

     THE MONEY MARKET PORTFOLIO

          The Money Market Portfolio seeks to realize maximum current income, consistent with preservation of capital and liquidity, by investing in money market instruments and other short-term securities having maturities of one year or less. The Portfolio will also maintain a dollar-weighted average portfolio of 90 days or less. The Money Market Portfolio seeks to maintain, but does not guarantee, a constant net asset value of $1.00 per share.

          The Money Market Portfolio will invest in obligations issued by the U.S. Government, its agencies or instrumentalities; high quality commercial paper and corporate obligations; certificates of deposit, fixed time deposits and bankers' acceptances of banks that are members of the Federal Deposit Insurance Corporation and have assets greater than $1 billion; variable and floating rate debt securities; and repurchase agreements. The investments of The Money Market Portfolio will be limited to U.S. dollar denominated instruments that are (i) issued or guaranteed by the U.S. Government or its agencies or instrumentalities, (ii) rated at least A-1 or AAA by S&P and Prime-1 or Aaa by Moody's or (iii) determined by the Adviser to be of comparable quality at the time of investment. See "Corporate Bond and Commercial Paper Ratings" in Appendix B to this Prospectus.

     DURATION

          Duration is a measure of the expected life of a fixed income security that was developed as a more precise alternative to the concept of "term to maturity". Duration incorporates a bond's yield, coupon interest payments, final maturity and call or prepayment features into one measure. Duration is one of the fundamental tools used by the Adviser in security selection for the Fixed Income Portfolios.

          Most debt obligations provide interest ("coupon") payments in addition to a final ("par") payment at maturity. Some obligations also have call or prepayment provisions. Depending on the relative magnitude of these payments, the market values of debt obligations may respond differently to changes in the level and structure of interest rates.

          Traditionally, a debt security's "term to maturity" has been used as a proxy for the sensitivity of the security's price to changes in interest rates (which is the "interest rate risk" or "volatility" of the security). However, "term to maturity" measures only the time until a debt security provides its final payment, taking no account of the pattern of the security's payments prior to maturity. Duration is a measure of the expected life of a fixed income security on a present value basis. Duration takes the length of the time intervals between the present time and the time that the interest and principal payments are scheduled or, in the case of a bond subject to call or prepayment, expected to be received, and weights them by the present values of the cash to be received at each future point in time. For any fixed income security with interest payments occurring prior to the payment of principal, duration is always less than maturity. In general, all other things being the same, the lower the stated or coupon rate of interest of a fixed income security, the longer the duration of the security; conversely, the higher the stated or coupon rate of interest of a fixed income security, the shorter the duration of the security.

          Futures, options and options on futures have durations which, in general, are closely related to the duration of the securities which underlie them. Holding long futures or call option positions (backed by a segregated account of cash and cash equivalents) will lengthen the portfolio duration by approximately the same amount that holding an equivalent amount of the underlying securities would. Short futures or put option positions have durations roughly equal to the negative duration of the securities that underlie those positions, and have the effect of reducing portfolio duration by approximately the same amount that selling an equivalent amount of the underlying securities would.

          There are some situations where even the standard duration calculation does not properly reflect the interest rate exposure of a security. For example, floating and variable rate securities often have final maturities of ten or more years; however, their interest rate exposure corresponds to the frequency of the coupon reset. Another example where the interest rate exposure is not properly captured by duration is the case of mortgage pass-through securities. The stated final maturity of such securities is generally 30 years, but current prepayment rates are more critical in determining the securities' interest rate exposure. In these and other similar situations, the Adviser will use more sophisticated analytical techniques that incorporate the economic life of a security into the determination of its interest rate exposure.

          There is no assurance that a Fixed Income Portfolio will achieve its targeted duration at all times. This is because the computation of duration is based on a number of estimated rather than known factors, including expected prepayment rates.

     DESCRIPTION OF SECURITIES

          The following describes certain types of securities in which the Portfolios may invest.

          U.S. Government Securities

          U.S. Treasury Securities. The Portfolios will invest in U.S. Treasury securities, including bills, notes, bonds and other debt securities issued by the U.S. Treasury. These instruments are direct obligations of the U.S. Government and, as such, are backed by the "full faith and credit" of the United States. They differ primarily in their interest rates, the lengths of their maturities and the dates of their issuances.

          Each Fixed Income Portfolio may also invest in "zero coupon" securities, including U.S. Treasury bills, notes and bonds which have been stripped of their unmatured interest coupons or which are certificates representing interests in such stripped debt obligations. Such securities are purchased at a discount from their face amount, giving the purchaser the right to receive their full value at maturity. A zero coupon security pays no interest to its holder during its life. In addition to those issued by the U.S. Government, such zero coupon securities may be issued by private issuers representing an interest in securities issued by the U.S. Government. Such privately issued zero coupon securities are not considered U.S. Government securities and will be deemed illiquid for purposes of the 15% limitation on illiquid securities. See "Investment Objectives and Policies-U.S. Government Securities" in the Statement of Additional Information and "Illiquid Securities" below.

          Securities Issued or Guaranteed by U.S. Government Agencies and Instrumentalities. The Portfolios will invest in securities issued by agencies of the U.S. Government or instrumentalities of the U.S. Government, including, but not limited to, GNMA, FNMA and FHLMC securities. Obligations of GNMA, the Farmers Home Administration and the Export-Import Bank are backed by the "full faith and credit" of the United States. In the case of securities not backed by the "full faith and credit" of the United States, the Portfolios must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment. Such securities include obligations issued by FNMA and FHLMC, each of which may borrow from the U.S. Treasury to meet its obligations, although the U.S. Treasury is under no obligation to lend to FNMA or FHLMC. GNMA, FNMA and FHLMC investments by the Fixed Income Portfolios may also include pass-through securities, CMOs and certain other Mortgage-Backed securities. See "Mortgage-Backed Securities" below.

          Mortgage-Backed Securities

          Mortgage-Backed securities directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans secured by real property. The term Mortgage-Backed securities, as used herein, includes adjustable rate mortgage securities and derivative mortgage products such as collateralized mortgage obligations, stripped Mortgage-Backed securities and other products described below.

          There are currently three basic types of Mortgage-Backed securities: (i) those issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities, such as GNMA, FNMA and FHLMC; (ii) those issued by private issuers that represent an interest in or are collateralized by Mortgage-Backed securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities; and (iii) those issued by private issuers that represent an interest in or are collateralized by whole mortgage loans or Mortgage-Backed securities without a government guarantee but usually having some form of private credit enhancement.

          Mortgage-Related Securities Issued by U.S. Government Agencies and Instrumentalities. The Fixed Income Portfolios will invest in Mortgage-Backed securities, including those representing an undivided ownership interest in a pool of mortgages, e.g., GNMA, FNMA and FHLMC certificates. The U.S. Government or the issuing agency guarantees the payment of interest and principal on these securities. However, the guarantees do not extend to the securities' yield or value, nor do the guarantees extend to the yield or value of the Portfolios' shares. These certificates are in most cases "pass-through" instruments, through which the holder receives a share of all interest and principal payments from the mortgages underlying the certificate, net of certain fees. See "Investment Objectives and Policies -- Mortgage-Backed Securities" in the Statement of Additional Information.

          Private Mortgage Pass-Through Securities. Private mortgage pass-through securities are structured similarly to GNMA, FNMA and FHLMC mortgage pass-through securities and are issued by originators of and investors in mortgage loans, including depository institutions, mortgage banks, investment banks and special purpose subsidiaries of the foregoing. These securities usually are backed either by GNMA, FNMA or FHLMC certificates or by a pool of fixed rate or adjustable rate mortgage loans. Securities which are backed by a pool of fixed rate or adjustable rate mortgage loans generally are structured with one or more types of credit enhancement. See "Types of Credit Enhancement" below.

          Adjustable Rate Mortgage Securities. Adjustable rate mortgage securities are pass-through mortgage securities collateralized by mortgages with adjustable rather than fixed rates (ARMs). ARMs eligible for inclusion in a mortgage pool generally provide for a fixed initial mortgage interest rate for either the first three, six, twelve, thirteen, thirty-six or sixty scheduled monthly payments. Thereafter, the interest rates are subject to periodic adjustment based on changes to a designated benchmark index.

          ARMs contain maximum and minimum rates beyond which the mortgage interest rate may not vary over the lifetime of the mortgage. In addition, certain ARMs provide for additional limitations on the maximum amount by which the mortgage interest rate may adjust for any single adjustment period. Alternatively, certain ARMs contain limitations on changes in the required monthly payment. In the event that a monthly payment is not sufficient to pay the interest accruing on an ARM, any such excess interest is added to the principal balance of the mortgage loan, which is repaid through future monthly payments. If the monthly payment for such an instrument exceeds the sum of the interest accrued at the applicable mortgage interest rate and the principal payment required at such point to amortize the outstanding principal balance over the remaining term of the loan, the excess is utilized to reduce the then outstanding principal balance of the ARM.

          Collateralized Mortgage Obligations and Multi-class Pass-Through Securities. Collateralized mortgage obligations or "CMOs" are debt obligations collateralized by mortgage loans or mortgage pass-through securities. Typically, CMOs are collateralized by GNMA, FNMA or FHLMC certificates, but also may be collateralized by whole loans or private mortgage pass-through securities (collectively, Mortgage Assets). Multi-class pass-through securities are equity interests in a trust composed of Mortgage Assets. Unless the context indicates otherwise, all references herein to CMOs include multi-class pass-through certificates. Payments of principal of and interest on the Mortgage Assets, and any reinvestment income thereon, provide the funds to pay debt service on the CMOs or make scheduled distributions on the multi-class pass-through securities. CMOs may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including depository institutions, mortgage banks, investment banks and special purpose subsidiaries of the foregoing. The issuer of CMOs or multi-class pass-through securities may elect to be treated as a Real Estate Mortgage Investment Conduit (REMIC).

          In a CMO, a series of bonds or certificates is issued in multiple classes. Each class of CMOs, often referred to as a "tranche," is issued at a specific fixed or floating coupon rate and has a stated maturity or final distribution date. Principal prepayments on the Mortgage Assets may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates. Interest is paid or accrues on all classes of the CMOs on a monthly, quarterly or semi-annual basis. The principal of and interest on the Mortgage Assets may be allocated among the several classes of a CMO series in a number of different ways. Generally, the purpose of the allocation of the cash flow of a CMO to the various classes is to obtain a more predictable cash flow to the individual tranches than exists with the underlying collateral of the CMO. As a general rule, the more predictable the cash flow is on a CMO tranche, the lower the anticipated yield will be on that tranche at the time of issuance relative to prevailing market yields on Mortgage-Backed securities.

          The Portfolios also may invest in, among other things, parallel-pay CMOs and Planned Amortization Class CMOs (PAC Bonds). Parallel-pay CMOs are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PAC Bonds generally require payments of a specified amount of principal on each payment date. PAC Bonds are parallel-pay CMOs with the required principal payment on such securities having the highest priority after interest has been paid to all classes.

          The Portfolios do not intend to invest in CMO residuals. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making required payments of principal of and interest on the CMOs and related administrative expenses of the issuer.

          Stripped Mortgage-Backed Securities. The Fixed Income Portfolios may also invest in mortgage pass-through securities where all or a substantial portion of the interest payments go to one class of holders (Interest Only Securities or IOs) and all or a substantial portion of the principal payments go to a second class of holders (Principal Only Securities or POs). These securities are commonly referred to as Stripped Mortgage-Backed securities or SMBS. The yields to maturity on IOs and POs are very sensitive to the rate of principal payments (including prepayments) on the related underlying Mortgage Assets, and such rate may have a material effect on yield to maturity. If the underlying Mortgage Assets experience greater than anticipated prepayments of principal, a Portfolio may not fully recoup its initial investment in IOs. Conversely, if the underlying Mortgage Assets experience less than anticipated prepayments of principal, the yield on POs could be materially adversely affected.

          In addition to SMBS issued by agencies or instrumentalities of the U.S. Government, the Fixed Income Portfolios may purchase SMBS issued by private originators of, or investors in, mortgage loans, including depository institutions, mortgage banks, investment banks and special purpose subsidiaries of the foregoing. Privately issued SMBS will be deemed illiquid for purposes of the 15% limitation on illiquid securities. See "Illiquid Securities" below. The determination whether a particular U.S. Government issued SMBS is liquid will be made by the Adviser under guidelines established by the Board of Directors.

     Commercial Mortgage-Backed Securities

          Commercial Mortgage-Backed Securities are generally multi-class debt or pass-through securities backed by a mortgage loan or pool of mortgage loans secured by commercial property, such as industrial and warehouse properties, office buildings, retail space and shopping malls, multifamily properties and cooperative apartments, hotels and motels, nursing homes, hospitals, senior living centers and agricultural property. The commercial mortgage loans that underlie Commercial Mortgage-Backed Securities have certain distinct characteristics. Commercial mortgage loans are generally not amortizing or not fully amortizing. At their maturity date, repayment of the remaining principal balance or "balloon" is due and is repaid through the attainment of an additional loan or sale of the property. Unlike most single family residential mortgages, commercial real property loans often contain provisions which substantially reduce the likelihood that such securities will be prepaid. The provisions generally impose significant prepayment penalties on loans and, in some cases there may be prohibitions on principal prepayments for several years following origination. This difference in prepayment exposure is significant due to extraordinarily high levels of refinancing of traditional residential mortgages experienced over the past year as mortgage rates have reached a 25 year low. Assets underlying Commercial Mortgage-Backed Securities may relate to only a few properties or to a single property. See "Prospectus Summary Investment Risks and Special Considerations".

          Commercial Mortgage-Backed Securities have been issued in public and private transactions by a variety of public and private issuers. Non-governmental entities that have issued or sponsored Commercial Mortgage-Backed Securities offerings include owners of commercial properties, originators of and investors in mortgage loans, savings and loan associations, mortgage banks, commercial banks, insurance companies, investment banks and special purpose subsidiaries of the foregoing. Each Portfolio may from time to time purchase Commercial Mortgage-Backed Securities directly from issuers in negotiated transactions or from a holder of such Commercial Mortgage-Backed Securities in the secondary market.

          Commercial Mortgage-Backed Securities generally are structured to protect the senior class investors against potential losses on the underlying mortgage loans. This is generally provided by the subordinated class investors, which may be included in each Portfolio, by taking the first loss if there are defaults on the underlying commercial mortgage loans. Other protection, which may benefit all of the classes, including the subordinated classes in which the Portfolios intend to invest, may include issuer guarantees, reserve funds, additional subordinated securities, cross-collateralization, over-collateralization and the equity investors in the underlying properties.

          By adjusting the priority of interest and principal payments on each class of a given Commercial Mortgage-Backed Security, issuers are able to issue senior investment grade securities and lower rated or non-rated subordinated securities tailored to meet the needs of sophisticated institutional investors. In general, subordinated classes of Commercial Mortgage-Backed Securities are entitled to receive repayment of principal only after all required principal payments have been made to more senior classes and have subordinate rights as to receipt of interest distributions. Such subordinated classes are subject to a substantially greater risk of nonpayment than are senior classes of Commercial Mortgage-Backed Securities. Even within a class of subordinate securities, most Commercial Mortgage-Backed Securities are structured with a hierarchy of levels (or "loss positions"). Loss positions are the order in which nonrecoverable losses of principal are applied to the securities within a given structure. For instance, a first loss subordinate security will absorb any principal losses before any higher loss position subordinate security. This type of structure allows a number of classes of securities to be created with varying degrees of credit exposure, prepayment exposure and potential total return.

          Subordinated classes of Commercial Mortgage-Backed Securities have more recently been structured to meet specific investor preferences and issuer constraints and have different priorities for cash flow and loss absorption. As previously discussed, from a credit perspective, they are structured to absorb any credit-related losses prior to the senior class. The principal cash flow characteristics of subordinated classes are designed to be among the most stable in the Mortgage-Backed Securities market, the probability of prepayment being much lower than with traditional Residential Mortgage-Backed Securities. This characteristic is primarily due to the structural feature that directs the application of principal payments first to the senior classes until they are retired before the subordinated classes receive any prepayments. While this serves to enhance the credit protection of the senior classes, it produces subordinated classes with more stable average lives. Subject to the applicable provisions of the 1940 Act, there are no limitations on the classes of Commercial Mortgage-Backed Securities in which each of the Portfolios may invest. Accordingly, in certain circumstances, one of the Portfolios may recover proportionally less of its investment in a Commercial Mortgage-Backed Security than the holders of more senior classes of the same Commercial Mortgage-Backed Security.

          The rating assigned to a given issue and class of Commercial Mortgage-Backed Securities is a product of many factors, including, the structure of the security, the level of subordination, the quality and adequacy of the collateral, and the past performance of the originators and servicing companies. The rating of any Commercial Mortgage-Backed Security is determined to a substantial degree by the debt service coverage ratio (i.e., the ratio of current net operating income from the commercial properties, in the aggregate, to the current debt service obligations on the properties) and the LTV ratio of the pooled properties. The amount of the securities issued in any one rating category is determined by the rating agencies after a rigorous credit rating process which includes analysis of the issuer, servicer and property manager, as well as verification of the LTV and debt service coverage ratios. LTV ratios may be particularly important in the case of commercial mortgages because most commercial mortgage loans provide that the lender's sole remedy in the event of a default is against the mortgaged property, and the lender is not permitted to pursue remedies with respect to other assets of the borrower. Accordingly, loan-to-value ratios may, in certain circumstances, determine the amount realized by the holder of the Commercial Mortgaged-Backed Security.

          Asset-Backed Securities

          The securitization techniques used to develop Mortgage-Backed securities are also applied to a broad range of other assets. Through the use of trusts and special purpose corporations, various types of assets, primarily automobile and credit card receivables and home equity loans, are being securitized in pass-through structures similar to the mortgage pass-through structures described above or in a pay-through structure similar to the CMO structure. Other types of assets being securitized include loans to finance boats, recreational vehicles, mobile homes and manufactured housing; computer, copier, railcar and medical equipment leases; student and commercial loans; and trade, health care and franchise receivables. In general, the collateral supporting Asset-Backed securities is of shorter maturity than mortgage loans and is less likely to experience substantial prepayments. As with Mortgage-Backed securities, Asset-Backed securities are often backed by a pool of assets representing the obligations of a number of different parties and use similar credit enhancement techniques. See "Types of Credit Enhancement" below.

          The market for certain types of Asset-Backed securities is relatively new and untested. Certain Asset-Backed securities may have a limited secondary market and may be subject to restrictions on transferability. Any Asset-Backed security that cannot be disposed of within seven days and in the usual course of business without taking a reduced price will be deemed illiquid for purposes of the 15% limitation on illiquid securities. See "Illiquid Securities" below. The determination whether a particular Asset-Backed security is liquid will be made by the Adviser under guidelines established by the Board of Directors.

          New instruments and variations of existing Mortgage-Backed securities and Asset-Backed securities continue to be developed. The Portfolios may invest in any such instruments or variations as may be developed to the extent consistent with their investment objectives and policies and applicable regulatory requirements.

          Different types of Asset-Backed Securities and the assets supporting such securities may be subject to additional restrictions, and may be affected be economic, legal and other changes, unique to such securities and assets. For example, a recent legislative proposal to limit credit card interest rates had a significant adverse effect on the market for credit card receivables.

          Types of Credit Enhancement

          Mortgage-Backed securities and Asset-Backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors on underlying assets to make payments, those securities may contain elements of credit support, which fall into two categories: (i) liquidity protection and (ii) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the receipt of payments on the underlying pool occurs in a timely fashion. Protection against losses resulting from default ensures ultimate payment of the obligations on at least a portion of the assets in the pool. This protection may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties, through various means of structuring the transaction or through a combination of such approaches. The Portfolios will not pay any additional fees for credit support, although the existence of credit support may increase the price of a security.

          Examples of credit support arising out of the structure of the transaction include "senior-subordinated securities" (multiple class securities with one or more classes subordinate to other classes as to the payment of principal thereof and interest thereon, with the result that defaults on the underlying assets are borne first by the holders of the subordinated class), creation of "reserve funds" (where cash or investments, sometimes funded from a portion of the payments on the underlying assets, are held in reserve against future losses) and "overcollateralization" (where the scheduled payments on, or the principal amount of, the underlying assets exceeds that required to make payment of the securities and pay any servicing or other fees). The degree of credit support provided for each issue is generally based on historical information respecting the level of credit risk associated with the underlying assets. Delinquencies or losses in excess of those anticipated could adversely affect the return on an investment in such issue.

          Risk Factors Relating to Mortgage-Backed and Asset-Backed
     Securities

          The yield characteristics of Mortgage-Backed and Asset-Backed securities differ from traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying mortgage loans or other assets generally may be prepaid at any time. As a result, if a Portfolio purchases such a security at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Alternatively, if the Portfolio purchases these securities at a discount, faster than expected prepayments will increase, while slower than expected prepayments will reduce, yield to maturity. The Fixed Income Portfolios may invest a portion of their assets in derivative Mortgage-Backed securities such as Stripped Mortgage-Backed securities, which are highly sensitive to changes in prepayment and interest rates. The Adviser will seek to manage these risks (and potential benefits) by diversifying its investments in such securities and through hedging techniques.

          Although the extent of prepayments on a pool of mortgage loans depends on various economic and other factors, as a general rule prepayments on fixed rate mortgage loans will increase during a period of falling interest rates and decrease during a period of rising interest rates. Accordingly, amounts available for reinvestment by the Portfolios are likely to be greater during a period of declining interest rates and, as a result, likely to be reinvested at lower interest rates than during a period of rising interest rates. Asset-Backed securities, although less likely to experience the same prepayment rates as Mortgage-Backed securities, may respond to certain of the same factors influencing prepayments, while at other times different factors will predominate. Mortgage-Backed securities and Asset-Backed securities may decrease in value as a result of increases in interest rates and may benefit less than other fixed income securities from declining interest rates because of the risk of prepayment.

          Asset-Backed securities present certain risks that are not presented by Mortgage-Backed securities. Primarily, Asset-Backed securities do not have the benefit of the same security interest in the related collateral. Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of Asset-Backed securities backed by automobile receivables permit the servicers of such receivables to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related Asset-Backed securities. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of Asset-Backed securities backed by automobile receivables may not have a proper security interest in all of the obligations backing such receivables. Therefore, there is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on these securities.

          Different types of Asset-Backed securities and the assets supporting such securities may be subject to additional restrictions, and may be affected by economic, legal and other changes, unique to such securities and assets. For example, a recent legislative proposal to limit credit card interest rates had a significant adverse effect on the market for credit card receivables.

          Corporate Debt Securities

          Corporate Debt securities include securities issued by corporations and other entities, including bonds and debentures (which are long-term), notes (which may be short- or long-term), certificates of deposit (unsecured borrowings by banks), bankers' acceptances (indirectly secured borrowings to facilitate commercial transactions) and commercial paper (short-term unsecured notes). These securities may have adjustable or fixed rates of interest and may be secured or unsecured by assets of the issuer or another party. Adjustable rate corporate debt securities may have interest rate caps and floors but such corporate debt securities are not subject to prepayment risk other than through contractual call provisions, which generally impose a penalty for prepayment during all or a portion of the period such securities are outstanding. Fixed rate debt securities may also be subject to call provisions. Corporate Debt securities are subject to the bankruptcy risk of the issuer. The Trust believes that the high quality securities it purchases will tend to reduce such risks. Several of the Portfolios may purchase corporate debt securities rated at the time of investment no lower than BBB- by S&P or Baa3 by Moody's. The rating of a corporate debt security may change over time, as S&P and Moody's monitor and evaluate the ratings assigned to corporate debt securities on an ongoing basis. As a result, corporate debt securities held by a Portfolio could receive a higher rating (which would tend to increase their value) or a lower rating (which would tend to decrease their value) during the time that they are owned by the Portfolio. If a security owned by a Portfolio is downgraded below either BBB- by S&P or Baa3 by Moody's, the Adviser will monitor such security and determine whether to sell it based on the factors it considers relevant such as size of the investment, whether a loss or gain will result, relative risk to the Portfolio, depth of the trading market or any other relevant factors. The Portfolio expects that under normal market conditions no more than 5%, if any, of a Portfolio's assets will consist of securities whose ratings have been downgraded below BBB- by S&P or Baa3 by Moody's. The Fixed Income Portfolios will consider whether to retain or dispose of a bond whose rating drops below the minimum ratings applicable to such Portfolios. The Fixed Income Portfolios are not restricted in the amount they may invest in any of the securities described in this section.

          Foreign Securities

          The Global Fixed Income Portfolio will invest up to 100% of its total assets in foreign securities, including Mortgage-Backed securities and Asset-Backed securities issued by foreign entities. The Portfolio may invest in obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities that are determined by the Adviser to be of comparable quality to the other obligations in which the Portfolio may invest. Such securities also include debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples are the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank. Supranational entities do not have taxing authority and, therefore, in order to meet interest and principal payments, are dependent upon their members' continued support. The percentage of The Global Fixed Income Portfolio's assets invested in securities issued by foreign governments will vary depending on the relative yields of such securities, the economic and financial markets of the countries in which the investments are made and the interest rate climate of such countries.

          The Global Fixed Income Portfolio may also invest in Corporate Debt securities of foreign companies and in obligations of foreign banks, bank holding companies and other financial institutions that, at the date of investment, have assets in excess of $1 billion. Under normal market conditions, The Global Fixed Income Portfolio's assets will include securities of issuers in at least three countries, one of which countries may be the United States. For defensive purposes the Portfolio may invest from time to time in only U.S. securities. The Adviser has limited experience in investing in foreign securities.

          Investments in foreign securities involve certain risks not ordinarily associated with investments in securities of domestic issuers. Such risks include fluctuations in foreign exchange rates, future political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restrictions. With respect to certain countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could adversely affect investments in those countries.

          There may be less publicly available information about a foreign company than about a U.S. company, and foreign companies may not be subject to accounting, auditing and financial reporting standards and requirements comparable to or as uniform as those of U.S. companies. Foreign securities markets (other than Japan), while growing in volume, have, for the most part, substantially less volume than U.S. markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable U.S. companies. Transaction costs on foreign securities markets are generally higher than in the United States and settlement procedures are often not as regularized as in the United States. There is generally less government supervision and regulation of exchanges, brokers and issuers than there is in the United States. The Global Fixed Income Portfolio may have greater difficulty taking appropriate legal action with respect to foreign investments in foreign courts than with respect to domestic issuers in U.S. courts.

          Dividend and interest income from foreign securities will generally be subject to withholding taxes by the country in which the issuer is located, and The Global Fixed Income Portfolio will not be able to pass through to its stockholders foreign tax credits or deductions with respect to these taxes.

          Floating Rate, Inverse Floating Rate and Index Obligations

          The Fixed Income Portfolios may invest in debt securities with interest payments or maturity values that are not fixed, but float in conjunction with (or inversely to) an underlying index or price. These securities may be backed by U.S. Government or corporate issuers, or by collateral such as mortgages. In certain cases, a change in the underlying index or price may have a leveraging effect on the periodic coupon payments, creating larger possible swings in the prices of such securities than would be expected when taking into account their maturities alone. The indices and prices upon which such securities can be based include interest rates, currency rates and commodities prices.

          Floating rate securities pay interest according to a coupon which is reset periodically. This reset mechanism may be formula based, or reflect the passing through of floating interest payments on an underlying collateral pool. The coupon is usually reset daily, weekly, monthly, quarterly or semi-annually, but other schedules are possible. Floating rate obligations generally exhibit a low price volatility for a given stated maturity or average life because their coupons adjust with changes in interest rates. If their underlying index is not an interest rate, or the reset mechanism lags the movement of rates in the current market, greater price volatility may be experienced.

          Inverse floating rate securities are similar to floating rate securities except that their coupon payments vary inversely with an underlying index by use of a formula. Inverse floating rate securities tend to exhibit greater price volatility then other floating rate securities. Because the changes in the coupon are usually negatively correlated with changes in overall interest rates, interest rate risk and price volatility on inverse floating rate obligations can be high, especially if leverage is used in the formula. Each Fixed Income Portfolio does not intend to invest more than 10% of its total assets in inverse floating rate securities.

          Index securities pay a fixed rate of interest, but have a maturity value that varies by formula, so that when the obligation matures a gain or loss is realized. The risk of index obligations depends on the volatility of the underlying index, the coupon payment and the maturity of the obligation.

          Illiquid Securities

          The Fixed Income Portfolios may invest up to 15% of their net assets in securities for which there are legal or contractual restrictions on resale or for which there is no readily available market or other illiquid securities. Illiquid securities include restricted securities of corporate and other issuers, privately stripped securities, repurchase agreements having maturities of more than seven days, and certain hedging instruments. Such securities may experience limitations on resale that may have an adverse effect on the marketability of portfolio securities. A mutual fund may not be able to dispose of illiquid securities promptly or at reasonable prices. The board of directors has adopted procedures pursuant to the guidelines of the SEC that permits the Adviser to determine whether restricted securities issued pursuant to Rule 144A under the Securities Act of 1933 are liquid for purposes of this limitation. Nevertheless, Rule 144A securities may be subject to a greater possibility of becoming illiquid than registered securities due to changing market or other factors. Trust purchases may increase the level of illiquidity and institutional buyers may become disinterested in purchasing such securities. See "Investment Objectives and Policies-Illiquid Securities" in the Statement of Additional Information.

     OTHER INVESTMENT STRATEGIES

          Hedging

          The Fixed Income Portfolios may enter into various interest rate transactions, purchase and sell futures contracts and purchase and sell (or write) exchange-listed and over-the-counter put and call options on securities and futures contracts, and The Global Fixed Income Portfolio may enter into foreign exchange transactions (collectively, Hedging Transactions). Hedging Transactions may be used to attempt to protect against possible changes in the market value of a Portfolio's securities resulting from trends in the debt securities markets, to protect a Portfolio's unrealized gains on its securities, to facilitate the sale of such securities, to manage the duration of the Portfolios, to establish a position in the securities markets as a temporary substitute for purchasing particular securities or, in the case of The Global Fixed Income Portfolio, to protect against changes in the relative values of foreign currencies and the U.S. dollar. Any or all of these techniques may be used at any time, and there is no particular strategy that requires use of one technique rather than another. Use of any Hedging Transaction is a function of market conditions. The ability of the Portfolios to hedge successfully will depend on the Adviser's ability to predict pertinent market movements, which cannot be assured. The Hedging Transactions that the Portfolios may use are described below.

          Interest Rate Transactions. Among the Hedging Transactions into which the Fixed Income Portfolios may enter are interest rate swaps and the purchase or sale of interest rate caps and floors. The Portfolios expect to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of their respective portfolios, as a duration management technique or to protect against an increase in the price of securities a Portfolio anticipates purchasing at a later date. The Portfolios intend to use these transactions as a hedge and not as a speculative investment.

          Interest rate swaps involve the exchange by a Portfolio with another party of their respective commitments to pay or receive interest, e.g., an exchange of floating rate payments for fixed rate payments. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate floor. See "Investment Objectives and Policies-Other Investment Strategies-Interest Rate Transactions" in the Statement of Additional Information.

          Futures Contracts. In connection with their hedging and other risk management strategies, the Fixed Income Portfolios may enter into contracts for the purchase or sale for future delivery (futures contracts) of debt securities, aggregates of debt securities or indices or prices thereof, and other financial indices, to hedge the value of their portfolio securities that might result from a change in interest rates. The Portfolios will engage in such transactions only for bona fide hedging, risk management, duration management and other portfolio management purposes, in each case, in accordance with the rules and regulations of the Commodity Futures Trading Commission.

          Calls on Securities and Futures Contracts. In order to reduce fluctuations in net asset value, the Fixed Income Portfolios may sell or purchase call options (calls) on U.S. Government securities, Mortgage-Backed securities, Corporate Debt securities and Eurodollar instruments and related futures on such securities. A call option gives the purchaser of the option the right to buy, and obligates the seller to sell, the underlying security or futures contract at the exercise price at any time or at a specified time during the option period. The purchase of a call gives a Portfolio the right to buy a security at a fixed price. A call sold by a Portfolio exposes the Portfolio during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security and may require the Portfolio to hold a security which it might otherwise have sold. All such calls sold by a Portfolio must be "covered" as long as the call is outstanding (i.e., a Portfolio must segregate the securities or futures contract subject to the call or other liquid assets).

          Puts on Securities and Futures Contracts. Each Fixed Income Portfolio may purchase put options (puts) that relate to U.S. Government securities, Mortgage-Backed securities, Corporate Debt securities and Eurodollar instruments (whether or not it holds such securities in its portfolio) or futures on such securities. The Portfolios may also sell puts on U.S. Government securities, Mortgage-Backed securities, Corporate Debt securities and Eurodollar instruments and related futures on such securities if a Portfolio's contingent obligations on such puts are covered by segregated assets consisting of cash or liquid debt securities having a value not less than the exercise price. A Portfolio will not sell puts if, as a result, more than 50% of the Portfolio's assets would be required to be segregated to cover its potential obligations under its hedging and other investment transactions. In selling puts, there is a risk that a Portfolio may be required to buy the underlying security at a disadvantageous price.

          Eurodollar Instruments. The Fixed Income Portfolios may make investments in Eurodollar instruments. Eurodollar instruments are U.S. dollar-denominated futures contracts or options thereon which are linked to the London Interbank Offered Rate (LIBOR), although foreign currency denominated instruments are available from time to time. Eurodollar futures contracts enable purchasers to obtain a fixed rate for the lending of funds and sellers to obtain a fixed rate for borrowings. The Portfolios intend to use Eurodollar futures contracts and options thereon to hedge against changes in LIBOR, to which many interest rate swaps are linked. The use of these instruments is subject to the same limitations and risks as those applicable to the use of the interest rate futures contacts and options thereon described under "Futures Contracts", "Calls on Securities and Futures Contracts" and "Puts on Securities and Futures Contracts" above.

          Currency Transactions. The Global Fixed Income Portfolio may, although it does not expect to do so to any significant degree, engage in currency transactions in order to hedge the value of foreign currencies against the U.S. dollar, including forward currency contracts, exchange traded currency futures and options and currency swaps. A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract.

          The Global Fixed Income Portfolio's dealings in foreign exchange transactions will be limited to hedging involving either specific transactions or portfolio positions. Transaction hedging is the purchase or sale of foreign currency with respect to specific receivables or payables of the Portfolio, which will generally arise in connection with the purchase or sale of its portfolio securities. Position hedging is the sale of foreign currency with respect to portfolio security positions denominated or generally quoted in that currency.

          The Global Fixed Income Portfolio may not position a hedge with respect to a particular foreign currency to an extent greater than the aggregate market value (at the time of making such sale) of the securities held in its portfolio denominated or generally quoted in or currently convertible into that currency. If the Portfolio enters into a position hedging currency transaction, the Portfolio's custodian or subcustodian will segregate cash or U.S. Government or other liquid high-grade debt securities having a value that is not less than the value of the Portfolio's total assets committed to the consummation of the transaction.

          Foreign currency hedge transactions may limit potential gain from a positive change in the relationship between currencies. Unanticipated changes in currency prices may result in poorer overall performance for the Portfolio than if it had not engaged in such transactions.

          The Global Fixed Income Portfolio also engages in foreign currency transactions on a spot basis in connection with the investment of cash balances held by the Portfolio outside the United States. The purpose of these cash balances is to provide liquidity for operations. The Portfolio normally expects to invest its cash balances primarily in bank accounts or similar investments denominated in foreign currencies in lieu of dollar-denominated bank accounts or investments. This should permit the Portfolio to profit from declines in the value of the dollar during periods when the dollar is declining relative to the foreign currencies in which its cash balances are invested. There is, however, no guarantee that the Adviser will correctly anticipate currency fluctuations. Accordingly, if the Portfolio's cash balances are maintained in investments denominated in foreign currencies during periods when the value of the dollar is appreciating relative to those foreign currencies, the Portfolio will experience losses. The Portfolio will also incur service charges in connection with each currency conversion.

          Further Information on Hedging Transactions. Appendix C and the Statement of Additional Information under "Investment Objectives and Policies-Other Investment Strategies-Options and Futures Transactions" contains further information about the characteristics, risks and possible benefits of Hedging Transactions and the Fixed Income Portfolios' other policies and limitations relating to investments in futures and options. The principal risks relating to the use of futures, options and other Hedging Transactions are: (a) less than perfect correlation between the prices of the instrument and the market value of the securities in a Portfolio; (b) possible lack of a liquid secondary market for closing out a position; (c) losses resulting from interest rate or currency exchange movements not anticipated by the Adviser; and (d) the obligation to meet additional variation margin or other payment requirements.

          Borrowing

          The Fixed Income Portfolios may borrow from banks and enter into reverse repurchase agreements or dollar rolls up to 33 1/3% of the value of their respective total assets (computed at the time the loan is made) to take advantage of investment opportunities. See "Reverse Repurchase Agreements and Dollar Rolls" below. The Portfolios may pledge up to 33 1/3% of their respective total assets to secure these borrowings. If a Portfolio's asset coverage for borrowings falls below 300%, the Portfolio will take prompt action to reduce its borrowings. If a Portfolio borrows to invest in securities, any investment gains made on the securities in excess of interest paid on the borrowing will cause the net asset value of the shares to rise faster than would otherwise be the case. On the other hand, if the investment performance of the additional securities purchased fails to cover their cost (including any interest paid on the money borrowed) to the Portfolio, the net asset value of the Portfolio's shares will decrease faster than would otherwise be the case. This is a speculative characteristic known as "leverage". The Portfolios are also authorized to borrow an additional 5% of their respective total assets without regard to the foregoing limitations for temporary purposes such as clearance of portfolio transactions and share redemptions.

          Reverse Repurchase Agreements and Dollar Rolls

          The Fixed Income Portfolios may use reverse repurchase agreements and dollar rolls as part of their investment strategy. Reverse repurchase agreements involve sales by a Portfolio of assets concurrently with an agreement by the Portfolio to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the Portfolio continues to receive principal and interest payments on these assets.

          The Fixed Income Portfolios may also enter into dollar rolls in which the Portfolio sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type and coupon) securities on a specified future date from the same party. During the roll period, the Portfolio forgoes principal and interest paid on the securities. The Portfolio is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale.

          Each Portfolio will establish a segregated account with the Custodian in which it will maintain cash, U.S. Government securities or other liquid high-grade debt obligations at least equal in value to its obligations in respect to reverse repurchase agreements and dollar rolls. Reverse repurchase agreements and dollar rolls involve the risk that the market value of the securities retained by a Portfolio may decline below the price of the securities the Portfolio has sold but is obligated to repurchase under the agreement. In addition, in the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, a Portfolio's use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Portfolio's obligation to repurchase the securities.

          Reverse repurchase agreements and dollar rolls are speculative techniques involving leverage and are considered borrowings by the Portfolios for purposes of the percentage limitations applicable to borrowings. See "Borrowing" above.

          When-issued and Delayed Delivery Securities and Forward
     Commitments

          From time to time, the Fixed Income Portfolios may purchase securities on a when-issued or delayed delivery basis or may purchase or sell securities on a forward commitment basis. When such transactions are negotiated, the price is fixed at the time of the commitment, but delivery and payment can take place a month or more after the date of the commitment. The securities purchased are subject to market fluctuation and no interest accrues to the Portfolio during this period. While the Portfolios will only purchase securities on a when-issued, delayed delivery or forward commitment basis with the intention of acquiring the securities, the Portfolios may sell the securities before the settlement date, if it is deemed advisable. At the time a Portfolio makes the commitment to purchase securities on a when-issued or delayed delivery basis, the Portfolio will record the transaction and thereafter reflect the value, each day, of such security in determining the net asset value of the Portfolio. At the time of delivery, the value of the securities may be more or less than the purchase price. An increase in the percentage of a Portfolio's assets committed to the purchase of securities on a when-issued, delayed delivery or forward commitment basis may increase the volatility of a Portfolio's net asset value. At the time a Portfolio enters into a transaction on a when-issued or forward commitment basis, a segregated account consisting of cash, U.S. Government securities or other liquid high-grade debt securities equal to at least 102% of the value of the when-issued or forward commitment securities will be established and maintained with the Custodian. Subject to this requirement, a Portfolio may purchase securities on such basis without limit.

          Short Sales

          The Fixed Income Portfolios may only make short sales of securities "against-the-box". A short sale is a transaction in which a Portfolio sells a security it does not own in anticipation that the market price of that security will decline. The Portfolios expect to make short sales both as a form of hedging to offset potential declines in long positions in similar securities and in order to maintain portfolio flexibility. In a short sale "against-the-box", at the time of the sale, the Portfolio owns or has the immediate and unconditional right to acquire the identical security at no additional cost. When selling short "against-the-box", the Trust foregoes an opportunity for capital appreciation in the security.

          Repurchase Agreements

          The Portfolios may enter into repurchase agreements, which may be viewed as a type of secured lending, and which typically involve the acquisition of debt securities from a selling financial institution such as a bank, savings and loan association or broker-dealer. The repurchase agreement provides that the Portfolio will sell back to the institution, and that the institution will repurchase, the underlying security at a specified price and at a fixed time in the future, usually not more than seven days from the date of purchase. The repurchase agreement will at all times be fully collateralized by the institution in an amount at least equal to the repurchase price, including accrued interest earned on the underlying securities. The collateral will be maintained in a segregated account and will be valued daily. As the value of the collateral declines, the seller will deposit additional collateral. If the seller defaults and the value of the collateral securing the repurchase agreement declines or, in some cases, if the seller fails financially, the Portfolio may incur a loss. See "Investment Objectives and Policies-Other Investment Strategies-Repurchase Agreements" in the Statement of Additional Information.

          Lending of Portfolio Securities

          Consistent with applicable regulatory requirements, a Portfolio may lend up to 33 1/3% of its portfolio securities to brokers, dealers and other financial institutions, provided that such loans are callable at any time by the Portfolio (subject to certain notice provisions), and are at all times secured by cash or U.S. Government securities which are at least equal to the market value, determined daily, of the loaned securities. The Portfolio continues to receive the income on the loaned securities while at the same time earning interest on the loan or on the cash amounts deposited as collateral, which will be invested in short-term obligations. The Portfolio may incur a loss, however, if the seller defaults and the value of the loaned securities exceeds the value of the collateral or, in some cases, if the borrower fails financially. See "Investment Objectives and Policies-Other Investment Strategies-Securities Lending" in the Statement of Additional Information.

          Investment Restrictions

          The Statement of Additional Information contains, under the heading "Investment Restrictions", specific enumerated investment restrictions which govern the investments of each Portfolio. Those investment restrictions so designated and the investment objectives of each Portfolio are "fundamental policies" of the Trust, which means that they may not be changed without a majority vote of stockholders of the affected Portfolio. Except for the investment objectives and those restrictions specifically identified as fundamental, all investment policies and practices described in this Prospectus and in the Statement of Additional Information are not fundamental, meaning that the Board of Directors may change them without stockholder approval.

          The fundamental restrictions applicable to all Portfolios include (i) a prohibition on purchasing any security (other than a U.S. Government security) if as a result (a) with respect to 75% of its total assets, more than 5% of the Portfolio's total assets would be invested in the securities of a single issuer or
     (b) 25% or more of a Portfolio's total assets would be invested in the securities of issuers in a particular industry, and (ii) a prohibition on purchasing more than 10% of all outstanding voting securities of any one issuer.

          Portfolio Turnover

          The Portfolios have no fixed policy with respect to portfolio turnover. The Portfolios do not expect to trade in securities for short-term gain. The Adviser expects that, under normal circumstances, each Fixed Income Portfolio's annual turnover rate will not exceed 150%. The portfolio turnover rate is calculated by dividing the lesser of sales or purchases of portfolio securities by the average monthly value of the Portfolio's securities, excluding securities having a maturity at the date of purchase of one year or less. While a Portfolio will pay commissions in connection with its options and futures transactions, the other securities in which the Portfolios invest are generally traded on a "net" basis with dealers acting as principals for their own account without a stated commission. Nevertheless, high portfolio turnover may involve correspondingly greater brokerage commissions and other transaction costs which will be borne directly by the Portfolios. The Adviser will monitor the tax status of the Portfolios under the Internal Revenue Code during period in which the annual turnover rate of the Portfolios exceeds 100%. To the extent that increased portfolio turnover results in sales at a profit of securities held less than three months, a Portfolio's ability to qualify as a "regulated investment company" under the Internal Revenue Code may be affected. See "Portfolio Transactions and Brokerage" in the Statement of Additional Information.

                          MANAGEMENT OF THE TRUST

          The Board of Directors, in addition to reviewing the actions of the Adviser and the Distributor, as set forth below, decides upon matters of general policy. Additional information about the Directors and officers of the Trust may be found in the Statement of Additional Information under the heading "Directors and Officers".

     INVESTMENT ADVISER

          BlackRock Financial Management Inc. (formerly, BlackRock Financial Management L.P.) is the Trust's investment adviser (the "Adviser") and is compensated monthly by the Portfolios for its services in an amount equal to the following percentages of each Portfolio's average daily net asset value on an annualized basis:
     .25% for The Money Market Portfolio, .30% for The Short Duration Portfolio and .35% for all other Portfolios. Pursuant to the Investment Advisory Agreement with the Trust, the Adviser manages the investment operations of the Trust. See "Management of the Trust-The Investment Advisory Agreement" in the Statement of Additional Information.

          The Adviser is a Delaware limited corporation with offices at 345 Park Avenue, New York, New York 10154. On February 28, 1995, BlackRock Financial Management L.P. sold its business to PNC Bank N.A., the twelfth largest bank in the U.S. At the time of the sale, the Adviser changed from a limited partnership to a corporation and accordingly, changed the name from BlackRock Financial Management L.P. to BlackRock Financial Management Inc. All members of the Adviser's senior management team have signed long-term employment contracts with PNC and will continue to be responsible for managing the day-to-day affairs of the Adviser, including carrying out its responsibilities with respect to the
     Trust and its various portfolios.   The Adviser is registered as
     an investment adviser under the Investment Advisers Act of 1940.

          The Adviser's employees include several individuals with extensive experience in creating, evaluating and investing in a broad range of U.S. fixed-income securities. Prior to co-founding BlackRock Financial Management L.P., from July 1976 to March 1988, Mr. Laurence Fink, the Chairman and Chief Executive Officer of the Adviser, was employed by The First Boston Corporation where he had been a Managing Director since January 1979. At First Boston, he was a member of the Management Committee and co-head of its Taxable Fixed Income Division. He also managed the Financial Futures and Fixed Income Options Department and the Mortgage and Real Estate Products Group. Mr. Ralph Schlosstein, co-founder of BlackRock Financial Management L.P., was employed by Shearson Lehman Brothers Inc. from February 1981 to March 1988 and became a Managing Director in August 1984. At Shearson Lehman, he was co-head of the Mortgage and Savings Institutions Group. Messrs. Fink and Schlosstein, along with other members of the Adviser, were instrumental in many of the major innovations in these securities markets, including the creation of the fixed and floating rate CMOs, Asset-Backed securities and the senior-subordinated mortgage pass-through.

          The Adviser provides asset management services with respect to high quality fixed income instruments, including U.S. Treasury securities, Mortgage-Backed securities, municipal obligations, corporate bonds and hedging products. Scott Amero, a managing director of BlackRock Financial Management Inc., is responsible for the day-to-day management of the Portfolios. Mr. Amero has managed the Portfolios since their inception and has been employed by BFM as a portfolio manager since 1990. Prior to joining BlackRock in 1990, Mr. Amero was a vice president in Fixed Income Research at The First Boston Corporation. BFM, however, applies a team approach to portfolio management and several BlackRock professionals, including Robert Kapito and Keith Anderson, managing directors of BFM, are responsible for the longer-term strategies and major transactions for the Portfolios. The Adviser currently serves as the investment adviser to individual and institutional fixed income investors in the United States and overseas through several funds and separately managed accounts with combined total assets in excess of $33 billion.

          In addition to the Trust, the Adviser serves as adviser to 25 closed-end funds. Certain features of these closed-end funds are provided in the following table:


                                                         TERM:       PRIMARY                    NET ASSETS
                                      STOCK EXCHANGE    YEAR OF      PORTFOLIO             (DECEMBER 31, 1995)
                                       TICKER SYMBOL    MATURITY     COMPOSITION               (IN MILLIONS)
   Taxable BlackRock Trusts:*
   The BlackRock Income                                  None-        Mortgage-
       Trust Inc.   . .                BKT               Perpetual    Backed Securities    $478

   The BlackRock North American                          None-        Canadian
       Government Income Trust Inc.    BNA               Perpetual    Securities and
                                                                      Mortgage-Backed
                                                                      Securities           $389

   The BlackRock 1998 Term                                            Mortgage-Backed
       Trust Inc.   . .                BBT                 1998       Securities           $560

   The BlackRock 1999 Term                                            Mortgage-Backed
        Trust Inc. . . .               BNN                 1999       Securities           $194

   The BlackRock Target Term                                          Mortgage-Backed
        Trust Inc.   . .               BTT                 2000       Securities and       $935
                                                                      Zero Coupon
                                                                      Securities

   The BlackRock 2001 Term                                            Mortgage-Backed
        Trust Inc.   . .               BLK                 2001       Securities           $1,238

   The BlackRock Strategic Term                                       Mortgage-Backed
        Trust Inc.   . .               BGT                 2002       Securities           $512

   The BlackRock Investment Quality                                   Mortgage-Backed
        Term Trust Inc.                BQT                 2004       Securities and       $337
                                                                      Corporate Debt
                                                                      Securities

   The BlackRock Advantage Term                                       Mortgage-Backed
        Trust Inc.   . .               BAT                 2005       Securities and       $95
                                                                      Zero Coupon
                                                                      Securities

   The BlackRock Broad Investment                                     Corporate Debt
        Grade 2009 Term Trust Inc.    BCT                  2009       Securities,          $39
                                                                      Mortgage-Backed
                                                                      Securities and
                                                                      Asset-Backed
                                                                      Securities

 BlackRock Asset Investors ("BAI")  BAI*                  2001**    Commerical and
                                                                      Residential Mortgage-
                                                                      Backed Securities    $28
  BlackRock Fund Investors I          *                     2001**    Shares of BAI         $8
  BlackRock Fund Investors II         *                     2001**    Shares of BAI         $6
  BlackRock Fund Investors III        *                     2001**    Shares of BAI        $13

   Tax-Exempt BlackRock Trusts:
   The BlackRock California                                           California
       Investment Quality                                None-        Municipal
       Municipal Trust Inc.           RAA                Perpetual    Obligations          $13
   The BlackRock Florida Investment                      None-        Florida Municipal
      Quality Municipal Trust         RFA                Perpetual    Obligations          $15
   The BlackRock New Jersey Investment                   None-        New Jersey Municipal
      Quality Municipal Trust Inc.    RNJ                Perpetual    Obligations          $13
   The BlackRock New York Investment                     None-        New York Municipal
      Quality Municipal Trust Inc.    RNY                Perpetual    Obligations          $17
   The BlackRock Investment Quality                      None-        Municipal
      Municipal Trust Inc.            BKN                Perpetual    Obligations          $226
   The BlackRock Municipal Target                                     Municipal
      Term Trust Inc.                 BMN                   2006      Obligations          $490
   The BlackRock California Insured                                   California
      Municipal 2008 Term Trust Inc.  BFC                   2008      Municipal Obligations$155
   The BlackRock Florida Insured                                      Florida Municipal
      Municipal 2008 Term Trust       BRF                   2008      Obligations          $132
   The BlackRock Insured Municipal                                    Municipal
      2008 Term Trust Inc.            BRM                   2008      Obligations          $413
   The BlackRock New York Insured                                     New York Municipal
      Municipal 2008 Term Trust Inc.  BLN                   2008      Obligations          $171
   The BlackRock Insured Municipal                                    Municipal
      Target Term Trust Inc.          BMT                   2010      Obligations          $273
     ______________________________

     *  Funds not traded on exchange.
     ** Term is seven years, subject to two one-year extensions pursuant to contain terms and conditions.


        The Adviser also serves as adviser to eight open-end portfolios which are also series of the Trust. These portfolios include The Investment Grade Multi-Sector Mortgage Securities Portfolio, and the Multi-Sector Mortgage Securities Portfolios II-VIII. The Adviser serves as investment sub-adviser to 21 open-end funds, The BlackRock Government Income Trust, Dean Witter Premier Income Trust, Accessor Funds, Inc. Mortgage Securities Portfolio, The Frank Russell Trust Volatility Constrained Bond Fund and Fixed Income II Fund, The Smith Barney Adjustable Rate Government Income Fund, The Sierra Trust Fund U.S. Government Portfolio and Target Maturity 2008 Portfolio, The Sierra Variable Trust U.S. Government Fund, The PNC Fund which includes the following portfolios: Managed Income, Tax-Free Income, Intermediate Government, Ohio TaxFree Income, Pennsylvania Tax-Free Income, Short-Term Bond, Intermediate-Term Bond, Government Income and Balanced Portfolios, The Investors Trust U.S. Government fund and Provident Institutional Funds, Inc., Intermediate Duration Fund and Short Duration Fund. The Adviser serves as the investment adviser to four offshore funds:
     BFM fund for Fannie Mae Mortgage Securities; BFM Freddie Mac Mortgage Securities Fund; BFM LIBOR Mortgage Fund; Gemini I; and BSY Financial Corporation. Each of these offshore funds invests primarily in U.S. Mortgage-Backed Securities.

     DISTRIBUTOR

         Provident Distributors, Inc., an affiliate of PNC, acts as the Trust's distributor (the "Distributor"). The Trust has adopted a Distribution and Stockholder Servicing Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act. The Plan permits the Adviser to pay a fee to the Distributor, which in turn is authorized to make payments to securities dealers with which the Distributor may enter into solicitation fee agreements. The Distributor may also use a portion of the fee it receives under the Plan to compensate institutions who perform support services that would otherwise be performed by the Administrator or its agents. The purpose of the Plan is to promote distribution of the Trust's shares and to enhance the provision of stockholder services. The Trust is not required or permitted under the Plan to make payments over and above its investment advisory fee; the Plan merely permits the reallocation of a portion of the advisory fee the Adviser receives to pay for distribution related and stockholder servicing activities. See "Distribution and Stockholder Servicing Plan" in the Statement of Additional Information.

     EXPENSES

        The Portfolios are responsible for the payment of certain fees and expenses including, among others, the following: (i) advisory fees; (ii) the fees of unaffiliated Directors; (iii) the fees of the Trust's Administrator, Custodian and Transfer and Dividend Disbursing Agent; (iv) the fees of the Trust's legal counsel and independent accountants; (v) brokerage commissions incurred in connection with portfolio transactions; (vi) all taxes and charges of governmental agencies; (vii) the reimbursement of organizational expenses; and (viii) expenses related to stockholder communications, including all expenses of stockholders' and Board of Directors' meetings and of preparing, printing and mailing reports, proxy statements and prospectuses to stockholders. The expenses were .57% and .55% of net assets for The Short Duration Portfolio and The Core Fixed Income Portfolio, respectively, for the period ended June 30, 1995.

                              NET ASSET VALUE

        The net asset value per share of each Fixed Income Portfolio is determined by subtracting from the value of the assets of a Portfolio the amount of its liabilities, and dividing the remainder by the number of outstanding shares of the Portfolio. The Board of Directors has fixed the specific time of day for the computation of the Portfolios' net asset value to be as of 4:00 p.m., New York time. Portfolio securities are valued based on market quotations or, if not readily available, at fair value as determined in good faith under procedures established by the Trust's Board of Directors.

        The Money Market Portfolio seeks to maintain a net asset value of $1.00 per share for purchases and redemptions. To do so, The Money Market Portfolio uses the amortized cost method of valuing its securities pursuant to Rule 2a-7 under the Investment Company Act. There can be no assurance that The Money Market Portfolio will be able to maintain a stable net asset value of $1.00 per share. For further information regarding the amortized cost method, see "Net Asset Value" in the Statement of Additional Information.

        Each Portfolio will compute its net asset value once daily on days that the New York Stock Exchange is open for trading, except on days on which no orders to purchase, sell or redeem shares have been received. The New York Stock Exchange is closed on the following holidays: New Year's Day, Washington's Birthday, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

                     PURCHASE AND REDEMPTION OF SHARES

     HOW TO PURCHASE SHARES

        The shares of the Portfolios are currently offered to pension and profit sharing plans, employee benefit trusts, financial institutions, corporations, and individuals. Shares of a Portfolio may be purchased at net asset value without a sales charge. The minimum initial investment is $500,000, although the Fund may in its discretion accept subscriptions for a lesser amount.

        An account may be opened by completing and signing a Client Registration Form and mailing it to The BFM Institutional Trust Inc. at the following address: P.O. Box 8961, Wilmington,
     Delaware  19899-8961.

        Purchases of shares may be made by wiring Federal funds to the Trust's Transfer Agent on any day on which the Portfolio computes its net asset value. Normally, payments for such shares should be received by the Transfer Agent no later than 12:00 noon, New York time. Before wiring Federal funds, the investor must first telephone the Transfer Agent at 1-800-555-3890. On the telephone the following information will be requested: name of authorized person; stockholder name; stockholder account number; name of Portfolio; amount being wired; and wiring bank name. Purchase orders will be effected at the net asset value next determined after receipt of a proper order and payment of Federal funds, and dividends will commence accruing on that day.

        Other Purchase Information

        Purchases of a Portfolio's shares will be made in full and fractional shares. In the interest of economy and convenience, certificates for shares will generally not be issued.

        The Trust reserves the right, in its sole discretion, to suspend the offering of shares of the Portfolios or to reject purchase orders when, in the judgment of management, such suspension or rejection is in the best interests of the Trust; to waive the minimum initial investment of certain investors; and to redeem shares if information provided in the Client Registration Form should prove to be incorrect in any material manner (e.g., in a manner such as to render the stockholder ineligible to purchase shares of the Trust). Shares will not be offered or sold in any jurisdiction to any person to whom it would be unlawful to make such offer or sale in such jurisdiction.

        Shares of a Portfolio may be purchased by customers of broker-dealers or other financial intermediaries (service agents) which have established a stockholder servicing relationship with the Trust on behalf of their customers. Service agents may impose additional or different conditions on the purchase or redemption of Portfolio shares by their customers and may charge their customers transaction, account or other fees on the purchase and redemption of Portfolio shares. Each service agent is responsible for transmitting to its customers a schedule of any such fees and information regarding any additional or different conditions regarding purchases and redemptions. Stockholders who are customers of service agents should consult their service agent for information regarding these fees and conditions.

     HOW TO REDEEM SHARES

        Each Portfolio will redeem its shares at the net asset value next determined following receipt of a proper request, and dividends will not accrue after that day. Each Portfolio accepts telephone requests from any investor for wire redemption. The Portfolios and the Transfer Agent will not be liable for following telephone instructions reasonably believed to be genuine. In this regard, the Portfolios and the Transfer Agent require personal identification information before accepting a telephone redemption. If the Portfolios or their Transfer Agent fail to use reasonable procedures, the Portfolios might be liable for losses due to fraudulent instructions. Redemptions may be made by calling the Trust's Transfer Agent at 1-800-555-3890, by facsimile, or by other wire communication. No charge is made for redemptions. Shares redeemed may be worth more or less than the purchase price of the shares, depending on the market value of the investment securities held by the particular Portfolio at the time of redemption.

        If a proper redemption request is received prior to 12:00 noon, New York time, on any day on which the Portfolio computes its net asset value, payment of the redemption price will ordinarily be wired to the stockholder's bank on the next business day. If the request is received after 12:00 noon, New York time, payment will ordinarily be wired to the stockholder's bank within two business days. Redemption proceeds will be sent by wire only to the bank named on the stockholder's application form. A stockholder may change the wire instructions on the application form by writing to the Transfer Agent with an appropriate signature guarantee. The Trust may suspend the right of redemption or postpone the payment date at times when the New York Stock Exchange is closed, or during certain other periods as permitted under the federal securities laws.

        Subject to applicable regulatory requirements, the Trust reserves the right to pay any redemption price by a distribution in kind of securities held by a Portfolio in lieu of cash. It is highly unlikely that shares would ever be redeemed in kind. If shares are redeemed in kind, however, the redeeming stockholder should expect to incur transaction costs upon the disposition of the securities received in the distribution.

     EXCHANGE PRIVILEGE

        Shares of a Portfolio may be exchanged for shares of any other Portfolio based on the respective net asset values of the shares involved. An exchange order is treated the same as a redemption followed by a purchase. Investors who wish to make exchange requests should telephone the Trust's Transfer Agent at 1-800-555-3890.

        The Client Registration Form provides that neither the Trust nor the Transfer Agent will be liable for any loss for following instructions, including telephone exchange or redemption instructions, believed to be genuine and in accordance with the procedures in this Prospectus. As a result, stockholders will bear the risk of any loss associated with such instructions, including any fraudulent instructions. The staff of the Securities and Exchange Commission is currently considering the propriety of such a provision.

     REPORTS TO STOCKHOLDERS

        The Trust will send to its stockholders semi-annual and annual reports and may send periodic reports more frequently. The reports include a discussion of the performance of the Portfolios and a comparison of the performance of the Portfolios to their respective benchmarks. The financial statements appearing in annual reports are audited by independent accountants.

        In order to avoid duplicate mailing and printing expenses, the Trust will provide one semi-annual and annual stockholder report and one annual prospectus per investor. Stockholders may request additional copies of such reports or prospectuses without charge by calling 1-800-555-3890 or by writing to the Trust at P.O. Box 8961, Wilmington, Delaware 19899-8961.

     STOCKHOLDER INQUIRIES

        Stockholder inquiries should be addressed to the Trust at P.O. Box 8961, Wilmington, Delaware 19899-8961, or by telephone, at 1-800-555-3890.

                     TAXES, DIVIDENDS AND DISTRIBUTIONS

        Each Portfolio will be treated as a separate taxable entity for federal income tax purposes. Each Portfolio intends to elect to qualify and to remain qualified as a regulated investment company under Subchapter M of the Internal Revenue Code. So long as the Portfolios continue to so qualify, they will not be subject to federal income taxes on their net investment income and capital gains, if any, that they distribute to stockholders. Any undistributed income may be subject to tax, including a 4% excise tax on certain undistributed income of a regulated investment company that does not distribute to stockholders in a timely manner at least 98% of its income. All dividends out of net investment income, together with distributions of net short-term capital gains, will be taxable as ordinary income to stockholders whether or not reinvested. Any net long-term capital gains distributed to stockholders will be taxable as such to stockholders, whether or not reinvested and regardless of the length of time shares have been held. The Portfolios expect to declare dividends daily of their net investment income payable monthly and make distributions at least annually of any net capital gains.

        The Global Fixed Income Portfolio may incur foreign income taxes to the extent that it invests in foreign securities.
     Certain of these taxes may be credited to stockholders.

        Under U.S. Treasury Regulations, each Portfolio is required to withhold and remit to the U.S. Treasury 31% of dividend and capital gain income and redemption proceeds on the accounts of those stockholders who fail to furnish their tax identification numbers on IRS Form W-9 (or IRS Form W-8 in the case of certain foreign stockholders) with the required certifications regarding the stockholder's status under the federal income tax laws.

        Dividends and distributions will be paid in additional Portfolio shares, based on the net asset value on the payment date or such other date as the Directors may determine, unless the stockholder elects in writing not less than five business days prior to the payment date to receive such dividends and distributions in cash. Such election should be submitted to the Transfer Agent. However, if it is determined that the U.S. Postal Service cannot properly deliver Trust mailings to the stockholder, the Trust will terminate the stockholder's election to receive dividends and other distributions in cash.
     Thereafter, the stockholder's subsequent dividends and other distributions will be automatically reinvested in additional shares of the Portfolio until the stockholder notifies the Trust in writing of his or her correct address and requests in writing that the election to receive dividends and other distributions in cash be reinstated. The Trust will notify each stockholder after the close of the Trust's taxable year both of the dollar amount and the taxable status of that year's dividends and distributions. Stockholders are urged to consult their own tax advisers regarding specific questions as to federal, state or local taxes.

        The tax discussion set forth above is included for general information only. For additional information, see "Taxes, Dividends and Distributions" in the Statement of Additional Information. Prospective investors should consult their own tax advisers concerning the federal, state, local and foreign tax consequences to them of an investment in the Portfolios.

                            GENERAL INFORMATION

     PERFORMANCE INFORMATION

        From time to time the Portfolios may advertise their "yield", "effective yield" and "total return". These figures will be based on historical earnings, may fluctuate substantially and are not intended to indicate future performance.

        The "yield" of the Fixed Income Portfolios refers to the income generated by an investment in a Portfolio over a one-month or 30-day period. This income is then "annualized"; that is, the amount of income generated by the investment during that 30-day period is assumed to be generated each 30-day period for 12 periods and is shown as a percentage of the investment. The income earned on the investment is also assumed to be reinvested at the end of the sixth 30-day period. The "total return" of the Fixed Income Portfolios shows how much an investment in a Portfolio would have increased (decreased) over a specified period of time (i.e., one, five or ten years or since inception of the Portfolio) assuming that all distributions and dividends by the Portfolio were reinvested on the reinvestment dates during the period and less all recurring fees. Total return does not take into account any federal, state or local income taxes that may be payable upon redemption.

        The "yield" of The Money Market Portfolio refers to the income generated by an investment in The Money Market Portfolio over a seven-day period (which period will be stated in the advertisement). This income is then annualized. That is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly, but, when annualized, the income earned by an investment in The Money Market Portfolio is assumed to be reinvested. The effective yield will be slightly higher than the yield because of the compounding effect of this assumed reinvestment.

        The Trust may include comparative performance information in advertising or marketing the Portfolios' shares. Such performance information may include data from Lipper Analytical Services, Inc., other industry publications, business periodicals, rating services and market indices. See "Performance Information" in the Statement of Additional Information.

     DESCRIPTION OF SHARES

        The Trust was organized as a Maryland corporation on November 27, 1991, and currently consists of sixteen separately managed portfolios. The Trust is authorized to issue 2 billion shares of capital stock, $.0001 par value, in one or more classes or series. The Fixed Income Portfolios are each authorized to issue 100 million shares of capital stock, and The Money Market Portfolio is authorized to issue 1 billion shares of capital stock. In addition to the Portfolios, the Trust consists of the following series: the Investment Grade Multi-Sector Mortgage Securities Portfolio and the Multi-Sector Mortgage Securities Portfolios II-VIII. The Board of Directors is empowered by the Articles of Incorporation to issue additional classes or series of shares and to increase or decrease the number of authorized shares of the Trust or any class or series thereof.

        Each share of a Portfolio represents an equal proportionate interest in the Portfolio with each other share of that Portfolio. Shares entitle their holders to one vote per share. Shares have non-cumulative voting rights, do not have preemptive or subscription rights and are transferable. Pursuant to the Investment Company Act, stockholders are required to approve the adoption of any investment advisory agreement, any plan of distribution under Rule 12b-1 and any changes in fundamental investment policies.

        If the Trust does not hold annual meetings of stockholders, it will abide by Section 16(c) of the Investment Company Act which provides that the Directors will call a meeting of stockholders for the purpose of voting on the question of the removal of a Director if so requested in writing by the holders of 10% or more of a Portfolio's outstanding shares and will assist such stockholders in communicating with the other stockholders. Directors may be removed by vote of a majority of the outstanding shares of a Portfolio.

        To provide the initial capital of the Trust, the Adviser has purchased 10,000 shares of The Short Duration Portfolio for an aggregate purchase price of $100,000. These shares were acquired for investment purposes and the Adviser has no present intention of selling such shares.

     ADMINISTRATOR, CUSTODIAN AND TRANSFER AND DIVIDEND DISBURSING
     AGENT

        PFPC, Inc. (PFPC),an affiliate of PNC, 400 Bellevue Parkway, Wilmington, Delaware 19809, serves as Administrator to the Trust pursuant to an administration agreement, Custodian for the Trust's portfolio securities and cash and as Transfer Agent for the Trust's shares and, in those capacities, maintains certain books and records for the Trust. PFPC receives an annual fee equal to .14% of each Portfolio's net asset value. PFPC also acts as dividend disbursing agent for the Trust. PFPC's mailing address is P.O. Box 8961, Wilmington, Delaware 19899-8961.

     VALIDITY OF THE SHARES

        The validity of the shares offered hereby will be passed on for the Trust by Miles & Stockbridge, Baltimore, Maryland. Certain other matters have been passed on for the Trust by Skadden, Arps, Slate, Meagher & Flom, New York, New York. Such counsel have relied, as to matters of Maryland law, on the opinion of Miles & Stockbridge.

     EXPERTS

        The financial statements included in the Statement of Additional Information and the related financial statement schedules included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the registration statement, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     ADDITIONAL INFORMATION

        This Prospectus, including the Statement of Additional Information which has been incorporated by reference herein, does not contain all the information set forth in the Registration Statement filed by the Trust with the SEC under the Securities Act of 1933. Copies of the Registration Statement may be obtained at a reasonable charge from the SEC or may be examined, without charge, at the office of the SEC in Washington, D.C.


                                 APPENDIX A

                            PORTFOLIO BENCHMARKS

        Merrill Lynch 1-3 Year Treasury Index. The Merrill Lynch 1-3 Year Treasury Index is comprised of all U.S. Treasury notes and bonds having a remaining maturity of between 1.0 and 2.99 years and bearing a coupon equal to or greater than 4.25%. As of June 30, 1995, the index contained 57 distinct issues with a combined market value of $80.7 billion. It had a duration of 1.69 years as of that date.

        Merrill Lynch 3-5 Year Treasury Index. The Merrill Lynch 3-5 Year Treasury Index is comprised of all U.S. Treasury notes and bonds having a remaining maturity of between 3.0 and 4.99 years and bearing a coupon equal to or greater than 4.25%. As of June 30, 1995, the index contained 40 distinct issues with a combined market value of $476 billion. It had a duration of 3.39 years as of that date.

        Lehman Brothers Aggregate Index. The Lehman Brothers Aggregate Index is made up of the Lehman Brothers Government/Corporate Bond Index, the Lehman Brothers Mortgage-Backed Securities Index and the Lehman Brothers Asset-Backed Securities Index and is intended to be representative of the investment grade, publicly issued, fixed-rate, U.S. fixed income market. These indices include Fixed-rate debt issues rated investment grade or higher by Moody's Investors Service, Inc. (Moody's), Standard & Poor's Corporation (S&P) or Fitch Investor's Service. All issues have at least one year to maturity and an outstanding par value of $100 million for U.S. Government issues and $50 million for all others. The Lehman Brothers Government/Corporate Bond Index includes the Lehman Brothers Government Bond Index and the Lehman Brothers Corporate Bond Index. The Government Bond Index is described below. The Corporate Bond Index includes all publicly issued, fixed-rate, non-convertible investment grade domestic corporate debt, as well as Yankee bonds, which are dollar denominated, Securities and Exchange Commission registered, public, non-convertible debt obligations issued or guaranteed by foreign sovereign governments, municipalities or governmental or international agencies. The Mortgage-Backed Securities Index is comprised of all fixed-rate securities backed by mortgage pools of the GNMA, FNMA and FHLMC. Graduated Payment Mortgages (GPMs) are included, but Graduated Equity Mortgages (GEMs) are not. The Asset-Backed Securities Index includes all publicly issued, non-callable fixed-rate asset-backed securities (excluding subordinated tranches) backed by automobile, credit card and fixed-rate home equity loans. As of June 30, 1995, the Aggregate Index was comprised of 5,167 issues with a market value of $4.3 trillion. It had a duration of 4.58 years as of that date. On a market value basis, the Government, Corporate, Mortgage-Backed and Asset-Backed Indices accounted for 54.15%, 16.73%, 28.00% and 1.13% of the Aggregate Index, respectively.

        Salomon Brothers Mortgage Index. The Salomon Brothers Mortgage Index is composed of all agency pass-throughs and with a final maturity of at least one year and a minimum amount outstanding of $200 million per coupon. As of June 30, 1995, the Salomon Brothers Mortgage Index had a market value of $1.2 trillion in 142 different issues. It had a duration of 4.05 years as of that date.

        Lehman Brothers Government Bond Index. The Lehman Brothers Government Bond Index is made up of all public obligations of the U.S. Treasury, U.S. Government agencies and quasi-governmental corporations, and corporate debt guaranteed by the U.S. Government. As of June 30, 1995, the Lehman Brothers Government Bond Index contained 1,208 issues with a market value of $2.3 trillion. It had a duration of 4.84 years as of that date.


                              APPENDIX B

                  CORPORATE BOND, MORTGAGE-BACKED SECURITY
                       AND COMMERCIAL PAPER RATINGS

     CORPORATE BONDS AND MORTGAGE-BACKED SECURITIES

        Moody's. Bonds rated Aa by Moody's are judged by Moody's to be of high quality by all standards. Together with bonds rated Aaa (Moody's highest rating), they comprise what are generally known as high-grade bonds. Aa bonds are rated lower than Aaa bonds because margins of protection may not be as large as those of Aaa bonds, or fluctuations of protective elements may be of greater amplitude, or there may be other elements present which make the long-term risks appear somewhat larger than those applicable to Aaa securities. Bonds that are rated A by Moody's possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future. Bonds rated Baa by Moody's are considered by Moody's to be medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Baa bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

        S&P. Bonds rated AA by S&P are judged by S&P to have a very strong capacity to pay interest and repay principal and differ only in a small degree from issues rated AAA. Bonds rated AAA have the highest rating assigned by S&P, and the capacity to pay interest and repay principal is extremely strong. Bonds rated A by S&P have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions. Bonds rated BBB by S&P are regarded by S&P as having an adequate capacity to pay interest and repay principal. Whereas BBB bonds normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

        The process of determining ratings for Mortgage-Backed securities by Moody's and S&P includes consideration of the credit quality of the underlying collateral, including any credit support providers, structural and legal aspects associated with the securities, and the likelihood that the payment stream on the mortgage pool is adequate to make payments that investors are entitled to under the securities. Neither of such ratings represents an assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such prepayments may differ from that originally anticipated, nor does it address the possibility that investors may suffer a lower than anticipated yield or that investors in such securities may fail to recoup fully their initial investment due to prepayments.

          COMMERCIAL PAPER

             Moody's. Moody's employs the Prime rating for investment grade senior short-term debt obligations. Issuers within the Prime category are given ratings 1, 2 or 3, depending on the relative strengths of certain factors. Issuers rated Prime-1, the highest category, have a superior ability for repayment which will often be evidenced by many of the following characteristics: (1) leading market positions in well established industries; (2) high rates of return on funds employed; (3) conservative capitalization structure with moderate reliance on debt and ample asset protection; (4) broad margins in earnings coverage of fixed financial charges and high internal cash generation; and (5) well established access to a range of financial markets and assured sources of alternative liquidity.

             S&P. Ratings are graded into four categories, ranging from A for the highest quality obligations to D for the lowest. Issues rated A are regarded as having the greatest capacity for timely payment. Issues in this category are further refined with the designations 1, 2 and 3 to indicate the relative degree of safety. Issues rated A-1, the highest category, have a strong degree of safety regarding timely payment.


                                     APPENDIX C

          GENERAL CHARACTERISTICS AND RISKS OF HEDGING TRANSACTIONS

          PUT AND CALL OPTIONS

             A put option gives the purchaser of the option the right to sell and the writer the obligation to buy the underlying security at the exercise price during the option period. The purchase of a put option on a debt security would generally be designed to protect a Portfolio's holdings in a security against a substantial decline in market value. A call option gives the purchaser of the option the right to buy and the writer the obligation to sell the underlying security at the exercise price during the option period. The purchase of a call option on a security would generally be intended to protect the Portfolio against an increase in the price of a security that it intended to purchase in the future. The Portfolio may also write put and call options. The premium that a Portfolio receives for writing the option will serve as a partial hedge, in the amount of the option premium, against changes in the value of the securities in its portfolio. The Portfolios are authorized to purchase exchange listed options and over-the-counter options (OTC Options). Listed options are issued by the Options Clearing Corporation (OCC), which guarantees the performance of the obligations of the parties to such options.

             Each Portfolio's ability to close out its position as a purchaser or seller of an exchange-listed put or call option is dependent upon the existence of a liquid secondary market on option exchanges. Among the possible reasons for the absence of a liquid secondary market on an exchange are: (i) insufficient trading interest in certain options; (ii) restrictions on transactions imposed by an exchange; (iii) trading halts, suspensions or other restrictions imposed with respect to particular classes or series of options or underlying securities;
          (iv) interruption of the normal operations on an exchange; (v) inadequacy of the facilities of an exchange or OCC to handle current trading volume; or (vi) a decision by one or more exchanges to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options on that exchange that had been listed by the OCC as a result of trades on that exchange would generally continue to be exercisable in accordance with their terms.

             OTC Options are purchased from or sold to dealers or financial institutions which have entered into direct agreements with the Portfolios. With OTC Options, such variables as expiration date, exercise price and premium will be agreed upon between a Portfolio and the transacting dealer, without the intermediation of a third party such as the OCC. If the transacting dealer fails to make or take delivery of the securities underlying an option it has written, in accordance with the terms of that option, the Portfolio would lose the premium paid for the option as well as any anticipated benefit of the transaction. The Portfolios will engage in OTC Option transactions only with primary United States government securities dealers recognized by the Federal Reserve Bank in New York.

              The hours of trading for options on debt securities may not conform to the hours during which the underlying securities are traded. To the extent that the option markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that will not be reflected in the option markets.

          FUTURES CONTRACTS AND RELATED OPTIONS

             The Portfolios may purchase and sell exchange-traded financial futures contracts or purchase and sell put and call options on such futures as a hedge against anticipated interest rate or currency changes. The sale of a futures contract creates an obligation by the Portfolio, as seller, to deliver the specific type of financial instrument called for in the contract at a specified future time for a specified price. Options on futures contracts are similar to options on securities except that an option on a futures contract gives the purchaser the right in return for the premium paid to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put).

             Typically, investment in futures contracts requires a Portfolio to deposit with a financial intermediary as security for its obligations an amount of cash or other specified debt securities which initially is 1% to 5% of the face amount of the contract (but may be higher in some circumstances) and which thereafter fluctuates on a periodic basis as the value of the contract fluctuates. Investment in options involves payment of a premium for the option without any further obligation on the part of the Portfolio. Accordingly, the daily deposit requirements in futures contracts create an ongoing greater potential financial risk than do options transactions, where the exposure is limited to the cost of the initial premium. Transactions may be settled by entering into an offsetting transaction, and are subject to the risk that the position may not be able to be closed if no offsetting transaction can be arranged.

             A Portfolio will not engage in transactions in futures contracts or related options for speculative purposes but only as a hedge against changes resulting from market conditions in the values of securities in its portfolio. In addition, the Portfolio will not enter into a futures contract or related option (except for closing transactions) if, immediately thereafter, the sum of its initial deposits and premiums on open contracts and options would exceed 5% of the Portfolio's total assets (taken at current value); provided, however, that in the case of an option that is in-the-money at the time of the purchase, the in-the-money amount may be excluded in calculating the 5% limitation. Also, assets consisting of cash, U.S. Government securities or other liquid high-grade debt obligations will be segregated with the Custodian and marked to market in an amount equal to the market value of the contract.

             Buyers and sellers of currency futures are subject to the same risks that apply to the use of futures generally. Further, settlement of a currency futures contract for the purchase of foreign currencies must occur within that foreign country. Trading options on currency futures is relatively new, and the ability to establish and close out positions on such options is subject to the maintenance of a liquid secondary market which may not occur. Currency exchange rates may fluctuate based on factors extrinsic to the domestic economy.

          GENERAL RISKS OF HEDGING TRANSACTIONS

             Hedging Transactions present certain additional risks. In particular, the variable degree of correlation between price movements of hedging instruments and price movements in the position being hedged creates the possibility that losses on the hedge may be greater than gains in the value of a Portfolio's position. In addition, certain hedging instruments and markets may not be liquid in all circumstances. As a result, in volatile markets, a Portfolio may not be able to close out a transaction without incurring losses substantially greater than the initial deposit. Although the contemplated use of these instruments should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time they tend to limit any potential gain which might result from an increase in the value of such position. Losses due to Hedging Transactions will reduce net asset value. The ability of a Portfolio to hedge successfully will depend on the Adviser's ability to predict pertinent market movements, which cannot be assured. A Portfolio's ability to enter into Hedging Transactions may be limited by the Internal Revenue Code's requirements for qualification as a regulated investment company. See "Taxes, Dividends and Distributions" in the Statement of Additional Information.


                        INSTITUTIONAL CLIENT REGISTRATION FORM

             The undersigned acknowledges receipt of a copy of the current prospectus of The BFM Institutional Trust Inc. (Trust), and subscribes for shares of the Trust as specified below and in accordance with the prospectus and terms and instructions contained therein:
                                                          DOLLAR AMOUNT OF
                                                            SUBSCRIPTION
                The Short Duration Portfolio  . . . . .        $
                The Intermediate Duration Portfolio.  .        $
                The Core Fixed Income Portfolio   . . .        $
                The Mortgage Portfolio. . . . . . . . .        $
                The Government Portfolio. . . . . . . .        $
                The Long Duration Portfolio.  . . . . .        $
                The Global Fixed Income Portfolio.  . .        $
                The Money Market Portfolio. . . . . . .        $
                       TOTAL. . . . . . . . . . . . . .        $

               The Trust reserves the right, in its sole discretion, to suspend the offering of shares of the Portfolios or to reject purchase orders when, in the judgment of management, such suspension or rejection is in the best interests of the Trust; to waive the minimum initial investment of certain investors; and to redeem shares if information provided in this Client Registration Form should prove to be incorrect in any material manner (e.g., in a manner such as to render the stockholder ineligible to purchase shares of the Trust). Shares will not be offered or sold in any jurisdiction to any person to whom it would be unlawful to make such offer or sale in such jurisdiction.

          REGISTRATION OF SHARES
               Shares are to be registered in the name(s) and address indicated below (please type or print).
          _________________________________________________________________
          Name of Account

          _________________________________________________________________
          Street or P.O. Box
          _________________________________________________________________
          City                          State                  Zip Code

          Telephone Number (______)__________________

          INSTITUTIONAL ACCOUNT INFORMATION
          Check type of Institution:
          __  pension or profit-sharing       ___ investment company
              plan or trust
          __  bank                            ___ entity qualified under
          __  savings institution             ___ Section 501(c)(3) of the
                                                  Internal Revenue Code
          __  credit union                    ___ corporation
          __  trust company                   ___ other (please specify:
          __  insurance company               ___ _____________________)

          As of its most recent fiscal year end, the investor had total assets of approximately $ ____________ and net assets of approximately $ ____________.
               If the account is a Trust, include above the Trustee name, beneficiary or maker and date of the Trust.

          TAX WITHHOLDING
               Under Federal income tax law, stockholders are subject to certain penalties as well as withholding of tax at a rate of 31 percent if they do not complete this section.

          Taxpayer Identification or Social Security Number: ____- ____-_____

          Please check one of the following:
          A.   ___  The investor has (         the investor has not) been
               notified by the IRS that it is subject to backup withholding as a result of failure to report dividend or interest income.
          B. ___ The IRS has notified the investor that it is no longer subject to backup withholding.
          C. ___ The investor is exempt from backup withholding. (All corporations and organizations, among others falling within section 501(a) of the Internal Revenue Code, are exempt.)


          DIVIDEND REINVESTMENT
            Dividend and capital gain distributions will be reinvested in additional shares of the Trust unless a separate election form is executed by the stockholder to receive distributions in cash. To be effective, the election form must be received not less than five business days prior to the payment date for the dividend or distribution. Contact the Trust to obtain the election form.

          WIRE TRANSFER INFORMATION
            All cash transfers, including subscriptions and redemptions of Trust shares, will only be effected by wire transfer through the bank listed below (call 1-800-555-3890 to obtain the Trust's wire transfer instructions). This registration form must be accepted by the Trust before redemption of Trust shares will be effected in accordance with the prospectus.

          _____________________________     ______________________________
          Bank Name                         Street

          ______________________________    _______________________________
          City                      State   Zip Code

          ______________________________    ________________________________
          Bank Account Number               ABA Number

          _______________________________   ________________________________
          Bank Phone Number                 Account Title

          SIGNATURES
               The investor understands and agrees that the Trust and its Transfer Agent will not be liable for any loss, cost or expense for acting on instructions (whether in writing or by telephone) believed by the party receiving such instructions to be genuine and in accordance with the procedures in the prospectus. The investor understands the investment objectives and policies stated in the prospectus and represents that such objectives and policies are consistent with the investment objectives, investment experience and financial condition of investor. The investor also represents that the shares subscribed for hereby, and any shares of the Trust purchased by such investor in the future, will be acquired for the investor's own account and not with a view to, or for resale in connection with, any distribution thereof.

          INSTITUTIONAL ACCOUNTS:
               Please type or print names and titles of authorized signers. Persons signing as representatives for an institutional account warrant as individuals that each person signing is an authorized representative, that each person is empowered to effect securities transactions for the investor on the terms described in the prospectus, that the account and privileges selected have been duly authorized, that all signatures hereon are genuine and that the persons indicated hereon are authorized to sign.

          _______________________________   ____________________________________
          Signature                         Signature of               Date

          _______________________________   ____________________________________

          Signature                         Signature of               Date
          _______________________________   ____________________________________
          Signature                         Signature of               Date

          SIGNATURE GUARANTEE
               A signature guarantee must be provided by an "eligible guarantor institution," which includes a bank, broker, dealer, credit union, national securities exchange, registered securities association, clearing agency or savings association. You should verify with the institution that it is an "eligible guarantor institution" prior to signing. A guarantee from a notary is not acceptable.

          Affix Signature Guarantee Stamp
          _____________________________
          Signature Guaranteed By
          _____________________________
          Authorized Signature

          _____________________________
          Date                                  Mail Registration Form To:
                                                The BFM Institutional Trust Inc.
                                                P.O. Box 8961,
                                                Wilmington, Delaware
                                                  19899-8961


                         INDIVIDUAL CLIENT REGISTRATION FORM

               The undersigned acknowledges receipt of a copy of the current prospectus of The BFM Institutional Trust Inc. (Trust), and subscribes for shares of the Trust as specified below and in accordance with the prospectus and terms and instructions contained therein:

                                                          DOLLAR AMOUNT OF
                                                            SUBSCRIPTION
                The Short Duration Portfolio  . . . . .        $
                The Intermediate Duration Portfolio.  .        $
                The Core Fixed Income Portfolio   . . .        $
                The Mortgage Portfolio. . . . . . . . .        $
                The Government Portfolio. . . . . . . .        $
                The Long Duration Portfolio.  . . . . .        $
                The Global Fixed Income Portfolio.  . .        $
                The Money Market Portfolio. . . . . . .        $
                       TOTAL. . . . . . . . . . . . . .        $

               The Trust reserves the right, in its sole discretion, to suspend the offering of shares of the Portfolios or to reject purchase orders when, in the judgment of management, such suspension or rejection is in the best interests of the Trust; to waive the minimum initial investment of certain investors; and to redeem shares if information provided in this Client Registration Form should prove to be incorrect in any material manner (e.g., in a manner such as to render the stockholder ineligible to purchase shares of the Trust). Shares will not be offered or sold in any jurisdiction to any person to whom it would be unlawful to make such offer or sale in such jurisdiction.

          REGISTRATION OF SHARES
               Shares are to be registered in the name(s) and address indicated below (please type or print).
          _________________________________________________________________
          Name of Account
          _________________________________________________________________
          Street or P.O. Box
          _________________________________________________________________
          City                           State                     Zip Code

          Telephone Number (______)__________________

          Type of Account: _______________ Individual

          INVESTMENT OBJECTIVES
          Check:
          ___ growth                    ___ investment company
          ___ income                    ___ capital preservation
          ___ growth & income           ___ aggressive growth
          ___ speculation

               As of the most recent fiscal year end, the investor had total assets of approximately $ ____________ and net assets of approximately $ ____________.

          INDIVIDUAL ACCOUNT INFORMATION
          Check type of account:
              Individual                    Joint Tenant
              Custodial                     Trust

               If the account is a Trust, include above the Trustee name, beneficiary or maker and date of the Trust.

          TAX WITHHOLDING
               Under Federal income tax law, stockholders are subject to certain penalties as well as withholding of tax at a rate of 31 percent if they do not complete this section.

          Taxpayer Identification or Social Security Number: ___-___-___

          Please check one of the following:
          A. The investor has (______ the investor has not) been notified by the IRS that it is subject to backup withholding as a result of failure to report dividend or interest income.
          B. The IRS has notified the investor that it is no longer subject to backup withholding.
          C. The investor is exempt from backup withholding. (All corporations and organizations, among others falling within section 501(a) of the Internal Revenue Code, are exempt.)

          DIVIDEND REINVESTMENT
               Dividend and capital gain distributions will be reinvested in additional shares of the Trust unless a separate election form is executed by the stockholder to receive distributions in cash. To be effective, the election form must be received not less than five business days prior to the payment date for the dividend or distribution. Contact the Trust to obtain the election form.

          WIRE TRANSFER INFORMATION
               All cash transfers, including subscriptions and redemptions of Trust shares, will only be effected by wire transfer through the bank listed below (call 1-800-336-6986 to obtain the Trust's wire transfer instructions). This registration form must be accepted by the Trust before redemption of Trust shares will be effected in accordance with the prospectus.

          Bank Name                         Street

          City                              State                  Zip Code

          Bank Account Number               ABA Number

          Bank Phone Number                 Account Title

          SIGNATURES
               The investor understands and agrees that the Trust and its Transfer Agent will not be liable for any loss, cost or expense for acting on instructions (whether in writing or by telephone) believed by the party receiving such instructions to be genuine and in accordance with the procedures in the prospectus. The investor understands the investment objectives and policies stated in the prospectus and represents that such objectives and policies are consistent with the investment objectives, investment experience and financial condition of investor. The investor also represents that the shares subscribed for hereby, and any shares of the Trust purchased by such investor in the future, will be acquired for the investor's own account and not with a view to, or for resale in connection with, any distribution thereof.

          INDIVIDUAL ACCOUNTS:

          ______________________________    __________________________________
          Signature                         Signature of               Date
          ______________________________    __________________________________
          Signature                         Signature of               Date

          SIGNATURE GUARANTEE
               A signature guarantee must be provided by an "eligible guarantor institution," which includes a bank, broker, dealer, credit union, national securities exchange, registered securities association, clearing agency or savings association. You should verify with the institution that it is an "eligible guarantor institution" prior to signing. A guarantee from a notary is not acceptable.

          Affix Signature Guarantee Stamp
          ________________________________
          Signature Guaranteed By
          ________________________________


          Authorized Signature
          ________________________________
          Date                                 Mail Registration Form To:
                                               The BFM Institutional Trust Inc.
                                               P.O. Box 8961,
                                               Wilmington, Delaware 19899-8961


-------------------------------------------------------------------------------


     Prospectus dated October 31, 1995

                      THE BFM INSTITUTIONAL TRUST INC.


        The BFM Institutional Trust Inc. (the "Trust") is a no-load, open-end management investment company currently consisting of sixteen investment portfolios. The eight non-diversified investment portfolios (the "Portfolios") described in this Prospectus are separate series of the Trust. The Trust is primarily designed to provide pension and profit sharing plans, employee benefit trusts, financial institutions, corporations, and high net worth individuals with access to the professional investment management services offered by BlackRock Financial Management Inc. (formerly, BlackRock Financial Management L.P.) which serves as investment adviser (the "Adviser") to the Trust.

        The following portfolios are described in this Prospectus:

               The Investment Grade Multi-Sector Mortgage Securities Portfolio The Multi-Sector Mortgage Securities Portfolio II The Multi-Sector Mortgage Securities Portfolios III-VIII

        Information about the investment objective of each Portfolio, along with a detailed description of the types of securities in which each Portfolio may invest, and of investment policies and restrictions applicable to each Portfolio, are set forth in this Prospectus. There can be no assurance that the investment objective of any Portfolio will be achieved. INVESTMENTS IN THE MULTI-SECTOR MORTGAGE SECURITIES PORTFOLIOS II-VIII MAY INCLUDE SECURITIES HAVING A CREDIT QUALITY BELOW INVESTMENT GRADE. SUCH SECURITIES, ALSO CALLED "JUNK BONDS", ARE CONSIDERED TO BE SPECULATIVE AND MAY BE SUBJECT TO SPECIAL RISKS, INCLUDING A GREATER RISK OF LOSS OF PRINCIPAL AND NON-PAYMENT OF INTEREST. SEE "INVESTMENT RISKS AND SPECIAL CONSIDERATIONS" AND "DESCRIPTION OF SECURITIES LOWER RATED AND NON-RATED SECURITIES". Because the market value of the Portfolios' investments will change, the net asset value per share of each Portfolio also will vary. The Trust's address is 345 Park Avenue, New York, New York 10154, and its telephone number is (212) 754-5560.

        INVESTMENTS IN THE PORTFOLIOS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY A BANK, AND THE SHARES OF EACH PORTFOLIO ARE NEITHER INSURED NOR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.
                           ______________________

        This Prospectus sets forth concisely the information about the Trust that a prospective investor should know before investing. Additional information about the Trust has been filed with the Securities and Exchange Commission in a Statement of Additional Information, dated October 31, 1995, which information is incorporated herein by reference and available without charge upon request to the Trust, at the address or telephone number above.
                           ______________________
        Investors are advised to read this Prospectus and retain it for future reference.
                           ______________________

        No dealer, sales representative or any other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained herein, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Trust or the Distributor. This Prospectus does not constitute an offer by the Trust or by the Distributor to sell or a solicitation of any offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.
                           ______________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
     THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
     SECURITIES COMMISSION NOR HAS THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES
     COMMISSION PASSED UPON THE ACCURACY OR
     ADEQUACY OF THIS PROSPECTUS.  ANY
     REPRESENTATION TO THE CONTRARY
     IS A CRIMINAL OFFENSE.
                           ______________________


                             TABLE OF CONTENTS

     Prospectus Summary  . . . . . . . . . . . . . . . . . .  1
     Trust Expenses  . . . . . . . . . . . . . . . . . . . .  7
     Financial Highlights  . . . . . . . . . . . . . . . . .  8
     Opportunities in the Commercial and Residential
       Mortgage-Backed Securities Markets  . . . . . . . . .  9
     Description of the Trust  . . . . . . . . . . . . . . . 10
        Management of the Trust  . . . . . . . . . . . . . . 10
        Investment Objectives and Policies   . . . . . . . . 11
        Description of Securities  . . . . . . . . . . . . . 13
     Other Investment Practices  . . . . . . . . . . . . . . 20
        Duration Management and Other Management Techniques  20
        Leverage and Borrowing . . . . . . . . . . . . . . . 21
        Repurchase Agreements and Lending of Securities  . . 22
     Management of the Trust   . . . . . . . . . . . . . . . 23
        Investment Adviser   . . . . . . . . . . . . . . . . 24
        Distributor  . . . . . . . . . . . . . . . . . . . . 26
        Expenses   . . . . . . . . . . . . . . . . . . . . . 26
     Net Asset Value   . . . . . . . . . . . . . . . . . . . 26
     Purchase and Redemption of Shares   . . . . . . . . . . 27
        How to Purchase Shares   . . . . . . . . . . . . . . 27
        How to Redeem Shares   . . . . . . . . . . . . . . . 27
        Reports to Stockholders  . . . . . . . . . . . . . . 28
        Stockholder Inquiries  . . . . . . . . . . . . . . . 28
     Taxes, Dividends and Distributions  . . . . . . . . . . 28
     General Information   . . . . . . . . . . . . . . . . . 29
        Performance Information  . . . . . . . . . . . . . . 29
        Description of Shares  . . . . . . . . . . . . . . . 29
        Administrator, Custodian and Transfer and
         Dividend Disbursing Agent   . . . . . . . . . . . . 30
        Validity of the Shares   . . . . . . . . . . . . . . 30
        Experts  . . . . . . . . . . . . . . . . . . . . . . 30
        Additional Information   . . . . . . . . . . . . . . 30
     Description of Ratings  . . . . . . . . . . .   Appendix A
     General Characteristics and Risks of Additional Investment
     Management Techniques . . . . . . . . . . . .   Appendix B




          INCORPORATION OF CERTAIN
          DOCUMENTS BY REFERENCE

                    The following document filed by The PNC Fund pursuant to the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended, is incorporated by reference herein and is made a part hereof:

                    1. The PNC Fund's registration statement (33-63329) on Form N-14 filed with the Securities and Exchange Commission, dated October 11, 1995.

                    The BFM Institutional Trust Inc. has undertaken to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (not including exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Charles Bentz, BlackRock Financial
          Management, Inc., 345 Park Avenue, New York, New York
          10154; telephone number 212-754-5560.



                             PROSPECTUS SUMMARY

        The BFM Institutional Trust Inc. (the "Trust") is a no-load,
     open-end management investment company.   The eight non-
     diversified investment portfolios (each a "Portfolio" and collectively, the "Portfolios") described in this Prospectus are designed primarily for institutional investors. The Trust also has other portfolios whose investment objective, policies and strategies and other characteristics are described in a separate prospectus. BlackRock Financial Management Inc. (formerly, BlackRock Financial Management L.P.) is the investment adviser (the "Adviser") to the Portfolios. Furthermore, on September 28, 1995, the Board of Directors of the Trust adopted resolutions to approve the sale of all the assets and the assumption of all the liabilities of the Trust to The PNC Fund, a Massachusetts business trust (the "Acquisition"). It is anticipated that shareholders of the Trust will receive a proxy and be entitled to vote on the Acquisition at a meeting of the Trust's shareholders on or about December 20, 1995. For further information on the proposed Acqusition, see "Incorporation of Certain Documents by Reference".

     INVESTMENT OBJECTIVES

        THE INVESTMENT GRADE MULTI-SECTOR MORTGAGE SECURITIES PORTFOLIO (the "Investment Grade Multi-Sector Portfolio") will seek to provide maximum total rate of return consistent with investing in a range of investment grade agency and non-agency Mortgage-Backed Securities, including primarily senior and subordinated tranches of residential, commercial, multifamily and agricultural mortgage securities. The securities in which the Portfolio may invest include, but are not limited to, collateralized mortgage obligations, real estate mortgage investment conduits, adjustable rate mortgages, Asset-Backed Securities, bank debt, corporate debt securities and U.S. Treasury and agency securities. The assets of this Portfolio will be rated at least BBB- by Standard & Poor's Corporation ("S&P"), Duff & Phelps Inc. ("D&P") or Fitch Investors Service ("Fitch") or Baa3 by Moody's Investors Service, Inc. ("Moody's") or will be determined by the Adviser to be of comparable quality at the time of investment or will be issued or guaranteed by the U.S. Government or its agencies or instrumentalities.

        THE MULTI-SECTOR MORTGAGE SECURITIES PORTFOLIO II AND THE MULTI-SECTOR MORTGAGE SECURITIES PORTFOLIOS III-VIII (the "Multi-Sector Portfolios II-VIII") will seek to provide maximum total rate of return consistent with investing in a range of agency and non-agency Mortgage-Backed Securities, including primarily senior and subordinated tranches of residential, commercial, multifamily and agricultural mortgage securities. The securities in which the Portfolios may invest include, but are not limited to, collateralized mortgage obligations, real estate mortgage investment conduits, adjustable rate mortgages, Asset-Backed Securities, bank debt, corporate debt securities and U.S. Treasury and agency securities. Except as otherwise set forth in this Prospectus, the assets of these seven Portfolios may be invested without limitation as to amount or credit rating in securities rated below investment grade or, if non-rated, securities determined by the Adviser to be of comparable quality at the time of investment. Such securities are commonly referred to as "junk bonds" and have a higher risk of default of principal and interest. See "Investment Risks and Special Considerations" and "Description of Securities - Lower Rated and Non-Rated Securities". Notwithstanding the foregoing, Multi-Sector Portfolio III (i) will seek to provide a total rate of return before fees and expenses over rolling twelve-month periods that exceeds the total return of the Salomon Broad Investment Grade Index over the same period by at least 1.60% on an annualized basis, (ii) will not invest in Asset-Backed Securities, bank or corporate debt securities other than money market instruments, or non-rated securities (other than for U.S. Government securities) and (iii) will maintain a dollar-weighted average credit quality of at least A-/A3, with U.S. Government securities being assigned a AAA rating.

        There can be no assurance that the investment objectives of any Portfolio will be achieved.

     INVESTMENT POLICIES AND STRATEGIES

        The Investment Grade Multi-Sector Portfolio will seek to achieve its objectives by investing in a portfolio of fixed income securities consisting primarily of investment grade "Mortgage-Backed Securities" (both fixed and adjustable rate) which (i) represent interests in or are secured by mortgage loans on commercial real property, such as industrial and warehouse properties, office buildings, retail space and shopping malls, multifamily properties and cooperative apartments, hotels and motels, nursing homes, hospitals, senior living centers and agricultural properties ("Commercial Mortgage-Backed Securities"), or (ii) have been issued by private mortgage originators and represent interests in or are secured by mortgage loans on single family residential properties ("Residential Mortgage-Backed Securities"). See "Description of the
     Trust Description of Securities Commercial Mortgage-Backed Securities" and " Residential Mortgage-Backed Securities".

        Each Multi-Sector Portfolio II-VIII will seek to achieve its investment objectives by investing in a portfolio of fixed income securities consisting primarily of Commercial and Residential Mortgage-Backed Securities. Each Multi-Sector Portfolio II and IV-VIII may invest without limitation in Commercial and Residential Mortgage-Backed Securities rated below investment grade or, if non-rated, determined by the Adviser to be of comparable quality at the time of investment. Notwithstanding the foregoing, Multi-Sector Portfolio III (i) will not invest in securities (other than U.S. Government securities) that are not rated at least B by Standard & Poor's Corporation ("S&P"), Duff & Phelps Inc. ("D&P") or Fitch Investors Service ("Fitch") or B2 by Moody's Investors Service, Inc. ("Moody's") at the time of investment; (ii) will not invest in securities (other than U.S. Government securities) not rated by at least one of the foregoing organizations at the time of investment; (iii) will not invest more than 12.5% of its assets in securities that are rated below BB-/Ba3 by any of the foregoing organizations; and (iv) will not invest more than 25% of its assets in securities that are rated below BBB-/Baa3 by any of the foregoing organizations. In the case of short-term money market instruments and short-term commingled funds the applicable rating requirement will be A2/P2. For the purposes of Multi-Sector Portfolio III, split rated
     securities will be accounted for at the lower rating.   In
     addition, Multi-Sector Portfolio III will maintain a targeted duration within 20% shorter or longer than the then current duration of the Salomon Broad Investment Grade Index.

        Each Portfolio may also invest in securities issued by the U.S. Government or its agencies and instrumentalities, Asset-Backed Securities, corporate debt securities, bank debt and, although it does not currently intend to do so, during temporary defensive periods and in order to keep cash on hand fully invested, money market instruments. Each Portfolio is authorized to borrow funds from commercial banks and enter into reverse repurchase agreements or dollar rolls in an amount not exceeding 33 % of its total assets (including the amount borrowed). A Portfolio is also authorized to borrow an additional 5% of its total assets without regard to the foregoing percentage limitations for temporary purposes. See "Other Investment Practices Leverage and Borrowing". However, Multi-Sector Portfolio III will limit to 20% of net assets its investments in U.S. Government securities that are not also Mortgage-Backed Securities, will not invest in Asset-Backed Securities, bank debt or corporate debt securities other than money market securities and will not borrow money or enter into reverse repurchase agreements or dollar rolls.

        Each Portfolio expects to invest from time to time in various instruments designed to reduce interest rate risks and their effects on the market value of a Portfolio's securities. A Portfolio may purchase or sell futures and listed and over-the-counter options contracts on securities, indices and futures contracts, make short sales, purchase Eurodollar instruments, enter into interest rate swaps and purchase or sell interest rate caps and floors, lend securities and invest in restricted or illiquid securities to a limited extent. In addition, a Portfolio may invest in repurchase agreements and make forward commitments. For further discussion of these practices and the associated special considerations, see "Other Investment Practices". However, Multi-Sector Portfolio III will not engage in short sales or the lending of portfolio securities and will invest in futures, options, swaps, caps and floors solely for bona fide hedging and duration management purposes.

     INVESTMENT SECURITIES

        Commercial Mortgage-Backed Securities. Commercial Mortgage-Backed Securities represent interests in or are secured by mortgage loans on commercial real property, such as industrial and warehouse properties, office buildings, retail space and shopping malls, multifamily properties and cooperative apartments, hotels and motels, nursing homes, hospitals, senior living centers and agricultural properties. See "Description of the Trust Description of Securities Commercial Mortgage-Backed Securities".

        Residential Mortgage-Backed Securities. Residential Mortgage-Backed Securities are fixed income securities which have been issued by private mortgage originators and which represent interests in or are secured by mortgage loans on single family residential properties. Mortgage-Backed Securities, both commercial and residential, include pass-through securities, adjustable rate mortgage securities ("ARMS"), collateralized mortgage obligations ("CMOs") and stripped securities. See "Description of the Trust Description of Securities Residential Mortgage-Backed Securities".

        U.S. Government Securities. U.S. Government securities are issued or guaranteed by the U.S. Government, its agencies and instrumentalities. Such securities include U.S. Treasury, GNMA, FNMA and FHLMC securities, including certain Mortgage-Backed Securities. See "Description of the Trust Description of Securities U.S. Government Securities".

        Asset-Backed Securities. Asset-Backed Securities have similar structural characteristics to Mortgage-Backed Securities. However, the underlying assets are not mortgage loans or interests in mortgage loans but include assets such as motor vehicle installment sales or installment loan contracts, leases of various types of real and personal property, and receivables from revolving credit (credit card) agreements. See "Description of the Trust Description of Securities Asset-Backed Securities".

        Corporate Debt Securities. Other types of debt securities include those issued by corporations and other entities, including bonds, debentures, notes, certificates of deposit, bankers' acceptances, commercial paper and other instruments. See "Description of the Trust Description of Securities Corporate Debt Securities".

        Bank Debt. Each Portfolio may also purchase bank indebtedness and participations therein, both secured and unsecured, of debtor companies. See "Description of the Trust Description of Securities Bank Debt".

     INVESTMENT ADVISER

        The Adviser is compensated monthly by each Portfolio for its services in an amount equal to the following percentages of each Portfolio's average daily net asset value on an annualized basis:
     .40% for the Investment Grade Multi-Sector Portfolio and .50% for the Multi-Sector Portfolios II and IV-VIII. The Investment Advisory Agreement for the Multi-Sector Portfolio III provides that the Adviser will be compensated at the end of each calendar quarter at an annualized rate of .25% of the Portfolio's average month end net assets. See "Management of the Trust Investment Adviser".

        On February 28, 1995, BlackRock Financial Management L.P. sold its business to PNC Bank N.A. ("PNC"), the twelfth largest bank in the U.S. All members of the Adviser's senior management team have signed long-term employment contracts with PNC and will continue to be responsible for managing the day-to-day affairs of the Adviser, including carrying out its responsibilities with respect to the Trust and its various portfolios.

     PURCHASE AND REDEMPTION OF SHARES

        Shares of each Portfolio are offered at the next determined net asset value with no sales charge. The minimum initial investments for the Investment Grade Multi-Sector Portfolio and the Multi-Sector Portfolio II is $5 million. The minimum initial investment for each Multi-Sector Portfolio III-VIII is $50 million. Each Multi-Sector Portfolio III-VIII will be offered separately to appropriate institutional investors. The Adviser reserves the right to waive the minimum initial investment for any Multi-Sector Portfolio.

        Shares of each Portfolio may be redeemed without cost at the net asset value per share of the Portfolio next determined after receipt of the redemption request (which will be the date specified if the redemption request specifies a particular date in the future for its effectiveness). The Trust expects to pay all redemption requests made with at least thirty (30) days' advance notice in cash. Redemption requests in excess of $250,000 by any single shareholder from a particular Portfolio within any three-month period may be paid in kind unless the Trust has received at least thirty (30) days' advance notice and will be paid in kind if the redeeming shareholder so requests and such payment will not adversely affect other shareholders. Each Portfolio's net asset value will fluctuate and accordingly the redemption price may be more or less than the purchase price. Shareholders who receive redemptions in kind will incur additional expense and delay in disposing of such securities and the value of such securities may decline during the disposition period.

     DIVIDENDS AND DISTRIBUTIONS

        Dividends for each Portfolio will be declared daily on shares held of record at 5:00 p.m., New York City time. Each Portfolio intends to distribute all of its net investment income at least monthly, and any net realized capital gains at least annually. All dividends and distributions will be reinvested automatically at net asset value in additional shares of the same Portfolio, unless cash payment is requested. See "Taxes, Dividends and Distributions".

     ADMINISTRATOR, CUSTODIAN AND TRANSFER AND DIVIDEND DISBURSING
     AGENT

        PNC Bank N.A. and its affiliates will provide each Portfolio with administrative accounting, custodial, and dividend disbursing services and transfer agency services. See "General Information Administrator, Custodian and Transfer and Dividend Disbursing Agent".

     INVESTMENT RISKS AND SPECIAL CONSIDERATIONS

        Investment risks and considerations relevant to the securities in which each Portfolio invests are described in the Prospectus under "Description of the Trust Investment Objectives and Policies", " Description of Securities" and "Other Investment Practices". The following summarizes some of these risks:

        Each Portfolio (other than Multi-Sector Portfolio III) may invest without limit in both Commercial Mortgage-Backed Securities and Residential Mortgage-Backed Securities. Investments in Commercial Mortgage-Backed Securities involve the credit risks of delinquency and default. Delinquency refers to interruptions in the payment of interest and principal. Default refers to the potential for unrecoverable principal loss from the sale of foreclosed property. These risks include the risks inherent in the commercial mortgage loans which support such Commercial Mortgage-Backed Securities and the risks associated with direct ownership of real estate. This may be especially true in the case of Commercial Mortgage-Backed Securities secured by, or evidencing an interest in, a relatively small or less diverse pool of commercial mortgage loans. The factors contributing to these risks include the effects of general and local economic conditions on real estate values, the conditions of specific industry segments, the ability of tenants to make lease payments and the ability of a property to attract and retain tenants, which in turn may be affected by local conditions such as oversupply of space or a reduction of available space, the ability of the owner to provide adequate maintenance and insurance, energy costs, government regulations with respect to environmental, zoning, rent control and other matters, and real estate and other taxes.

        While the credit quality of the Commercial Mortgage-Backed Securities in which each Portfolio may invest will reflect the perceived likelihood of future cash flows to meet operating expenses and cash flow requirements, the underlying commercial properties may not be able to continue to generate income to meet their operating expenses and cash flow requirements (mainly debt service, lease payments, capital expenditures, taxes, maintenance, insurance and tenant improvements) as a result of any of the factors mentioned above. Consequently, the obligors under commercial mortgages may be unable to make payments of interest in a timely fashion, increasing the risk of default on a related Commercial Mortgage-Backed Security. In addition, the repayment of the commercial mortgage loans underlying Commercial Mortgage-Backed Securities will typically depend upon the future availability of financing and the stability of real estate property values.

        The commercial mortgage loans that underlie Commercial Mortgage-Backed Securities have certain distinct characteristics. Commercial mortgage loans are generally not amortizing or not fully amortizing. At their maturity date, repayment of the remaining principal balance or "balloon" is due and is repaid through the attainment of an additional loan or sale of the property. Most commercial mortgage loans are nonrecourse obligations of the borrower, meaning that the sole remedy of the lender in the event of a default is to foreclose upon the collateral. As a result, in the event of default by a borrower, recourse may be had only against the specified property pledged to secure the loan and not against the borrower's other assets. If borrowers are not able or willing to refinance or dispose of the property to pay the principal balance due at maturity, payments on the subordinated classes of the related Commercial Mortgage-Backed Security are likely to be adversely affected.
     The ultimate extent of the loss, if any, to the subordinated classes may only be determined after the foreclosure of the mortgage encumbering the property and, if the mortgagee takes title to the property, upon liquidation of the property. Factors such as the title of the property, its physical condition and financial performance, as well as governmental disclosure requirements with respect to the condition of the property, may make a third party unwilling to purchase the property at a foreclosure sale or for a price sufficient to satisfy the obligations with respect to the related Commercial Mortgage-Backed Securities. The condition of a property may deteriorate during foreclosure proceedings. Certain obligors on underlying mortgages may become subject to bankruptcy proceedings, in which case the amount and timing of amounts due under the related Commercial Mortgage-Backed Securities may be materially adversely affected.

        In general, any losses on a given Commercial Mortgage-Backed Security will be absorbed first by the equity holder, then by a cash reserve fund or letter of credit, if any, and then by the "first loss" subordinated security to the extent of its principal balance. Because each Portfolio intends to invest in subordinated classes of Commercial Mortgage-Backed Securities, there can be no assurances that in the event of default and the exhaustion of equity support, the reserve fund and any debt classes junior to those in which each Portfolio invests, any Portfolio will be able to recover all of its investment in the securities it purchases. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if mortgage values subsequently decline, the affected Portfolio holds the "first loss" position in certain Commercial Mortgage-Backed Securities ahead of the more senior debt holders, which may result in significant losses. Many of the lower-rated and non-rated Commercial Mortgage-Backed Securities are subject to less prepayment risk than in the case with Residential Mortgage-Backed Securities because of structural features of the underlying mortgage loans and the fact that they are entitled to repayment only after more senior classes are paid.

        Investments in Residential Mortgage-Backed Securities involve the credit risks that affect interest and principal cash flows similar to the credit risks of Commercial Mortgage-Backed Securities discussed above, as well as the prepayment risks associated with the possibility that prepayments of principal generally may be made at any time without penalty. Prepayment rates are influenced by changes in current interest rates and a variety of economic, geographic, social and other factors. Changes in the rate of prepayments on a Residential Mortgage-Backed Security may change the yield to maturity of the security and amounts available for reinvestment from such securities by the Portfolios are likely to be greater during periods of relatively low or declining interest rates and therefore are likely to be reinvested at lower interest rates than during a period of relatively high interest rates. This prepayment effect has been particularly pronounced during the past three years as borrowers have refinanced higher interest rate mortgages into lower interest rate mortgages available in the marketplace. Because the Portfolios expect to invest in subordinated Residential Mortgage-Backed Securities, the prioritization of cash flows from mortgages under the Residential Mortgage-Backed Securities in favor of the senior classes generally reduces this prepayment risk.

        Investing in Lower Credit Quality Securities. An investor should recognize that the lower-rated or non-rated Commercial and Residential Mortgage-Backed Securities in which each Multi-Sector Portfolio II-VIII may invest have speculative characteristics. The Multi-Sector Portfolio III will not purchase non-rated securities (other than U.S. Government securities). The prices of lower credit quality securities, which are commonly referred to as "junk bonds", have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual issuer developments. Securities rated lower than B by S&P and Moody's, including bonds rated as low as D by S&P or C by Moody's, can be regarded as having extremely poor prospects of ever attaining any real investment standing and may be in default with payment of interest and/or repayment of principal in arrears. A projection of an economic downturn or the advent of a recession, for example, could cause a decline in the price of lower credit quality securities because the advent of a recession could lessen the ability of obligors of mortgages underlying Commercial Mortgage-Backed Securities and Residential Mortgage-Backed Securities to make principal and interest payments. In such event, existing credit supports and any first loss positions may be insufficient to protect against loss of principal.

        Non-diversified Status. Each Portfolio has registered as a "non-diversified" investment company which enables it to invest more than 5% of its assets in the obligations of any single issuer, subject only to the diversification requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). As a result of its ability to concentrate its investments in the obligations of a smaller number of issuers, each Portfolio may be more susceptible than a more widely diversified fund to any single economic, political or regulatory occurrence.

        Leverage. Each Portfolio is authorized to borrow funds and utilize leverage (including through reverse repurchase agreements and dollar rolls) in amounts not exceeding 33 % of its total assets (including the amount borrowed). The use of leverage by a Portfolio creates an opportunity for increased net income, but, at the same time, creates special risks. In particular, if any Portfolio borrows on a short-term basis and invests the proceeds in longer-term securities, an increase in interest rates may (i) reduce or eliminate the interest rate differential usually available between short-term and long-term rates and (ii) reduce the value of a Portfolio's longer-term securities, thereby exposing the Portfolio to lower yields and risk of loss on disposition of its longer-term securities. Each Portfolio will only borrow or use leverage when the Adviser believes that such activities will benefit the portfolio utilizing leverage. Each Portfolio may also borrow up to an additional 5% of its total assets for temporary purposes without regard to the foregoing limitation. Notwithstanding the foregoing, Multi-Sector Portfolio III will not borrow money or enter into reverse repurchase agreements or dollar rolls.

        Illiquid Securities. Each Portfolio may invest up to 15% of its net assets in securities that lack an established secondary trading market or are otherwise considered illiquid. Liquidity of a security relates to the ability to easily dispose of securities and the price to be obtained, and does not necessarily relate to the credit risk or likelihood of receipt of cash at maturity. Illiquid securities may trade at a discount from comparable, more liquid investments. The Commercial Mortgage-Backed Securities which each Portfolio intends to acquire may be less marketable and in some instances will be considered illiquid by the Trust under applicable standards because of the absence of registration under the federal securities laws, contractual restrictions on transfer or the small size of the issue (relative to the issues of comparable interests). See "Investment Objectives and Policies Description of Shares Illiquid Securities".

        Other Investment Management Techniques. Each Portfolio (subject in the case of Multi-Sector Portfolio III to limitations described herein) may use various other investment management techniques that also involve special considerations including engaging in hedging transactions and short sales, selling listed and over-the-counter covered call options, making forward commitments, entering into repurchase agreements, purchasing securities on a when-issued basis, entering into interest rate swaps and purchasing or selling interest rate caps and floors and lending its portfolio securities. For further discussion of these practices and the associated risks and special considerations, see "Other Investment Practices".


                               TRUST EXPENSES

     STOCKHOLDER TRANSACTION EXPENSES

        Sales Load Imposed on Purchases  . . . . . . . .    None
        Sales Load Imposed on Reinvested Dividends   . .    None
        Deferred Sales Load  . . . . . . . . . . . . . .    None
        Redemption Fee   . . . . . . . . . . . . . . . .    None

     ANNUAL TRUST OPERATING EXPENSES
     (as a percentage of average net assets)

                         Investment
                          Grade         Multi-       Multi-     Multi-
                          Multi-Sector  Sector       Sector     Sector
                          Portfolio     Port-        Port-      Port-
                                        folio II     folio III  folios IV-VIII

        Advisory Fees     0.40%(a)        0.50%(a)    0.25%(a)    0.50%(a)
        Other Expenses.   0.15            0.15        0.12(b)     0.15
        Total Expenses    0.55%           0.65%       0.37%       0.65%

     ___________________________
        (a) The Adviser reserves the right in its sole discretion to reduce the advisory fee charged to each Portfolio.

        (b) The Adviser has agreed to cap the Other Expenses for this Portfolio at the level indicated.

     Example

        A stockholder would pay the following expenses on a $1,000 investment, assuming (1) 5% annual return and (2) redemption at the end of each time period:




                                         1 Year 3 Years  5 Years  10 Years
     The Investment Grade Multi-Sector
        Portfolio                          $6   $18       $31      $71
     The Multi-Sector Portfolio II         $7    $21      $37      $84
     The Multi-Sector Portfolio III        $4    $12      $21      $47
     The Multi-Sector Portfolios IV-VIII   $7    $21      $37      $84

        THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

        The purpose of this table is to assist investors in understanding the various costs and expenses that an investor in the Trust will bear, whether directly or indirectly. For a more complete description of the various costs and expenses, see "Description of the Trust Management of the Trust". "Other Expenses" includes an estimate of operating expenses of the Trust, such as Directors' and professional fees, registration fees, reports to stockholders and transfer agency and custodian fees. Investors who purchase or redeem shares through broker-dealers or other financial intermediaries may be subject to additional charges.


                        BFM INSTITUTIONAL TRUST INC.
             THE MULTI-SECTOR MORTGAGE SECURITIES PORTFOLIO III

                            FINANCIAL HIGHLIGHTS
      SELECTED DATA FOR A SHARE OF COMMON STOCK OUTSTANDING THROUGHOUT
     THE PERIOD

        The table below provides operating performance for a share of common stock outstanding, total investment return, ratios to average net assets and other supplemental data for the periods ended June 30, 1995, which has been audited by Deloitte & Touche LLP. This information has been determined based upon financial information provided in the financial statements which are included in the Statement of Additional Information. The Statement of Additional Information is available to shareholders on request.
                                                 October 6,
                                                 1994(a) Through
    PER SHARE OPERATING PERFORMANCE:             June 30, 1995

    Net asset value, beginning of period  . . .    $ 1,000.00

      Net investment income (d)   . . . . . . .         55.81
      Net realized and unrealized gain on
    investments . . . . . . . . . . . . . . . .         68.11

    Net increase from investment operations . .        123.92

    Dividends from net investment income  . . .        (55.81)
    Net asset value, end of period  . . . . . .    $ 1,068.11

    TOTAL INVESTMENT RETURN (b) . . . . . . . .         12.78%
    RATIOS TO AVERAGE NET ASSETS:

    Expenses (d)  . . . . . . . . . . . . . . .          0.37% (c)

    Net investment income (d) . . . . . . . . .          7.54% (c)
    SUPPLEMENTAL DATA:

    Average net assets (in thousands) . . . . .   $103,332
    Portfolio turnover  . . . . . . . . . . . .       215%

    Net Assets, end of period (in thousands)  .   $112,810

   (a)  Commencement of investment operations.
   (b) Total investment return is calculated assuming a purchase of common stock at net asset value per share on the first day and a sale at net asset value per share on the last day of the period reported. Dividends are assumed, for purposes of this calculation, to be reinvested at the net asset value per share on the payment date.
   (c)  Annualized.
   (d) For the period ended June 30, 1995, the Adviser waived expenses amounting to $56,269. Net investment income before waiver of fees would have been $55.28 on a per share basis and the ratio of net operating expenses to average net assets and the ratio of net investment income to average net assets would have been 0.45% and 7.46%, respectively.


                  OPPORTUNITIES IN THE COMMERCIAL AND
            RESIDENTIAL MORTGAGE-BACKED SECURITIES MARKETS

       Commercial and non-agency Residential Mortgage-Backed Securities are among the highest yielding, call protected, domestic, fixed-income securities across all rating categories. Under current market conditions, the Adviser believes that investments in non-agency mortgage securities (which include Commercial and non-agency Residential Mortgage-Backed Securities) provide attractive investment opportunities. This is due to several factors, including the developing nature of the Commercial and non-agency Residential Mortgage-Backed Securities markets, the restructuring of the real estate loans underlying non-agency mortgage securities, the infusion of capital to the real estate market and the Adviser's expectation of no further significant deterioration of real estate property values.

       The construction boom of the early 1980s resulted in the oversupply of developed commercial and residential real estate. This oversupply led to high vacancy rates and, coupled with declining rental rates, led to a decline in real estate values in the late 1980s and early 1990s. Real estate loans originated in the early and mid-1980s were issued during a period of higher real estate values. The subsequent rise in delinquencies and losses for lenders has led to new mortgage origination standards which incorporate less optimistic assumptions concerning rent growth and occupancy. Mortgages originated during this period of higher values may be restructured or renegotiated to reflect current market conditions. The resulting non-agency mortgage securities have underlying loans with LTV ratios that more accurately reflect current market values and allow the Adviser to better assess credit exposure.

       Many sophisticated investors have recently become active participants in the commercial real estate market, which has brought new equity into these types of investments. The increased issuance of real estate investment trusts ("REITs") has been another source of new equity. The Adviser believes that this infusion of equity, combined with more conservative real estate valuations, as well as the dislocation of traditional lenders provides a strong foundation for the continued issuance of Commercial and non-agency Residential Mortgage-Backed Securities.

       A recovery of the real estate market in general would have a positive effect on investments in non-agency Mortgage-Backed Securities. Market indicators are beginning to show positive trends, with declines in commercial mortgage delinquencies and defaults. Additionally, the second quarter of 1993 brought the first positive quarterly total return on real estate investments in two years, as measured by the Russel-NCREIF Index, which tracks the performance of U.S. commercial real estate.

       The Resolution Trust Corporation ("RTC") entered the non-agency Mortgage-Backed Securities market as a significant participant by securitizing non-agency mortgage loans in June of 1991, packaging certain mortgages it acquired as receiver of failed savings and loans. The RTC, in addition to other entities, has securitized commercial and non-agency residential mortgages, aggregating in excess of $22 billion of Commercial Mortgage-Backed Securities and $200 billion of Residential Mortgage-Backed Securities created from January, 1987 to December, 1992. As a result of the significant decline in real estate values in the U.S. in the late 1980s and early 1990s and in conjunction with their efforts to improve the creditworthiness of financial institutions, regulators such as the National Association of Insurance Commissioners ("NAIC") and the Bank for International Settlements ("BIS") set more stringent capital requirements for assets including real estate holdings. These requirements have led traditional real estate lenders largely to withdraw from lending to real estate borrowers and to seek a secondary market outlet for these mortgage loans and for real estate borrowers to seek financing from non-traditional lenders. The Adviser believes that, as a result, banks and insurance companies will increasingly take advantage of the secondary market to dispose of real estate holdings and borrowers will utilize the capital markets as a major source of financing.

       The establishment by rating agencies of standardized rating criteria has helped further the development of the secondary market for commercial and non-agency residential Mortgage-Backed Securities. Unlike the securitization of traditional residential mortgages, which are eligible for principal and interest guarantees from government agencies such as the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"), the securitization of commercial and non-agency residential mortgages may require other forms of credit enhancement, including the senior/subordinated security structure, reserve funds and third-party letters of credit. The senior/subordinated structure was developed in the 1980s to create a senior security which would be highly rated and attractive to a wide range of investors. The subordinated security, which was designed to absorb credit losses on the underlying mortgages and therefore insulate the senior securities from such losses, was generally either retained by the issuer or sold to a sophisticated investor in a negotiated transaction. In the current environment, the subordinated securities are further segmented into a hierarchy of loss positions. This allows many different classes of securities to be created, with varying degrees of credit exposure, prepayment exposure and potential total return.

       Based on investor demand for certain securities (which depends in part on a combination of rating, yield spread and maturity) the issuer of a senior/subordinated structure works closely with the rating agencies to determine the credit support levels required to achieve the desired rating for each security class. The specific structure created dictates the priority for the allocation of available cash flows on the underlying mortgages. The senior classes receive the first available cash flows of both interest and principal, while the subordinated classes typically receive only interest until the senior and higher ranked subordinated classes are paid down. Any principal losses experienced on the underlying properties are absorbed first by the equity holder and then by the cash reserve fund and letters of credit, if any are present in the structure, and then by the "first loss" subordinated security holder to the extent of its principal balance and then by the next subordinated classes, in order of their respective position in the structure.

       The Adviser believes that the development of the secondary market for Commercial and non-agency Residential Mortgage-Backed Securities has created significant opportunities for investing in the lower-rated and non-rated classes of these securities. Furthermore, the Adviser believes that there is sufficient liquidity in this secondary market for the Trust to accomplish its investment objectives. Many of the lower-rated and non-rated Commercial Mortgage-Backed Securities are subject to less prepayment risk than is the case with Residential Mortgage-Backed Securities because of structural features of the underlying mortgage loans and the fact that they are entitled to repayment only after more senior classes are paid. Such securities therefore offer an opportunity for attractive yields, which the Adviser believes more than compensates investors for assuming the credit risk associated with such securities. In addition, the Adviser believes that the Commercial and non-agency Residential Mortgage-Backed Securities market will expand and yield spreads to Treasuries will decline, leading to an opportunity for price appreciation. The Adviser believes this sector of the Mortgage-Backed Securities market is likely to realize expansion similar to that which the agency residential Mortgage-Backed Securities market experienced in the late 1980s, where the earlier investors benefitted greatly as the market improved and expanded.

                       DESCRIPTION OF THE TRUST

   MANAGEMENT OF THE TRUST

       BlackRock Financial Management Inc. (formerly, BlackRock Financial Management L.P.), a registered investment adviser, will act as each Portfolio's investment adviser (the "Adviser"). On February 28, 1995, BlackRock Financial Management L.P. sold its business to PNC Bank N.A., the twelfth largest bank in the U.S. At the time of the sale, the Adviser changed from a limited partnership to a corporation and accordingly, changed the name from BlackRock Financial Management L.P. to BlackRock Financial Management Inc. All members of the Adviser's senior management team have signed long-term employment contracts with PNC and will continue to be responsible for managing the day-to-day affairs of the Adviser, including carrying out its responsibilities with respect to the Trust and its various portfolios. The Adviser currently serves as the investment adviser to institutional and fixed income investors in the United States and overseas through a number of funds and separately managed accounts with combined total assets in excess of $33 billion. See "Management of the Trust" below.

   INVESTMENT OBJECTIVES AND POLICIES

       The following describes briefly the investment objective and policies of each Portfolio. Certain instruments and techniques discussed in this section are described in greater detail later in this Prospectus and in the Statement of Additional
   Information ("SAI").

       THE INVESTMENT GRADE MULTI-SECTOR PORTFOLIO will seek to provide maximum total rate of return consistent with investing in a range of investment grade agency and non-agency Mortgage-Backed Securities, including primarily senior and subordinated tranches of residential, commercial, multifamily and agricultural mortgage securities. The securities in which the Portfolio may invest include, but are not limited to, collateralized mortgage obligations, real estate mortgage investment conduits, adjustable rate mortgages, asset-backed securities, bank debt, corporate debt securities and U.S. Treasury and agency securities. The assets of this Portfolio will be rated at least BBB- by S&P, D&P or Fitch or Baa3 by Moody's or will be determined by the Adviser to be of comparable quality at the time of investment or will be issued or guaranteed by the U.S. Government or its agencies or instrumentalities.

       THE MULTI-SECTOR PORTFOLIO II AND THE MULTI-SECTOR PORTFOLIOS III-VIII will seek to provide maximum total rate of return consistent with investing in a range of agency and non-agency Mortgage-Backed Securities, including primarily senior and subordinated tranches of residential, commercial, multifamily and agricultural mortgage securities. The securities in which each Portfolio may invest include, but are not limited to, collateralized mortgage obligations, real estate mortgage investment conduits, adjustable rate mortgages, Asset-Backed Securities, bank debt, corporate debt securities and U.S. Treasury and agency securities. The assets of these seven Portfolios may be invested without limitation in lower rated securities or, if non-rated, securities determined by the Adviser to be of comparable quality at the time of investment. Such securities are commonly referred to as "junk bonds" and have a higher risk of default of principal and interest. Notwithstanding the foregoing, Multi-Sector Portfolio III (i) will seek to provide a total rate of return before fees and expenses over rolling twelve-month periods that exceeds the total return of the Salomon Broad Investment Grade Index over the same period by at least 1.60% an annualized basis, (ii) will not invest in Asset-Backed Securities, bank or corporate debt securities other than money market instruments, or non-rated securities (other than for U.S Government securities) and
   (iii) will maintain a dollar-weighted average credit quality of at least A-/A3, with U.S. Government securities being assigned a AAA rating. Multi-Sector Portfolio III will maintain a targeted duration within 20% shorter or longer than the then current duration of the Salomon Broad Investment Grade Index. Duration is a measure of the expected life of a fixed income security on a present value basis and is indicative of a security's price "volatility" or "risk" associated with changes in interest rates.

       In determining which Mortgage-Backed Securities each Portfolio will purchase, the Adviser will consider, among other factors, the following: characteristics of the underlying mortgage loan, including LTV and debt service coverage ratio, loan seasoning, and refinancing risk; characteristics of the underlying property, including diversity of the loan pool, occupancy and leasing, and competitiveness in the pertinent market; economic, environmental and local considerations; deal structure, including historical performance of the originator, subordination percentages and reserve fund balances; and structural participants such as administrators and servicers.

       In addition to examining the relative value of the investments as indicated above, the Adviser's disciplined approach to investments for each Portfolio will include considerable interaction with rating agencies, extensive review of due diligence by underwriters and rating agencies, confirmation of debt service coverage ratios and stress testing of security cash flows. The Adviser also will select investments which will vary the portfolio by underlying property types, geographic regions and industry exposure. In this regard, Multi-Sector Portfolio III will not purchase any commercial Mortgage-Backed Security ("CMBS") if, giving effect thereto, (i) the net assets of the Portfolio constituting CMBS that are directly or indirectly secured by or payable out of cash flow from the same pool of collateral would increase and would account for more than 10% of the Portfolio's net assets, or (ii) the net assets of the Portfolio attributable to CMBS backed by the same pool of collateral would increase and the Portfolio would own more than 25% of the currently outstanding principal amount of CMBS that are directly or indirectly secured by or payable out of cash flow from the same pool of collateral. In addition, Multi-Sector Portfolio III will not, except during any three-month period after any month in which its net assets have increased by more than 30%, purchase any CMBS if, giving effect thereto, (i) the net assets of the Portfolio constituting CMBS that are directly or indirectly secured by or payable out of cash flow from properties located within a single state of the U.S. would increase and would account for more than 25% of the Portfolio's net assets or (ii) the net assets of the Portfolio constituting CMBS that are directly or indirectly secured by or payable out of cash flow from office properties would increase and would account for more than 33%, or from hotel and motel properties would increase and would account for more than 20%, or from any one of multi-family, cooperative, industrial and warehouse, retail and shopping mall, mobile home park, nursing home and senior living center or hospital properties would increase and would account for more than 75% of the Portfolio's net assets, or
   (iii) the net assets of the Portfolio constituting particular issuances of CMBS that are directly or indirectly secured by or payable out of cash flow from single properties would increase and would account for more than 50% of the Portfolio's net assets. For the foregoing purpose, a CMBS will be considered to be secured by or payable out of the cash flow from a property only in the proportion that the outstanding principal amount of the mortgage loan relating to such property and backing such security bears to the sum of the outstanding principal amount of all mortgage loans backing such security. If the Multi-Sector Portfolio III's asset composition in any of the foregoing categories subsequently exceeds 110% of the related percentage limitation for any reason, the Portfolio will take such action as may be necessary so that within 60 days after the occurrence of such excess the relevant percentage limitation is again satisfied. Multi-Sector Portfolio III will not invest in any issuance of Mortgage-Backed Securities more than 5% of the principal amount of the collateral of which at the time of issuance is single-family residential and agricultural properties in the aggregate.

       Each Portfolio has adopted a number of fundamental investment restrictions which may not be changed without the approval of each Portfolio's outstanding voting securities.
   The SAI sets forth these restrictions in full.

       Multi-Sector Portfolio III has adopted several non-fundamental portfolio investment limitations that differ from those of Multi-Sector Portfolio II and IV- VIII. In addition,
   Multi-Sector Portfolio III will not modify any of its portfolio investment limitations without providing at least 60 days prior written notice of such modification to its shareholders.

   DESCRIPTION OF SECURITIES

       The following describes certain types of securities in which each Portfolio may invest:

   Commercial Mortgage-Backed Securities

       Commercial Mortgage-Backed Securities are generally multi-class debt or pass-through securities backed by a mortgage loan or pool of mortgage loans secured by commercial property, such as industrial and warehouse properties, office buildings, retail space and shopping malls, multifamily properties and cooperative apartments, hotels and motels, nursing homes, hospitals, senior living centers and agricultural property.
   The commercial mortgage loans that underlie Commercial Mortgage-Backed Securities have certain distinct characteristics. Commercial mortgage loans are generally not amortizing or not fully amortizing. At their maturity date, repayment of the remaining principal balance or "balloon" is due and is repaid through the attainment of an additional loan or sale of the property. Unlike most single family residential mortgages, commercial real property loans often contain provisions which substantially reduce the likelihood that such securities will be prepaid. The provisions generally impose significant prepayment penalties on loans and, in some cases there may be prohibitions on principal prepayments for several years following origination. This difference in prepayment exposure is significant due to extraordinarily high levels of refinancing of traditional residential mortgages experienced over the past year as mortgage rates have reached a 25 year low. Assets underlying Commercial Mortgage-Backed Securities may relate to only a few properties or to a single property. See "Prospectus Summary Investment Risks and Special Considerations".

       Commercial Mortgage-Backed Securities have been issued in public and private transactions by a variety of public and private issuers. Non-governmental entities that have issued or sponsored Commercial Mortgage-Backed Securities offerings include owners of commercial properties, originators of and investors in mortgage loans, savings and loan associations, mortgage banks, commercial banks, insurance companies, investment banks and special purpose subsidiaries of the foregoing. Each Portfolio may from time to time purchase Commercial Mortgage-Backed Securities directly from issuers in negotiated transactions or from a holder of such Commercial Mortgage-Backed Securities in the secondary market.

       Commercial Mortgage-Backed Securities generally are structured to protect the senior class investors against potential losses on the underlying mortgage loans. This is generally provided by the subordinated class investors, which may be included in each Portfolio, by taking the first loss if there are defaults on the underlying commercial mortgage loans. Other protection, which may benefit all of the classes, including the subordinated classes in which the Portfolios intend to invest, may include issuer guarantees, reserve funds, additional subordinated securities, cross-collateralization, over-collateralization and the equity investors in the underlying properties.

       By adjusting the priority of interest and principal payments on each class of a given Commercial Mortgage-Backed Security, issuers are able to issue senior investment grade securities and lower rated or non-rated subordinated securities tailored to meet the needs of sophisticated institutional investors. In general, subordinated classes of Commercial Mortgage-Backed Securities are entitled to receive repayment of principal only after all required principal payments have been made to more senior classes and have subordinate rights as to receipt of interest distributions. Such subordinated classes are subject to a substantially greater risk of nonpayment than are senior classes of Commercial Mortgage-Backed Securities. Even within a class of subordinate securities, most Commercial Mortgage-Backed Securities are structured with a hierarchy of levels (or "loss positions"). Loss positions are the order in which nonrecoverable losses of principal are applied to the securities within a given structure. For instance, a first loss subordinate security will absorb any principal losses before any higher loss position subordinate security. This type of structure allows a number of classes of securities to be created with varying degrees of credit exposure, prepayment exposure and potential total return.

       Subordinated classes of Commercial Mortgage-Backed Securities have more recently been structured to meet specific investor preferences and issuer constraints and have different priorities for cash flow and loss absorption. As previously discussed, from a credit perspective, they are structured to absorb any credit-related losses prior to the senior class.
   The principal cash flow characteristics of subordinated classes are designed to be among the most stable in the Mortgage-Backed Securities market, the probability of prepayment being much lower than with traditional Residential Mortgage-Backed Securities. This characteristic is primarily due to the structural feature that directs the application of principal payments first to the senior classes until they are retired before the subordinated classes receive any prepayments. While this serves to enhance the credit protection of the senior classes, it produces subordinated classes with more stable average lives. Subject to the applicable provisions of the 1940 Act, there are no limitations on the classes of Commercial Mortgage-Backed Securities in which each of the Portfolios may invest. Accordingly, in certain circumstances, one of the Portfolios may recover proportionally less of its investment in a Commercial Mortgage-Backed Security than the holders of more senior classes of the same Commercial Mortgage-Backed Security.

       The rating assigned to a given issue and class of Commercial Mortgage-Backed Securities is a product of many factors, including, the structure of the security, the level of subordination, the quality and adequacy of the collateral, and the past performance of the originators and servicing companies. The rating of any Commercial Mortgage-Backed Security is determined to a substantial degree by the debt service coverage ratio (i.e., the ratio of current net operating income from the commercial properties, in the aggregate, to the current debt service obligations on the properties) and the LTV ratio of the pooled properties. The amount of the securities issued in any one rating category is determined by the rating agencies after a rigorous credit rating process which includes analysis of the issuer, servicer and property manager, as well as verification of the LTV and debt service coverage ratios. LTV ratios may be particularly important in the case of commercial mortgages because most commercial mortgage loans provide that the lender's sole remedy in the event of a default is against the mortgaged property, and the lender is not permitted to pursue remedies with respect to other assets of the borrower. Accordingly, loan-to-value ratios may, in certain circumstances, determine the amount realized by the holder of the Commercial Mortgaged-Backed Security.

   Residential Mortgage-Backed Securities

       Each Portfolio also expects to invest in Residential Mortgage-Backed Securities that are Mortgage-Backed Securities representing participation interests in pools of single-family residential mortgage loans originated by private mortgage originators. Traditionally, Residential Mortgage-Backed Securities were issued by governmental agencies such as Fannie Mae, Freddie Mac and Ginnie Mae. Each Portfolio intends to invest in those securities issued by non-governmental agencies as well as governmental agencies. Non-governmental entities that have issued or sponsored Residential Mortgage-Backed Securities offerings include savings and loan associations, mortgage banks, insurance companies, investment banks and special purpose subsidiaries of the foregoing. Residential Mortgage-Backed Securities, similar to Commercial Mortgage-Backed Securities, have been issued using a variety of structures, including multi-class structures featuring senior and subordinated classes. The Multi-Sector Portfolios II and IV-VIII intend to invest in the lower rated or non-rated classes of Residential Mortgage-Backed Securities, with credit qualities at the time of investment rated or deemed by the Adviser to have similar credit and cash flow characteristics as those discussed previously in relation to subordinated classes of Commercial Mortgage-Backed Securities.

       While single-family residential loans do not typically have prepayment penalties or restrictions, as commercial mortgage loans often do, Residential Mortgage-Backed Securities are often structured so that subordinated classes may be locked out of prepayments for a period of time. However, in a period of extremely rapid prepayments, during which senior classes may be retired faster than expected, the subordinated classes may receive unscheduled payments of principal and would have average lives that, while longer than the average lives of the senior classes, would be shorter than originally expected.

       The types of agency and non-agency Commercial and Residential Mortgage-Backed Securities which each Portfolio may invest shall include, but not be limited to, the following securities:

       Mortgage-Related Securities Issued by U.S. Government Agencies and Instrumentalities. Each Portfolio may invest in Mortgage-Backed Securities issued by agencies or instrumentalities of the U.S. Government including GNMA, FNMA and FHLMC. The U.S. Government or the issuing agency guarantees the payment of interest and principal on these securities. However, the guarantees do not extend to the securities' yield or value, nor do the guarantees extend to the yield or value of a Portfolio's shares. These securities are in most cases "pass-through" instruments, through which the holder receives a share of all interest and principal payments from the mortgages underlying the security, net of certain fees. See "Mortgage-Backed Securities" in the SAI.

       Private Mortgage Pass-Through Securities. Private mortgage pass-through securities are structured similarly to GNMA, FNMA and FHLMC mortgage pass-through securities and are issued by originators of and investors in mortgage loans, including depository institutions, mortgage banks, investment banks and special purpose subsidiaries of the foregoing. These securities usually are backed either by GNMA, FNMA or FHLMC certificates or by a pool of fixed rate or adjustable rate mortgage loans. Securities which are backed by a pool of fixed rate or adjustable rate mortgage loans generally are structured with one or more types of credit enhancement. See "Types of Credit Enhancement" in the SAI.

       Adjustable Rate Mortgage Securities. Adjustable rate mortgage securities are pass-through mortgage securities collateralized by mortgages with adjustable rather than fixed rates ("ARMs"). ARMs eligible for inclusion in a mortgage pool generally provide for a fixed initial mortgage interest rate for either the first three, six, twelve, thirteen, thirty-six or sixty scheduled monthly payments. Thereafter, the interest rates are subject to periodic adjustment based on changes to a designated benchmark index. See "Adjustable Rate Mortgage Securities" in the SAI.

       Collateralized Mortgage Obligations and Multi-Class Pass-Through Securities. Collateralized mortgage obligations or "CMOs" are debt obligations collateralized by mortgage loans or mortgage pass-through securities. Typically, CMOs are collateralized by GNMA, FNMA or FHLMC certificates, but also may be collateralized by whole loans or private mortgage pass-through securities (collectively, "Mortgage Assets"). Multi-class pass-through securities are equity interests in a trust composed of Mortgage Assets. Unless the context indicates otherwise, all references herein to CMOs include multi-class pass-through certificates. Payments of principal of and interest on the Mortgage Assets, and any reinvestment income thereon, provide the funds to pay debt service on the CMOs or make scheduled distributions on the multi-class pass-through securities. CMOs may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including depository institutions, mortgage banks, investment banks and special purpose subsidiaries of the foregoing. The issuer of CMOs or multi-class pass-through securities may elect to be treated as a Real Estate Mortgage Investment Conduit ("REMIC"). See "Collateralized Mortgage Obligations and Multi-Class Pass-Through Securities" in the SAI.

       Stripped Mortgage-Backed Securities. Each Portfolio (other than Multi-Sector Portfolio III) may also invest in mortgage pass-through securities where all or a substantial portion of the interest payments go to one class of holders ("Interest Only Securities" or "IOs") and all or a substantial portion of the principal payments go to a second class of holders ("Principal Only Securities" or "POs"). These securities are commonly referred to as Stripped Mortgage-Backed Securities or SMBS. The yields to maturity on IOs and POs are very sensitive to the rate of principal payments (including prepayments) on the related underlying Mortgage Assets, and such rate may have a material effect on yield to maturity. If the underlying Mortgage Assets experience greater than anticipated prepayments of principal, a Portfolio may not fully recoup its initial investment in IOs. Conversely, if the underlying Mortgage Assets experience less than anticipated prepayments of principal, the yield on POs could be materially adversely affected.

       In addition to SMBS issued by agencies or instrumentalities of the U.S. Government, each Portfolio may purchase SMBS issued by private originators of, or investors in, mortgage loans, including depository institutions, mortgage banks, investment banks and special purpose subsidiaries of the foregoing. Privately issued SMBS will be deemed illiquid for purposes of the 15% limitation on illiquid securities. See "Illiquid Securities" below. The determination whether a particular U.S. Government issued SMBS is liquid will be made by the Adviser under guidelines established by the Board of Directors.

       Lower Rated and Non-Rated Securities. The Mortgage-Backed Securities in which each Multi-Sector Portfolio II and IV-VIII may invest are expected to be lower rated (i.e., have a credit quality below investment grade) or non-rated subordinated classes. Investments in such lower rated securities or non-rated securities of equivalent credit quality are subject to special risks, including a greater risk of loss of principal and non-payment of interest. An investor should carefully consider the following factors before purchasing shares of each of the Multi-Sector Portfolios II and IV-VIII. Multi-Sector Portfolio III (i) will not invest in securities (other than U.S. Government securities) that are not rated at least B by S&P, D&P or Fitch or B2 by Moody's at the time of investment;
   (ii) will not invest in securities (other than U.S. Government securities) not rated by at least one of the foregoing organizations at the time of investment; (iii) will not invest more than 12.5% of its assets in securities that are rated below BB-/Ba3 by any of the foregoing organizations; and (iv) will not invest more than 25% of its assets in securities that are rated below BBB-/Baa3 by any of the foregoing organizations. In the case of short-term money market instruments and short-term commingled funds the applicable rating requirement will be A2/P2. For the purpose of Multi-Sector Portfolio III, split rated securities will be accounted for at the lower rating. If any security held in its portfolio is downgraded such that the Portfolio would not be able at that time to make an investment in such security, the Portfolio will sell such security within 30 days after such downgrade. Multi-Sector Portfolio III will maintain a dollar-weighted average credit quality of at least A-/A3, with U.S. Government securities assigned a AAA rating. In order to calculate the average credit quality of the Portfolio, the Portfolio will assign sequential numbers to each of the 20 rating categories from AAA to D, multiply the value of each instrument by the rating equivalent number assigned to its lowest rating, sum all of such products, divide the aggregate by the net asset value of the Portfolio and convert the number back to its equivalent rating symbol.

       Generally, lower rated or non-rated securities of equivalent credit quality offer a higher return potential than higher rated securities but involve greater volatility of price and greater risk of loss of income and principal, including the possibility of default or bankruptcy of the issuers of such securities. Lower rated securities and comparable non-rated securities will likely have large uncertainties or major risk exposure to adverse conditions and are predominately speculative. The occurrence of adverse conditions and uncertainties would likely reduce the value of securities held by each Multi-Sector Portfolio II-VIII, with a commensurate effect on the value of a given portfolio's shares. While the market values of lower rated securities and non-rated securities of equivalent credit quality tend to react less to fluctuations in interest rate levels than do those of higher rated securities, the market values of certain of these securities also tend to be more sensitive to changes in economic conditions than higher rated securities. In addition, lower rated securities and non-rated securities of equivalent credit quality generally present a higher degree of credit risk. Each Multi-Sector Portfolio II-VIII may incur additional expenses to the extent that it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings.

       Securities which are rated BB by S&P, D&P and Fitch and Ba by Moody's have speculative characteristics with respect to capacity to pay interest and repay principal. Securities which are rated B generally lack characteristics of a desirable investment and assurance of interest and principal payments over any long period of time may be small. Securities which are rated Caa or CCC or below are poor standing. Those issues may be in default or present elements of danger with respect to principal or interest. Securities rated C by Moody's, D by S&P, or the equivalent by D&P or Fitch are the lowest rating class. Such ratings indicate that payments are in default, or that a bankruptcy petition has been filed with respect to the issuer or that the issuer is regarded as having extremely poor prospects. A general description of the bond ratings of Moody's, S&P, D&P and Fitch is set forth in Appendix A to the Prospectus.

       In general, the ratings of nationally recognized statistical rating organizations represent the opinions of these agencies as to the quality of securities that they rate. Such ratings, however, are relative and subjective, and are not absolute standards of quality and do not evaluate the market value risk of the securities. It is possible that an agency might not change its rating of a particular issue to reflect subsequent events. These ratings will be used by the Portfolios as initial criteria for the selection of portfolio securities, but each Portfolio also will rely upon the independent advice of the Adviser to evaluate potential investments.

       Asset-Backed Securities

       The securitization techniques used to develop Mortgage-Backed Securities are also applied to a broad range of other assets. Through the use of trusts and special purpose corporations, various types of assets, primarily automobile and credit card receivables and home equity loans, are being securitized in pass-through structures similar to the mortgage pass-through structures described above or in a pay-through structure similar to the CMO structure. Other types of assets being securitized include loans to finance boats, recreational vehicles, mobile homes and manufactured housing; computer, copier, railcar and medical equipment leases; student and commercial loans; and trade, health care and franchise receivables. In general, the collateral supporting Asset-Backed Securities is of shorter maturity than mortgage loans and is less likely to experience substantial prepayments. As with Mortgage-Backed Securities, Asset-Backed Securities are often backed by a pool of assets representing the obligations of a number of different parties and use similar credit enhancement techniques. See "Types of Credit Enhancement" in the SAI.

       The market for certain types of Asset-Backed Securities is relatively new and untested. Certain Asset-Backed Securities may have a limited secondary market and may be subject to restrictions on transferability. Any Asset-Backed security that cannot be disposed of within seven days and in the usual course of business without taking a reduced price will be deemed illiquid for purposes of the 15% limitation on illiquid securities. See "Illiquid Securities" below. The determination whether a particular Asset-Backed security is liquid will be made by the Adviser under guidelines established by the Board of Directors of the Trust.

       New instruments and variations of existing Mortgage-Backed
   Securities and Asset-Backed Securities continue to be developed. The Portfolios may invest in any such instruments or variations as may be developed to the extent consistent with their investment objectives and policies and applicable regulatory requirements.

       U.S. Government Securities

       U.S. Treasury Securities. The Portfolios will invest in U.S. Treasury securities, including bills, notes, bonds and other debt securities issued by the U.S. Treasury. These instruments are direct obligations of the U.S. Government and, as such, are backed by the "full faith and credit" of the United States.
   They differ primarily in their interest rates, the lengths of their maturities and the dates of their issuances.

       Each Portfolio (other than Multi-Sector Portfolio III) may also invest in "zero coupon" securities, including U.S. Treasury bills, notes and bonds which have been stripped of their unmatured interest coupons or which are certificates representing interests in such stripped debt obligations. Such securities are purchased at a discount from their face amount, giving the purchaser the right to receive their full value at maturity. A zero coupon security pays no interest to its holder during its life. In addition to those issued by the U.S. Government, such zero coupon securities may be issued by private issuers representing an interest in securities issued by the U.S. Government. Such privately issued zero coupon securities are not considered U.S. Government securities and will be deemed illiquid for purposes of the 15% limitation on illiquid securities. See "Investment Objectives and Policies U.S. Government Securities" in the SAI and "Illiquid Securities" below.

       Securities Issued or Guaranteed by U.S. Government Agencies and Instrumentalities. Each Portfolio may invest in securities issued by agencies of the U.S. Government or instrumentalities of the U.S. Government, including, but not limited to, GNMA, FNMA and FHLMC securities. Obligations of GNMA, the Farmers Home Administration and the Export-Import Bank are backed by the "full faith and credit" of the United States. In the case of securities not backed by the "full faith and credit" of the United States, the Portfolios must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment. Such securities include obligations issued by FNMA and FHLMC, each of which may borrow from the U.S. Treasury to meet its obligations, although the U.S. Treasury is under no obligation to lend to FNMA or FHLMC. GNMA, FNMA and FHLMC investments by the Portfolios may also include pass-through securities, CMOs and certain other Mortgage-Backed Securities.

       Corporate Debt Securities

       Corporate Debt securities include securities issued by corporations and other entities, including bonds and debentures (which are long-term), notes (which may be short- or long-term), certificates of deposit (unsecured borrowings by banks), bankers' acceptances (indirectly secured borrowings to facilitate commercial transactions) and commercial paper (short-term unsecured notes). These securities may have adjustable or fixed rates of interest and may be secured or unsecured by assets of the issuer or another party. Adjustable rate corporate debt securities may have interest rate caps and floors but such corporate debt securities are not subject to prepayment risk other than through contractual call provisions, which generally impose a penalty for prepayment during all or a portion of the period such securities are outstanding. Fixed rate debt securities may also be subject to call provisions. Corporate Debt securities are subject to the bankruptcy risk of the issuer. The Trust believes that the high quality securities it purchases will tend to reduce such risks. Several of the Portfolios may purchase corporate debt securities rated at the time of investment no lower than BBB- by S&P or Baa3 by Moody's. The rating of a corporate debt security may change over time, as S&P and Moody's monitor and evaluate the ratings assigned to corporate debt securities on an ongoing basis. As a result, corporate debt securities held by a Portfolio could receive a higher rating (which would tend to increase their value) or a lower rating (which would tend to decrease their value) during the time that they are owned by the Portfolio. If a security owned by a Portfolio is downgraded below either BBB-by S&P or Baa3 by Moody's, the Adviser will monitor such security and determine whether to sell it based on the factors it considers relevant such as size of the investment, whether a loss or gain will result, relative risk to the Portfolio, depth of the trading market or any other relevant factors. The Trust expects that under normal market conditions no more than 5%, if any, of a Portfolio's assets will consist of securities whose ratings have been downgraded below BBB- by S&P or Baa3 by Moody's. The Portfolios will consider whether to retain or dispose of a bond whose rating drops below the minimum ratings applicable to a Portfolio. Except for Multi-Sector Portfolio III, the Portfolios are not restricted in the amount they may invest in any of the securities described in this section.

       Bank Debt

       Except for Multi-Sector Portfolio III, each Portfolio from time to time may also purchase indebtedness and participation therein, both secured and unsecured, of debtor companies in the form of loans made by commercial banks to debtor companies. When a Portfolio purchases a participation interest in bank debt it assumes the credit risk associated with the bank as well as the credit risk associated with the issuer of any underlying debt instrument. Bank debt which represents indebtedness of a debtor company to a bank is not a security of the banks issuing or selling it. The Portfolio may purchase bank debt from national and state chartered banks. Each Portfolio is restricted from investing more than 15% of its assets in bank debt which is not readily marketable and illiquid.

       Floating Rate, Inverse Floating Rate and Index Obligations

       The Portfolios may invest in debt securities with interest payments or maturity values that are not fixed, but float in conjunction with (or inversely to) an underlying index or price. These securities may be backed by U.S. Government or corporate issuers, or by collateral such as mortgages. In certain cases, a change in the underlying index or price may have a leveraging effect on the periodic coupon payments, creating larger possible swings in the prices of such securities than would be expected when taking into account their maturities alone. The indices and prices upon which such securities can be based include interest rates, currency rates and commodities prices. However, Multi-Sector Portfolio III will not invest in any instrument whose value is computed based on a multiple of the change in price or value of an asset or an index of or relating to assets in which the Portfolio could not invest.

       Floating rate securities pay interest according to a coupon which is reset periodically. This reset mechanism may be formula based, or reflect the passing through of floating interest payments on an underlying collateral pool. The coupon is usually reset daily, weekly, monthly, quarterly or semi-annually, but other schedules are possible. Floating rate obligations generally exhibit a low price volatility for a given stated maturity or average life because their coupons adjust with changes in interest rates. If their underlying index is not an interest rate, or the reset mechanism lags the movement of rates in the current market, greater price volatility may be experienced.

       Inverse floating rate securities are similar to floating rate securities except that their coupon payments vary inversely with an underlying index by use of a formula. Inverse floating rate securities tend to exhibit greater price volatility then other floating rate securities. Because the changes in the coupon are usually negatively correlated with changes in overall interest rates, interest rate risk and price volatility on inverse floating rate obligations can be high, especially if leverage is used in the formula. Multi-Sector Portfolio III will not invest, and the other Portfolios do not intend to invest more than 10% of its total assets in inverse floating rate securities.

       Index securities pay a fixed rate of interest, but have a maturity value that varies by formula, so that when the obligation matures a gain or loss is realized. The risk of index obligations depends on the volatility of the underlying index, the coupon payment and the maturity of the obligation.

       Illiquid Securities

       Illiquid securities are subject to legal or contractual restrictions on disposition or lack an established secondary trading market. The sale of restricted and illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the over-the-counter markets. Restricted securities may sell at a price lower than similar securities that are not subject to restrictions on resale.
   Each Portfolio may purchase certain restricted securities up to 15% of its net assets eligible for sale to qualified institutional buyers as contemplated by Rule 144A under the Securities Act of 1933 and may treat such securities as being liquid if the Adviser determines, pursuant to procedures adopted by the Trust's Board of Directors, that a sufficient
   secondary market does exist for such securities.   See the SAI
   for a further discussion of illiquid securities.

                      OTHER INVESTMENT PRACTICES

   DURATION MANAGEMENT AND OTHER MANAGEMENT TECHNIQUES

       As a basic element of its overall investment strategy each Portfolio intends to use a variety of other investment management techniques and instruments. A more complete description of such techniques is contained in the SAI. Each Portfolio may purchase and sell futures contracts, enter into various interest rate transactions such as swaps, caps and floors and may purchase and sell exchange-listed and over-the-counter put and call options on securities, financial indices and futures contracts (collectively, "Additional Investment Management Techniques"). These Additional Investment Management Techniques may be used for duration management and other risk management to attempt to protect against possible changes in the market value of a Portfolio resulting from trends in the debt securities markets and changes in interest rates, to protect a Portfolio's unrealized gains in the value of its securities holdings, to facilitate the sale of such securities for investment purposes, to establish a position in the securities markets as a temporary substitute for purchasing particular securities and (except for Multi-Sector Portfolio
   III) to enhance income or gain. There is no particular strategy that requires use of one technique rather than another as the decision to use any particular strategy or instrument is a function of market conditions and the composition of the portfolio. See Appendix B "General Characteristics and Risks of Additional Investment Management Techniques".

       Additional Investment Management Techniques present certain risks. With respect to hedging and risk management, the variable degree of correlation between price movements of hedging instruments and price movements in the position being hedged creates the possibility that losses on the hedge may be greater than gains in the value of a Portfolio's position. The same is true for such instruments entered into for income or gain. In addition, certain instruments and markets may not be liquid in all circumstances. As a result, in volatile markets, a Portfolio may not be able to close out a transaction without incurring losses substantially greater than the initial deposit. Although the contemplated use of these instruments predominantly for hedging should tend to minimize the risk of loss due to a decline in the value of the position, at the same time they tend to limit any potential gain which might result from an increase in the value of such position. The ability of a Portfolio to successfully utilize Additional Investment Management Techniques will depend on the Adviser's ability to predict pertinent market movements and sufficient correlations, which cannot be assured. Finally, the daily deposit requirements in futures contracts that a Portfolio has sold create an ongoing greater potential financial risk than do options transactions, where the exposure is limited to the cost of the initial premium. Losses due to the use of Additional Investment Management Techniques will reduce net asset value.

       In selecting counterparties for OTC hedging and risk management transactions, Multi-Sector Portfolio III will adhere to the following minimum ratings: (i) with respect to an OTC derivative instrument with a remaining nominal maturity of six months or less, a Moody's Derivative Counterparty Rating of A3;
   (ii) with respect to an OTC derivative instrument with a remaining maturity of more than six months, a Moody's Derivative Counterparty Rating of AA3. If the counterparty does not have a Moody's counterparty rating, then either the Moody's or S&P longterm securities rating of A3/A- (with respect to category (i) above) or Aa3/AA- (with respect to category (ii) above) may be used as a substitute. In addition, all such counterparties must have a minimum short-term rating of A-1 by Moody's and P-1 by S&P. If a counter-party drops below the minimum ratings, then Multi-Sector Portfolio III will seek to unwind existing agreements with such counterparty in a cost effective manner and will be prohibited from entering into new agreements with the counterparty so long as the counterparty's rating is below the relevant minimum.

       The principal risks relating to the use of futures contracts and other Additional Investment Management Techniques are: (a) less than perfect correlation between the prices of the instrument and the market value of the securities in the portfolio's holdings; (b) possible lack of a liquid secondary market for closing out a position in such instruments; (c) losses resulting from interest rate or other market movements not anticipated by the Adviser; and (d) the obligation to meet additional variation margin or other payment requirements, all of which could result in a Portfolio being in a worse position than if such techniques had not been used. See Appendix B "General Characteristics and Risks of Additional Investment Management Techniques" and the Statement of Additional Information for further information.

       The Portfolios (except for Multi-Sector Portfolio III) may make short sales of securities. A short sale is a transaction in which a Portfolio sells a security it does not own in anticipation that the market price of that security will decline. A Portfolio may make short sales to hedge positioning for duration and risk management in order to maintain portfolio flexibility or to enhance income or gain. Short sales will be made in compliance with applicable regulatory requirements and will be fully collateralized at all times.

       Each Portfolio may also purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis. When such transactions are negotiated, the price, which is generally expressed in yield terms, is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date outside the normal course of settlement for securities of that type. When-issued securities and forward commitments may be sold prior to the settlement date, but a Portfolio will enter into when-issued and forward commitments only with the intention of actually receiving or delivering the securities, as the case may be. If a Portfolio disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it can incur a gain or loss. At the time a Portfolio enters into a transaction on a when-issued or forward commitment basis, it will segregate with its custodian cash or other liquid high grade debt securities with a value not less than the value of the when-issued or forward commitment securities. The value of these assets will be monitored daily to ensure that their marked to market value will at all times equal or exceed the corresponding obligations of the Portfolio. There is always a risk that the securities may not be delivered and that a Portfolio may incur a loss. Settlements in the ordinary course, which typically occur monthly for mortgage-related securities, are not treated by the Portfolios as when-issued or forward commitment transactions and accordingly are not subject to the foregoing restrictions.

   LEVERAGE AND BORROWING

       Each Portfolio is authorized to borrow money or otherwise use leverage in an amount up to 33 % of the Trust's total assets (including the amount borrowed), less all liabilities and indebtedness other than the bank or other borrowing. Each Portfolio is also authorized to borrow an additional 5% of its total assets without regard to the foregoing limitation for temporary purposes such as clearance of portfolio transactions and share repurchases. A Portfolio may only borrow from a commercial bank or trust company and will only borrow when the Adviser believes that such borrowings will benefit the Portfolio after taking into account considerations such as interest income and possible gains or losses upon liquidation. Notwithstanding the foregoing, Multi-Sector Portfolio III will not borrow money or enter into reverse repurchase agreements or dollar rolls.

       Borrowing by a Portfolio creates an opportunity for increased net income but, at the same time, creates special risk considerations. For example, leverage may exaggerate changes in the net asset value of the Shares and in the yield on the Portfolio's portfolio. Although the principal of such borrowings will be fixed, the Trust's assets may change in value during the time the borrowing is outstanding. Borrowing will create interest expenses for a Portfolio which can exceed the income from the assets retained. Furthermore, if a Portfolio borrows on a short-term basis and invests the proceeds in long-term securities, an increase in interest rates could reduce or eliminate the interest rate differential usually available between short-term and long-term rates and could reduce the value of the Trust's securities, thereby exposing the Portfolio to adverse yields and risk of loss on disposition of its securities. The Trust may also borrow for emergency purposes, for the payment of dividends, for share repurchases or for the clearance of transactions.

       Each Portfolio (except for Multi-Sector Portfolio III) expects to leverage by entering into reverse repurchase agreements with the same parties with whom it may enter into repurchase agreements (as discussed below). Under a reverse repurchase agreement, a Portfolio sells securities and agrees to repurchase them at a mutually agreed upon date and price.
   At the time the Portfolio enters into a reverse repurchase agreement, an approved custodian may segregate liquid, high grade debt securities having a value not less than the repurchase price (including accrued interest). Reverse repurchase agreements involve the risk that the market value of the securities retained in lieu of sale by a Portfolio may decline below the price of the securities the Portfolio has sold but is obligated to repurchase. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce a Portfolio's obligation to repurchase the securities and the Portfolio's use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Reverse repurchase agreements create leverage, a speculative factor, and will be considered as borrowings for purposes of a Portfolio's limitation on borrowing.

       A Portfolio (except for Multi-Sector Portfolio III) may also leverage by entering into dollar rolls in which the Portfolio sells fixed income securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. During the role period, the Portfolio forgoes principal and interest paid on such securities. The Portfolio is compensated by the difference between the current sales price and the forward price for the future purchase
   (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale. Dollar rolls are treated by a Portfolio in the same manner as reverse repurchase agreements for leverage purposes.

       Each Portfolio (except for Multi-Sector Portfolio III) expects that any borrowings will be made on a secured basis. In such situation, either the custodian will segregate the pledged assets for the benefit of the lender or arrangements will be made with (i) the lender to act as a subcustodian if the lender is a bank or otherwise qualifies as a custodian of investment company assets or (ii) a suitable subcustodian.

   REPURCHASE AGREEMENTS AND LENDING OF SECURITIES

       Each Portfolio may invest temporarily, without limitation, in repurchase agreements, which are agreements pursuant to which securities are acquired by a Portfolio from a third party with the understanding that they will be repurchased by the seller at a fixed price on an agreed upon date. These agreements may be made with respect to any of the securities in which a Portfolio is authorized to invest. Repurchase agreements may be characterized as loans secured by the underlying securities and will be entered into in accordance with the requirements of the SEC. Multi-Sector Portfolio III will not enter into any repurchase agreement with respect to securities other than U.S. Government securities and mortgage-backed securities. The value of the collateral for such repurchase agreement marked-to-market at the end of each business day will be at least 102% of the amount of the repurchase agreement. The Multi-Sector Portfolio III will not enter into any repurchase agreement the term of which exceeds 90 days.

       Each Portfolio (other than Multi-Sector Portfolio III) may lend its portfolio securities to qualified institutions as determined by the Board of Directors. By lending its portfolio securities, a Portfolio attempts to increase its income through the receipt of interest on the loan. Any gain or loss in the market price of the securities loans that may occur during the term of the loan will be for the account of a Portfolio. A Portfolio may lend its portfolio securities so long as the terms and the structure of such loans are not inconsistent with the requirements of the 1940 Act.

                        MANAGEMENT OF THE TRUST

       The Board of Directors, in addition to reviewing the actions of the Adviser and the Distributor, as set forth below, decides upon matters of general policy. Additional information about the Directors and officers of the Trust may be found in the Statement of Additional Information under the heading
   "Directors and Officers".

   INVESTMENT ADVISER

       BlackRock Financial Management Inc. (formerly, BlackRock Financial Management L.P) is the Trust's investment adviser (the "Adviser") and is compensated monthly by each Portfolio for its services in an amount equal to the following percentages of each Portfolio's average daily net asset value on an annualized basis: .40% for the Investment Grade Multi-Sector Portfolio and .50% for the Multi-Sector Portfolios II and IV-VIII. The Investment Advisory Agreement for the Multi-Sector Portfolio III which provides that the Adviser will be compensated at the end of each calendar quarter at an annualized rate of .25% of the Portfolio's average month end net assets. Pursuant to an Investment Advisory Agreement with the Trust, the Adviser manages the investment operations of each Portfolio. See "Management of the Trust The Investment Advisory Agreement" in the SAI.

       The Adviser is a Delaware corporation with offices at 345 Park Avenue, New York, New York 10154. On February 28, 1995, BlackRock Financial Management L.P. sold its business to PNC Bank N.A., the twelfth largest bank in the U.S. At the time of the sale, the Adviser changed from a limited partnership to a corporation and accordingly, changed the name from BlackRock Financial Management L.P. to BlackRock Financial Management Inc. All members of the Adviser's senior management team have signed long-term employment contracts with PNC and will continue to be responsible for managing the day-to-day affairs of the Adviser, including carrying out its responsibilities with respect to the Trust and its various portfolios. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940.

       The Adviser's employees include several individuals with extensive experience in creating, evaluating and investing in a broad range of U.S. fixed-income securities. Prior to co-founding BlackRock Financial Management L.P., from July 1976 to March 1988, Mr. Laurence Fink was employed by The First Boston Corporation where he had been a Managing Director since January 1979. At First Boston, he was a member of the Management Committee and co-head of its Taxable Fixed Income Division. He also managed the Financial Futures and Fixed Income Options Department and the Mortgage and Real Estate Products Group. Mr. Ralph Schlosstein, co-founder of BlackRock Financial Management L.P., was employed by Shearson Lehman Brothers Inc. from February 1981 to March 1988 and became a Managing Director in August 1984. At Shearson Lehman, he was co-head of the Mortgage and Savings Institutions Group. Messrs. Fink and Schlosstein, along with other members of the Adviser, were instrumental in many of the major innovations in these securities markets, including the creation of the fixed and floating rate CMOs, Asset-Backed Securities and the senior-subordinated mortgage pass-through.

       The Adviser provides asset management services with respect to high quality fixed income instruments, including U.S. Treasury securities, Mortgage-Backed Securities, municipal obligations, corporate bonds and hedging products. Investment decisions for the Trust are made by a committee and no person(s) is primarily responsible for making recommendations to that committee. The Adviser currently serves as the investment adviser to individual and institutional fixed income investors in the United States and overseas through several funds and separately managed accounts with combined total assets in excess of $33 billion.

       In addition to the Trust, the Adviser serves as adviser to 25 closed-end funds. Certain features of these closed-end funds are provided in the following table:


                                      Stock             Term:        Primary                  Net Assets
                                      Exchange          Year of      Portfolio             (June 30, 1995)
                                      Ticker Symbol     Maturity     Composition             (in millions)

   Taxable BlackRock Trusts:*
   The BlackRock Income                                  None-        Mortgage-
       Trust Inc.   . .                BKT               Perpetual    Backed Securities    $478

   The BlackRock North American                          None-        Canadian
       Government Income Trust Inc.    BNA               Perpetual    Securities and
                                                                      Mortgage-Backed
                                                                      Securities           $389

   The BlackRock 1998 Term                                            Mortgage-Backed
       Trust Inc.   . .                BBT                 1998       Securities           $560

   The BlackRock 1999 Term                                            Mortgage-Backed
        Trust Inc. . . .               BNN                 1999       Securities           $194

   The BlackRock Target Term                                          Mortgage-Backed
        Trust Inc.   . .               BTT                 2000       Securities and       $935
                                                                      Zero Coupon
                                                                      Securities

   The BlackRock 2001 Term                                            Mortgage-Backed
        Trust Inc.   . .               BLK                 2001       Securities           $1,238

   The BlackRock Strategic Term                                       Mortgage-Backed
        Trust Inc.   . .               BGT                 2002       Securities           $512

   The BlackRock Investment Quality                                   Mortgage-Backed
        Term Trust Inc.                BQT                 2004       Securities and       $337
                                                                      Corporate Debt
                                                                      Securities

   The BlackRock Advantage Term                                       Mortgage-Backed
        Trust Inc.   . .               BAT                 2005       Securities and       $95
                                                                      Zero Coupon
                                                                      Securities

   The BlackRock Broad Investment                                     Corporate Debt
        Grade 2009 Term Trust Inc.    BCT                  2009       Securities,          $39
                                                                      Mortgage-Backed
                                                                      Securities and
                                                                      Asset-Backed
                                                                      Securities
  BlackRock Asset Investors ("BAI")  BAI*                  2001**    Commerical and
                                                                      Residential Mortgage-
                                                                      Backed Securities    $28
  BlackRock Fund Investors I          *                     2001**    Shares of BAI         $8
  BlackRock Fund Investors II         *                     2001**    Shares of BAI         $6
  BlackRock Fund Investors III        *                     2001**    Shares of BAI        $13

   Tax-Exempt BlackRock Trusts:
   The BlackRock California                                           California
       Investment Quality                                None-        Municipal
       Municipal Trust Inc.           RAA                Perpetual    Obligations          $13
   The BlackRock Florida Investment                      None-        Florida Municipal
      Quality Municipal Trust         RFA                Perpetual    Obligations          $15
   The BlackRock New Jersey Investment                   None-        New Jersey Municipal
      Quality Municipal Trust Inc.    RNJ                Perpetual    Obligations          $13
   The BlackRock New York Investment                     None-        New York Municipal
      Quality Municipal Trust Inc.    RNY                Perpetual    Obligations          $17
   The BlackRock Investment Quality                      None-        Municipal
      Municipal Trust Inc.            BKN                Perpetual    Obligations          $226
   The BlackRock Municipal Target                                     Municipal
      Term Trust Inc.                 BMN                   2006      Obligations          $490
   The BlackRock California Insured                                   California
      Municipal 2008 Term Trust Inc.  BFC                   2008      Municipal Obligations$155
   The BlackRock Florida Insured                                      Florida Municipal
      Municipal 2008 Term Trust       BRF                   2008      Obligations          $132
   The BlackRock Insured Municipal                                    Municipal
      2008 Term Trust Inc.            BRM                   2008      Obligations          $413
   The BlackRock New York Insured                                     New York Municipal
      Municipal 2008 Term Trust Inc.  BLN                   2008      Obligations          $171
   The BlackRock Insured Municipal                                    Municipal
      Target Term Trust Inc.          BMT                   2010      Obligations          $273


     ______________________________

     *    Funds not traded on exchange.
     ** Term is seven years, subject to two one-year extensions pursuant to certain terms and conditions.


        The Adviser also serves as adviser to eight open-end portfolios which are also series of the Trust. These portfolios include The Short Duration Portfolio, The Intermediate Duration Portfolio, The Core Fixed Income Portfolio, The Mortgage Portfolio, The Government Portfolio, The Long Duration Portfolio and The Global Fixed Income Portfolio, all fixed income portfolios and The Money Market Portfolio. The Adviser serves as investment sub-adviser to 21 open-end funds, The BlackRock Government Income Trust, Dean Witter Premier Income Trust, Accessor Funds Inc. Mortgage Securities Portfolio, The Frank Russell Trust Volatility Constrained Bond Fund and Fixed Income II Fund, The Smith Barney Adjustable Rate Government Income Fund, The Sierra Trust Fund U.S. Government Portfolio and Target Maturity 2008 Portfolio, The Sierra Variable Trust U.S. Government Fund, The PNC Fund which includes the following portfolios: Managed Income, Tax-Free Income, Intermediate Government, Ohio TaxFree Income, Pennsylvania Tax-Free Income, Short-Term Bond, Intermediate-Term Bond, Government Income and Balanced Portfolios, The Investors Trust U.S. Government Fund and Provident Institutional Funds, Inc., Intermediate Duration Fund and Short Duration Fund. The Adviser serves as the investment adviser to four offshore funds: BFM Fund for Fannie Mae Mortgage Securities; BFM Freddie Mac Mortgage Securities Fund; BFM LIBOR Mortgage Fund; Gemini I; and BSY Financial Corporation. Each of these offshore funds invests primarily in U.S. Mortgage-Backed Securities.

     DISTRIBUTOR

     Provident Distributors, Inc., an affiliate of PNC, acts as the Trust's distributor (the "Distributor"). The Trust has adopted a Distribution and Stockholder Servicing Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act. The Plan permits the Adviser to pay a fee to the Distributor, which in turn is authorized to make payments to securities dealers with which the Distributor may enter into solicitation fee agreements. The Distributor may also use a portion of the fee it receives under the Plan to compensate institutions who perform support services that would otherwise be performed by an Administrator or its agents. The purpose of the Plan is to promote distribution of the Trust's shares and to enhance the provision of stockholder services. The Trust is not required or permitted under the Plan to make payments over and above its investment advisory fee; the Plan merely permits the reallocation of a portion of the advisory fee the Adviser receives to pay for distribution related and stockholder servicing activities. See "Distribution and Stockholder Servicing Plan" in the SAI.

     EXPENSES

     Each Portfolio is responsible for the payment of certain fees and expenses including, among others, the following: (i) advisory fees;
     (ii) the fees of unaffiliated Directors; (iii) the fees of each Portfolio's Administrator, Custodian and Transfer and Dividend Disbursing Agent; (iv) the fees of the Trust's legal counsel and independent accountants; (v) brokerage commissions incurred in connection with portfolio transactions; (vi) all taxes and charges of governmental agencies; (vii) the reimbursement of organizational expenses; and (viii) expenses related to stockholder communications, including all expenses of stockholders' and Board of Directors' meetings and of preparing, printing and mailing reports, proxy statements and prospectuses to stockholders.

     NET ASSET VALUE

     The net asset value per share of each Portfolio is determined by subtracting from the value of the assets of a Portfolio the amount of its liabilities, and dividing the remainder by the number of outstanding shares of the Portfolio. The Board of Directors has fixed the specific time of day for the computation of a Portfolio's net asset value to be as of 4:00 p.m., New York time. Portfolio securities are valued based on market quotations or, if not readily available, at fair value as determined in good faith under procedures established by the Trust's Board of Directors.

     Each Portfolio will compute its net asset value once daily on days that the New York Stock Exchange is open for trading, except on days on which no orders to purchase, sell or redeem shares have been received. The New York Stock Exchange is closed on the following holidays: New Year's Day, Washington's Birthday, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

     PURCHASE AND REDEMPTION OF SHARES

     HOW TO PURCHASE SHARES

        The shares of the Portfolios are currently offered to pension and profit sharing plans, employee benefit trusts, financial institutions, corporations, and individuals. Shares of a Portfolio may be purchased at net asset value without a sales charge. The minimum initial investment in the Investment Grade Multi-Sector Portfolio and the Multi-Sector Portfolio II is $5 million. The minimum initial investment for each Multi-Sector Portfolio III-VIII is $50 million and each of the Multi-Sector Portfolios III-VIII will be separately offered to appropriate institutional investors.

        An account may be opened by completing and signing a Client Registration Form and mailing it to PFPC, Inc. at the following address: P.O. Box 8961, Wilmington, Delaware 19899-8961.

        Purchases of shares may be made by wiring Federal funds to each Portfolio's Transfer Agent on any day on which the Portfolios compute net asset value. Normally, payments for such shares should be received by the proper Transfer Agent no later than 12:00 noon, New York time. Before wiring Federal funds, the investor must first
     telephone the Transfer Agent at 1-800-555-3890.   On the telephone
     the following information will be requested: name of authorized person; stockholder name; stockholder account number; name of the Portfolio; amount being wired; and wiring bank name. Purchase orders will be effected at the net asset value next determined after receipt of a proper order and payment of Federal funds, and dividends will commence accruing on that day.

        Other Purchase Information

        Purchases of a Portfolio's shares will be made in full and fractional shares. In the interest of economy and convenience, certificates for shares will generally not be issued.

        The Trust reserves the right, in its sole discretion, to suspend the offering of shares of any or all of the Portfolios or to reject purchase orders when, in the judgment of management, such suspension or rejection is in the best interests of the Trust; to waive the minimum initial investment of certain investors; and to redeem shares if information provided in the Client Registration Form should prove to be incorrect in any material manner (e.g., in a manner such as to render the stockholder ineligible to purchase shares of the Trust). Shares will not be offered or sold in any jurisdiction to any person to whom it would be unlawful to make such offer or sale in such jurisdiction.

        Shares of a Portfolio may be purchased by customers of broker-dealers or other financial intermediaries (service agents) which have established a stockholder servicing relationship with the Trust on behalf of their customers. Service agents may impose additional or different conditions on the purchase or redemption of Portfolio shares by their customers and may charge their customers transaction, account or other fees on the purchase and redemption of Portfolio shares. Each service agent is responsible for transmitting to its customers a schedule of any such fees and information regarding any additional or different conditions regarding purchases and redemptions. Stockholders who are customers of service agents should consult their service agent for information regarding these fees and conditions.

     HOW TO REDEEM SHARES

        Each Portfolio will redeem its shares at the net asset value next determined following receipt of a proper request, and dividends will not accrue after the day on which the redemption is effectuated.
     The date on which a redemption request is received will be the date specified if the redemption request specifies a particular date in the future for its effectiveness. The Trust expects to pay all redemption requests made with at least thirty (30) days' advance
     notice in cash.   Redemption requests in excess of $250,000 by any
     single shareholder from a particular Portfolio within any three-month period may be paid in kind unless the Trust has received at least thirty (30) days' advance notice and will be paid in kind if the redeeming shareholder so requests and such payment will not adversely affect other shareholders. Shareholders who receive redemptions in kind will incur additional expense and delay in disposing of such securities and the value of such securities may decline during the disposition period. Each Portfolio accepts telephone requests from any investor for wire redemption. The Portfolios and the Transfer Agent will not be liable for following telephone instructions reasonably believed to be genuine. In this regard, the Portfolios and the Transfer Agent require personal identification information before accepting a telephone redemption. If the Portfolios or their Transfer Agent fail to use reasonable procedures, the Portfolios might be liable for losses due to fraudulent instructions. Redemptions may be made by calling Transfer Agent at 1-800-555-3890, by facsimile, or by other wire communication. No charge is made for redemptions. Shares redeemed may be worth more or less than the purchase price of the shares, depending on the market value of the investment securities held by the particular Portfolio at the time of redemption.

        If a proper redemption request is received prior to 12:00 noon, New York time, on any day on which the Portfolio computes its net asset value, payment of the redemption price will ordinarily be wired to the stockholder's bank on the first business day subsequent to the 30-day advance notice redemption request in the case of the Portfolios. If the request is received after 12:00 noon, New York time, payment will ordinarily be wired to the stockholder's bank within two business days subsequent to the 30-day advance notice redemption request. Redemption proceeds will be sent by wire only to the bank named on the stockholder's application form. A stockholder may change the wire instructions on the application form by writing to the proper Transfer Agent with an appropriate signature guarantee. The Trust may suspend the right of redemption or postpone the payment date at times when the New York Stock Exchange is closed, or during certain other periods as permitted under the federal securities laws.

     REPORTS TO STOCKHOLDERS

        The Trust will send to its stockholders semi-annual and annual reports and may send periodic reports more frequently. The reports include a discussion of the performance of the Portfolios and a comparison of the performance of the Portfolios to their respective benchmarks. The financial statements appearing in annual reports are audited by independent accountants.

        In order to avoid duplicate mailing and printing expenses, the Trust will provide one semi-annual and annual stockholder report and one annual prospectus per investor. Stockholders may request additional copies of such reports or prospectuses for each Portfolio without charge by calling 1-800-555-3890 or by writing to the Administrator at PFPC, Inc., P.O. Box 8961, Wilmington, Delaware 19899-8961.

     STOCKHOLDER INQUIRIES

        Stockholder inquiries should be addressed to PFPC, Inc. at P.O. Box 8961, Wilmington, Delaware 19899-8961, or by telephone at 1-800-555-3890

                      TAXES, DIVIDENDS AND DISTRIBUTIONS

        Each Portfolio will be treated as a separate taxable entity for federal income tax purposes. Each Portfolio intends to elect to qualify and to remain qualified as a regulated investment company under Subchapter M of the Internal Revenue Code. So long as the Portfolios continue to so qualify, they will not be subject to federal income taxes on their net investment income and capital gains, if any, that they distribute to stockholders. Any undistributed income may be subject to tax, including a 4% excise tax on certain undistributed income of a regulated investment company that does not distribute to stockholders in a timely manner at least 98% of its income. All dividends out of net investment income, together with distributions of net short-term capital gains, will be taxable as ordinary income to stockholders whether or not reinvested. Any net long-term capital gains distributed to stockholders will be taxable as such to stockholders, whether or not reinvested and regardless of the length of time shares have been held. Each Portfolio expects to declare dividends daily of their net investment income payable monthly and make distributions at least annually of any net capital gains.

        Under U.S. Treasury Regulations, each Portfolio is required to withhold and remit to the U.S. Treasury 31% of dividend and capital gain income and redemption proceeds on the accounts of those stockholders who fail to furnish their tax identification numbers on IRS Form W-9 (or IRS Form W-8 in the case of certain foreign stockholders) with the required certifications regarding the stockholder's status under the federal income tax laws.

        Dividends and distributions will be paid in additional Portfolio shares, based on the net asset value on the payment date or such other date as the Directors may determine, unless the stockholder elects in writing not less than five business days prior to the payment date to receive such dividends and distributions in cash. Such election should be submitted to the Transfer Agent. The Trust will notify each stockholder after the close of the Trust's taxable year both of the dollar amount and the taxable status of that year's dividends and distributions. Stockholders are urged to consult their own tax advisers regarding specific questions as to federal, state or local taxes.

        The tax discussion set forth above is included for general information only. For additional information, see "Taxes, Dividends and Distributions" in the Statement of Additional Information. Prospective investors should consult their own tax advisers concerning the federal, state, local and foreign tax consequences to them of an investment in the Portfolios.

                              GENERAL INFORMATION

     PERFORMANCE INFORMATION

        From time to time the Portfolios may advertise their "yield", "effective yield" and "total return". These figures will be based on historical earnings, may fluctuate substantially and are not intended to indicate future performance.

        The "yield" of the Portfolios refers to the income generated by an investment in a Portfolio over a one-month or 30-day period. This income is then "annualized"; that is, the amount of income generated by the investment during that 30-day period is assumed to be generated each 30-day period for 12 periods and is shown as a percentage of the investment. The income earned on the investment is also assumed to be reinvested at the end of the sixth 30-day period. The "total return" of the Portfolios shows how much an investment in a Portfolio would have increased (decreased) over a specified period of time (i.e., one, five or ten years or since inception of the Portfolio) assuming that all distributions and dividends by the Portfolio were reinvested on the reinvestment dates during the period and less all recurring fees. Total return does not take into account any federal, state or local income taxes that may be payable upon redemption.

        The Trust may include comparative performance information in advertising or marketing the Portfolios' shares. Such performance information may include data from Lipper Analytical Services, Inc., other industry publications, business periodicals, rating services and market indices. See "Performance Information" in the Statement of Additional Information.

     DESCRIPTION OF SHARES

        The Trust was organized as a Maryland corporation on November 27, 1991, and currently consists of sixteen separately managed portfolios. The Trust is authorized to issue 2 billion shares of capital stock, $.0001 par value, in one or more classes or series. The Investment Grade Multi-Sector Portfolio and the Multi-Sector Portfolio II are each authorized to issue 100 million shares of capital stock, and each Multi-Sector Portfolio III-VIII is authorized to issue one (1) million shares of capital stock. In addition to the Portfolios, the Trust consists of the following series: The Short Duration Portfolio, The Intermediate Duration Portfolio, The Core Fixed Income Portfolio, The Mortgage Portfolio, The Government Portfolio, The Long Duration Portfolio and the Global Fixed Income Portfolio, which are all fixed income portfolios and The Money Market Portfolio. The Board of Directors is empowered by the Articles of Incorporation to issue additional classes or series of shares and to increase or decrease the number of authorized shares of the Trust or any class or series thereof.

        Each share of a Portfolio represents an equal proportionate interest in the Portfolio with each other share of that Portfolio. Shares entitle their holders to one vote per share. Shares have non-cumulative voting rights, do not have preemptive or subscription rights and are transferable. Pursuant to the 1940 Act, stockholders are required to approve the adoption of any investment advisory agreement, any plan of distribution under Rule 12b-1 and any changes in fundamental investment policies.

        If the Trust does not hold annual meetings of stockholders, it will abide by Section 16(c) of the 1940 Act which provides that the Directors will call a meeting of stockholders for the purpose of voting on the question of the removal of a Director if so requested in writing by the holders of 10% or more of a Portfolio's outstanding shares and will assist such stockholders in communicating with the other stockholders. Directors may be removed by vote of a majority of the outstanding shares of a Portfolio.

        To provide the initial capital of the Trust, the Adviser has purchased 10,000 shares of The Short Duration Portfolio for an aggregate purchase price of $100,000. These shares were acquired for investment purposes and the Adviser has no present intention of selling such shares.

     ADMINISTRATOR, CUSTODIAN AND TRANSFER AND DIVIDEND DISBURSING AGENT

        PFPC, Inc. ("PFPC"), an affiliate of PNC, P.O. Box 8961, Wilmington, Delaware 19899-8961, will serve as Administrator to the Portfolios pursuant to an administration agreement, Custodian for the Trust's portfolio securities and cash and as Transfer Agent for the Trust's shares and, in those capacities, maintains certain books and records for the Trust. PFPC receives an annual fee equal to .09% of each Portfolio's net asset value. Such rate is .04% in the case of Multi-Sector Portfolio III. PFPC also acts as dividend disbursing agent for the Trust. PFPC's mailing address is P.O. Box 8961, Wilmington, Delaware 19899-8961.

     VALIDITY OF THE SHARES

        The validity of the shares offered hereby will be passed on for the Trust by Miles & Stockbridge, Baltimore, Maryland.

     EXPERTS

        The financial statements included in the Statement of Additional Information and the related financial statement schedules included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the registration statement, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     ADDITIONAL INFORMATION

        This Prospectus, including the Statement of Additional Information which has been incorporated by reference herein, does not contain all the information set forth in the Registration Statement filed by the Trust with the SEC under the Securities Act of 1933. Copies of the Registration Statement may be obtained at a reasonable charge from the SEC or may be examined, without charge, at the office of the SEC in Washington, D.C.


                                  APPENDIX A

                            DESCRIPTION OF RATINGS

     DESCRIPTION OF MOODY'S BOND RATINGS:

          Aaa --    Bonds that are rated Aaa are judged to be of the best
     quality, carry the smallest degree of investment risk and are generally referred to as "gilt edge". Interest payments with respect to these bonds are protected by a large or by an exceptionally stable margin, and principal is secure. Although the various protective elements applicable to these bonds are likely to change, those changes are most unlikely to impair the fundamentally strong position of these bonds.

          Aa --     Bonds that are rated Aa are judged to be of high
     quality by all standards and together with the Aaa group comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities, or fluctuation of protective elements may be of greater amplitude, or other elements may be present that make the long-term risks appear somewhat larger than in Aaa securities.

          A -- Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest with respect to these bonds are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

          Baa -- Bonds that are rated Baa are considered to be medium grade obligations, that is, they are neither highly protected nor poorly secured. Interest payment and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. These bonds lack outstanding investment characteristics and may have speculative characteristics as well.

          Ba - Bonds that are rated Ba are judged to have speculative elements; their future cannot be considered well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

          B -- Bonds that are rated B generally lack characteristics of desirable investments. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

          Caa -- Bonds that are rated Caa are of poor standing. These issues may be in default or present elements of danger may exist with respect to principal and interest.

          Ca -- Bonds that are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

          C -- Bonds that are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

          Moody's applies the numerical modifiers l, 2, and 3 in each generic rating classification from Aa through B. The modifier l indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

     DESCRIPTION OF STANDARD & POOR'S BOND RATINGS:

               AAA -- Debt rated "AAA" has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

               AA -- Debt rated "AA" has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in small degree.

               A -- Debt rated "A" has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

               BBB -- Debt rated "BBB" is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

               BB -- Debt rated "BB" has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The "BB" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "BBB-" rating.

               B -- Debt rated "B" has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The "B" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "BB" or "BB-" rating.

               CCC -- Debt rated "CCC" has a currently identifiable vulnerability to default, and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The "CCC" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "B" or "B-" rating.

               CC -- The rating "CC" typically is applied to debt subordinated to senior debt that is assigned an actual or implied "CCC" rating.

               C -- The rating "C" typically is applied to debt subordinated to senior debt that is assigned an actual or implied "CCC-" debt rating. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

               CI -- The rating "CI" is reserved for income bonds on which no interest is being paid.

               D -- Debt rated "D" is in payment default. The "D" rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

               Standard & Poor's letter ratings may be modified by the addition of a plus or minus sign, which is used to show relative standing within the major rating categories, except in the AAA, CC, C, CI and D categories.

     DESCRIPTION OF DUFF & PHELPS' BOND RATINGS:

               AAA - Bonds rated AAA are of the highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

               AA -- Bonds rated AA have high credit quality with strong protection factors. Risk is modest.

               A -- Bonds rated A have average but adequate protection factors. Risk factors are greater and more variable in times of economic stress than AAA or AA.

               BBB -- Bonds rated BBB exhibit below average protection factors, but still considered for prudent investment. Considerable variability in risk during economic cycles.

               BB -- Bonds rated BB are below investment grade, but deemed likely to meet obligations when due.

               B -- Bonds rated B are below investment grade and possessing risk that obligations will not be met when due.

               CCC -- Bonds rated CCC are well below investment grade. They may be in default or have considerable uncertainty as to timely payment of interest and/or principal.

               DD -- Bonds rated DD are defaulted debt obligations. Payments of principal and/or interest have not been made.

               Duff & Phelps' letter ratings may be modified by the addition of a plus or minus sign, which is used to show relative standing within the major rating categories, except in the AAA, CCC and DD categories.

     DESCRIPTION OF FITCH BOND RATINGS:

               AAA -- Bonds rated AAA are considered investment grade and of the highest quality. The ability to pay interest and principal is exceptionally strong and unlikely to be affected by reasonably foreseeable events.

          AA -- Bonds rated AA are considered investment grade and very high credit quality.

          A -- Bonds rated A are considered investment grade and of high credit quality. The ability to pay interest and principal is strong, but may be vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

          BBB -- Bonds rated BBB are considered investment grade and satisfactory credit quality. The likelihood that these bonds will fall below investment grade, however, is higher than for bonds with higher ratings.

          BB -- Bonds rated BB are considered speculative. The ability to pay interest and principal may be affected over time by adverse economic changes.

          B -- Bonds rated B are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the issuer's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

          CCC -- Bonds rated CCC have certain identifiable characteristics which, if not remedied, may lead to default.

          CC -- Bonds rated CC are minimally protected. Default seems probable over time.

          C -- Bonds rated C are in imminent default in payments of interest or principal.

          DDD, DD and D -- Bonds rated in any of these categories are in default on interest and/or principal payments.

          Fitch's letter ratings may be modified by the addition of a plus or minus sign, which is used to show relative standing within the major rating categories, except in the AAA category.


                                  APPENDIX B

                     GENERAL CHARACTERISTICS AND RISKS OF
                  ADDITIONAL INVESTMENT MANAGEMENT TECHNIQUES

          In order to manage the risk of its securities portfolio, including duration management, or to enhance income or gain as described above, each Portfolio will engage in Additional Investment Management Techniques. A Portfolio will engage in such activities in the Adviser's discretion, and may not necessarily be engaging in such activities when movements in interest rates that could affect the value of the assets of the Portfolio occur. A Portfolio's ability to pursue certain of these strategies may be limited by applicable regulations of the CFTC and the federal income tax requirements applicable to regulated investment companies. See "Taxation - Consequences of Certain Trust Investments."

     PUT AND CALL OPTIONS ON SECURITIES AND INDICES

          Each Portfolio may purchase and sell put and call options on securities and indices. A put option gives the purchaser of the option the right to sell and the writer the obligation to buy the underlying security at the exercise price during the option period. Each Portfolio may also purchase and sell options on stock indices ("index options"). Index options are similar to options on securities except that, rather than taking or making delivery of securities underlying the option at a specified price upon exercise, an index option gives the holder the right to receive cash upon exercise of the option if the level of the stock index upon which the option is based is greater, in the case of a call, or less, in the case of a put, than the exercise price of the option. The purchase of a put option on a debt security could protect a Portfolio's holdings in a security or a number of securities against a substantial decline in the market value. A call option gives the purchaser of the option the right to buy and the seller the obligation to sell the underlying security or index at the exercise price during the option period or for a specified period prior to a fixed date. The purchase of a call option on a security could protect a Portfolio against an increase in the price of a security that it intended to purchase in the future. In the case of either put or call options that it has purchased, if the option expires without being sold or exercised, a Portfolio will experience a loss in the amount of the option premium plus any related commissions. When a Portfolio sells put and call options, it receives a premium as the seller of the option. The premium that a Portfolio receives for selling the option will serve as a partial hedge, in the amount of the option premium, against changes in the value of the securities in its portfolio. During the term of the option, however, a covered call seller has, in return for the premium on the option, given up the opportunity for capital appreciation above the exercise price of the option if the value of the underlying security increases, but has retained the risk of loss should the price of the underlying security decline. Conversely, a secured put seller retains the risk of loss should the market value of the underlying security decline below the exercise price of the option, less the premium received on the sale of the option. Each Portfolio is authorized to purchase and sell exchange listed options and over-the-counter options ("OTC Options") which are privately negotiated with the counterparty. Listed options are issued by the Options Clearing Corporation ("OCC") which guarantees the performance of the obligations of the parties to such options.

          A Portfolio's ability to close out its position as a purchaser or seller of an exchange-listed put or call option is dependent upon the existence of a liquid secondary market on option exchanges. Among the possible reasons for the absence of a liquid secondary market on an exchange are: (i) insufficient trading interest in certain options; (ii) restrictions on transactions imposed by an exchange; (iii) trading halts, suspensions or other restrictions imposed with respect to particular classes or series of options or underlying securities; (iv) interruption of the normal operations on an exchange; (v) inadequacy of the facilities of an exchange or OCC to handle current trading volume; or (vi) a decision by one or more exchanges to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options on that exchange that had been listed by the OCC as a result of trades on that exchange would generally continue to be exercisable in accordance with their terms. OTC options are purchased from or sold to dealers, financial institutions or other counterparties which have entered into direct agreements with a Portfolio. With OTC options, such variables as expiration date, exercise price and premium will be agreed upon between a Portfolio and the counterparty, without the intermediation of a third party such as the OCC. If the counterparty fails to make or take delivery of the securities underlying an option it has written, or otherwise settle the transaction in accordance with the terms of that option as written, a Portfolio would lose the premium paid for the option as well as any anticipated benefit of the transaction. As a Portfolio must rely on the credit quality of the counterparty rather than the guarantee of the OCC, it will only enter into OTC options with counterparties with the highest long-term credit ratings, and with primary United States government securities dealers recognized by the Federal Reserve Bank of New York.

          The hours of trading for options on debt securities may not conform to the hours during which the underlying securities are traded. To the extent that the option markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the option markets.

     FUTURES CONTRACTS AND RELATED OPTIONS

          Characteristics. Each Portfolio may sell financial futures contracts or purchase put and call options on such futures as a hedge against anticipated interest rate changes or other market movements. The sale of a futures contract creates an obligation by a Portfolio, as seller, to deliver the specific type of financial instrument called for in the contract at a specified future time for a specified price. Options on futures contracts are similar to options on securities except that an option on a futures contract gives the purchaser the right in return for the premium paid to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put).

          Margin Requirements. At the time a futures contract is purchased or sold, a Portfolio must allocate cash or securities as a deposit payment ("initial margin"). It is expected that the initial margin that a Portfolio will pay may range from approximately 1% to approximately 5% of the value of the securities or commodities underlying the contract. In certain circumstances, however, such as periods of high volatility, a Portfolio may be required by an exchange to increase the level of its initial margin payment. Additionally, initial margin requirements may be increased generally in the future by regulatory action. An outstanding futures contract is valued daily and the payment in cash of "variation margin" may be required, a process known as "marking to the market". Transactions in listed options and futures are usually settled by entering into an offsetting transaction, and are subject to the risk that the position may not be able to be closed if no offsetting transaction can be arranged.

          Limitations on Use of Futures and Options on Futures. Each Portfolio's use of futures and options on futures will in all cases be consistent with applicable regulatory requirements and in particular the rules and regulations of the CFTC. Under such regulations a Portfolio currently may enter into such transactions without limit for bona fide hedging purposes, including risk management and duration management and other portfolio strategies.

          Each Portfolio may also engage in transactions in futures contracts or related options to enhance income or gain provided that a Portfolio will not enter into a futures contract or related option (except for closing transactions for purposes other than bona fide hedging) if, immediately thereafter, the sum of the amount of its initial deposits and premiums on open contracts and options would exceed 5% of a Portfolio's liquidation value, i.e. net assets (taken at current value); provided, however, that in the case of an option that is in-the-money at the time of the purchase, the in-the-money amount may be excluded in calculating the 5% limitation. Also, when required, a segregated account of cash or cash equivalents will be maintained and marked to market in an amount equal to the market value of the contract. Each Portfolio reserves the right to comply with such different standard as may be established from time to time by CFTC rules and regulations with respect to the purchase or sale of futures contracts or options thereon.

          Segregation and Cover Requirements. Futures contracts, interest rate swaps, caps, floors and collars, short sales, reverse repurchase agreements and dollar rolls, and listed options on securities, indices and futures contracts sold by each Portfolio are subject to segregation and coverage requirements of either the CFTC or the SEC, with the result that, if a Portfolio does not hold the security or futures contract underlying the instrument, a Portfolio will be required to segregate on an ongoing basis with its custodian, cash, U.S. government securities, or other liquid high grade debt obligations in an amount at least equal to the Portfolio's obligations with respect to such instruments. Such amounts fluctuate as the obligations increase or decrease. The segregation requirement can result in a Portfolio maintaining securities positions it would otherwise liquidate, segregating assets at a time when it might be disadvantageous to do so or otherwise restrict portfolio management.


                    INSTITUTIONAL CLIENT REGISTRATION FORM

          The undersigned acknowledges receipt of a copy of the current prospectus of The BFM Institutional Trust Inc. (the "Trust"), and
          subscribes for shares of the Trust as specified below and in accordance with the prospectus and terms and instructions contained therein:

                                                  DOLLAR AMOUNT OF
                                                    SUBSCRIPTION
          The Investment Grade Multi-Sector Portfolio $
          The Multi-Sector Portfolio II  . . . .      $
          The Multi-Sector Portfolio IV  . . . .      $
          The Multi-Sector Portfolio V . . . . .      $
          The Multi-Sector Portfolio VI  . . . .      $
          The Multi-Sector Portfolio VII . . . .      $
          The Multi-Sector Portfolio VIII  . . .      $
               TOTAL.  . . . . . . . . . . . . .      $
        The Trust reserves the right, in its sole discretion, to suspend the offering of shares of any Portfolio or to reject purchase orders when, in the judgment of management, such suspension or rejection is in the best interests of the Trust; to waive the minimum initial investment of certain investors; to redeem shares if information provided in this Client Registration Form should prove to be incorrect in any material manner (e.g., in a manner such as to render the stockholder ineligible to purchase shares of the Trust);
          and to pay all redemption requests made with at least thirty (30) days' advance notice in cash. Redemption requests in excess of $250,000 by any single shareholder from a particular portfolio within any three-month period may be paid in kind unless the Trust has received at least thirty (30) days' advance notice and will be paid in kind if the redeeming shareholder so requests and such payment will not adversely affect other shareholders. Shares will not be offered or sold in any jurisdiction to any person to whom it would be unlawful to make such offer or sale in such jurisdiction.

     REGISTRATION OF SHARES

        Shares are to be registered in the name(s) and address indicated below (please type or print).

     Name of Account

     Street or P.O. Box

     City                             State                    Zip Code
     Telephone Number (______)____________

     INSTITUTIONAL ACCOUNT INFORMATION
     Check type of Institution:

     pension or profit-sharing plan      investment company
      or trust
     bank
     savings institution                 entity qualified under Section
                                         501(c)(3) of the Internal Revenue
                                            Code
     credit union                        corporation
     trust company                       other (please specify:
     insurance company                    _____________________)

        As of its most recent fiscal year end, the investor had total assets of approximately $ ____________ and net assets of approximately $ ____________.

        If the account is a Trust, include above the Trustee name, beneficiary or maker and date of the Trust.

     TAX WITHHOLDING

        Under Federal income tax law, stockholders are subject to certain penalties as well as withholding of tax at a rate of 31 percent if they do not complete this section.

     Taxpayer Identification or Social Security Number: ___-____-____ Please check one of the following:
     A.   ____    The investor has (______ the investor has not) been
          notified by the IRS that it is subject to backup withholding as a result of failure to report dividend or interest income.
     B.   ____    The IRS has notified the investor that it is no longer
          subject to backup withholding.
     C. ____ The investor is exempt from backup withholding. (All corporations and organizations, among others falling within section 501(a) of the Internal Revenue Code, are exempt.)

     DIVIDEND REINVESTMENT

        Dividend and capital gain distributions will be reinvested in additional shares of the Trust unless a separate election form is executed by the stockholder to receive distributions in cash. To be effective, the election form must be received not less than five business days prior to the payment date for the dividend or distribution. Contact the Trust to obtain the election form.

     WIRE TRANSFER INFORMATION

        All cash transfers, including subscriptions and redemptions of Trust shares, will only be effected by wire transfer through the bank listed below (call 1-800-555-3890 to obtain the Trust's wire transfer instructions). This registration form must be accepted by the Trust before redemption of Trust shares will be effected in accordance with the prospectus.


     Bank Name                          Street

     City                               State                Zip Code

     Bank Account Number                ABA Number

     Bank Phone Number                  Account Title

     SIGNATURES

        The investor understands and agrees that the Trust and its Transfer Agent will not be liable for any loss, cost or expense for acting on instructions (whether in writing or by telephone) believed by the party receiving such instructions to be genuine and in accordance with the procedures in the prospectus. The investor understands the investment objectives and policies stated in the prospectus and represents that such objectives and policies are consistent with the investment objectives, investment experience and financial condition of investor. The investor also represents that the shares subscribed for hereby, and any shares of the Trust purchased by such investor in the future, will be acquired for the investor's own account and not with a view to, or for resale in connection with, any distribution thereof.

     INSTITUTIONAL ACCOUNTS:

        Please type or print names and titles of authorized signers. Persons signing as representatives for an institutional account warrant as individuals that each person signing is an authorized representative, that each person is empowered to effect securities transactions for the investor on the terms described in the prospectus, that the account and privileges selected have been duly authorized, that all signatures hereon are genuine and that the persons indicated hereon are authorized to sign.


     Signature                          Signature of            Date

     Signature                          Signature of            Date

     Signature                          Signature of            Date


     SIGNATURE GUARANTEE
        A signature guarantee must be provided by an "eligible guarantor institution," which includes a bank, broker, dealer, credit union, national securities exchange, registered securities association, clearing agency or savings association. You should verify with the institution that it is an "eligible guarantor institution" prior to signing. A guarantee from a notary is not acceptable.

     Affix Signature Guarantee Stamp

     Signature Guaranteed By

     Authorized Signature

     Date
                                             Mail Registration Form To:
                                             The BFM Institutional Trust Inc.
                                             P.O. Box 8961,
                                             Wilmington, Delaware  19899-8961


                      INDIVIDUAL CLIENT REGISTRATION FORM

        The undersigned acknowledges receipt of a copy of the current prospectus of The BFM Institutional Trust Inc. (the "Trust"), and subscribes for shares of the Trust as specified below and in accordance with the prospectus and terms and instructions contained therein:

                                                  DOLLAR AMOUNT OF
                                                    SUBSCRIPTION
          The Investment Grade Multi-Sector Portfolio $
          The Multi-Sector Portfolio II  . . . .      $
          The Multi-Sector Portfolio IV  . . . .      $
          The Multi-Sector Portfolio V . . . . .      $
          The Multi-Sector Portfolio VI  . . . .      $
          The Multi-Sector Portfolio VII . . . .      $
          The Multi-Sector Portfolio VIII  . . .      $
               TOTAL.  . . . . . . . . . . . . .      $
        The Trust reserves the right, in its sole discretion, to suspend the offering of shares of any Portfolio or to reject purchase orders when, in the judgment of management, such suspension or rejection is in the best interests of the Trust; to waive the minimum initial investment of certain investors; to redeem shares if information provided in this Client Registration Form should prove to be incorrect in any material manner (e.g., in a manner such as to render the stockholder ineligible to purchase shares of the Trust); and to pay all redemption requests made with at least thirty (30) days' advance notice in cash. Redemption requests in excess of $250,000 by any single shareholder from a particular Portfolio within any three-month period may be paid in kind unless the Trust has received at least thirty (30) days' advance notice and will be paid in kind if the redeeming shareholder so requests and such payment will not adversely affect other shareholders. Redemption requests in excess of $250,000 by any single shareholder from a particular portfolio within any three-month period may be paid in kind unless the Trust has received at least thirty (30) days' advance notice. Shares will not be offered or sold in any jurisdiction to any person to whom it would be unlawful to make such offer or sale in such jurisdiction.

     REGISTRATION OF SHARES

        Shares are to be registered in the name(s) and address indicated below (please type or print).


     Name of Account

     Street or P.O. Box

     City                        State                      Zip Code

     Telephone Number (______)__________________

     State of Residence: ______________________
     Type of Account: _______________ Individual

     INVESTMENT OBJECTIVES
     Check:
         growth                        investment company
         income                        capital preservation
         growth & income               aggressive growth
         speculation

        As of the most recent fiscal year end, the investor had total assets of approximately $ ____________ and net assets of approximately $ ____________.

     INDIVIDUAL ACCOUNT INFORMATION
         Check type of account:
         Individual                    Joint Tenant
         Custodial                     Trust


        If the account is a Trust, include above the Trustee name, beneficiary or maker and date of the Trust.

     TAX WITHHOLDING

        Under Federal income tax law, stockholders are subject to certain penalties as well as withholding of tax at a rate of 31 percent if they do not complete this section.

     Taxpayer Identification or Social Security Number: ___-___-___

     Please check one of the following:

     A. The investor has (______ the investor has not) been notified by the IRS that it is subject to backup withholding as a result of failure to report dividend or interest income.
     B. The IRS has notified the investor that it is no longer subject to backup withholding.
     C. The investor is exempt from backup withholding. (All corporations and organizations, among others falling within section 501(a) of the Internal Revenue Code, are exempt.)

     DIVIDEND REINVESTMENT

        Dividend and capital gain distributions will be reinvested in additional shares of the Trust unless a separate election form is executed by the stockholder to receive distributions in cash. To be effective, the election form must be received not less than five business days prior to the payment date for the dividend or distribution. Contact the Trust to obtain the election form.

     WIRE TRANSFER INFORMATION

        All cash transfers, including subscriptions and redemptions of Trust shares, will only be effected by wire transfer through the bank listed below (call 1-800-336-6986 to obtain the Trust's wire transfer instructions). This registration form must be accepted by the Trust before redemption of Trust shares will be effected in accordance with the prospectus.


     Bank Name                          Street

     City                               State                Zip Code

     Bank Account Number                ABA Number

     Bank Phone Number                  Account Title

     SIGNATURES

        The investor understands and agrees that the Trust and its Transfer Agent will not be liable for any loss, cost or expense for acting on instructions (whether in writing or by telephone) believed by the party receiving such instructions to be genuine and in accordance with the procedures in the prospectus. The investor understands the investment objectives and policies stated in the prospectus and represents that such objectives and policies are consistent with the investment objectives, investment experience and financial condition of investor. The investor also represents that the shares subscribed for hereby, and any shares of the Trust purchased by such investor in the future, will be acquired for the investor's own account and not with a view to, or for resale in connection with, any distribution thereof.

     INDIVIDUAL ACCOUNTS:

     Signature                          Signature of            Date

     Signature                          Signature of            Date


     SIGNATURE GUARANTEE

        A signature guarantee must be provided by an "eligible guarantor institution," which includes a bank, broker, dealer, credit union, national securities exchange, registered securities association, clearing agency or savings association. You should verify with the institution that it is an "eligible guarantor institution" prior to signing. A guarantee from a notary is not acceptable.

     Affix Signature Guarantee Stamp

     Signature Guaranteed By

     Authorized Signature

     Date
                                             Mail Registration Form To:
                                             The BFM Institutional Trust Inc.
                                             P.O. Box 8961,
                                             Wilmington, Delaware  19899-8961




-----------------------------------------------------------------------------


                        THE BFM INSTITUTIONAL TRUST

                    Statement of Additional Information
                           dated October 31, 1995

        The BFM Institutional Trust Inc. (Trust) is a no-load, open-end management investment company currently consisting of sixteen investment portfolios. The eight diversified investment portfolios (the "Portfolios"), each with its own investment objective and policies, described in this Statement of Additional Information consist of The Short Duration Portfolio, The Intermediate Duration Portfolio, The Core Fixed Income Portfolio, The Mortgage Portfolio, The Government Portfolio, The Long Duration Portfolio and The Global Fixed Income Portfolio (the "Fixed Income Portfolios") and The Money Market Portfolio. BlackRock Financial Management Inc. (formerly BlackRock Financial Management L.P.) serves as investment adviser (the "Adviser") to the Trust.

        The Trust's address is 345 Park Avenue, New York, New York 10154, and its telephone number is (212) 754-5560.

        This Statement of Additional Information is not a prospectus and should be read in conjunction with the Trust's Prospectus dated October 31, 1995, a copy of which may be obtained from the Trust upon request.

     TABLE OF CONTENTS

                                                         CROSS-REFERENCE
                                                           TO PAGE IN
                                                    PAGE   PROSPECTUS

     Investment Objectives and Policies  . . . . .  B-2        11
     Investment Restrictions   . . . . . . . . . .  B-11       --
     Directors and Officers  . . . . . . . . . . .  B-13       --
     Management of the Trust   . . . . . . . . . .  B-15       27
     Distribution and Stockholder Servicing Plan    B-17       32
     Portfolio Transactions and Brokerage  . . . .  B-18       27
     Net Asset Value   . . . . . . . . . . . . . .  B-19       30
     Purchase and Redemption of Shares   . . . . .  B-20       30
     Taxes, Dividends and Distributions  . . . . .  B-21       32
     Performance Information   . . . . . . . . . .  B-23       33
     Custodian, Transfer and Dividend Disbursing Agent
     B-24  . . . . . . . . . . . . . . . . . . . 34
     Experts   . . . . . . . . . . . . . . . . . .  B-24       34
     Financial Statements  . . . . . . . . . . . .  B-26       --



                     INVESTMENT OBJECTIVES AND POLICIES

        For a description of the objectives and policies of the Portfolios, see "Description of the Trust - Investment Objectives and Policies" in the Trust's Prospectus. The following information is provided for those investors desiring information in addition to that contained in the Prospectus.

     U.S. GOVERNMENT SECURITIES

        U.S. Government securities include:

        (1) U.S. Treasury bills (maturities of one year or less), U.S. Treasury notes (maturities of one to ten years) and U.S. Treasury bonds (generally maturities of greater than ten years), all of which are direct obligations of the U.S. Government and, as such, are backed by the "full faith and credit" of the United States.

        (2) Securities issued by agencies and instrumentalities of the U.S. Government which are backed by the full faith and credit of the United States. Among the agencies and instrumentalities issuing such obligations are the Federal Housing Administration, the Government National Mortgage Association (GNMA), the Department of Housing and Urban Development, the Export-Import Bank, the Farmers Home Administration (FHA), the General Services Administration, the Maritime Administration and the Small Business Administration. The maturities of such obligations range from three months to 30 years.

        (3) Securities issued by agencies and instrumentalities which are not backed by the full faith and credit of the United States, but whose issuing agency or instrumentality may borrow, to meet its obligations, from the U.S. Treasury. Among the agencies and instrumentalities issuing such obligations are the Tennessee Valley Authority, the Federal National Mortgage Association (FNMA), the Federal Home Loan Mortgage Corporation (FHLMC) and the U.S. Postal Service.

        (4) Securities issued by agencies and instrumentalities which are not backed by the full faith and credit of the United States, but which are backed by the credit of the issuing agency or instrumentality. Among the agencies and instrumentalities issuing such obligations are the Federal Farm Credit System and the Federal Home Loan Bank.

        Neither the value nor the yield of the Portfolios' shares or of the U.S. Government securities which may be invested in by the Portfolios are guaranteed by the U.S. Government. Such values and yield will fluctuate with changes in prevailing interest rates and other factors. Generally, as prevailing interest rates rise, the value of any U.S. Government securities held by the Portfolios will fall. Such securities with longer maturities generally tend to produce higher yields and are subject to greater market fluctuation as a result of changes in interest rates than debt securities with shorter maturities.

        The Fixed Income Portfolios may also purchase "zero coupon" Treasury securities. These are U.S. Treasury bills, notes and bonds which have been stripped of their unmatured interest coupons or which are certificates representing interests in such stripped debt obligations. Such securities are purchased at a discount from their face amount giving the purchaser the right to receive their full value at maturity. A zero coupon security pays no interest to its holder during its life. Its value to an investor consists of the difference between its face value at the time of maturity and the price for which it was acquired, which is generally an amount significantly less than its face value (sometimes referred to as a "deep discount" price).

        The interest rate on such securities is automatically compounded and paid out at maturity. While such compounding at a constant rate eliminates the risk of receiving lower yields upon reinvestment of interest if prevailing interest rates decline, the owner of a zero coupon security will be unable to participate in higher yields upon reinvestment of interest received if prevailing interest rates rise. For this reason, zero coupon securities are subject to substantially greater market price fluctuations during periods of changing prevailing interest rates than are comparable debt securities which make current distributions of interest. Current federal tax law requires that a holder (such as a Portfolio) of a zero coupon security accrue a portion of the discount at which the security was purchased as income each year even though the Portfolio receives no interest payments in cash on the security during the year.

        Currently the only U.S. Treasury security issued without coupons is the Treasury bill. However, a number of banks and brokerage firms have separated (stripped) the principal portions from the coupon portions of U.S. Treasury bonds and notes and sold them separately in the form of receipts or certificates representing undivided interests in these instruments. These instruments are generally held by a bank in a custodial or trust account.

     MORTGAGE-BACKED SECURITIES

        As discussed in the Prospectus, the Mortgage-Backed securities purchased by the Portfolios evidence an interest in a specific pool of mortgages. Such securities are issued by GNMA, FNMA and FHLMC and by private issuers, such as depository institutions, mortgage banks, investment banks and special purpose subsidiaries of the foregoing.

        GNMA CERTIFICATES. GNMA is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. The National Housing Act of 1934, as amended (the Housing Act), authorized GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of mortgage loans insured by the Federal Housing Administration under the Housing Act, or Title V of the Housing Act of 1949 (FHA Loans), or guaranteed by the Veterans' Administration under the Servicemen's Readjustment Act of 1944, as amended (VA Loans), or by pools of other eligible mortgage loans. The Housing Act provides that the full faith and credit of the U.S. Government is pledged to the payment of all amounts that may be required to be paid under the guarantee. In order to meet its obligations under such guarantee, GNMA is authorized to borrow from the U.S. Treasury with no limitations as to amount.

        The GNMA certificates will represent a pro rata interest in one or more pools of the following types of mortgage loans: (i) fixed rate level payment mortgage loans; (ii) fixed rate graduated payment mortgage loans; (iii) fixed rate growing equity mortgage loans; (iv) fixed rate mortgage loans secured by manufactured (mobile) homes; (v) mortgage loans on multifamily residential properties under construction; (vi) mortgage loans on completed multifamily projects; (vii) fixed rate mortgage loans as to which escrowed funds are used to reduce the borrower's monthly payments during the early years of the mortgage loans ("buydown" mortgage loans); (viii) mortgage loans that provide for adjustments in payments based on periodic changes in interest rates or in other payment terms of the mortgage loans; and (ix) mortgage-backed serial notes. All of these mortgage loans will be FHA Loans or VA Loans and, except as otherwise specified above, will be fully-amortizing loans secured by first liens on one- to four-family housing units.

        FNMA CERTIFICATES. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. FNMA was originally established in 1938 as a U.S. Government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968. FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgage loans directly, thereby expanding the total amount of funds available for housing.

        Each FNMA certificate will entitle the registered holder thereof to receive amounts representing such holder's pro rata interest in scheduled principal payments and interest payments (at such FNMA certificate's pass-through rate, which is net of any servicing and guarantee fees on the underlying mortgage loans), and any principal prepayments on the mortgage loans in the pool represented by such FNMA certificate and such holder's proportionate interest in the full principal amount of any foreclosed or otherwise finally liquidated mortgage loan. The full and timely payment of principal of and interest on each FNMA certificate will be guaranteed by FNMA, which guarantee is not backed by the full faith and credit of the U.S. Government.

        Each FNMA certificate will represent a pro rata interest in one or more pools of FHA Loans, VA Loans or conventional mortgage loans (i.e., mortgage loans that are not insured or guaranteed by any governmental agency) of the following types: (i) fixed rate level payment mortgage loans; (ii) fixed rate graduated payment mortgage loans; and (iii) adjustable rate mortgage loans.

        FHLMC CERTIFICATES. FHLMC is a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended (the FHLMC Act). FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of FHLMC currently consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily FHLMC certificates.

        FHLMC guarantees to each registered holder of a FHLMC certificate the timely payment of interest at the rate provided for by such FHLMC certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC certificate ultimate collection of all principal of the related mortgage loans, without any offset or deduction, but does not, generally, guarantee the timely payment of scheduled principal. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following (i) foreclosure sale,
     (ii) payment of a claim by any mortgage insurer or (iii) the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by the full faith and credit of the U.S. Government.

        FHLMC certificates represent a pro rata interest in a group of mortgage loans (a FHLMC certificate group) purchased by FHLMC. The mortgage loans underlying the FHLMC certificates will consist of fixed rate or adjustable rate mortgage loans with original terms to maturity of between ten and thirty years, substantially all of which are secured by first liens on one- to four-family residential properties or multifamily projects. Each mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another FHLMC certificate group.

        COLLATERALIZED MORTGAGE OBLIGATIONS. In reliance on a Securities and Exchange Commission (SEC) interpretation, the Fixed Income Portfolios' investments in certain qualifying collateralized mortgage obligations (CMOs), including CMOs that are treated as Real Estate Mortgage Investment Conduits (REMICs), are not subject to the limitations in the Investment Company Act of 1940 (the Investment Company Act) on acquiring interests in other investment companies. In order to be able to rely on the SEC's interpretation, the CMOs must be unmanaged, fixed-asset issuers, that (a) invest primarily in mortgage-backed securities,
     (b) do not issue redeemable securities, (c) operate under general exemptive orders exempting them from all provisions of the Investment Company Act, and (d) are not registered or regulated under the Investment Company Act as investment companies. To the extent that the Portfolios select CMOs that do not meet the above requirements, the Portfolios will be subject to the limitations on acquiring interests in other investment companies described in "Investment Restrictions" below.

     ILLIQUID SECURITIES

        The Portfolios may not invest more than 15% of their respective net assets in repurchase agreements which have a maturity of longer than seven days or in other illiquid securities, including securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale. Repurchase agreements subject to demand are deemed to have a maturity equal to the notice period.

        Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the Securities Act of 1933, as amended (the Securities Act). Securities which have not been registered under the Securities Act are referred to as private placements or restricted securities and are purchased directly from the issuer or in the secondary market. Mutual funds, like the Portfolios, do not typically hold a significant amount of these restricted or other illiquid securities because of the potential for delays on resale and uncertainty in valuation. Limitations on resale may have an adverse effect on the marketability of portfolio securities and a mutual fund might be unable to dispose of restricted or other illiquid securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions within seven days. A mutual fund might also have to register such restricted securities in order to dispose of them, resulting in additional expense and delay. Adverse market conditions could impede such a public offering of securities.

        In recent years, a large institutional market has developed for certain securities that are not registered under the Securities Act, including repurchase agreements, commercial paper, foreign securities, municipal securities, and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer's ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale to the general public or to certain institutions may not be indicative of the liquidity of such investments.

        The SEC has recently adopted Rule l44A which allows for a broader institutional trading market for securities otherwise subject to restrictions on resale to the general public. Rule l44A establishes a "safe harbor" from the registration requirements of the Securities Act for resales of certain securities to qualified institutional buyers.

        Under guidelines adopted by the board of directors pursuant to requirements established by the SEC, the Adviser may determine that restricted securities issued pursuant to Rule l44A under the Securities Act may be liquid. The Adviser will monitor the liquidity of such restricted securities subject to the supervision of the Board of Directors. In reaching liquidity decisions, the Adviser will consider, among others, the following factors: (l) the frequency of trades and quotes for the security; (2) the number of dealers wishing to purchase or sell the security and the number of other potential purchasers; (3) dealer undertakings to make a market in the security and (4) the nature of the security and the nature of the marketplace (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer).

     OTHER INVESTMENT STRATEGIES

        INTEREST RATE TRANSACTIONS

        Each Fixed Income Portfolio may enter into interest rate swaps, caps and floors on either an asset-based or liability-based basis, depending on whether it is hedging its assets or its liabilities, and will usually enter into interest rate swaps on a net basis, i.e., the two payment streams are netted out, with the Portfolio receiving or paying, as the case may be, only the net amount of the two payments. A Portfolio will accrue the net amount of the excess, if any, of its obligations over its entitlements with respect to each interest rate swap on a daily basis and will deliver an amount of cash, U.S. Government securities or liquid high-grade debt securities having an aggregate net asset value at least equal to the accrued excess to a custodian that satisfies the requirements of the Investment Company Act.

        A Portfolio will enter into interest rate swap, cap and floor transactions only with institutions meeting the creditworthiness standards established by the Board of Directors. If there is a default by the other party to such a transaction, the Portfolio will have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid. Caps and floors are more recent innovations for which standardized documentation has not yet been developed and, accordingly, they are less liquid than swaps.

        OPTIONS AND FUTURES TRANSACTIONS
        PUT AND CALL OPTIONS. Each Fixed Income Portfolio may purchase listed and over-the-counter call and put options (OTC options) in amounts equaling up to 10% of their respective total assets. Each Portfolio may purchase put options on securities which it holds (or has the right to acquire) in its portfolio to protect itself against a decline in the value of the securities. If the value of the underlying security were to fall below the exercise price of the put purchased in an amount greater than the premium paid for the option, the Portfolio would incur no additional loss. In addition, each Portfolio may sell a put option which it has previously purchased prior to the sale of the securities underlying such option. Such a sale would result in a net gain or loss depending on whether the amount received on the sale is more or less than the premium and other transaction costs paid on the put option which is sold. Any such gain or loss could be offset in whole or in part by a change in the market value of the underlying security. If a put option purchased by the Portfolio expired without being sold or exercised, the premium would be lost.

        Because trading interest in options written on Treasury bonds and notes tends to center mostly on the most recently auctioned issues, the exchanges on which such securities trade will not continue indefinitely to introduce options with new expirations to replace expiring options on particular issues. Instead, the expirations introduced at the commencement of options trading on a particular issue will be allowed to run their course, with the possible addition of a limited number of new expirations as the original ones expire. Options trading on each issue of bonds or notes will thus be phased out as new options are listed on more recent issues, and options representing a full range of expirations will not ordinarily be available for every issue on which options are traded.

        In the event of the bankruptcy of a broker through which a Portfolio engages in options transactions, the Portfolio could experience delays and/or losses in liquidating open positions purchased or sold through the broker and/or incur a loss of all or part of its margin deposits with the broker. Transactions are entered into by the Portfolios only with brokers or financial institutions deemed creditworthy by the Adviser.

        OTC options pose risks not associated with exchange-traded options. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Moreover, because performance of an OTC option is not guaranteed by the Options Clearing Corporation (OCC) or any other settlement agency, there is a risk of counterparty default. In the event of the bankruptcy of the writer of an OTC option purchased by a Portfolio, the Portfolio could experience a loss of all or part of the value of the option.

        Exchange-traded options involve certain risks not present in an OTC market. For example, exchanges could impose limits governing the maximum number of positions on the same side of a market or involving the same underlying instrument that may be held by a single investor, whether acting alone or in concert with others (regardless of whether such positions are held or written on the same or different exchanges or held or written in one or more accounts or through one or more brokers).

        FUTURES CONTRACTS. As a purchaser of an interest rate futures contract (futures contract), a Portfolio incurs an obligation to take delivery of a specified amount of the obligation underlying the futures contract at a specified time in the future for a specified price. As a seller of a futures contract, a Portfolio incurs an obligation to deliver the specified amount of the underlying obligation at a specified time in return for an agreed upon price.

        The Fixed Income Portfolios may purchase or sell futures contracts for the purpose of hedging their respective portfolio (or anticipated portfolio) securities against changes in prevailing interest rates. If the Adviser anticipates that interest rates may rise and, concomitantly, the price of U.S. Government or other debt securities may fall, the Portfolio may sell a futures contract. If declining interest rates are anticipated, the Portfolio may purchase a futures contract to protect against a potential increase in the price of U.S. Government or other debt securities the Portfolio intends to purchase. In addition, futures contracts may be bought or sold in order to close out a short or long position in a corresponding futures contract.

        Although most futures contracts call for actual delivery or acceptance of securities, the contracts usually are closed out before the settlement date without the making or taking of delivery. A futures contract sale is closed out by effecting a futures contract purchase for the same aggregate amount of the specific type of security and the same delivery date. If the sale price exceeds the offsetting purchase price, the seller would be paid the difference and would realize a gain. If the offsetting purchase price exceeds the sale price, the seller would pay the difference and would realize a loss. Similarly, a futures contract purchase is closed out by effecting a futures contract sale for the same aggregate amount of the specific type of security and the same delivery date. If the offsetting sale price exceeds the purchase price, the purchaser would realize a gain, whereas if the purchase price exceeds the offsetting sale price, the purchaser would realize a loss. There is no assurance that a Portfolio will be able to enter into a closing transaction.

        When a Portfolio enters into a futures contract it is initially required to deposit with the Custodian, in a segregated account in the name of the broker performing the transaction, an "initial margin" of cash or U.S. Government securities equal to approximately 1 to 5% of the contract amount. Initial margin requirements are established by the exchanges on which futures contracts trade and may change from time to time. In addition, brokers may establish margin deposit requirements in excess of those required by the exchanges.

        Initial margin in futures transactions is different from margin in securities transactions in that initial margin does not involve the borrowing of funds by a broker's client but is, rather, a good faith deposit on the futures contract which will be returned to the Portfolio upon the proper termination of the futures contract. The margin deposits made are marked to market daily and the Portfolio may be required to make subsequent deposits into the segregated account, maintained at the Custodian for that purpose, of cash, U.S. Government securities or other liquid high-grade debt obligations, called "variation margin", in the name of the broker, which are reflective of price fluctuations in the futures contract. Upon the expiration of the futures contract or the execution of an opposite position by a Portfolio (which will operate to terminate the position in the futures contract), a final determination of variation margin is made. Additional cash is then required to be paid to or released by the broker, and the Portfolio realizes a gain or a loss.

        Currently, interest rate futures contracts can be purchased on debt securities such as U.S. Treasury bills and bonds, Eurodollar instruments, U.S. Treasury notes with maturities between 6 1/2 and 10 years, GNMA certificates and bank certificates of deposit.

        OPTIONS ON FUTURES CONTRACTS. The Portfolios may purchase options on futures contracts for similar purposes to those set forth above for the purchase of a futures contract (purchase of a call option or sale of a put option) and the sale of a futures contract (purchase of a put option or sale of a call option), or upon exercise to close out a long or short position in futures contracts. If, for example, the Adviser wished to protect against an increase in interest rates and the resulting negative impact on the value of a portion of its U.S. Government securities portfolio, it might purchase a put option on an interest rate futures contract, the underlying security of which correlates with the portion of the portfolio the Adviser seeks to hedge.

        CERTAIN RISKS OF TRANSACTIONS IN FUTURES CONTRACTS AND RELATED OPTIONS. The Portfolios are authorized to enter into futures contracts and related options only for bona fide hedging and duration management purposes. For this purpose, the Commodity Futures Trading Commission (CFTC) generally defines bona fide hedging as a transaction or position that (i) represents a substitute for a transaction to be made in a physical market, (ii) is economically appropriate to the reduction of risk, (iii) arises from a potential change in the value of assets owned or to be acquired, and (iv) is intended to offset price risks incidental to cash positions. In addition, with respect to anticipatory long positions, bona fide hedging is defined to mean that either: (1) a substantial majority (i.e., approximately 75%) of all anticipatory hedge transactions (transactions in which the Portfolio does not own at the time of the transaction, but expects to acquire, the securities underlying the futures contract) involving the purchase of futures contracts will be completed by the purchase of securities which are the subject of the hedge, or
     (2) the underlying value of all long positions in futures contracts will not exceed the total value of (a) short-term debt obligations and cash set aside by the Portfolio; (b) cash proceeds due to the Portfolio on investments within thirty days; (c) the margin deposited on the contracts; and (d) any unrealized appreciation in the value of the contracts.

        A Portfolio may sell a futures contract to protect against the decline in the value of U.S. Government securities and other debt securities held by the Portfolio. It is possible that the futures market may advance and the value of securities held by the Portfolio may decline. If this were to occur, the Portfolio would lose money on the futures contract and also experience a decline in value in its portfolio securities. However, over time the market prices of the securities of a diversified portfolio should tend to move in the same direction as the prices of futures contracts.

        If a Portfolio purchases a futures contract to hedge against the increase in value of U.S. Government securities it intends to buy, and the value of such securities decreases, then the Portfolio may determine not to invest in the securities as planned and will realize a loss on the futures contract that is not offset by a reduction in the price of the securities.

        If a Portfolio maintains a short position in a futures contract, it will cover this position by holding, in a segregated account maintained at the Custodian, cash, U.S. Government securities or other liquid high grade debt obligations equal in value (when added to any initial or variation margin on deposit) to the market value of the securities underlying the futures contract. Such a position may also be covered by owning the securities underlying the futures contract, or by holding a call option permitting the Portfolio to purchase the same contract at a price no higher than the price at which the short position was established.

        In addition, if a Portfolio holds a long position in a futures contract, it will hold cash, U.S. Government securities or other liquid high grade debt obligations equal to the purchase price of the contract (less the amount of initial or variation margin on deposit) in a segregated account maintained for the Portfolio by the Custodian. Alternatively, a Portfolio could cover its long position by purchasing a put option on the same futures contract with an exercise price as high or higher than the price of the contract held by the Portfolio.

        Exchanges limit the amount by which the price of a futures contract may move on any day. If the price moves equal the daily limit on successive days, then it may prove impossible to liquidate a futures position until the daily limit moves have ceased. In the event of adverse price movements, a Portfolio would continue to be required to make daily cash payments of variation margin on open futures positions. In such situations, if the Portfolio has insufficient cash, it may be disadvantageous to do so. The ability to close out options and futures positions could also have an adverse impact on a Portfolio's ability to effectively hedge its portfolio.

        A Portfolio may be required to take or make delivery of the instruments underlying interest rate futures contracts it holds at a time when it is disadvantageous to do so. In addition, the CFTC and various markets have established limits, referred to as "speculative position limits", on the maximum net long or net short positions that any person may hold or control in a futures contract or related option. An exchange may order the liquidation of positions found to be in violation of these limits and it may impose other sanctions and restrictions.

        In the event of the bankruptcy of a broker through which a Portfolio engages in transactions in futures or options thereon, the Portfolio could experience delays and/or losses in liquidating open positions purchased or sold through the broker and/or incur a loss of all or part of its margin deposits with the broker. Transactions are entered into by a Portfolio only with brokers or financial institutions deemed creditworthy by the Adviser.

        While the futures contracts and options transactions to be engaged in by the Portfolios for the purpose of hedging the Portfolios' securities are not speculative in nature, there are risks inherent in the use of such instruments. There may exist an imperfect correlation between the price movements of futures contracts purchased by the Portfolios and the movements in the prices of the securities which are the subject of the hedge. Another risk is that prices of interest rate futures contracts may not move in tandem with the changes in prevailing interest rates against which a Portfolio seeks a hedge. A correlation may also be distorted by the fact that the futures market is denominated by short-term traders seeking to profit from the difference between a contract or security price objective and their cost of borrowed funds.

        If participants in the futures market elect to close out their contracts through offsetting transactions rather than meet margin deposit requirements, distortions in the normal relationships between the debt securities and futures market could result.
     Price distortions could also result if investors in futures contracts elect to make or take delivery of underlying securities rather than engage in closing transactions due to the resultant reduction in the liquidity of the futures market. In addition, due to the fact that, from the point of view of speculators, the deposit requirements in the futures markets are less onerous than margin requirements in the cash market, increased participation by speculators in the futures market could cause temporary price distortions. Due to the possibility of price distortion in the futures market and because of the imperfect correlation between movements in the prices of U.S. Government securities and movements in the prices of futures contracts, a correct forecast of interest rate trends by the investment adviser may still not result in a successful hedging transaction.

        Compared to the purchase or sale of futures contracts, the purchase of call or put options on futures contracts involves less potential risk to a Portfolio because the maximum amount at risk is the premium paid for the options (plus transaction costs). However, there may be circumstances when the purchase of a call or put option on a futures contract would result in a loss to the Portfolio notwithstanding that the purchase or sale of a futures contract would not result in a loss, as in the instance where there is no movement in the prices of the futures contracts or underlying U.S. Government securities.

        CURRENCY HEDGING

        The Global Fixed Income Portfolio may enter into forward foreign currency exchange contracts (forward contracts) to attempt to minimize the risk to the Portfolio from adverse changes in currency exchange rates. All forward contracts will be covered by depositing in a segregated account with the Custodian cash, U.S. Government securities or other liquid high-grade debt obligations equal to the Portfolio's obligation on each contract's settlement date or by entering into an offsetting position or transaction. Long forward positions may be covered by purchasing a put option on the security underlying the forward contract. Short forward positions may be covered by (i) owning the currency underlying the forward contract or (ii) holding a call option permitting the Portfolio to purchase the same forward contract at a price no higher than the price at which the short position was established.

        Forward contracts and options on foreign currencies are not traded on markets regulated by the CFTC or (with the exception of certain options traded on national securities exchanges) by the SEC, but are traded through financial institutions acting as market-makers. As a result, forward contracts are subject to the same types of market risks as OTC options. See "Options and Futures Transactions -- Put and Call Options" above.

        Forward contracts, options, futures contracts and options on futures contracts may be traded in foreign markets or on foreign exchanges. Such transactions are subject to the risk of governmental actions affecting trading in or the prices of foreign currencies. The value of such positions also could be adversely affected by, among other things, (i) other foreign political and economic factors, (ii) lesser availability than in the United States of data on which to make trading decisions, (iii) delays in the Portfolio's ability to act upon economic events occurring in foreign markets during non-business hours in the United States,
     (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States and
     (v) lesser trading volume.

        REPURCHASE AGREEMENTS

        The Portfolios may invest temporarily, without limitation, in repurchase agreements, which are agreements pursuant to which securities are acquired from a third party with the understanding that they will be repurchased by the seller at a fixed price on an agreed date. These agreements may be made with respect to any of the securities in which the Portfolios are authorized to invest. Repurchase agreements may be characterized as loans by the Portfolios which are secured by the underlying securities. The Portfolios may enter into repurchase agreements with (i) member banks of the Federal Reserve System having total assets in excess of $500 million and (ii) securities dealers, provided that such banks or dealers meet the creditworthiness standards established by the Board of Directors ("Qualified Institutions"). The Adviser will monitor the continued creditworthiness of Qualified Institutions, subject to the supervision of the Board of Directors. The repurchase price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or date of maturity of the purchased security. The collateral is marked to market daily.

        The use of repurchase agreements involves certain risks. For example, if the seller of securities under a repurchase agreement defaults on its obligation to repurchase the underlying securities, as a result of its bankruptcy or otherwise, the Portfolio will seek to dispose of such securities, which action could involve costs or delays. If the seller becomes insolvent and subject to liquidation or reorganization under applicable bankruptcy or other laws, the Portfolio's ability to dispose of the underlying securities may be restricted. In addition, it is possible that the Portfolio may not be able to substantiate its interest in the underlying securities. To help minimize this risk, the securities underlying the repurchase agreement will be held by the custodian at all times in an amount at least equal to the repurchase price, including accrued interest. If the seller fails to repurchase the securities, the Portfolio may suffer a loss to the extent proceeds from the sale of the underlying securities are less than the repurchase price.

        SECURITIES LENDING

        The Portfolios may lend their portfolio securities to Qualified Institutions. By lending its portfolio securities, a Portfolio attempts to increase its income through the receipt of interest on the loan. Any gain or loss in the market price of the securities loaned that may occur during the term of the loan will be for the account of a Portfolio. The Portfolio may lend its portfolio securities so long as the terms and the structure of such loans are not inconsistent with the Investment Company Act, which currently requires, among other things, that (a) the borrower pledge and maintain with the Portfolio collateral consisting of cash or securities issued or guaranteed by the U.S. Government having a value at all times that is at least equal to the value of the securities loaned, (b) the borrower add to such collateral whenever the price of the securities loaned rises (i.e., the value of the loan is "marked to the market" on a daily basis), (c) the loan be made subject to termination by the Portfolio at any time and (d) the Portfolio receive reasonable interest on the loan (which may include the Trust's investing any cash collateral in interest bearing short-term investments), any distributions on the loaned securities and any increase in their market value. A Portfolio will not lend portfolio securities if, as a result, the aggregate of such loans exceeds 33 1/3% of the value of the Portfolio's total assets (including such loans). Loan arrangements made by the Portfolio will comply with all other applicable regulatory requirements, including the rules of the New York Stock Exchange, which rules presently require the borrower, after notice, to redeliver the securities within the normal settlement time of five business days.

        All relevant facts and circumstances, including the creditworthiness of the Qualified Institution, will be monitored by the Adviser, and will be considered in making decisions with respect to lending of securities, subject to review by the Board of Directors. If the borrower fails to deliver the loaned securities after receipt of notice, the Portfolio could use the collateral to replace the securities while holding the borrower liable for any excess of replacement cost over collateral. As with any extensions of credit, there are risks of delay in recovery and in some cases even loss of rights in the collateral should the borrower of the securities fail financially.

        A Portfolio may pay reasonable negotiated fees in connection with loaned securities, so long as such fees are set forth in a written contract and approved by the Board of Directors. In addition, voting rights may pass with the loaned securities, but if a material event were to occur affecting such securities, the loan must be called and the securities voted.

     INVESTMENT RESTRICTIONS


        The following restrictions are fundamental policies. Fundamental policies are those which cannot be changed without the approval of holders of a majority of the outstanding voting securities of the affected Portfolio. A "majority of the outstanding voting securities", when used in this Statement of Additional Information, means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are present in person or represented by proxy or (ii) more than 50% of the outstanding shares.

        No Portfolio may:

        1. Purchase securities on margin (but the Portfolio may obtain such short-term credits as may be necessary for the clearance of transactions); provided that the deposit or payment by a Fixed Income Portfolio of initial or variation margin in connection with options or futures contracts is not considered the purchase of a security on margin.

        2. Make short sales, except that a Fixed Income Portfolio may make short sales "against-the-box".

        3. Issue senior securities, borrow money or pledge its assets, except that a Fixed Income Portfolio may borrow from banks or enter into reverse repurchase agreements or dollar rolls up to 33 1/3% of the value of its total assets (calculated when the loan is made) to take advantage of investment opportunities and may pledge up to 33 1/3% of the value of its total assets to secure such borrowings. Each Portfolio is also authorized to borrow an additional 5% of its total assets without regard to the foregoing limitations for temporary purposes such as clearance of portfolio transactions and share redemptions. For purposes of these restrictions, the purchase or sale of securities on a "when-issued", delayed delivery or forward commitment basis, the purchase and sale of options and futures contracts and collateral arrangements with respect thereto are not deemed to be the issuance of a senior security, a borrowing or a pledge of assets.

        4. Purchase any security (other than obligations of the U.S. Government, its agencies and instrumentalities) if as a result:
     (i) with respect to 75% of its total assets, more than 5% of the Portfolio's total assets would then be invested in securities of a single issuer or (ii) 25% or more of a Portfolio's total assets would be invested in one or more issuers having their principal business activities in the same industry.

        5. Purchase securities, other than U.S. Government securities, Mortgage-Backed securities or Asset-Backed securities, of any issuer having a record, together with predecessors, of less than three years of continuous operations if, immediately after such purchase, more than 5% of the Portfolio's total assets would be invested in such securities.

        6. Buy or sell real estate or interests in real estate, except that the Portfolio may purchase and sell Mortgaged-Backed securities, securities collateralized by mortgages, securities which are secured by real estate, securities of companies which invest or deal in real estate.

        7. Act as underwriter except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

        8. Make investments for the purpose of exercising control or management.

        9. Invest in interests in oil, gas or other mineral exploration or development programs, except that the Portfolio may invest in the securities of companies which invest in or sponsor such programs.

        10.   Make loans, except through (i) repurchase agreements and
     (ii) loans of portfolio securities limited to 50% of the value of the Portfolio's total assets.

        11. Purchase more than 10% of all outstanding voting securities of any one issuer.

        12. Buy or sell commodities contracts, except that a Fixed Income Portfolio may purchase and sell futures contracts and options thereon.

        Whenever any fundamental investment policy or investment restriction states a maximum percentage of a Portfolio's assets, it is intended that if the percentage limitation is met at the time the investment is made, a later change in percentage resulting from changing total or net asset value will not be considered a violation of such policy.

        In addition, the Investment Company Act prohibits a Portfolio from investing its assets in more than 3% or, together with other investment companies having the same investment adviser, more than 10%, of the outstanding voting stock of any closed-end investment company, more than 5% of its total value in any closed-end investment company, or more than 10% of its total value in closed-end investment companies as a group, unless the investment is acquired pursuant to a plan of reorganization or a SEC approved offer of exchange.

     DIRECTORS AND OFFICERS

        The officers of the Trust manage its day to day operations. The officers are directly responsible to the Trust's Board of Directors, which sets broad policies for the Trust and chooses its officers. The following is a list of the directors and officers of the Trust and a brief statement of their present positions and principal occupations during the past five years. Unless otherwise indicated, each of the directors is also a director of, and each officer holds the same position with, The BlackRock Income Trust Inc., The BlackRock Target Term Trust Inc., The BlackRock Advantage Term Trust Inc., The BlackRock Strategic Term Trust Inc., The BlackRock 1998 Term Trust Inc., The BlackRock Municipal Target Term Trust Inc., The BlackRock North American Government Income Trust Inc., The BlackRock Insured Municipal Target Term Trust Inc., The BlackRock Investment Quality Term Trust Inc., The BlackRock 2001 Term Trust, Inc., The BlackRock Insured Municipal 2008 Term Trust Inc., The BlackRock California Insured Municipal 2008 Term Trust Inc., The BlackRock Florida Insured Municipal 2008 Term Trust, The BlackRock New York Insured Municipal 2008 Term Trust Inc., The BlackRock 1999 Term Trust Inc., The BlackRock Investment Quality Municipal Trust Inc., The BlackRock Broad Investment Grade 2009 Term Trust Inc., The BlackRock California Investment Quality Municipal Trust Inc., The BlackRock Florida Investment Quality Municipal Trust, The BlackRock New Jersey Investment Quality Municipal Trust Inc. and The BlackRock New York Investment Quality Municipal Trust Inc. In addition, Mr. Grosfeld serves as a director of BlackRock Asset Investors, BlackRock Fund Investors I, BlackRock Fund Investors II and BlackRock Fund Investors III. Messrs. Fabozzi and Grosfeld serve on the Trust's executive committee, which has full authority to exercise all of the powers permitted to such a committee under Maryland law. Unless specified otherwise below, the business address of the directors and officers of the Trust is 345 Park Avenue, New York, New York 10154.

                                           Principal Occupation
                                           During the Past Five
     Name and Address        Title         Years and Other Affiliations

     Kent Dixon            Treasurer and   Consultant/Investor. Former President
     200 Whitfielde Street   Secretary     and Chief Executive Officer of
     Guilford, CT 06437                    Empire Federal Savings Bank
     Guilford, CT 06437                    of America and BancPLUS Savings
                                           Association, former Chairman of the
                                           Board, President and Chief Executive
                                           Officer of Northeast Savings.
                                           Former Director of ISFA (the owner
                                           of INVEST, a national securities
                                           brokerage service designed for banks
                                           and thrift institutions).  Director,
                                           Empire of America Realty Credit
                                           Corporation.

     Frank J. Fabozzi(1)   Director and    Consultant.  Editor of The Journal
     225 Summit Avenue     Vice President  of Portfolio Management and Adjunct
     Summit, NJ 07901                      Professor of Finance at the
                                           School of Organization and
                                           Management at Yale University.
                                           Director, Guardian Mutual Funds
                                           Group.  Author and editor of several
                                           books on fixed income portfolio
                                           management.  Visiting Professor of
                                           Finance and Accounting at the Sloan
                                           School of Management, Massachusetts
                                           Institute of Technology from 1986 to
                                           August 1992.

     James Grosfeld (1)    Director and    Consultant/Investor.  Formerly
     755 West Big Beaver   President       Chairman of the Board and Chief
      Road #2200                           Executive Officer of PHM Corporation
     Troy, MI 48084                        (home building and mortgage banking
                                           and finance) (May 1974 - April 1990).

     ________________

          (1) Member of the Executive Committee. Subject to the requirements of the Investment Company Act, the Executive Committee has authority generally to exercise any of the powers of the Board of Directors, except the power to declare dividends or distributions, issue stock, recommend actions requiring stockholder approval, amend the by-laws or approve certain mergers or share exchanges.

          The following table sets forth certain information regarding the compensation of the Trust's directors and officers. Except as disclosed below, no executive officer or person affiliated with the Trust received compensation from the Trust for the calendar year ended June 30, 1995 in excess of $60,000.

                               COMPENSATION TABLE
____________________________________________________________________________________________
                     Aggregate Com-     Pension or           Estimated    Total Compensation
                     pensation from  Retirement Benefits,     Annual        from Registrant
  Name of Person,       Registrant    Accrued as Part of   Benefits Upon   and Fund Complex
    Position          (fiscal year)     Fund Expenses        Retirement   Paid to Directors*
____________________________________________________________________________________________
     Kent Dixon          $2,500              **                 **         $162,500 (22)
       Director,
       Treasurer
       and
       Secretary

     Frank J. Fabozzi      2,500             **                 **          162,500 (22)
       Director

     James Grosfeld        2,500             **                 **          202,500 (26)
       Director and
       President
     ______________

      * Represents the total compensation paid to such persons during the calendar year ending December 31, 1995 (and, with respect to the Trust, estimated to be paid during a full calendar year). The parenthetical number represents the number of investment companies (including the Trust) from which such person receives compensation that are considered part of the same fund complex as the Trust, because, among other things, they have a common investment adviser.

      **      Not applicable.


                           MANAGEMENT OF THE TRUST

     THE INVESTMENT ADVISORY AGREEMENT

        Pursuant to the Investment Advisory Agreement (Advisory Agreement), the Trust has retained the Adviser to manage the investment of each Portfolio's assets and to provide such investment research, advice and supervision, in conformity with each Portfolio's investment objective and policies, as may be necessary for the operations of the Trust.

        The Advisory Agreement provides, among other things, that the Adviser will bear all expenses of its partners and employees and overhead incurred in connection with its duties under the Advisory Agreement, and will pay all directors' fees and salaries of the Trust's directors and officers who are affiliated persons (as such term is defined in the Investment Company Act) of the Adviser.
     The Advisory Agreement provides that the Portfolios will pay to the Adviser for its services a monthly fee in an amount equal to the following percentages of each Portfolio's average daily net asset value on an annualized basis: .25% for The Money Market Portfolio, .30% for The Short Duration Portfolio and .35% for all other Portfolios.

        Although the Adviser intends to devote such time and effort to the business of the Trust as is reasonably necessary to perform its duties to the Trust, the services of the Adviser are not exclusive and the Adviser provides similar services to other investment companies and other clients and may engage in other activities.

        The Advisory Agreement also provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations thereunder, the Adviser is not liable to the Trust or any of the Trust's stockholders for any act or omission by the Adviser or for any loss sustained by the Trust or the Trust's stockholders, and provides for indemnification by the Trust of the Adviser, its partners, employees, agents and affiliates for liabilities incurred by them in connection with their services to the Trust, subject to certain limitations and conditions.

        The Advisory Agreement was approved by BlackRock Financial Management Inc., as the Trust's initial stockholder, on July 2, 1992, and by the Trust's Board of Directors, including a majority of the directors who are not parties to the Advisory Agreement or interested persons of any such party (as such term is defined in the Investment Company Act), on December 6, 1991. The Advisory Agreement with respect to The Short Duration Portfolio and The Core-Fixed Income Portfolio was submitted to the stockholders of such Portfolios for their approval at the first meeting of stockholders of the Trust. The Advisory Agreement will continue in effect until July 2, 1994, and if not sooner terminated, will continue in effect for successive periods of 12 months thereafter, provided that each continuance with respect to a Portfolio is specifically approved at least annually by both (1) the vote of a majority of the Trust's Board of Directors or the vote of a majority of the outstanding voting securities of the Portfolio (as such term is defined in the Investment Company Act) and (2) by the vote of a majority of the Directors who are not parties to the Advisory Agreement or interested persons (as such term is defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement was approved by the vote of a majority of the Trust's Board of Directors on May 11, 1995. The Advisory Agreement may be terminated as to any Portfolio at any time by the Trust, without the payment of any penalty, upon the vote of a majority of the Trust's Board of Directors or a majority of the outstanding voting securities of the Portfolio or by the Adviser, on 60 days' written notice by either party to the other. Except as otherwise provided by order of the SEC or any rule or provision of the Investment Company Act, the Advisory Agreement will terminate automatically in the event of its assignment (as such term is defined in the Investment Company Act and the rules thereunder).

        The Adviser has granted the Trust a non-exclusive license to use the term "BFM" in its name. The Trust has agreed to cease using such name as promptly as practicable in the event that the Adviser ceases to be the investment adviser of the Trust.

     THE ADMINISTRATION AGREEMENT

        PFPC, Inc. (the "Administrator"), 400 Bellevue Parkway, Wilmington, Delaware 19899, acts as administrator for the Trust. Under the Administration Agreement with the Trust (Administration Agreement), the Administrator administers the Trust's corporate affairs subject to the supervision of the Trust's Board of Directors and in connection therewith furnishes the Trust with office facilities together with other clerical services (e.g., preparation of annual and other reports to stockholders and the SEC and Federal, state and local income tax returns). In connection with its administration of the corporate affairs of the Trust, the Administrator bears the expense of the office space, furnishings and equipment and the personnel required by it to perform the services on the terms indicated in the Administration Agreement. PFPC receives an annual fee equal to .14% of each Portfolio's net asset value for its services as an Administrator, Custodian and Transfer Agent.

        The Administration Agreement will automatically continue in effect until it is terminated. It is terminable by either party on 60 days' prior written notice.

     EXPENSES OF THE TRUST

        Except as indicated above, each Portfolio will pay all of its expenses. Expenses directly attributable to a Portfolio are charged to that Portfolio; other expenses are allocated proportionally among all the Portfolios in relation to the net assets of each Portfolio. Expenses include fees of the Directors not affiliated with the Adviser and Board meeting expenses; fees of the Adviser and the Administrator; interest charges; taxes; organization expenses; charges and expenses of the Trust's legal counsel and independent accountants, and of the transfer agent, registrar and dividend disbursing agent of the Trust; expenses of printing and mailing stock certificates, stockholder reports, notices, proxy statements and reports to governmental offices; brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions; expenses connected with negotiating, effecting purchase or sale, or registering privately issued portfolio securities; custodial fees and expenses for all services to the Trust, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating and publishing the net asset value of each Portfolio's shares; expenses of membership in investment company associations; expenses of fidelity bonding and other insurance expenses, including insurance premiums; expenses of stockholders meetings; and SEC and state registration fees.

     DISTRIBUTION AND STOCKHOLDER SERVICING PLAN

        The Trust, on behalf of each Portfolio, has entered into a Distribution Agreement dated as of March 28, 1995 with Provident Distributors, Inc., 259 Radnor-Chester Road, Suite 120, Radnor, Pennsylvania, 19087 (the "Distributor"). The terms of the Distribution Agreement were approved on February 16, 1995 by the vote of a majority of the Directors of the Trust who are not parties to the Distribution Agreement or "interested persons" (as such term is defined by the Investment Company Act) of any party thereto, cast in person at a meeting called for the purpose of voting on such approval. Pursuant to the terms of the Distribution Agreement, the Distributor serves as the principal underwriter and distributor of the Trust's shares, and in that capacity makes a continuous offering of the Trust's shares and bears the costs and expenses of printing and distributing any copies of any prospectuses and annual and interim reports for the Trust (after such items have been prepared and set in type) which are used in connection with the offering of shares to securities dealers or investors, and the cost and expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by securities dealers in connection with the offering of the shares for sale to the public. There is no fee payable by the Trust or any Portfolio pursuant to the Distribution Agreement, and there is no sales or redemption charge. The Distribution Agreement provides for indemnification by the Trust of the Distributor, its partners, employees, agents and affiliates for liabilities incurred by them in connection with their services to the Trust, subject to certain limitations and conditions. The continuance of the Distribution Agreement must be approved in the same manner as the Investment Advisory Agreement, and the Distribution Agreement will terminate automatically if assigned by either party thereto and is terminable with respect to any Portfolio at any time without penalty by the Rule 12b-1 Directors (as defined below) or by vote of a majority of the outstanding shares of the Portfolio (as such term is defined in the Investment Company Act) on not more than 60 days' nor less than 30 days' written notice to the Distributor and by the Distributor on like notice to the Trust.

        The Trust has adopted a Distribution and Stockholder Servicing Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act pursuant to which the Adviser is permitted to use a portion of the advisory fee it receives from the Trust to promote the distribution of the Trust's shares and to enhance the provision of stockholder services. The Plan was approved by a majority of (i) the directors of the Trust and (ii) the directors of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (Rule 12b-1 Directors). The Plan permits the Adviser to pay fees to the Distributor. The Trust is not required or permitted under the Plan to make payments over and above the amount of the advisory fee to promote the sale of its shares; the Plan merely permits the reallocation of a portion of the advisory fee the Adviser receives to pay for distribution-related activities.

        From amounts received by it under the Plan, the Distributor is authorized to make payments to securities dealers with which the Distributor has entered into solicitation fee agreements. The Distributor may also use a portion of the fee it receives under the Plan to cover the Distributor's cost of marketing services and advertising on behalf of the Portfolios and to compensate institutions who perform support services that would otherwise be performed by the Trust or its agent. These support services may include providing such office space, equipment, telephone facilities and various personnel as may be necessary or beneficial to establish and maintain stockholders' accounts and records, process purchase and redemption transactions, answer routine client inquiries and provide such other services to the Trust and the Portfolios as may reasonably be requested.

        The Plan will continue from year to year, provided that each such continuance is approved at least annually by a vote of the Board of Directors, including a majority vote of the Rule 12b-1 Directors, cast in person at a meeting called for the purpose of voting on such continuance. The Plan may be terminated with respect to any Portfolio at any time, without penalty, by the vote of a majority of the Rule 12b-1 Directors or by the vote of the holders of a majority of the outstanding shares of the Portfolio. The Plan may not be amended materially without the approval of the Board of Directors, including a majority of the Rule 12b-1 Directors, cast in person at a meeting called for that purpose. Any modification to the Plan which would materially increase the amount of money to be spent by a Portfolio must also be submitted to the stockholders of the Portfolio for approval.

     PORTFOLIO TRANSACTIONS AND BROKERAGE

        The Adviser is responsible for decisions to buy and sell securities for the Portfolios, the selection of brokers and dealers to effect the transactions and the negotiation of prices and any brokerage commissions. The securities in which the Portfolios invest are traded principally in the over-the-counter market. In the over-the-counter market, securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a mark-up to the dealer. Securities purchased in underwritten offerings generally include, in the price, a fixed amount of compensation for the manager(s), underwriter(s) and dealer(s). The Portfolios may also purchase certain money market instruments directly from an issuer, in which case no commissions or discounts are paid. Purchases and sales of debt securities on a stock exchange are effected through brokers who charge a commission for their services.

        The Adviser's primary considerations in selecting the manner of executing securities transactions for the Portfolios will be prompt execution of orders, the size and breadth of the market for the security, the reliability, integrity and financial condition and execution capability of the firm, the size of and difficulty in executing the order, and the best net price. There are many instances when, in the judgment of the Adviser, more than one firm can offer comparable execution services. In selecting among such firms, consideration is given to those firms which supply research and other services in addition to execution services. However, it is not the policy of the Adviser, absent special circumstances, to pay higher commissions to a firm because it has supplied such services.

        The Adviser is able to fulfill its obligations to furnish a continuous investment program to the Portfolios without receiving such information from brokers; however, it considers access to such information to be an important element of financial management. Although such information is considered useful, its value is not determinable, as it must be reviewed and assimilated by the Adviser, and does not reduce the Adviser's normal research activities in rendering investment advice under the Advisory Agreement. It is possible that the Adviser's expenses could be materially increased if it attempted to purchase this type of information or generate it through its own staff.

        One or more of the other accounts which the Adviser manages may own from time to time the same investments as a Portfolio. Investment decisions for the Trust are made independently from those of such other accounts; however, from time to time, the same investment decision may be made for more than one company or account. When two or more companies or accounts seek to purchase or sell the same securities, the securities actually purchased or sold will be allocated among the companies and accounts on a good faith equitable basis by the Adviser in its discretion in accordance with the accounts' various investment objectives. In some cases, this system may adversely affect the price or size of the position obtainable for a Portfolio. In other cases, however, the ability of the Portfolios to participate in volume transactions may produce better execution for the Portfolios.

        Although the Advisory Agreement contains no restrictions on portfolio turnover, it is not the policy of the Portfolios to engage in transactions with the objective of seeking profits from short-term trading. It is expected that the annual portfolio turnover rate of the Fixed Income Portfolios will be approximately 150%, excluding securities having a maturity of one year or less. Because it is difficult to predict accurately portfolio turnover rates, actual turnover may be higher or lower. Higher portfolio turnover results in increased Portfolio expenses, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of securities and on reinvestment in other securities. The Adviser will monitor the tax status of the Portfolios under the Internal Revenue Code during periods in which the annual turnover rate of the Portfolios exceeds 100%. To the extent that increased portfolio turnover results in sales at a profit of securities held less than three months, a Portfolio's ability to qualify as a "regulated investment company" under the Internal Revenue Code may be affected. See "Taxes, Dividends and Distributions" below.

     NET ASSET VALUE

        Under the Investment Company Act, the Board of Directors is responsible for determining in good faith the fair value of securities of each of the Portfolios. In accordance with procedures adopted by the Board of Directors, the value of each portfolio security for which quotations are available will be based on the valuation provided by an independent broker/dealer or pricing service. Pricing services consider such factors as security prices, yields, maturities, call features, ratings and developments relating to specific securities in arriving at securities valuations.

        Securities for which market quotations are not readily available are valued at fair value as determined in good faith under procedures established by the Board of Directors. Short-term debt securities which mature in more than 60 days are valued at current market quotations. Short-term debt securities which mature in 60 days or less are valued at amortized cost if their term to maturity from the purchase date was 60 days or less, or by amortizing their value on the 61st day prior to maturity, if their term to maturity from the date of purchase exceeded 60 days, unless the Board of Directors determines that such valuation does not represent fair value.

        Options are valued at the last sale price on the exchange on which they are listed, unless no sales of such options have taken place that day, in which case they will be valued at the mean between their closing bid and asked prices. When the seller writes a call, an amount equal to the premium received is included as an asset, and an equivalent deferred credit is included as a liability. If a call written by a Portfolio is exercised, the proceeds are increased by the premium received. If a call expires, a Portfolio has a gain in the amount of the premium; if a Portfolio enters into a closing purchase transaction, the Portfolio will have a gain or loss depending on whether the premium was more or less than the cost of the closing transaction. If a put held by a Portfolio is exercised, the amount the Portfolio receives on sale of the underlying investment is reduced by the amount of the premium paid by the Portfolio. Futures are valued at the last sale price as of the close of the commodities exchange on which they are traded, unless the Board of Directors determines that such price does not reflect the securities' fair value, in which case these securities will be valued at their fair market value as determined by or under the direction of the Board of Directors.

        For valuation purposes, quotations of foreign portfolio securities, other assets and liabilities and forward contracts stated in foreign currency are translated into U.S. dollar equivalents at the prevailing market rates as of the morning of valuation. Generally, trading in foreign securities is substantially completed each day at various times prior to the close of the New York Stock Exchange. Foreign currency exchange rates and the values of such securities used in computing the net asset value of The Global Fixed Income Portfolio's shares are determined as of such times. All assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at the bid price of such currencies against U.S. dollars last quoted by a major bank. If such quotations are not available at the close of the exchange, the rate of exchange will be determined in accordance with policies established in good faith by the Board of Directors. Occasionally, events which affect the values of such securities and exchange rates may occur after the close of the New York Stock Exchange and will therefore not be reflected in the computation of net asset value. Furthermore, because The Global Fixed Income Portfolio's securities are traded on foreign markets that may be open when the New York Stock Exchange is closed, the value of the net assets of the Portfolio may be significantly affected on days when no net asset value is calculated.

        The Money Market Portfolio seeks to maintain its net asset value at $1.00 per share, although there can be no assurance that the $1.00 net asset value will be maintained. Investments of The Money Market Portfolio are valued at amortized cost, which means that they are valued at their acquisition cost (as adjusted for amortization of premium or discount) rather than at current market value. The market values of The Money Market Portfolio's investments are subject to price fluctuations resulting from rising or declining interest rates and due to the ability of issuers to make payment at maturity. Calculations are made to compare the values of The Money Market Portfolio's investments valued at amortized cost with market values. Market valuations are obtained by using actual quotations or estimates of market makers, or values obtained from yield data relating to classes of money market instruments published by reputable sources at the mean between the bid and asked prices for the instruments.

        If a deviation of 1/2 of 1% or more were to occur between the net asset value calculated by reference to market values and The Money Market Portfolio's $1.00 per share net asset value, or if there were any other deviation which the Board of Directors believed would result in a material dilution to stockholders or purchasers, the Board of Directors would promptly consider what actions, if any, should be initiated. Such actions could include selling portfolio instruments prior to maturity, shortening the average portfolio maturity, redeeming shares of the Portfolio in kind or utilizing a net asset value per share based on available market quotations, which actions could result in a loss to the Portfolio and its stockholders.

     PURCHASE AND REDEMPTION OF SHARES

        Shares of each of the Portfolios may be purchased and redeemed directly from the Trust or through the Distributor. See "Purchase and Redemption of Shares - How to Purchase Shares" in the Prospectus. Upon the initial purchase of shares of a Portfolio, a stockholder investment account is established for each investor under which a record of the shares held is maintained by the Transfer Agent. The Adviser may, at its discretion, agree to accept securities rather than cash to fund the purchase of shares in the Trust.

     AUTOMATIC REINVESTMENT OF DIVIDENDS AND/OR DISTRIBUTIONS

        For the convenience of investors, all dividends and distributions are automatically reinvested in full and fractional shares of the Portfolio with respect to which the dividend or distribution was made at net asset value per share on the payment date, unless the Board of Directors determines otherwise. A stockholder may direct the Transfer Agent in writing not less than five full business days prior to the payment date to have subsequent dividends and/or distributions sent in cash rather than reinvested. However, if it is determined that the U.S. Postal Service cannot properly deliver Trust mailings to the stockholder, the Trust will terminate the stockholder's election to receive dividends and other distributions in cash. Thereafter, the stockholder's subsequent dividends and other distributions will be automatically reinvested in additional shares of the Portfolio until the stockholder notifies the Trust in writing of his or her correct address and requests in writing that the election to receive dividends and other distributions in cash be reinstated. EXCHANGE PRIVILEGE

        The Trust makes available to its stockholders the privilege of exchanging their shares of one Portfolio for shares of another Portfolio of the Trust. All exchanges are made on the basis of relative net asset value next determined after receipt of an order in proper form. An exchange will be treated as a redemption and purchase for tax purposes. Shares may be exchanged for shares of another Portfolio only if shares of such Portfolio may legally be sold under applicable state laws. No fee or sales load will be imposed upon the exchange.

        The exchange privilege may be modified, terminated or suspended on 60 days' notice, and the Trust has the right to reject any exchange application relating to any Portfolio's shares.

     TAXES, DIVIDENDS AND DISTRIBUTIONS

        Each Portfolio intends to elect to qualify and to remain qualified as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the Internal Revenue Code). This relieves the Portfolio (but not its stockholders) from paying federal income tax on income which is distributed to stockholders, and permits net long-term capital gains of the Portfolio (i.e., the excess of net long-term capital gains over net short-term capital losses) to be treated as long-term capital gains of stockholders, regardless of how long stockholders have held their shares in the Portfolio.

        Qualification as a regulated investment company requires, among other things, that (a) at least 90% of the Portfolio's annual gross income (without reduction for losses from the sale or other disposition of securities) be derived from interest, dividends, payments with respect to securities loans, gains from the sale or other disposition of stock, securities, options, futures contracts, forward contracts and foreign currencies, and certain other income derived with respect to its business of investing in stock, securities or currencies; (b) the Portfolio derive less than 30% of its gross income from gains (without reduction for losses) from the sale or other disposition of securities, options thereon, futures contracts, options thereon and forward contracts, in each case held for less than three months; (c) the Portfolio diversify its holdings so that, at the end of each quarter of the taxable year, (i) at least 50% of the market value of the Portfolio's assets is represented by cash and cash items (including receivables), U.S. Government obligations, securities of other regulated investment companies and other securities limited in respect of any one issuer to an amount not greater than 5% of the Portfolio's assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested in the securities of any one issuer (other than U.S. Government obligations). In addition, in order not to be subject to federal income tax, the Portfolio must distribute to its stockholders at least 90% of its net investment income and short-term capital gains earned in each year.

        Gains or losses on sales of securities by a Portfolio generally will be treated as long-term capital gains or losses if the securities have been held by it for more than one year. Other gains or losses on the sale of securities will be short-term capital gains or losses.

        Gains or losses on the sale, lapse or other termination of options on securities will generally be treated as gains and losses from the sale of securities (assuming they do not qualify as "Section 1256 contracts"). Certain of a Portfolio's transactions may be subject to wash sale and short sale provisions of the Internal Revenue Code. In addition, debt securities acquired by the Portfolio may be subject to original issue discount and market discount rules.

        "Regulated futures contracts" and certain listed options which are not "equity options" constitute "Section 1256 contracts" and will be required to be "marked to market" (that is, treated as having been sold at market value) for federal income tax purposes at the end of a Portfolio's taxable year. Sixty percent of any gain or loss recognized on such "deemed sales" and on actual dispositions will be treated as long-term capital gain or loss and the remainder will be treated as short-term capital gain or loss. In addition, positions which are part of a "straddle" are subject to rules which apply certain wash sale and short sale provisions of the Internal Revenue Code. A Portfolio may be required to defer the recognition of losses on positions it holds to the extent of any unrecognized gain on offsetting positions held by the Portfolio. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences to a Portfolio of some hedging transactions may not be entirely clear. A Portfolio's ability to enter into futures contracts, options thereon and options on securities may be affected by the 30% limitation on gains derived from securities held less than three months, discussed above. Because application of the straddle rules may affect the character of gains or losses, defer losses or accelerate the recognition of gains or losses from the affected straddle positions, the amount that will be distributed to stockholders, and that will be taxed to stockholders as ordinary income or long-term capital gains, may be increased or decreased as compared to a fund that did not engage in hedging transactions.

        Distributions of net investment income and net short-term capital gains will be taxable to the stockholder at ordinary income rates regardless of whether the stockholder receives such distributions in additional shares or cash. Distributions of net long-term capital gains, if any, are taxable as long-term capital gains regardless of how long the Portfolio shares have been held. However, if a stockholder holds shares in a Portfolio six months or less, then any loss recognized on the sale of such shares will be treated as long-term capital loss to the extent of any distribution on the shares which was treated as long-term capital gain. Stockholders will be notified annually by the Trust as to the federal tax status of distributions made by each Portfolio.

        Each Portfolio is subject to a nondeductible 4% excise tax if it does not distribute 98% of its ordinary income on a calendar year basis and 98% of its capital gains on an October 31 year-end basis. Each Portfolio intends to distribute its income and capital gains in the manner necessary to avoid imposition of the 4% excise tax. Dividends and distributions generally are taxable to stockholders in the year in which they are received; however, dividends declared in October, November and December payable to stockholders of record on a specified date in October, November and December and paid in the following January will be treated as having been paid by the Portfolio and received by stockholders in such prior year. Under this rule, a stockholder may be taxed in one year on dividends or distributions actually received in January of the following year.

        Any loss realized on a sale, redemption or exchange of shares of a Portfolio by a stockholder will be disallowed to the extent the shares are replaced within a 61-day period beginning 30 days before the disposition of the shares. Shares purchased pursuant to the reinvestment of a dividend will constitute a replacement of shares.

        Income received by The Global Fixed Income Portfolio from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Income tax treaties between certain countries and the United States may reduce or eliminate such taxes. It is impossible to determine in advance the effective rate of foreign tax to which the Portfolio will be subject, since the amount of the Portfolio's assets to be invested in various countries is not known.

        Each Portfolio declares dividends daily based on actual net investment income determined in accordance with generally accepted accounting principles. A portion of such dividends may also include projected net investment income. Each Portfolio's net capital gains, if any, will be distributed at least annually. In determining the amount of capital gains to be distributed, any capital loss carry forwards from prior years will be offset against capital gains. In the event that a stockholder's shares are redeemed on a date other than the monthly dividend payment date, the proceeds of such redemption will equal the net asset value of the shares redeemed plus the amount of all dividends declared through the date of redemption.

        Any dividends or distributions paid shortly after a purchase by an investor may have the effect of reducing the per share net asset value of the investor's shares by the per share amount of the dividends or distributions. Furthermore, such dividends or distributions, although in effect a return of capital, are subject to federal income taxes. Therefore, prior to purchasing shares of a Portfolio, the investor should carefully consider the impact of dividends or capital gains distributions which are expected to be or have been announced. Distributions also may be subject to state, local and foreign taxes.

        The foregoing is a general and abbreviated discussion of tax consequences of investment in the Portfolios. Investors are urged to consult their own tax advisers to determine the effect of investment in the Portfolios upon their individual tax situations.

                         PERFORMANCE INFORMATION

        Each Fixed Income Portfolio may from time to time advertise its yield as calculated over a 30-day period. This yield will be computed by dividing the Portfolio's net investment income per share earned during this 30-day period by the maximum offering price per share on the last day of this period. Yield is calculated according to the following formula:

                      YIELD = 2[( a-b +1)6-1]
                                 _____
                                   cd

        Where: a= dividends and interest earned during the period.
               b= expenses accrued for the period (net of
                  reimbursements).
               c= the average daily number of shares outstanding during
                  the period that were entitled to receive dividends.
               d= the maximum offering price per share on the last day
                  of the period.

        Total return of each Fixed Income Portfolio is computed by finding the average annual compounded rates of return over the 1, 5, or 10 year periods that would equate the initial amount invested to the ending redeemable value, according to the following formula:

                              P(1+T)n=ERV

        Where: P=   a hypothetical initial payment of $1000.
               T=   average annual total return.
               n=   number of years.
               ERV= ending redeemable value of a hypothetical $1000
                    payment made at the beginning of the 1, 5 or 10 year periods at the end of the 1, 5 or 10 year periods (or fractional portion thereof).

        The Money Market Portfolio may from time to time advertise its yield and effective yield as calculated over a 7-day period. Yield is computed by determining the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account having a balance of 1 share at the beginning of a 7-day period for which yield is to be quoted, subtracting a hypothetical charge reflecting deductions from stockholder accounts, and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return, and then multiplying the base period return by 365/7. Effective yield is computed by adding 1 to the base period return (calculated as described above), raising that sum to a power equal to 365 divided by 7, and subtracting 1 from the result, according to the following formula:

     EFFECTIVE YIELD = [(Base Period Return + 1) 365/7] - 1

     CUSTODIAN, TRANSFER AND DIVIDEND DISBURSING AGENT

        PFPC, Inc., ("PFPC"), an affiliate of PNC, 400 Bellevue
     Parkway, Wilmington, Delaware 19809, serves as Custodian for the Portfolios' securities and cash, and in that capacity maintains certain financial and accounting books and records pursuant to an agreement with the Trust.

        PFPC also serves as the Transfer and Dividend Disbursing Agent of the Trust. It provides customary transfer agency and dividend disbursing services to the Trust, including the handling of stockholder communications, the processing of stockholder transactions, the maintenance of stockholder account records, the payment of dividends and distributions and related functions.

     EXPERTS

          The financial statements included in the Statement of Additional Information and the related financial statement schedules included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the registration statement, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

______________________________________________________________________


THE BFM INSTITUTIONAL TRUST INC.
THE SHORT DURATION PORTFOLIO


PORTFOLIO OF INVESTMENTS
JUNE 30, 1995
--------------------------------------------------------------------------------

   PRINCIPAL
    AMOUNT                                                            VALUE
     (000)                                      DESCRIPTION          (NOTE 1)
--------------------------------------------------------------------------------

                  LONG-TERM INVESTMENTS - 98.5%
                  MORTGAGE PASS-THROUGHS -  51.1%
                  Federal Home Loan Mortgage Corporation,
 $    916           6.11%, 05/01/24, 1 year CMT (ARM)...........   $   925,247
      980           7.00%, 08/01/99 - 04/01/00..................       989,801
      726           7.25%, 10/01/03 - 06/01/08..................       728,249
      358           7.38%, 03/01/06, Multi-family...............       358,738
    1,625           8.00%, 11/01/03 - 10/01/17..................     1,672,998
      244           8.25%, 06/01/03 - 02/01/08..................       250,975
      380           8.75%, 01/04/13.............................       400,052
      147           8.80%, 07/03/95, 3 year CMT (ARM)...........       148,810
    1,335           9.25%, 12/01/08.............................     1,420,386
                  Federal National Mortgage Association,

      987           5.81%, 01/01/25, 6 month LIBOR (ARM)........       989,465
      996           6.10%, 02/01/25, 6 month CD (ARM)...........     1,017,501
    1,086           6.25%, 01/01/21, 1 year CMT (ARM)...........     1,080,020
    2,212           6.00%, 11/01/02.............................     2,174,673
    1,065           6.58%, 07/03/95, 1 year CMT (ARM)...........     1,070,492
      967           6.61%, 12/01/24, 1 year CMT (ARM)...........       987,375
      900           7.61%, Trust 1995-W2, Class A1, 05/25/22....       910,125
      232           7.85%, 05/01/18, 3 year CMT (ARM)...........       234,614

                  Government National Mortgage Association,

      735           6.50%, 05/20/25, 1 Year CMT (ARM)...........       743,498
    3,211           6.75%, 06/20/22, 1 year CMT (ARM)...........     3,277,512
    3,288           7.50%, 03/20/25, 1 year CMT (ARM)...........     3,369,212
                                                                   -----------
                                                                    22,749,743
                                                                   -----------
                  MULTIPLE CLASS MORTGAGE PASS-THROUGHS -23.0%
      357         Collateralized Mortgage Securities Corporation,
                      Collateralized Mortgage Obligation,
                      Series 1, Class 2, 05/01/13.........           362,487

                  Federal National Mortgage Association,
    1,663            Trust 1989-18, Class 18-B, 01/25/04........     1,716,595
    1,061            Trust 1990-60, Class 60-J, 06/25/17........     1,067,932
    1,500            Trust 1993-175, Class 175-PK, 02/25/95.....     1,481,481
      450         KP Mortgage Assets Trust,
                     Collateralized Mortgage Obligation,
                     Series 14, Class 14B, 09/01/14.............       455,686
      682         Nomura Asset Securities Corporation,
                     Mortgage Pass-Through Certificates,
                     Series 1994-3,.............................       681,055
                     Class A-1, 07/25/24
    1,350         Resolution Trust Corporation,
                     Series 1992-9, Class-A2B, 07/25/29.........     1,359,887



See Notes to Financial Statements.





THE BFM INSTITUTIONAL TRUST INC.
THE SHORT DURATION PORTFOLIO

PORTFOLIO OF INVESTMENTS
JUNE 30, 1995
--------------------------------------------------------------------------------------------------------------

   PRINCIPAL
    AMOUNT                                                                                          VALUE
     (000)                                      DESCRIPTION                                        (NOTE 1)
--------------------------------------------------------------------------------------------------------------
                  MULTIPLE CLASS MORTGAGE PASS-THROUGHS - (CONT.)
$     436         Salomon Brothers Mortgage Securities VII Incorporated,
                     Series 1993-5, Class A2, 10/25/23........................................   $   435,186
      757         Security Mortgage Acceptance Corporation,
                     Series B, Class 3, 11/01/06..............................................       770,425
                  Small Business Administration Guaranteed Loan,
      937            03/25/16,  (ARM).........................................................       954,239
      919            07/25/16,  (ARM).........................................................       935,470
                                                                                                 -----------
                                                                                                  10,220,443
                                                                                                 -----------
                  ASSET-BACKED SECURITIES - 6.6%
    1,500         Colonial Credit Card Trust,
                    Series 1992-A, Class A, 6.80%.............................................     1,507,500
      600         First Chicago Master Trust,
                    Series 1991-D, Class A, 8.40%.............................................       611,250
      800         National Credit Card Trust,
                    Series 1989-4, Class A, 9.45%.............................................       821,411
                                                                                                 -----------
                                                                                                   2,940,161
                                                                                                 -----------

                  U.S. GOVERNMENT SECURITIES - 17.8%
                  U.S. Treasury Notes,
    3,000           6.13%, 5/15/98............................................................     3,019,681
    3,500 (a)       6.25%, 5/31/00............................................................     3,537,170
      955           6.88%, 3/31/00............................................................       988,425
      365           7.75%, 12/31/99...........................................................       389,696
                                                                                                 -----------
                                                                                                   7,934,972
                                                                                                 -----------
                  Total  Investments -98.5%
                    (cost $43,661,417 ).......................................................    43,845,319

                  Other assets in excess of liabilities  - 1.5% (b)...........................       640,913
                                                                                                 -----------
                  NET ASSETS  - 100%..........................................................   $44,486,232
                                                                                                 ===========

--------------------------------------------------------------------------------------------------------------

(a) Partial principal amount pledged as collateral for reverse repurchase agreements.

(b) Partial principal amount of receivable for investments sold pledged as collateral for reverse repurchase agreements.

--------------------------------------------------------------------------------

                              KEY TO ABBREVIATIONS

       ARM:           Adjustable Rate Mortgage.
       CD:            Certificate of Deposit.
       CMT:           Constant Maturity Treasury.
       LIBOR:         London International Bank Offering Rate.
--------------------------------------------------------------------------------

See Notes to Financial Statements.



THE BFM INSTITUTIONAL TRUST INC.
THE CORE FIXED INCOME PORTFOLIO

PORTFOLIO OF INVESTMENTS
JUNE 30, 1995
-----------------------------------------------------------------------------------------------------------------------

               PRINCIPAL
RATING*         AMOUNT                                                                                       VALUE
(UNAUDITED)      (000)                              DESCRIPTION                                            (NOTE 1)
-----------------------------------------------------------------------------------------------------------------------

                             LONG-TERM INVESTMENTS - 96.7%
                             MORTGAGE PASS-THROUGHS - 39.5%
                             Federal Home Loan Mortgage Corporation,
               $1,500           7.50%, 01/01/99.....................................................     $ 1,504,680
                  616           7.55%, 09/01/23, 1 year CMT (ARM)...................................         628,556
                2,139           8.00%, 11/01/15 - 06/01/25..........................................       2,183,107
                             Federal Housing Administration,
                   99           East Point Chelsea, 10.23%, 05/01/33................................         105,191
                  220           Greystone, Series 1994-1, 8.93%, 06/01/20...........................         231,459
                             Federal National Mortgage Association,
                  100           6.50%  Series 1994-M1, Class B, Multi-family, 10/25/03..............          98,969
                  333           7.50%, 02/01/09.....................................................         342,246
                  251           8.00%, 09/01/09 - 06/01/17..........................................         260,488
                1,210           9.00%, 06/01/24 - 02/01/25..........................................       1,266,361
                             Government National Mortgage Association,
                  587           6.50%, 04/20/25, 1 year CMT (AMT)...................................         593,739
                  243           7.00%, 02/20/25, 1 year, CMT (ARM)..................................         247,625
                2,646           7.50%, 01/15/23 - 05/15/25..........................................       2,659,231
                  500           8.00%, 01/01/99.....................................................         511,875
                  646           8.50%, 01/15/10 - 04/15/17..........................................         674,491
                  144           9.00%, 11/15/17.....................................................         151,963
                  486           9.00%, Project Pool 275130, 10/15/24................................         504,025
                  621           9.50%, Project Pool 302733, 11/15/26................................         651,184
                   44           10.50%, 01/15/16....................................................          48,211
                   23           11.00%, 05/15/16 - 09/20/19.........................................          25,594
                   10           11.50%, 07/15/13....................................................          10,988
                   12           12.00%, 01/15/13 - 03/15/15.........................................          13,146
                    2           12.50%, 04/15/13....................................................           1,713
                                                                                                         -----------
                                                                                                          12,714,842
                                                                                                         -----------

                             MULTIPLE CLASS MORTGAGE PASS-THROUGHS - 3.0%
                             Federal National Mortgage Association, REMIC
                                Pass-Through Certificates,
                   19           Trust 1992-87, Class 87-C, 08/25/16.................................          18,907
                    4           Trust 1991-01, Class 1L, 01/25/21, (I)..............................         118,529
                   97        First Boston Company Mortgage Securities Trust, Collateralized
                                Mortgage Obligation, Series 2, Class A3, 08/20/17...................          99,242


See Notes to Financial Statements






THE BFM INSTITUTIONAL TRUST INC.
THE CORE FIXED INCOME PORTFOLIO

PORTFOLIO OF INVESTMENTS
JUNE 30, 1995
----------------------------------------------------------------------------------------------------------------------

               PRINCIPAL
  RATING*       AMOUNT                                                                                        VALUE
(UNAUDITED)      (000)                              DESCRIPTION                                             (NOTE 1)
----------------------------------------------------------------------------------------------------------------------

                             MULTIPLE CLASS MORTGAGE PASS-THROUGHS - (CONT.)
               $  104        Salomon Brothers Mortgage Secs VII Incorporated,
                                Series 1994-9, Class A6, 07/25/24...................................        $ 98,762
                  171        Salomon Brothers Mortgage Trust,
                                Series 1987-3, Class A , 10/23/17 (P)...............................         122,617
                  481        Smith Barney Mortgage Capital Trust IV,
                                Collateral Mortgage Obligation, Series 1,
                                Class 1Z, 09/01/18..................................................         511,812
                                                                                                            --------
                                                                                                             969,869
                                                                                                             -------

                             COMMERCIAL MORTGAGE-BACKED SECURITY - 0.4%
                  119        First Boston Mortgage Securities Corporation,
                                6.75%, Series 1993-M1, Class 1A, 09/25/06...........................         116,959
                                                                                                            --------

                             CORPORATE BONDS - 15.0%
                             FINANCE - 8.9%
A+                100        American Gen. Fin. Corporation,
                                8.50%, 8/15/98......................................................         105,753
                             Associates Corp. of North America,
A+                100           6.25%, 3/15/99......................................................          99,360
AA-                60           6.75%, 7/15/97......................................................          60,513
A+                350        Ford Motor Credit Company,
                                7.75%, 3/15/05......................................................         370,279
A-                100        ITT Financial Corporation,
                                8.85%, 7/15/05......................................................         116,670
A+                300        Liberty Mutual Capital Corporation,
                                8.50%, 5/15/25......................................................         304,673
A+                300        Morgan Stanley Group Incorporated, Debenture,
                                7.50%, 2/01/24......................................................         280,350
BBB               275        Nabisco Incorporated,
                                7.55%, 6/15/15......................................................         272,860
BBB+              150        Paine Webber Group, Incorporated,
                                8.88%, 3/15/05......................................................         163,399
A                 400        Prudential Insurance Company of America,
                                8.30%, 7/01/25......................................................         397,241
AA                350        Republic of Italy,
                                6.88%, 9/27/23......................................................         312,277
BBB               100        Shawmut Bank of Connecticut NA,
                                8.63%, 2/15/05......................................................         110,415


See Notes to Financial Statements






THE BFM INSTITUTIONAL TRUST INC.
THE CORE FIXED INCOME PORTFOLIO

PORTFOLIO OF INVESTMENTS
JUNE 30, 1995
---------------------------------------------------------------------------------------------------------------------------

               PRINCIPAL
  RATING*       AMOUNT                                                                                       VALUE
(UNAUDITED)      (000)                              DESCRIPTION                                            (NOTE 1)
---------------------------------------------------------------------------------------------------------------------------

                             FINANCE - (CONT.)
                             Smith Barney Holdings, Incorporated,
A-              $ 100           5.38%, 6/01/96......................................................      $   99,112
A-                 50           5.50%, 1/15/99......................................................          48,276
A-                100        Southtrust Bank Atlanta Georgia N A, Tranche SB 00001,
                                7.74%, 5/15/25......................................................         105,750
                                                                                                          ----------
                                                                                                           2,846,928
                                                                                                          ----------

                             INDUSTRIALS - 3.2%
A                 150        American Home Products Corporation,
                                7.90%, 2/15/05......................................................         161,092
A                 100        Caterpillar Financial Services,
                                8.72%, 7/21/97......................................................         104,690
A3                 50        CSX Corporation, Debenture,
                                8.63%, 5/15/22......................................................          56,608
AA-               105        Du Pont E I De Nemours and Company,
                                7.50%, 3/01/33......................................................         102,291
A                 100        Ford Capital Bv.,
                                9.13%, 4/08/96......................................................         102,038
                             General Motors Corporation,
BBB+              150           5.70%, 12/22/97.....................................................         147,075
BBB+              350           7.63%,   5/05/03....................................................         362,890
                                                                                                          ----------
                                                                                                           1,036,684
                                                                                                          ----------

                             UTILITY - 0.1%
BBB                50        Texas Utilities Electric Company, 1st Mortgage,
                                7.38%, 10/01/25.....................................................          47,503
                                                                                                          ----------

                             SOVEREIGN & PROVINCIAL - 2.8%
AA                100        African Development Bank,
                                9.50%, 12/15/95.....................................................         101,553
AA+               100        British Columbia Hydro and Power,
                                15.50%, Series FF, 11/15/11.........................................         117,962
A+                100        Hydro Quebec,
                                8.05%, 7/07/24......................................................         108,440
BBB+              200        Newfoundland and Labrador Province,
                                8.65%, 10/22/22.....................................................         220,863
A+                350        Quebec Province Canada,
                                7.50%, 7/15/23......................................................         340,185
                                                                                                          ----------
                                                                                                             889,003
                                                                                                          ----------


See Notes to Financial Statements






THE BFM INSTITUTIONAL TRUST INC.
THE CORE FIXED INCOME PORTFOLIO

PORTFOLIO OF INVESTMENTS
JUNE 30, 1995
---------------------------------------------------------------------------------------------------------------------------
                PRINCIPAL
  RATING*        AMOUNT                                                                                       VALUE
(UNAUDITED)       (000)                              DESCRIPTION                                            (NOTE 1)
---------------------------------------------------------------------------------------------------------------------------

                             ASSET-BACKED SECURITIES - 11.9%
               $   800       Community Program Loan Trust,
                                Series 1987-A, Class A4, 4.50%....................................        $  675,000
                   439       EQCC Home Equity Loan Trust,
                                Series 1994-1, Class B, 5.75%.....................................           418,855
                             Green Tree Financial Corporation,
                   400          Series 1993-1, Class A-3, 6.90%...................................           400,500
                   200          Series 1994-5, Class A4, 7.95%....................................           216,336
                   700          Series 1994-D, Class M2, 9.05%....................................           754,031
                   500       MBNA Master Credit Card Trust II,
                                Series 1995 C, Class A, 6.45%.....................................           491,016
                   300       Merrill Lynch Mortgage Investors Incorporated,
                                Series 1993-A3, Class D, 7.75%....................................           309,516
                   350       National Credit Card Trust,
                                Series 1989-4, Class A, 9.45%.....................................           359,367
                   200       Standard Credit Card Master Trust,
                                Series 1995-1, Class A, 8.25%.....................................           219,156
                                                                                                          ----------
                                                                                                           3,843,777
                                                                                                          ----------

                             STRIPPED MORTGAGE-BACKED SECURITY - 1.2%
                   505       Federal National Mortgage Association,
                                Trust 1989-16, Class 16-B , 03/25/19 (P/O)                                   382,421
                                                                                                          ----------

                             U.S. GOVERNMENT SECURITIES - 25.7%
                             U.S. Treasury Bonds,
                   380          7.13%, 2/15/23....................................................           400,364
                   530          7.50%, 11/15/24...................................................           587,306
                   305          7.63%, 2/15/25....................................................           344,458
                   435          8.75%, 8/15/20....................................................           540,148

                             U.S. Treasury Notes,
                    95          6.25%, 5/31/00....................................................            96,009
                   330          6.63%, 3/31/97....................................................           334,280
                   640          6.75%, 4/30/00....................................................           659,399
                   425          7.25%, 11/30/96...................................................           433,037
                   225          7.25%, 2/15/98....................................................           232,382
                 2,100          7.50%, 1/31/97....................................................         2,152,164
                   100          7.50%, 11/15/01...................................................           107,344
                 1,432          7.50%, 2/15/05....................................................         1,559,319


See Notes to Financial Statements





THE BFM INSTITUTIONAL TRUST INC.
THE CORE FIXED INCOME PORTFOLIO

PORTFOLIO OF INVESTMENTS
JUNE 30, 1995
-----------------------------------------------------------------------------------------------------------------------

               PRINCIPAL
  RATING*       AMOUNT                                                                                       VALUE
(UNAUDITED)      (000)                              DESCRIPTION                                            (NOTE 1)
-----------------------------------------------------------------------------------------------------------------------

                              U.S. GOVERNMENT SECURITIES - (CONT.)
                              U.S. Treasury Notes,
               $  270            7.75%, 1/31/00...................................................       $   288,479
                  495            7.88%, 11/15/04..................................................           551,306
                                                                                                         -----------
                                                                                                           8,285,995
                                                                                                         -----------

                              Total long-term Investments
                                 (cost $30,728,604)...............................................        31,133,981
                                                                                                         -----------

                              SHORT-TERM INVESTMENT - 13.8%
                              REPURCHASE AGREEMENT
                4,430         Lehman Brothers Inc., 6.15%, dated 6/29/95, due 7/03/95 in the amount of $4,432,270 (cost $4,430,000; collateralized by
                                 $4,125,000 U.S. Treasury Bond, 7.88%, 11/15/07, value of
                                 $4,561,670)......................................................         4,430,000
                              Total Investments  -110.5%
                                 (cost $35,158,604 )..............................................        35,563,981
                              Liabilities in excess of other assets - (10.5%).....................        (3,373,177)
                                                                                                         -----------
                              NET ASSETS - 100%...................................................       $32,190,804
                                                                                                             ===========
-----------------------------------------------------------------------------------------------------------------------


 * Using the higher of Standard & Poor's or Moody's rating.

--------------------------------------------------------------------------------
                              KEY TO ABBREVIATIONS

           AMT:       Alternative Minimum Tax.
           ARM:       Adjustable Rate Mortgage.
           CMT:       Constant Maturity Treasury.
           I:         Denotes a CMO with interest only characteristics.
           P/O:       Principal Only.
           P:         Denotes a CMO with principal only characteristics.
           REMIC:     Real Estate Mortgage Investment Conduit.
--------------------------------------------------------------------------------


See Notes to Financial Statements



THE BFM INSTITUTIONAL TRUST INC.
STATEMENTS OF ASSETS AND LIABILITIES
JUNE 30, 1995
-----------------------------------------------------------------------------------------------------

                                                                   THE SHORT          THE CORE FIXED
                                                               DURATION PORTFOLIO    INCOME PORTFOLIO
                                                               ------------------    ----------------

ASSETS
Investments, at value (cost $43,661,417 and
     $35,158,604, respectively) (Note 1)....................       $43,845,319          $35,563,981
Cash........................................................           637,685                2,695
Receivable for investments sold.............................        13,361,558                 --
Interest receivable.........................................           395,772              385,289
Deferred organization expenses and
   other assets (Note 1)....................................            47,610               28,161
                                                                   -----------          -----------
                                                                    58,287,944           35,980,126
                                                                   -----------          -----------

LIABILITIES

Reverse repurchase agreements (Note 4)......................        11,213,775                 --
Payable for investments purchased...........................         2,521,918            3,734,414
Custodian fee payable.......................................            12,481                5,431
Dividends payable...........................................             8,901               23,595
Other.......................................................            44,637               25,882
                                                                   -----------          -----------
                                                                    13,801,712            3,789,322
                                                                   -----------          -----------

NET ASSETS..................................................       $44,486,232          $32,190,804
                                                                   ===========          ===========

Net assets were comprised of:

     Common stock, at par (Note 5)..........................       $       452          $       327
     Paid-in capital in excess of par.......................        44,796,243           31,983,880
                                                                   -----------          -----------
                                                                    44,796,695           31,984,207
     Undistributed net investment income....................             1,901                 --
     Accumulated net realized loss..........................          (496,266)            (198,780)
     Net unrealized appreciation

         on investments.....................................           183,902              405,377
                                                                   -----------          -----------

     Net assets, June 30, 1995..............................       $44,486,232          $32,190,804
                                                                   ===========          ===========

Net asset value per share...................................       $      9.83          $      9.85
                                                                   ===========          ===========

Total shares outstanding at end of period...................         4,524,485            3,267,452

-----------------------------------------------------------------------------------------------------


See Notes to Financial Statements.





THE BFM INSTITUTIONAL TRUST INC.
STATEMENTS OF OPERATIONS
YEAR ENDED JUNE 30, 1995
-------------------------------------------------------------------------------------------------------------------

                                                                        THE SHORT                THE CORE FIXED
                                                                    DURATION PORTFOLIO          INCOME PORTFOLIO
                                                                    ------------------          ----------------

NET INVESTMENT INCOME

Income
    Interest (net of premium amortization of $47,371
       and $26,160 and interest expense of $51,298
       and $7,093, respectively)................................            $2,277,815                  $1,165,125
                                                                            ----------                  ----------

Expenses
    Investment advisory.........................................               102,707                      56,894
    Administration..............................................                69,234                      73,257
    Custodian...................................................                62,960                      57,896
    Transfer agent..............................................                30,616                      32,792
    Registration................................................                13,000                      16,500
    Amortization of deferred organization expenses..............                23,112                      11,512
    Audit.......................................................                25,300                      16,750
    Legal.......................................................                10,200                       4,500
    Printing....................................................                13,511                       5,339
    Directors...................................................                 2,574                       2,426
    Miscellaneous...............................................                 5,832                       5,738
                                                                            ----------                  ----------
       Total expenses...........................................               359,046                     283,604
                                                                            ----------                  ----------
       Expenses waived by the Adviser (Note 2)..................              (102,707)                    (56,894)
       Expenses reimbursed by the Adviser (Note 2)..............               (61,195)                   (137,364)
                                                                            ----------                  ----------
                                                                              (163,902)                   (194,258)
                                                                            ----------                  ----------
       Net expenses.............................................               195,144                      89,346
                                                                            ----------                  ----------
    Net investment income.......................................             2,082,671                   1,075,779
                                                                            ----------                  ----------

REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS (NOTE 3)
Net realized gain (loss) on:

    Investments.................................................               163,516                     244,290
    Options.....................................................                  --                       (10,078)
                                                                            ----------                  ----------
                                                                               163,516                     234,212
Net change in unrealized depreciation...........................               745,207                     840,392
                                                                            ----------                  ----------
Net gain on investments.........................................               908,723                   1,074,604
                                                                            ----------                  ----------
NET INCREASE IN NET ASSETS
RESULTING FROM OPERATIONS.......................................            $2,991,394                  $2,150,383
                                                                            ==========                  ==========

-------------------------------------------------------------------------------------------------------------------

                       See Notes to Financial Statements.





THE BFM INSTITUTIONAL TRUST INC.
STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------------------------------------------

                                                                              THE SHORT            THE CORE FIXED
                                                                         DURATION PORTFOLIO       INCOME PORTFOLIO
                                                                         ------------------       ----------------
                                                                                YEAR                    YEAR
                                                                                ENDED                   ENDED
                                                                            JUNE 30, 1995           JUNE 30, 1995
                                                                            -------------           -------------

INCREASE (DECREASE) IN CASH Cash flows used for operating activities:
    Interest received ................................................      $   2,242,198           $     911,230
    Expenses paid ....................................................           (175,126)                (79,160)
    Interest expense paid ............................................            (46,084)                 (6,819)
    Proceeds (purchase of) from disposition of short-term
       portfolio investments, net ....................................          4,249,000              (3,131,000)
    Purchase of long-term portfolio investments ......................       (244,114,502)           (112,221,637)
    Proceeds from disposition of long-term portfolio
       investments....................................................        217,008,819              96,522,130
                                                                            -------------           -------------
    Net cash flows  used for operating activities ....................        (20,835,695)            (18,005,256)
                                                                            -------------           -------------
Cash flows provided by financing activities:

    Increase in reverse repurchase agreements.........................         11,213,775                     --
    Dividends paid (excluding reinvestment of dividends
       of $1,972,138 and $995,146, respectively)......................           (149,314)                (76,380)
    Proceeds from Trust shares sold ..................................         35,832,684              18,993,483
    Cost of Trust shares redeemed ....................................        (25,500,008)             (1,362,388)
                                                                            -------------           -------------
    Net cash flows provided by financing activities ..................         21,397,137              17,554,715
                                                                            -------------           -------------
Net increase (decrease) in cash ......................................            561,442                (450,541)
Cash at beginning of year.............................................             76,243                 453,236
                                                                            -------------           -------------
Cash at end of year...................................................      $     637,685           $       2,695
                                                                            =============           =============

RECONCILIATION OF NET INCREASE (DECREASE)
IN NET ASSETS RESULTING FROM OPERATIONS
TO NET CASH FLOWS PROVIDED BY (USED FOR)
OPERATING ACTIVITIES

Net increase in net assets resulting from operations .................      $   2,991,394           $   2,150,383
                                                                            -------------           -------------
Increase in investments ..............................................        (12,225,986)            (21,912,647)
Net realized gain ....................................................           (163,516)               (234,212)
Increase in unrealized appreciation ..................................           (745,207)               (840,392)
(Increase) decrease in receivable for investments sold ...............         (9,996,073)              1,257,288
Increase in interest receivable ......................................           (122,314)               (234,144)
Decrease in deferred organization expenses and other assets ..........             22,686                  11,421
Decrease (increase) in payable for investments purchased .............           (599,521)              1,805,074
Increase (decrease) in accrued expenses and other liabilities.........              2,842                  (8,027)
                                                                            -------------           -------------
    Total adjustments ................................................        (23,827,089)            (20,155,639)
                                                                            -------------           -------------
Net cash flows used for operating activities .........................      $ (20,835,695)          $ (18,005,256)
                                                                            =============           =============

-------------------------------------------------------------------------------------------------------------------


See Notes to Financial Statements.



THE BFM INSTITUTIONAL TRUST INC.
STATEMENTS OF CHANGES IN NET ASSETS
-------------------------------------------------------------------------------------------------------------------

                                                                                THE SHORT DURATION PORTFOLIO
                                                                                ----------------------------
                                                                             YEAR                         YEAR
                                                                             ENDED                        ENDED
                                                                         JUNE 30, 1995                JUNE 30, 1994
                                                                         -------------                -------------

INCREASE (DECREASE)
IN NET ASSETS

Operations:

    Net investment income..........................................       $  2,082,671                 $ 1,725,504
    Net realized gain .............................................            163,516                     107,050
    Net change in unrealized appreciation (depreciation)...........            745,207                    (854,281)
                                                                          ------------                 -----------

    Net increase in net assets resulting
       from operations.............................................          2,991,394                     978,273
                                                                          ------------                 -----------

Dividends and distributions:

    Net investment income..........................................         (2,092,080)                 (1,771,675)
    Net realized gain..............................................            (27,706)                      --
                                                                          ------------                ------------
                                                                            (2,119,786)                 (1,771,675)
                                                                          ------------                ------------

Capital share transactions:

    Proceeds from shares subscribed................................         35,832,684                  36,449,281
    Cost of shares redeemed........................................        (25,455,008)                (57,608,135)
    Net asset value of shares issued in
      reinvestment of dividends....................................          1,972,138                   1,605,782
                                                                          ------------                ------------

    Increase (decrease) in net assets from capital
      share transactions...........................................         12,349,814                 (19,553,072)
                                                                          ------------                ------------

  Net increase (decrease)..........................................         13,221,422                 (20,346,474)

NET ASSETS

Beginning of year..................................................         31,264,810                  51,611,284
                                                                          ------------                ------------
End of year........................................................       $ 44,486,232                $ 31,264,810
                                                                          ============                ============

-------------------------------------------------------------------------------------------------------------------


See Notes to Financial Statements.




THE BFM INSTITUTIONAL TRUST INC.
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------------------------------------------

                                                                              THE CORE FIXED INCOME PORTFOLIO
                                                                              -------------------------------
                                                                              YEAR                        YEAR
                                                                              ENDED                       ENDED
                                                                          JUNE 30, 1995               JUNE 30, 1994
                                                                          -------------               -------------

INCREASE (DECREASE)
IN NET ASSETS

Operations:

    Net investment income.......................................           $ 1,075,779                 $   544,253

    Net realized gain (loss)....................................               234,212                    (221,036)

    Net change in unrealized appreciation

       (depreciation) on investments............................               840,392                    (567,698)
                                                                           -----------                 -----------

    Net increase (decrease) in net assets resulting

       from operations..........................................             2,150,383                    (244,481)
                                                                           -----------                 -----------

Dividends and distributions:

    Net investment income.......................................            (1,083,760)                   (542,010)
    Net realized gain...........................................                (9,414)                   (292,003)
                                                                           -----------                 -----------
                                                                            (1,093,174)                   (834,013)
                                                                           -----------                 -----------

Capital share transactions:

       Proceeds from shares subscribed..........................            18,993,483                   9,073,497
       Cost of shares redeemed..................................            (1,362,388)                 (4,087,689)
       Net asset value of shares issued in
         reinvestment of dividends and distributions............               995,146                     797,134
                                                                           -----------                 -----------

       Increase in net assets from capital
         share transactions.....................................            18,626,241                   5,782,942
                                                                           -----------                 -----------

    Net increase................................................            19,683,450                   4,704,448

NET ASSETS

Beginning of year...............................................            12,507,354                   7,802,906
                                                                           -----------                 -----------
End of year.....................................................           $32,190,804                 $12,507,354
                                                                           ===========                 ===========

--------------------------------------------------------------------------------------------------------------------


See Notes to Financial Statements.




THE BFM INSTITUTIONAL TRUST INC.
FINANCIAL HIGHLIGHTS
------------------------------------------------------------------------------------------------------------------------------------

                                                                       THE SHORT DURATION PORTFOLIO
                                                                       ----------------------------
                                                                YEAR                YEAR         JULY 17, 1992(a)
                                                                ENDED               ENDED             THROUGH
                                                            JUNE 30, 1995       JUNE 30, 1994      JUNE 30, 1993
                                                            -------------       -------------      -------------
PER SHARE OPERATING PERFORMANCE:

Net asset value, beginning of period......................     $  9.71             $  9.96            $ 10.00
                                                               -------             -------            -------
   Net investment income (net of $.014, $.011 and
      $.005 respectively, of interest expense) (b)........        0.58                0.48               0.51
   Net realized and unrealized loss on investments........        0.13               (0.25)             (0.06)
                                                               -------             -------            -------
Net increase from investment operations...................        0.71                0.23               0.45
                                                               -------             -------            -------
Dividends from net investment income......................       (0.58)              (0.48)             (0.49)
Distributions from net realized capital gains.............       (0.01)                 --                 --
                                                               -------             -------            -------
   Total dividends and distributions......................       (0.59)              (0.48)             (0.49)
                                                               -------             -------            -------
Net asset value, end of period............................     $  9.83             $  9.71            $  9.96
                                                               =======             =======            =======

TOTAL INVESTMENT RETURN (c)...............................        6.99%               2.33%              4.63%

RATIOS TO AVERAGE NET ASSETS:

Expenses (b)..............................................        0.57%               0.57%              0.56%(d)
Net investment income (b).................................        6.08%               4.70%              5.32%(d)

SUPPLEMENTAL DATA:

Average net assets (in thousands) ........................     $34,236             $36,686            $67,540
Portfolio turnover .......................................         586%                455%               513%
Net assets, end of period (in thousands)..................     $44,486             $31,265            $51,611

------------------------------------------------------------------------------------------------------------------------------------

(a)  Commencement of investment operations.

(b) The Adviser waived fees amounting to $102,707 and $110,232 and reimbursed expenses amounting to $61,195 and $55,582, for the periods ended June 30, 1995 and June 30, 1994, respectively. For the period July 17, 1992 through June 30, 1993, the Administrator waived fees amounting to $64,580. If the Fund had borne all expenses, the expense ratios would have been 1.05%, 1.02% and 0.66% for the periods ended June 30, 1995, June 30, 1994 and June 30, 1993, respectively. The net investment income ratios would have been 5.60%, 4.25% and 5.22% for the periods ended June 30, 1995, June 30, 1994 and June 30, 1993, respectively. The net investment income on a per share basis would have been $0.53, $0.43 and $0.49 for the periods ended June 30, 1995, June 30, 1994 and June 30, 1993, respectively.

(c) Total investment return is calculated assuming a purchase of common stock at net asset value per share on the first day and a sale at net asset value per share on the last day of the period reported. Dividends are assumed, for purposes of this calculation, to be reinvested at the net asset value per share on the payment date.

(d)  Annualized.

     The information above represents the audited operating performance based on an average share of common stock outstanding, total investment return, ratios to average net assets and other supplemental data, for each of the periods indicated. This information has been determined based upon financial information provided in the financial statements.


See Notes to Financial Statements.




THE BFM INSTITUTIONAL TRUST INC.
FINANCIAL HIGHLIGHTS
------------------------------------------------------------------------------------------------------------------------------------


                                                                      THE CORE FIXED INCOME PORTFOLIO
                                                                      -------------------------------
                                                                YEAR                YEAR        DECEMBER 9, 1992 (a)
                                                                ENDED               ENDED             THROUGH
                                                            JUNE 30, 1995       JUNE 30, 1994      JUNE 30, 1993
                                                            -------------       -------------      -------------

PER SHARE OPERATING PERFORMANCE:

Net asset value, beginning of period.......................    $  9.36             $ 10.37             $10.00
                                                               -------             -------             ------
   Net investment income (net of $.004, $.003 and
      $.001, respectively, of interest expense) (b)........       0.62                0.55               0.32
   Net realized and unrealized gains on investments........       0.50               (0.60)              0.37
                                                               -------             -------             ------
Net (decrease) increase from investment operations.........       1.12               (0.05)              0.69
                                                               -------             -------             ------
Dividends from net investment income.......................      (0.62)              (0.55)             (0.32)
Distributions from net realized capital gains..............      (0.01)              (0.41)               --
                                                               -------             -------             ------
   Total dividends and distributions.......................      (0.63)              (0.96)             (0.32)
                                                               -------             -------             ------
Net asset value, end of period.............................    $  9.85             $  9.36             $10.37
                                                               =======             =======             ======

TOTAL INVESTMENT RETURN (c)................................      11.79%              (0.69)%             6.88%

RATIOS TO AVERAGE NET ASSETS:

Expenses (b)...............................................       0.55%               0.55%              0.55%(d)
Net investment income (b)..................................       6.62%               5.61%              5.57%(d)

SUPPLEMENTAL DATA:

Average net assets (in thousands) ........................     $16,247             $ 9,702             $6,622
Portfolio turnover .......................................         435%                722%               354%
Net assets, end of period (in thousands) .................     $32,191             $12,507             $7,803

-----------------------------------------------------------------------------------------------------------------------------------

(a)  Commencement of investment operations.

(b) The Adviser waived fees amounting to $56,894, $34,010 and $24,761 and reimbursed expenses amounting to $137,364, $137,179 and $0 for the periods ended June 30, 1995, June 30, 1994 and June 30, 1993, respectively. The Administrator waived fees amounting to $32,500 and $3,701 for the periods ended June 30, 1994 and June 30, 1993, respectively. For the period ended June 30, 1993, the Custodian and the Transfer Agent waived fees amounting to $24,272 and $17,283, respectively. If the Fund had borne all expenses, the expense ratios would have been 1.75%, 2.65% and 2.44% for the periods ended June 30, 1995, June 30, 1994 and June 30, 1993, respectively. The net investment income ratios would have been 5.43%, 3.51% and 3.68% for the periods ended June 30, 1995, June 30, 1994 and June 30, 1993, respectively. The net investment income on a per share basis would have been $0.51, $0.34 and $0.22 for the periods ended June 30, 1995, June 30, 1994 and June 30, 1993, respectively.

(c) Total investment return is calculated assuming a purchase of common stock at net asset value per share on the first day and a sale at net asset value per share on the last day of the period reported. Dividends are assumed, for purposes of this calculation, to be reinvested at the net asset value per share on the payment date.

(d)  Annualized.

     The information above represents audited operating performance based on an average share of common stock outstanding, total investment return, ratios to average net assets and other supplemental data, for each of the periods indicated. This information has been determined based upon financial information provided in the financial statements.


See Notes to Financial Statements.




THE BFM INSTITUTIONAL TRUST INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1.       ORGANIZATION AND ACCOUNTING POLICIES

     The BFM Institutional Trust Inc. (the "Trust") is a no-load, open-end management investment company organized as a Maryland corporation. The Articles of Incorporation permit the Board of Directors to create an unlimited number of series (or "Portfolios"), each of which issues a separate class of shares and has its own investment objective and policies. The Trust was formed on November 27, 1991 and had no operations through June 18, 1992 other than those related to organizational matters and the sale and issuance of 10,000 shares of The Short Duration Portfolio to BlackRock Financial Management, Inc. ( the "Adviser") for $100,000 on June 18, 1992. The Short Duration Portfolio and The Core Fixed Income Portfolio commenced investment operations on July 17, 1992 and December 9, 1992, respectively. On October 6, 1994, The BFM Institutional Trust Inc., Multi-Sector Mortgage Securities Portfolio III commenced investment operations and is being shown in a separate report.

     The Adviser has advanced certain organizational and offering expenses of the Trust and is to be reimbursed by the Trust. Organizational costs estimated at $282,000 have been deferred. $115,250 and $57,500 have been allocated to The Short Duration Portfolio and to The Core Fixed Income Portfolio, respectively, and are being amortized over a period not to exceed 60 months from the date each Portfolio commenced investment operations. In the event that any of the original shares owned by the Adviser (or any subsequent holder) are repurchased by the Trust prior to the end of the 60-month period, the proceeds from the repurchase payable in respect of such shares shall be reduced by the pro rata share (based on the proportionate share of the original shares repurchased to the total number of original shares outstanding at the time of repurchase) of the unamortized deferred organization expenses as of the date of such repurchase. In the event that a Portfolio is liquidated prior to the end of the 60-month period, the Adviser (or any subsequent holder) shall bear the remaining unamortized deferred organization expenses.

     The following is a summary of significant accounting policies followed by the Trust.

SECURITIES VALUATION: The Trust values mortgage-backed, asset-backed and other debt securities on the basis of current market quotations provided by dealers or pricing services approved by the Trust's Board of Directors. In determining the value of a particular security, pricing services may use certain information with respect to transactions in such securities, quotations from dealers, market transactions in comparable securities, various relationships observed in the market between securities, and calculated yield measures based on valuation technology commonly employed in the market for such securities. Exchange-traded options are valued at their last sales price as of the close of options trading on the applicable exchanges. In the absence of a last sale, options are valued at the average of the quoted bid and asked prices as of the close of business. A futures contract is valued at the last sale price as of the close of the commodities exchange on which it trades unless the Trust's Board of Directors determine that such price does not reflect its fair value, in which case it will be valued at its fair value as determined by the Trust's Board of Directors. Any securities or other assets for which such current market quotations are not readily available are valued at fair value as determined in good faith under procedures established by and under the general supervision and responsibility of the Trust's Board of Directors.

     Short-term securities which mature in more than 60 days are valued at current market quotations. Short-term securities which mature in 60 days or less are valued at amortized cost, if their term to maturity from date of purchase was 60 days or less, or by amortizing their value on the 61st day prior to maturity, if their original term to maturity from date of purchase exceeded 60 days.

     In connection with transactions in repurchase agreements, the Trust's custodian takes possession of the underlying collateral securities, the value of which at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market on a daily basis to ensure the adequacy of the collateral. If the seller defaults and the value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Trust may be delayed or limited.

OPTION SELLING/PURCHASING: When the Trust sells or purchases an option, an amount equal to the premium received or paid by the Trust is recorded as a liability or an asset and is subsequently adjusted to the current market value of the option written or purchased. Premiums received or paid from writing or purchasing options which expire unexercised are treated by the Trust on the expiration date as realized gains or losses. The difference between the premium and the amount paid or received on effecting a closing purchase or sale transaction, including brokerage commissions, is also treated as a realized gain or loss. If an option is exercised, the premium paid or received is added to the proceeds from the sale or cost of the purchase in determining whether the Trust has realized a gain or a loss on investment transactions. The Trust, as writer of an option, may have no control over whether the underlying securities may be sold (call) or purchased (put) and as a result bears the market risk of an unfavorable change in the price of the security underlying the written option.

FINANCIAL FUTURES CONTRACTS: A futures contract is an agreement between two parties to buy or sell a financial instrument for a set price on a future date. Initial margin deposits are made upon entering into futures contracts and can be either cash or securities. During the period that the futures contract is open, changes in the value of the contract are recognized as unrealized gains or losses by "marking-to-market" on a daily basis to reflect the market value of the contract at the end of each day's trading. Variation margin payments are made or received, depending upon whether unrealized gains or losses are incurred. When the contract is closed, the Trust records a realized gain or loss equal to the difference between the proceeds from (or cost of) the closing transaction and the Trust's basis in the contract.

     Financial futures contracts, when used by the Trust, help in maintaining a targeted duration. Futures contracts can be sold to effectively shorten an otherwise longer duration portfolio. Duration is a measure of the price sensitivity of a security or a portfolio to relative changes in interest rates. For instance, a duration of "one" means that a portfolio or a security's price would be expected to change by approximately one percent with a one percent change in interest rates, while a duration of "five" would imply that the price would move approximately five percent in relation to a one percent change in interest rates. In the same sense, futures contracts can be purchased to lengthen a portfolio that is shorter than its duration target. Thus, by buying or selling futures contracts, the Trust can effectively "hedge" more volatile positions so that changes in interest do not change the duration of the portfolio unexpectedly.

     The Trust may invest in financial futures contracts primarily for the purpose of hedging its existing portfolio securities or securities the Trust intends to purchase against fluctuations in value caused by changes in prevailing market interest rates, or for risk management, duration management or other portfolio management purposes. Should interest rates move unexpectedly, the Trust may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. The use of futures transactions involves the risk of imperfect correlation in movements in the price of futures contracts, interest rates and the underlying hedged assets. The Trust is also at risk of not being able to enter into a closing transaction for the futures contract because of an illiquid secondary market. In addition, since futures are used to shorten or lengthen a portfolio's duration, there is a risk that the portfolio may have temporarily performed better without the hedge or that the Trust may lose the opportunity to realize appreciation in the market price of the underlying positions.

SHORT SALES: The Trust may make short sales of securities as a method of hedging to offset potential price declines in similar securities owned. The Trust may only make short sales "against-the-box". In this type of short sale, at the time of the sale, the Trust owns or has the immediate and unconditional right to acquire the identical security at no additional cost. When selling short "against-the-box", the Trust foregoes an opportunity for capital appreciation in the security.

SECURITIES LENDING: The Trust may lend its portfolio securities to qualified institutions. The loans are secured by collateral at least equal, at all times, to the market value of the securities loaned. The Trust may bear the risk of delay in recovery of, or even loss of rights in, the securities loaned should the borrower of the securities fail financially. The Trust receives compensation for lending its securities in the form of interest on the loan. The Trust also continues to receive interest on the securities loaned, and any gain or loss in the market price of the securities loaned that may occur during the term of the loan will be for the account of the Trust. The Trust did not engage in securities lending during the year ended June 30, 1995.

SECURITY TRANSACTIONS AND INVESTMENT INCOME: Securities transactions are recorded on the trade date. Realized and unrealized gains and losses are calculated on the identified cost basis. Interest income is recorded on the accrual basis and the Trust accretes premium or amortizes discount on securities purchased using the interest method.

TAXES: It is the Trust's intention to continue to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to shareholders. Therefore, no federal income or excise tax provision is required.

DIVIDENDS AND DISTRIBUTIONS: The Trust declares dividends daily and pays dividends and distributions monthly first from net investment income, then from net realized short-term capital gains and other sources, if necessary. Net long-term capital gains, if any, in excess of loss carryforwards are distributed at least annually. Dividends and distributions are recorded on the ex-dividend date. Income distributions and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for mortgage-backed securities.

DEFERRED ORGANIZATION EXPENSES: A total of $115,250 and $57,500 were incurred in connection with the organization of The Short Duration Portfolio and The Core Fixed Income Portfolio, respectively. These costs have been deferred and are being amortized ratably over a period of 60 months from the date each Portfolio commenced investment operations.

NOTE 2.       AGREEMENTS

     The Trust has an Investment Advisory Agreement with the Adviser which provides that The Short Duration Portfolio and The Core Fixed Income Portfolio will pay to the Adviser for its services a monthly fee in an amount equal to
 .30% and .35%, respectively, of average daily net assets on an annualized basis. The Adviser has agreed to reimburse expenses from The Short Duration Portfolio to the extent that the expenses of the Portfolio exceed .57% of average daily net assets. For the year ended June 30, 1995, the Adviser waived fees of $102,707 and reimbursed expenses of $61,195 from The Short Duration Portfolio. The Adviser has agreed to waive a portion of its advisory fee from The Core
Fixed Income Portfolio to the extent that the expenses of the Portfolio exceed
 .55% of average daily net assets. For the year ended June 30, 1995, the Adviser waived fees of $56,894 and reimbursed expenses of $137,364 from The Core Fixed Income Portfolio. The Trust has also entered into an Administration Agreement with State Street Bank and Trust Company ("State Street"). State Street will receive an annual fee equal to .08% of each Portfolio's net asset value up to $75 million, .06% of the next $75 million and .04% in excess of $150 million, subject to certain minimum requirements.

     Pursuant to the agreements, the Adviser provides continuous supervision of the investment portfolio and pays the compensation of officers of the Trust, who are affiliated persons of the Adviser. State Street pays occupancy and certain clerical and accounting costs of the Trust. The Trust bears all other costs and expenses. The Adviser has agreed that, in any fiscal year, it will reimburse the Trust for expenses (including the fees of the Adviser and amortization of organization expenses but excluding taxes, interest, brokerage fees, commissions, litigation and indemnification expenses and other extraordinary expenses) that exceed the most restrictive expense limitation imposed by state securities commissions. The most restrictive expense limitation is 2 1/2% of the average value of the Trust's net assets during the year up to $30 million, 2% of the next $70 million of average net assets and 1 1/2% thereafter. Such expense reimbursement, if any, will be estimated and accrued daily. No expense reimbursement was required due to such limitation for the year ended June 30, 1995.

      The Trust has entered into a Distribution Agreement with Provident Distributors, Inc. (the "Distributor"). Pursuant to the terms of the Distribution Agreement, the Distributor serves as the principal underwriter and distributor of the Trust's shares, and in that capacity makes a continuous offering of the Trust's shares and bears the costs and expenses of printing and distributing any copies of any prospectuses and annual and interim reports for the Trust (after such items have been prepared and set in type) which are used in connection with the offering of shares to securities dealers or investors, and the cost and expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by securities dealers in connection with the offering of the shares for sale to the public. There is no fee payable by the Trust pursuant to the Distribution Agreement, and there is no sales or redemption charge. The Distribution Agreement provides for indemnification by the Trust of the Distributor, its partners, employees, agents and affiliates for liabilities incurred by them in connection with their services to the Trust, subject to certain limitations and conditions. The continuance of the Distribution Agreement must be approved in the same manner as the Investment Advisory Agreement, and the Distribution Agreement will terminate automatically if assigned by either party thereto and is terminable with respect to any Portfolio at any time without penalty by the Rule 12b-1 Directors (as defined below) or by vote of a majority of the outstanding shares of the Portfolio (as such term is defined in the Investment Company Act) on not more than 60 days' nor less than 30 days' written notice to the Distributor and by the Distributor on like notice to the Trust.

      The Trust has adopted a Distribution and Stockholder Servicing Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act pursuant to which the Adviser is permitted to use a portion of the advisory fee it receives from the Trust to promote the distribution of the Trust's shares and to enhance the provision of stockholder services. The Plan was approved by a majority of
(i) the directors of the Trust and (ii) the directors of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (Rule 12b-1 Directors). The Plan permits the Adviser to pay fees to the Distributor. The Trust is not required or permitted under the Plan to make payments over and above the amount of the advisory fee to promote the sale of its shares; the Plan merely permits the reallocation of a portion of the advisory fee the Adviser receives to pay for distribution-related activities.

      From amounts received by it under the Plan, the Distributor is authorized to make payments to securities dealers with which the Distributor has entered into solicitation fee agreements. The Distributor may also use a portion of the fee it receives under the Plan to cover the Distributor's cost of marketing services and advertising on behalf of the Portfolios and to compensate institutions who perform support services that would otherwise be performed by the Trust or its agent. These support services may include providing such office space, equipment, telephone facilities and various personnel as may be necessary or beneficial to establish and maintain stockholders' accounts and records, process purchase and redemption transactions, answer routine client inquiries and provide such other services to the Trust as may reasonably be requested.

      The Plan will continue from year to year, provided that each such continuance is approved at least annually by a vote of the Board of Directors, including a majority vote of the Rule 12b-1 Directors, cast in person at a meeting called for the purpose of voting on such continuance. The Plan may be terminated with respect to any Portfolio at any time, without penalty, by the vote of a majority of the Rule 12b-1 Directors or by the vote of the holders of a majority of the outstanding shares of the Portfolio. The Plan may not be amended materially without the approval of the Board of Directors, including a majority of the Rule 12b-1 Directors, cast in person at a meeting called for that purpose. Any modification to the Plan which would materially increase the amount of money to be spent by a Portfolio must also be submitted to the stockholders of the Portfolio for approval.

     Certain directors of the Trust who are not interested parties are paid a fee for their services in the amount of $2,500 on an annual basis.

     On February 28, 1995, the Adviser was acquired by PNC Bank, NA. Following the acquisition, the Adviser has become a wholly-owned corporate subsidiary of PNC Asset Management Group, Inc., the holding company for PNC's asset management businesses. Additionally, on July 1, 1995, the transfer agent, custodial and administration function for Trust were assumed by PFPC (a wholly-owned corporate subsidiary of PNC Bank, NA) and PNC Bank NA.



NOTE 3.       PORTFOLIO SECURITIES

     Purchases and sales of investment securities, other than short-term investments and dollar rolls, for each Portfolio for the year ended June 30, 1995 were as follows:



                                                  PURCHASES          SALES
                                                  ---------          -----

The Short Duration Portfolio ................... $223,262,351     $205,368,569
The Core Fixed Income Portfolio ................   91,607,699       72,142,031


     The federal income tax basis of the investments of The Short Duration Portfolio at June 30, 1995 was substantially the same as the basis for financial reporting. The federal income tax basis of the investments of The Core Fixed Income Portfolio at June 30, 1995 was $35,166,628. Accordingly, net unrealized appreciation (depreciation) for federal income tax purposes were as follows:



                                                                                        NET UNREALIZED
                                                          GROSS UNREALIZED               APPRECIATION
                                                  APPRECIATION      (DEPRECIATION)      (DEPRECIATION)
                                                  ------------      --------------      --------------

The Short Duration Portfolio ...................    $283,149          $ (99,247)           $183,902
The Core Fixed Income Portfolio ................     498,120           (100,767)            397,353



     For federal income tax purposes, The Short Duration Portfolio had a capital loss carryforward at June 30, 1995 of $258,570 which will expire in 2002. The Core Fixed Income Portfolio had a capital loss carryforward at June 30, 1995 of $114,851 which will expire in 2003. Accordingly, no capital gains distribution is expected to be paid to shareholders until net gains have been realized in excess of such amounts. A tax election will be made to defer all losses incurred in the post-October period of the current fiscal year to the fiscal year ended June 30, 1996.

NOTE 4.       REVERSE REPURCHASE AGREEMENTS AND DOLLAR ROLLS

Reverse Repurchase Agreements: The Trust may enter into reverse repurchase agreements with qualified, third party broker-dealers as determined by and under the direction of the Trust's Board of Directors. Interest on the value of reverse repurchase agreements issued and outstanding will be based upon competitive market rates at the time of issuance. At the time the Trust enters into a reverse repurchase agreement, it will establish and maintain a segregated account with the lender containing liquid high grade securities having a value not less than the repurchase price, including accrued interest, of the reverse repurchase agreement.

     The average daily balance of reverse repurchase agreements outstanding in The Short Duration Portfolio during the year ended June 30, 1995 was approximately $1,437,000 at a weighted average interest rate of approximately 5.86%. The maximum amount of reverse repurchase agreements outstanding at any month-end during the year was $11,213,775 as of June 30, 1995 which was 19.24% of total assets. The average daily balance of reverse repurchase agreements outstanding in The Core Fixed Income Portfolio during the year ended June 30, 1995 was approximately $424,000 at a weighted average interest rate of approximately 5.32%. The maximum amount of reverse repurchase agreements outstanding at any month-end during the period was $509,975 as of March 31, 1995 which was 2.34% of total assets. There were no reverse repurchase agreements outstanding at June 30, 1995.

Dollar Rolls: The Trust may enter into dollar rolls in which the Trust sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. During the roll period the Trust forgoes principal and interest paid on the securities. The Trust will be compensated by the interest earned on the cash proceeds of the initial sale and by the lower repurchase price at the future date.

     The average monthly balance of dollar rolls outstanding in The Short Duration Portfolio during the year ended June 30, 1995 was $165,599. The maximum amount of dollar rolls outstanding at any month-end during the year was $994,375 as of October 31, 1994, which was 0.52% of total assets. There were no dollar rolls outstanding at June 30, 1995. The average monthly balance of dollar rolls outstanding in The Core Fixed Income Portfolio during the year ended June 30, 1995 was $89,553 The maximum amount of dollar rolls outstanding at any month-end during the year was $284,186 as of November 30, 1994, which was 2.02% of total assets. There were no dollar rolls outstanding at June 30, 1995.

NOTE 5.       CAPITAL

     The Trust is authorized to issue 2 billion shares of $.0001 par value capital stock in one or more classes or series. The Short Duration Portfolio and The Core Fixed Income Portfolio are each authorized to issue 100 million shares. Of the 4,524,485 shares of The Short Duration Portfolio outstanding at June 30, 1995, the Adviser owned 11,718 shares. Of the 3,267,452 shares of The Core Fixed Income Portfolio outstanding at June 30, 1995, the Adviser owned 2 shares.

Transactions in shares were as follows:



                                                                     THE SHORT DURATION PORTFOLIO
                                                                     ----------------------------
                                                                     YEAR                      YEAR
                                                                     ENDED                     ENDED
                                                                 JUNE 30, 1995             JUNE 30, 1994
                                                                 -------------             -------------

    Shares subscribed ....................................          3,732,764                 3,673,276
    Shares issued in connection with
        the reinvestment of dividends ....................            202,717                   162,452
                                                                   ----------                ----------
                                                                    3,935,481                 3,835,728
    Shares redeemed ......................................         (2,629,898)               (5,800,442)
                                                                   ----------                ----------
    Net increase (decrease)...............................          1,305,583                (1,964,714)
                                                                   ==========                ==========




                                                                      THE CORE FIXED INCOME PORTFOLIO
                                                                      -------------------------------
                                                                     YEAR                      YEAR
                                                                     ENDED                     ENDED
                                                                 JUNE 30, 1995             JUNE 30, 1994
                                                                 -------------             -------------

    Shares subscribed ....................................          1,971,644                   903,352
    Shares issued in connection with the
        reinvestment of dividends and distributions.......            104,932                    80,352
                                                                    ---------                   -------
                                                                    2,076,576                   983,704
    Shares redeemed ......................................           (145,220)                 (399,930)
                                                                    ---------                  --------
    Net increase .........................................          1,931,356                   583,774
                                                                    =========                  ========


NOTE 6.       DIVIDENDS

     Subsequent to June 30, 1995 the Board of Directors of the Trust declared a dividend from undistributed earnings of $0.05304 and $0.05613 per share for The Short Duration Portfolio and The Core Fixed Income Portfolio, respectively, payable July 31, 1995 to shareholders of record on July 31, 1995.


--------------------------------------------------------------------------------
                         REPORT OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

The Shareholders and Board of Directors of
The BFM Institutional Trust Inc.:

We have audited the accompanying statements of assets and liabilities, including the portfolios of investments, of The Short Duration Portfolio and The Core Fixed Income Portfolio of The BFM Institutional Trust Inc. as of June 30, 1995 and the related statements of operations and of cash flows for the year then ended, the statements of changes in net assets for the years ended June 30, 1995 and 1994, and financial highlights for the years ended June 30, 1995 and 1994, and (i) the period July 17, 1992 (commencement of investment operations) to June 30, 1993 for The Short Duration Portfolio and (ii) the period December 9, 1992 (commencement of investment operations) to June 30, 1993 for The Core Fixed Income Portfolio. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at June 30, 1995 by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of The Short Duration Portfolio and The Core Fixed Income Portfolio of The BFM Institutional Trust Inc. at June 30, 1995 and the results of their operations, their cash flows, the changes in their net assets and their financial highlights for the periods stated, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

New York, New York
August 7, 1995

------------------------------------------------------------------------------
                       THE BFM INSTITUTIONAL TRUST INC.

                     Statement of Additional Information
                            dated October 31, 1995

             The BFM Institutional Trust Inc. (the "Trust") is a no-load, open-end management investment company currently consisting of sixteen investment portfolios. The eight non-diversified investment portfolios (the "Portfolios") described in this Statement of Additional Information consist of The Investment Grade Multi-Sector Mortgage Securities Portfolio (the "Investment Grade Multi-Sector Portfolio"), The Multi-Sector Mortgage Securities Portfolio II and The Multi-Sector Mortgage Securities Portfolios III-VIII (collectively, the "Multi-Sector Portfolios II-VIII"). BlackRock Financial Management Inc. (formerly, BlackRock Financial Management L.P.) serves as investment adviser (the "Adviser") to the Trust.

             The Trust's address is 345 Park Avenue, New York, New York 10154, and its telephone number is (212) 754-5560.

             This Statement of Additional Information is not a prospectus and should be read in conjunction with the Trust's Prospectus dated October 31, 1995 a copy of which may be obtained from the Trust upon request.

          TABLE OF CONTENTS

                                                          CROSS-REFERENCE
                                                            TO PAGE IN
                                                     PAGE   PROSPECTUS

               Investment Objective and Policies      B-2       11
               Investment Restrictions   . . . .      B-10      --
               Directors and Officers  . . . . .      B-11      --
               Management of the Trust   . . . .      B-13      23
               Distribution and Stockholder
                  Servicing Plan .. . . . . . .       B-15      26
               Portfolio Transactions and Brokerage   B-16      24
               Net Asset Value   . . . . . . . .      B-17      26
               Purchase and Redemption of Shares      B-18      27
               Taxes, Dividends and Distributions     B-18      28
               Performance Information   . . . .      B-20      29
               Custodian, Transfer and Dividend
                 Disbursing Agent                     B-20      30
               Experts   . . . . . . . . . . . .      B-21      30
               Financial Statements  . . . . . .      B-22      --


                     INVESTMENT OBJECTIVES AND POLICIES

          For a description of the objectives and policies of the Portfolios, see "Description of the Trust -- Investment Objectives and Policies" in the Prospectus. In accordance with the applicable provisions of the 1940 Act, a Portfolio will maintain with its custodian a segregated account of cash, cash equivalents, U.S. Government securities or other high grade liquid debt to the extent a Portfolio's obligations require segregation from the use of investment practices listed below. The following information is provided for those investors desiring information in addition to that contained in the Prospectus.

     OTHER INVESTMENT PRACTICES

          Interest Rate Transactions. Each Portfolio may enter into interest rate swaps and the purchase or sale of interest rate caps and floors. A Portfolio expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio as a duration management technique or to protect against any increase in the price of securities that the Portfolio anticipates purchasing at a later date. The Portfolios will ordinarily use these transactions as a hedge or for duration or risk management although each Portfolio (other than Multi-Sector Portfolio III) is permitted to enter into them to enhance income or gain. A Portfolio will not sell interest rate caps or floors that it does not own. Interest rate swaps involve the exchange by a Portfolio with another party of their respective commitments to pay or receive interest, e.g., an exchange of floating rate payments for fixed rate payments with respect to a notional amount of principal. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate floor.

          Each Portfolio may enter into interest rate swaps, caps and floors on either an asset-based or liability-based basis, and will usually enter into interest rate swaps on a net basis, i.e., the two payment streams are netted out, with a Portfolio receiving or paying, as the case may be, only the net amount of the two payments on the payment dates. A Portfolio will accrue the net amount of the excess, if any, of the Portfolio's obligations over its entitlements with respect to each interest rate swap on a daily basis and will segregate with a custodian an amount of cash or liquid high grade securities having an aggregate net asset value at all times at least equal to the accrued excess. If there is a default by the other party to such a transaction, the Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

          Futures Contracts and Options on Futures Contracts. Each Portfolio may also enter into contracts for the purchase or sale for future delivery ("futures contracts") of debt securities, aggregates of debt securities or indices or prices thereof, other financial indices and U.S. government debt securities or options on the above. A Portfolio will ordinarily engage in such transactions only for bona fide hedging, risk management (including duration management) and other portfolio management purposes. However, each Portfolio (other than Multi-Sector Portfolio III) may also enter into such transactions to enhance income or gain, in accordance with the rules and regulations of the CFTC, which currently provide that no such transaction may be entered into for non-bona fide hedging purposes if at such time more than 5% of a Portfolio's net assets would be posted as initial margin or premiums with respect to such non-bona fide transactions.

          Calls on Securities, Indices and Futures Contracts. Each portfolio may sell or purchase call options ("calls") on U.S. Treasury securities, corporate debt securities, mortgage-backed securities, asset-backed securities, zero coupon securities, other debt securities, indices, Eurodollar instruments that are traded on U.S. and foreign securities exchanges and in the over-the-counter markets and future contracts. A call gives the purchaser of the option the right to buy, and obligates the seller to sell, the underlying security, futures contract or index at the exercise price at any time or at a specified time during the option period. All such calls sold by a Portfolio must be "covered" as long as the call is outstanding (i.e., the Portfolio must own the securities or futures contract subject to the call or other securities acceptable for applicable escrow requirements). A call sold by a Portfolio exposes the Portfolio during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security, index or futures contract and may require a Portfolio to hold a security or futures contract which it might otherwise have sold. The purchase of a call gives a Portfolio the right to buy a security, futures contract or index at a fixed price.
     Calls on futures on U.S. Treasury securities, Mortgage-Backed Securities, other debt securities and Eurodollar instruments must also be covered by deliverable securities or the futures contract or by liquid high grade debt securities segregated to satisfy a Portfolio's obligations pursuant to such instruments.

          Puts on Securities, Indices and Futures Contracts. Each Portfolio may purchase put options ("puts") that relate to U.S. Treasury securities, Mortgage-Backed Securities, other debt securities and Eurodollar instruments (whether or not it holds such securities in its portfolio), indices or futures contracts. A Portfolio may also sell puts on U.S. Treasury securities, Mortgage-Backed Securities, other debt securities, Eurodollar instruments, indices or futures contracts on such securities if the Portfolio's contingent obligations on such puts are secured by segregated assets consisting of cash or liquid high grade debt securities having a value not less than the exercise price. A Portfolio will not sell puts if, as a result, more than 50% of the Portfolio's assets would be required to cover its potential obligations under its hedging and other investment transactions. In selling puts, there is a risk that the Portfolio may be required to buy the underlying instrument at a price higher than the current market price.

          Short Sales. Each Portfolio (other than Multi-Sector Portfolio III) may make short sales of securities. A short sale is a transaction in which a Portfolio sells a security it does not own in anticipation that the market price of that security will decline. A Portfolio may make short sales to hedge positioning for duration and risk management in order to maintain portfolio flexibility or to enhance income or gain. Short sales will be made in compliance with applicable regulatory requirements and will be fully collateralized at all times.

          When a Portfolio makes a short sale, it must borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. A Portfolio may have to pay a fee to borrow particular securities and is often obligated to pay over any payments received on such borrowed securities.

          A Portfolio's obligation to replace the borrowed security will be secured by collateral deposited with the broker-dealer, usually cash, U.S. government securities or other high grade liquid securities. The Portfolio will also be required to segregate similar collateral with its custodian to the extent, if any, necessary so that the aggregate collateral value is at all times at least equal to the current market value of the security sold short. Depending on arrangements made with the broker-dealer from which it borrowed the security regarding payment over of any payments received by the Portfolio on such security, a Portfolio may not receive any payments (including interest) on its collateral deposited with such broker-dealer.

          If the price of the security sold short increases between the time of the short sale and the time a Portfolio replaces the borrowed security, the Portfolio will incur a loss; conversely, if the price declines, the Portfolio will realize a gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. Although a Portfolio's gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited.

          No Portfolio will make a short sale if, after giving effect to such sale, the market value of all securities sold short exceeds 25% of the value of its total assets and the Portfolio's aggregate short sales of a particular class of securities exceeds 25% of the outstanding securities of that class. A Portfolio may also make short sales "against the box" without respect to such limitations. In this type of short sale, at the time of the sale, the Portfolio owns or has the immediate and unconditional right to acquire at no additional cost the identical security.

          When-Issued and Forward Commitment Securities. Each Portfolio may also purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis. When such transactions are negotiated, the price, which is generally expressed in yield terms, is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date. When-issued securities and forward commitments may be sold prior to the settlement date, but a Portfolio will enter into when-issued and forward commitments only with the intention of actually receiving or delivering the securities, as the case may be. If the Portfolio disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it can incur a gain or loss. At the time a Portfolio enters into a transaction on a when-issued or forward commitment basis, it will segregate with its custodian cash or other liquid high grade debt securities with a value not less than the value of the when-issued or forward commitment securities. The value of these assets will be monitored daily to ensure that their marked to market value will at all times equal or exceed the corresponding obligations of the Portfolio. There is always a risk that the securities may not be delivered and that a Portfolio may incur a loss. Settlements in the ordinary course, which typically occur monthly for mortgage-related securities, are not treated by a Portfolio as when-issued or forward commitment transactions and accordingly are not subject to the foregoing restrictions.

          Repurchase Agreements. Each Portfolio may invest temporarily, without limitation, in repurchase agreements, which are agreements pursuant to which securities are acquired by a Portfolio from a third party with the understanding that they will be repurchased by the seller at a fixed price on an agreed date. These agreements may be made with respect to any of the portfolio securities in which the Portfolios are authorized to invest. Repurchase agreements may be characterized as loans secured by the underlying securities and will be entered into in accordance with the requirements of the SEC. Each Portfolio may enter into repurchase agreements with (i) member banks of the Federal Reserve System having total assets in excess of $500 million and (ii) securities dealers, provided that such banks or dealers meet the creditworthiness standards established by the Trust's board of directors ("Qualified Institutions"). The Adviser will monitor the continued creditworthiness of Qualified Institutions, subject to the supervision of the Trust's Board of Directors. The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or date of maturity of the purchased security. The collateral is marked to market daily. Such agreements permit the Portfolio to keep all its assets earning interest while retaining "overnight" flexibility in pursuit of investments of a longer-term nature.

          The use of repurchase agreements involves certain risks.
     For example, if the seller of securities under a repurchase agreement defaults on its obligation to repurchase the underlying securities, as a result of its bankruptcy or otherwise, a Portfolio will seek to dispose of such securities, which action could involve costs or delays. If the seller becomes insolvent and subject to liquidation or reorganization under applicable bankruptcy or other laws, a Portfolio's ability to dispose of the underlying securities may be restricted. Finally, it is possible that a Portfolio may not be able to substantiate its interest in the underlying securities. To minimize this risk, the securities underlying the repurchase agreement will be held by the custodian at all times in an amount at least equal to the repurchase price, including accrued interest. If the seller fails to repurchase the securities, a Portfolio may suffer a loss to the extent proceeds from the sale of the underlying securities are less than the repurchase price.

          Restricted and Illiquid Securities. Each Portfolio may purchase certain restricted securities ("Rule l44A securities") eligible for sale to qualified institutional buyers as contemplated by Rule 144A under the Securities Act of 1933. Rule l44A provides an exemption from the registration requirements of the Securities Act of 1933 for the resale of certain restricted securities to qualified institutional buyers. One effect of Rule 144A is that certain restricted securities may now be liquid, though no assurance can be given that a liquid market for Rule l44A securities will develop or be maintained. A Portfolio's holdings of Rule 144A securities which are liquid securities will not be subject to its limitation on investment in illiquid securities. The Trust's board of directors has adopted policies and procedures for the purpose of determining whether securities that are eligible for resale under Rule 144A are liquid or illiquid. The board of directors will periodically review the Portfolio's purchases and sales of Rule 144A securities.

          Lending of Securities. Each Portfolio (other than Multi-Sector Portfolio III) may lend its portfolio securities to Qualified Institutions. By lending its portfolio securities, a Portfolio attempts to increase its income through the receipt of interest on the loan. Any gain or loss in the market price of the securities loaned that may occur during the term of the loan will be for the account of the Portfolio. A Portfolio may lend its portfolio securities so long as the terms and the structure of such loans are not inconsistent with the requirements of the 1940 Act, which currently require that (a) the borrower pledge and maintain with the Portfolio collateral consisting of cash, a letter of credit issued by a domestic U.S. bank, or securities issued or guaranteed by the U.S. government having a value at all times not less than 100% of the value of the securities loaned, (b) the borrower add to such collateral whenever the price of the securities loaned rises (i.e., the value of the loan is "marked to the market" on a daily basis), (c) the loan be made subject to termination by the Portfolio at any time and (d) the Portfolio receive reasonable interest on the loan (which may include the Portfolio's investing any cash collateral in interest bearing short-term investments), any distributions on the loaned securities and any increase in their market value. A Portfolio will not lend portfolio securities if, as a result, the aggregate of such loans exceeds 33 1/3% of the value of the Portfolio's total assets (including such loans). Loan arrangements made by a Portfolio will comply with all other applicable regulatory requirements, including the rules of the New York Stock Exchange, which rules presently require the borrower, after notice, to redeliver the securities within the normal settlement time of five business days. All relevant facts and circumstances, including the creditworthiness of the Qualified Institution, will be monitored by the Adviser, and will be considered in making decisions with respect to lending of securities, subject to review by the Trust's board of directors.

          Each Portfolio may pay reasonable negotiated fees in connection with loaned securities, so long as such fees are set forth in a written contract and approved by the Trust's board of directors. In addition, voting rights may pass with the loaned securities, but if a material event were to occur affecting such a loan, the loan must be called and the securities voted.

     OTHER INVESTMENTS

     U.S. Government Securities

          U.S. Government securities include:

                    (1) U.S. Treasury bills (maturities of one year or less), U.S. Treasury notes (maturities of one to ten years) and U.S. Treasury bonds (generally maturities of greater than ten years), all of which are direct obligations of the U.S. Government and, as such, are backed by the "full faith and credit" of the United States.

                    (2)  Securities issued by agencies and
               instrumentalities of the U.S. Government which are backed by the full faith and credit of the United States. Among the agencies and instrumentalities issuing such obligations are the Federal Housing Administration, the Government National Mortgage Association (GNMA), the Department of Housing and Urban Development, the Export-Import Bank, the Farmers Home Administration (FHA), the General Services Administration, the Maritime Administration and the Small Business Administration. The maturities of such obligations range from three months to 30 years.

                    (3)  Securities issued by agencies and
               instrumentalities which are not backed by the full faith and credit of the United States, but whose issuing agency or instrumentality may borrow, to meet its obligations, from the U.S. Treasury. Among the agencies and instrumentalities issuing such obligations are the Tennessee Valley Authority, the Federal National Mortgage Association (FNMA), the Federal Home Loan Mortgage Corporation (FHLMC) and the U.S. Postal Service.

                    (4)  Securities issued by agencies and
               instrumentalities which are not backed by the full faith and credit of the United States, but which are backed by the credit of the issuing agency or instrumentality. Among the agencies and instrumentalities issuing such obligations are the Federal Farm Credit System and the Federal Home Loan Bank.

        Neither the value nor the yield of the Portfolio's shares or of the U.S. Government securities which may be invested in by the Portfolio are guaranteed by the U.S. Government. Such values and yield will fluctuate with changes in prevailing interest rates and other factors. Generally, as prevailing interest rates rise, the value of any U.S. Government securities held by the Portfolio will fall. Such securities with longer maturities generally tend to produce higher yields and are subject to greater market fluctuation, as a result of changes in interest rates, than debt securities with shorter maturities.

        The Portfolios (except for Multi-Sector Portfolio III) may purchase "zero coupon" Treasury securities. These are U.S. Treasury bills, notes and bonds which have been stripped of their unmatured interest coupons or which are certificates representing interests in such stripped debt obligations. Such securities are purchased at a discount from their face amount giving the purchaser the right to receive their full value at maturity. A zero coupon security pays no interest to its holder during its life. Its value to an investor consists of the difference between its face value at the time of maturity and the price for which it was acquired, which is generally an amount significantly less than its face value (sometimes referred to as a "deep discount" price).

        The interest rate on such securities is automatically compounded and paid out at maturity. While such compounding at a constant rate eliminates the risk of receiving lower yields upon reinvestment of interest if prevailing interest rates decline, the owner of a zero coupon security will be unable to participate in higher yields upon reinvestment of interest received if prevailing interest rates rise. For this reason, zero coupon securities are subject to substantially greater market price fluctuations during periods of changing prevailing interest rates than are comparable debt securities which make current distributions of interest. Current federal tax law requires that a holder (such as a Portfolio) of a zero coupon security accrue a portion of the discount at which the security was purchased as income each year even though the Portfolio receives no interest payments in cash on the security during the year.

        Currently the only U.S. Treasury security issued without coupons is the Treasury bill. However, a number of banks and brokerage firms have separated (stripped) the principal portions from the coupon portions of U.S. Treasury bonds and notes and sold them separately in the form of receipts or certificates representing undivided interests in these instruments. These instruments are generally held by a bank in a custodial or trust account.

     Mortgage-Backed Securities

        As discussed in the Prospectus, the Mortgage-Backed securities purchased by the Portfolio evidence an interest in a specific pool of mortgages. Such securities are issued by GNMA, FNMA and FHLMC and by private issuers, such as depository institutions, mortgage banks, investment banks and special purpose subsidiaries of the foregoing.

        GNMA Certificates. GNMA is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. The National Housing Act of 1934, as amended (the Housing Act), authorized GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of mortgage loans insured by the Federal Housing Administration under the Housing Act, or Title V of the Housing Act of 1949 (FHA Loans), or guaranteed by the Veterans' Administration under the Servicemen's Readjustment Act of 1944, as amended (VA Loans), or by pools of other eligible mortgage loans. The Housing Act provides that the full faith and credit of the U.S. Government is pledged to the payment of all amounts that may be required to be paid under the guarantee. In order to meet its obligations under such guarantee, GNMA is authorized to borrow from the U.S. Treasury with no limitations as to amount.

        The GNMA certificates will represent a pro rata interest in one or more pools of the following types of mortgage loans: (i) fixed rate level payment mortgage loans; (ii) fixed rate graduated payment mortgage loans; (iii) fixed rate growing equity mortgage loans; (iv) fixed rate mortgage loans secured by manufactured (mobile) homes; (v) mortgage loans on multifamily residential properties under construction; (vi) mortgage loans on completed multifamily projects; (vii) fixed rate mortgage loans as to which escrowed funds are used to reduce the borrower's monthly payments during the early years of the mortgage loans ("buydown" mortgage loans); (viii) mortgage loans that provide for adjustments in payments based on periodic changes in interest rates or in other payment terms of the mortgage loans; and (ix) mortgage-backed serial notes. All of these mortgage loans will be FHA Loans or VA Loans and, except as otherwise specified above, will be fully-amortizing loans secured by first liens on one-to four-family housing units.

        FNMA Certificates. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. FNMA was originally established in 1938 as a U.S. Government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968. FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgage loans directly, thereby expanding the total amount of funds available for housing.

        Each FNMA certificate will entitle the registered holder thereof to receive amounts representing such holder's pro rata interest in scheduled principal payments and interest payments (at such FNMA certificate's pass-through rate, which is net of any servicing and guarantee fees on the underlying mortgage loans), and any principal prepayments on the mortgage loans in the pool represented by such FNMA certificate and such holder's proportionate interest in the full principal amount of any foreclosed or otherwise finally liquidated mortgage loan. The full and timely payment of principal of and interest on each FNMA certificate will be guaranteed by FNMA, which guarantee is not backed by the full faith and credit of the U.S. Government.

        Each FNMA certificate will represent a pro rata interest in one or more pools of FHA Loans, VA Loans or conventional mortgage loans (i.e., mortgage loans that are not insured or guaranteed by any governmental agency) of the following types: (i) fixed rate level payment mortgage loans; (ii) fixed rate graduated payment mortgage loans; and (iii) adjustable rate mortgage loans.

        FHLMC Certificates. FHLMC is a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended (the FHLMC Act). FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of FHLMC currently consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily FHLMC certificates.

        FHLMC guarantees to each registered holder of a FHLMC certificate the timely payment of interest at the rate provided for by such FHLMC certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC certificate ultimate collection of all principal of the related mortgage loans, without any offset or deduction, but does not, generally, guarantee the timely payment of scheduled principal. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following (i) foreclosure sale,
     (ii) payment of a claim by any mortgage insurer or (iii) the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by the full faith and credit of the U.S. Government.

        FHLMC certificates represent a pro rata interest in a group of mortgage loans (a FHLMC certificate group) purchased by FHLMC. The mortgage loans underlying the FHLMC certificates will consist of fixed rate or adjustable rate mortgage loans with original terms to maturity of between ten and thirty years, substantially all of which are secured by first liens on one- to four-family residential properties or multifamily projects. Each mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another FHLMC certificate group.

        Adjustable Rate Mortgage Securities. Adjustable rate mortgage securities are pass-through mortgage securities collateralized by mortgages with adjustable rather than fixed rates ("ARMs"). ARMs eligible for inclusion in a mortgage pool generally provide for a fixed initial mortgage interest rate for either the first three, six, twelve, thirteen, thirty-six or sixty scheduled monthly payments. Thereafter, the interest rates are subject to periodic adjustment based on changes to a designated benchmark index.

        ARMs contain maximum and minimum rates beyond which the mortgage interest rate may not vary over the lifetime of the mortgage. In addition, certain ARMs provide for additional limitations on the maximum amount by which the mortgage interest rate may adjust for any single adjustment period. Alternatively, certain ARMs contain limitations on changes in the required monthly payment. In the event that a monthly payment is not sufficient to pay the interest accruing on an ARM, any such excess interest is added to the principal balance of the mortgage loan, which is repaid through future monthly payments. If the monthly payment for such an instrument exceeds the sum of the interest accrued at the applicable mortgage interest rate and the principal payment required at such point to amortize the outstanding principal balance over the remaining term of the loan, the excess is utilized to reduce the then outstanding principal balance of the ARM.

        Collateralized Mortgage Obligations and Multi-class Pass-Through Securities. Collateralized mortgage obligations or "CMOs" are debt obligations collateralized by mortgage loans or mortgage pass-through securities. Typically, CMOs are collateralized by GNMA, FNMA or FHLMC certificates, but also may be collateralized by whole loans or private mortgage pass-through securities (collectively, "Mortgage Assets"). Multi-class pass-through securities are equity interests in a trust composed of Mortgage Assets. Unless the context indicates otherwise, all references herein to CMOs include multi-class pass-through certificates. Payments of principal of and interest on the Mortgage Assets, and any reinvestment income thereon, provide the funds to pay debt service on the CMOs or make scheduled distributions on the multi-class pass-through securities. CMOs may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including depository institutions, mortgage banks, investment banks and special purpose subsidiaries of the foregoing. The issuer of CMOs or multi-class pass-through securities may elect to be treated as a Real Estate Mortgage Investment Conduit ("REMIC").

        In a CMO, a series of bonds or certificates is issued in multiple classes. Each class of CMOs, often referred to as a "tranche," is issued at a specific fixed or floating coupon rate and has a stated maturity or final distribution date. Principal prepayments on the Mortgage Assets may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates. Interest is paid or accrues on all classes of the CMOs on a monthly, quarterly or semi-annual basis. The principal of and interest on the Mortgage Assets may be allocated among the several classes of a CMO series in a number of different ways. Generally, the purpose of the allocation of the cash flow of a CMO to the various classes is to obtain a more predictable cash flow to the individual tranches than exists with the underlying collateral of the CMO. As a general rule, the more predictable the cash flow is on a CMO tranche, the lower the anticipated yield will be on that tranche at the time of issuance relative to prevailing market yields on Mortgage-Backed securities.

        The Portfolio also may invest in, among other things, parallel-pay CMOs and Planned Amortization Class CMOs ("PAC Bonds"). Parallel-pay CMOs are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PAC Bonds generally require payments of a specified amount of principal on each payment date. PAC Bonds are parallel-pay CMOs with the required principal payment on such securities having the highest priority after interest has been paid to all classes.

        The Portfolios may invest in CMO residuals. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making required payments of principal of and interest on the CMOs and related administrative expenses of the issuer.

           Types of Credit Enhancement

        Mortgage-Backed Securities and Asset-Backed Securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors on underlying assets to make payments, those securities may contain elements of credit support, which fall into two categories: (i) liquidity protection and (ii) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the receipt of payments on the underlying pool occurs in a timely fashion. Protection against losses resulting from default ensures ultimate payment of the obligations on at least a portion of the assets in the pool. This protection may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties, through various means of structuring the transaction or through a combination of such approaches. The Portfolios will not pay any additional fees for credit support, although the existence of credit support may increase the price of a security.

        Examples of credit support arising out of the structure of the transaction include "senior-subordinated securities" (multiple class securities with one or more classes subordinate to other classes as to the payment of principal thereof and interest thereon, with the result that defaults on the underlying assets are borne first by the holders of the subordinated class), creation of "reserve funds" (where cash or investments, sometimes funded from a portion of the payments on the underlying assets, are held in reserve against future losses) and "overcollateralization" (where the scheduled payments on, or the principal amount of, the underlying assets exceeds that required to make payment of the securities and pay any servicing or other fees). The degree of credit support provided for each issue is generally based on historical information respecting the level of credit risk associated with the underlying assets. Delinquencies or losses in excess of those anticipated could adversely affect the return on an investment in such issue.

        Risk Factors Relating to Mortgage-Backed and Asset-Backed
     Securities

        The yield characteristics of Mortgage-Backed and Asset-Backed Securities differ from traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying mortgage loans or other assets generally may be prepaid at any time. As a result, if a Portfolio purchases such a security at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Alternatively, if the Portfolio purchases these securities at a discount, faster than expected prepayments will increase, while slower than expected prepayments will reduce, yield to maturity. The Portfolios may (except Multi-Sector Portfolio III) invest a portion of their assets in derivative Mortgage-Backed Securities such as Stripped Mortgage-Backed Securities, which are highly sensitive to changes in prepayment and interest rates. The Advisor will seek to manage these risks (and potential benefits) by diversifying its investments in such securities and through hedging techniques.

        Although the extent of prepayments on a pool of mortgage loans depends on various economic and other factors, as a general rule prepayments on fixed rate mortgage loans will increase during a period of falling interest rates and decrease during a period of rising interest rates. Accordingly, amounts available for reinvestment by the Portfolios are likely to be greater during a period of declining interest rates and, as a result, likely to be reinvested at lower interest rates than during a period of rising interest rates. Asset-Backed Securities, although less likely to experience the same prepayment rates as Mortgage-Backed Securities, may respond to certain of the same factors influencing prepayments, while at other times different factors will predominate. Mortgage-Backed Securities and Asset-Backed Securities may decrease in value as a result of increases in interest rates and may benefit less than other fixed income securities from declining interest rates because of the risk of prepayment.

        Asset-Backed Securities present certain risks that are not presented by Mortgage-Backed Securities. Primarily, Asset-Backed Securities do not have the benefit of the same security interest in the related collateral. Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of Asset-Backed Securities backed by automobile receivables permit the services of such receivables to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related Asset-Backed Securities. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of Asset-Backed Securities backed by automobile receivable may not have a proper security interest in all of the obligations backing such receivables. Therefore, there is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on these securities.

        Different types of Asset-Backed Securities and the assets supporting such securities may be subject to additional restrictions, and may be affected by economic, legal and other changes, unique to such securities and assets. For example, a recent legislative proposal to limit credit card interest rates had a significant adverse effect on the market for credit card receivables.

                          INVESTMENT RESTRICTIONS

           The Trust has no fundamental objectives as a whole. Each Portfolio of the Trust has its own objectives. On November 10, 1994, the Board of Directors of the Trust adopted and approved several non-fundamental portfolio investment limitations strictly with respect to the Multi-Sector Portfolio III that differ from those of Multi-Sector Portfolio II and IV-VIII, as set forth herein and in the Prospectus. The following restrictions are fundamental policies. Fundamental policies are those which cannot be changed without the approval of holders of a majority of the outstanding voting securities of the affected Portfolio. "A majority of the outstanding voting securities," when used in this Statement of Additional Information, means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are present in person or represented by proxy or (ii) more than 50% of the outstanding shares. If a percentage restriction on investment or use of assets set forth below is adhered to at the time a transaction is effected, later changes in percentage resulting from changing market values will not be considered a deviation from policy. No Portfolio may:

        (l) invest 25% or more of the value of its total assets in any one industry (Mortgage-Backed Securities and other securities issued or guaranteed by the U.S. government or any agency or instrumentality thereof are not treated as industries); provided, however, that each Portfolio will, except for temporary defensive purposes, invest at least 25% of the value of its total assets in securities which represent interests in mortgages or liens on real property;

        (2) issue senior securities (including borrowing money, including on margin if margin securities are owned) in excess of 33 1/3% of its total assets (including the amount of senior securities issued but excluding any liabilities and indebtedness not constituting senior securities) except that each Portfolio may borrow up to an additional 5% of its total assets for temporary purposes; or pledge its assets other than to secure such issuances or in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies. Each Portfolio's obligations under interest rate swaps are not treated as senior securities;

        (3) make loans of money or property to any person, except through loans of portfolio securities, the purchase of fixed income securities consistent with each Portfolio's investment objective and policies or the acquisition of securities subject to repurchase agreements;

        (4) underwrite the securities of other issuers, except to the extent that in connection with the disposition of portfolio securities or the sale of its own shares each Portfolio may be deemed to be an underwriter;

        (5) invest for the purpose of exercising control over management of any company other than issuers of collateralized mortgage obligations;

        (6) purchase real estate or interests therein other than Commercial and Residential Mortgage-Backed Securities and similar instruments;

        (7) purchase or sell commodities or commodity contracts for any purposes except as, and to the extent, permitted by applicable law without the Portfolio becoming subject to registration with the Commodity Futures Trading
              Commission as a commodity pool; or

        (8) make any short sale of securities except in conformity with applicable laws, rules and regulations and unless, giving effect to such sale, the market value of all securities sold short does not exceed 25% of the value of each Portfolio's total assets and each Portfolio's aggregate short sales of a particular class of securities does not exceed 25% of the then outstanding securities of that class.

                           DIRECTORS AND OFFICERS

        The officers of the Trust manage its day to day operations. The officers are directly responsible to the Trust's Board of Directors, which sets broad policies for the Trust and chooses its officers. The following is a list of the directors and officers of the Trust and a brief statement of their present positions and principal occupations during the past five years. Unless otherwise indicated, each of the directors is also a director of, and each officer holds the same position with, The BlackRock Income Trust Inc., The BlackRock Target Term Trust Inc., The BlackRock Advantage Term Trust Inc., The BlackRock Strategic Term Trust Inc., The BlackRock 1998 Term Trust Inc., The BlackRock Municipal Target Term Trust Inc., The BlackRock North American Government Income Trust Inc., The BlackRock Insured Municipal Target Term Trust Inc., The BlackRock Investment Quality Term Trust Inc., The BlackRock 2001 Term Trust, Inc., The BlackRock Insured Municipal 2008 Term Trust Inc., The BlackRock California Insured Municipal 2008 Term Trust Inc., The BlackRock Florida Insured Municipal 2008 Term Trust Inc., The BlackRock New York Insured Municipal 2008 Term Trust Inc., The BlackRock 1999 Term Trust Inc., The BlackRock Investment Quality Municipal Trust Inc., The BlackRock Broad Investment Grade 2009 Term Trust Inc., The BlackRock California Investment Quality Municipal Trust Inc., The BlackRock Florida Investment Quality Municipal Trust Inc., The BlackRock New Jersey Investment Quality Municipal Trust Inc. and The BlackRock New York Investment Quality Municipal Trust Inc. In addition, Mr. Grosfeld serves as a director of BlackRock Asset Investors, BlackRock Fund Investors I, BlackRock Fund Investors II and BlackRock Fund Investors III. Messrs. Fabozzi and Grosfeld serve on the Trust's executive committee, which has full authority to exercise all of the powers permitted to such a committee under Maryland law. Unless specified otherwise below, the business address of the directors and officers of the Trust is 345 Park Avenue, New York, New York 10154.

                                             Principal Occupation
                                             During the Past Five
     Name and Address       Title          Years and Other Affiliations

     Kent Dixon             Treasurer      Consultant/Investor. Former
     200 Whitfield Street   and Secretary  President and Chief
                                           Executive Officer of
                                           Empire Federal Savings Bank
                                           of America and BancPLUS Savings
                                           Association, former Chairman of
                                           the Board, President and Chief
                                           Executive Officer of Northeast
                                           Savings.  Former Director of ISFA
                                           (the owner of INVEST, a national
                                           securities brokerage service
                                           designed for banks and thrift
                                           institutions).  Director, Empire
                                           of America Realty Credit
                                           Corporation.

     Frank J. Fabozzi       Director and   Consultant.  Editor of The
     225 Summit Avenue      Vice President Journal of Portfolio Management and
     Summit, NJ 07901                      Adjunct Professor of Finance
                                           at the School of Organization and
                                           Management at Yale University.
                                           Director, Guardian Mutual Funds
                                           Group.  Author and editor of
                                           several books on  fixed income
                                           portfolio management.  Visiting
                                           Professor of Finance and
                                           Accounting at the Sloan School of
                                           Management, Massachusetts
                                           Institute of Technology from 1986
                                           to August 1992.

     James Grosfeld         Director and   Consultant/Investor.  Formerly
     755 West Big Beaver    President      Chairman of the Board and Chief
     Road #2200                            Executive Officer of PHM Cor-
     Troy, MI 48084                        poration (homebuilding and
                                           mortgage banking and
                                           finance) (May 1974 - April 1990).

          Directors of the Trust who are not affiliated persons of the Adviser are compensated by the Trust by payment of an annual fee of $2,500 each, plus out-of-pocket expenses.

          The following table sets forth certain information regarding the compensation of the Trust's directors and officers. Except as disclosed below, no executive officer or person affiliated with the Trust received compensation from the Trust for the calendar year ended June 30, 1995 in excess of $60,000.


                             COMPENSATION TABLE

      Name of      Aggregate    Pension or   Estimated    Total
      Person,      Com-         Retirement   Annual       Compensatio
      Position     pensation    Benefits     Benefits     n from
                   from         Accrued as   Upon         Registrant
                   Registrant   Part of      Retirement   and Fund
                   (fiscal      Fund                      Complex
                   year)        Expenses                  Paid to
                                                          Directors*

      Kent Dixon      $2,500         **         **          $162,500 (22)
           Director,
           Treasurer
           and
           Secretary

      Frank J. Fabozzi 2,500         **         **           162,500 (22)
           Director

      James Grosfeld   2,500         **         **           202,500 (26)
           Director
           and
           President

      ________________________
        * Represents the total compensation paid to such persons during the calendar year ending December 31, 1995 (and, with respect to the Trust, estimated to be paid during a full calendar year). The parenthetical number represents the number of investment companies (including the Trust) from which such person receives compensation that are considered part of the same fund complex as the Trust, because, among other things, they have a common investment adviser.

        **   Not applicable.

                          MANAGEMENT OF THE TRUST

     INVESTMENT ADVISORY AGREEMENT

        Pursuant to an Investment Advisory Agreement (the "Advisory Agreement"), the Trust has retained the Adviser to manage the investment of the Portfolio's assets and to provide such investment research, advice and supervision, in conformity with the Portfolio's investment objective and policies, as may be necessary for the operations of the Trust.

        The Advisory Agreement provides, among other things, that the Adviser will bear all expenses of its partners and employees and overhead incurred in connection with its duties under the Advisory Agreement, and will pay all directors' fees and salaries of the Trust's directors and officers who are affiliated persons (as such term is defined in the Investment Company Act) of the Adviser. The Advisory Agreement provides that each Portfolio will pay to the Adviser for its services a monthly fee in an amount equal to the following percentages of each Portfolio's average daily net asset value on an annualized basis: .40% for the Investment Grade Multi-Sector Portfolio and .50% for each Multi-Sector Portfolios II and IV - VIII. On November 10, 1994, the Board of Directors of the Trust adopted and approved the Investment Advisory Agreement for Multi-Sector Portfolio III which provides that the Advisor will be compensated at the end of each calendar quarter at an annualized rate of .25% of the Portfolio's average month end net assets.

        Although the Adviser intends to devote such time and effort to the business of the Trust as is reasonably necessary to perform its duties to the Trust, the services of the Adviser are not exclusive and the Adviser provides similar services to other investment companies and other clients and may engage in other activities.

        The Advisory Agreement also provides that, in the absence of willful misfeasance, bad faith, negligence or reckless disregard of its obligations thereunder, the Adviser is not liable to the Trust or any of the Trust's stockholders for any act or omission by the Adviser or for any loss sustained by the Trust or the Trust's stockholders, and (other than Multi-Sector Portfolio III) provides for indemnification by the Trust of the Adviser, its partners, employers, agents and affiliates for liabilities incurred by them in connection with their services to the Trust, subject to certain limitations and conditions.

        The Portfolios' Advisory Agreement was approved by the Trust's Board of Directors, including a majority of the directors who are not parties to the Advisory Agreement or interested persons of any such party (as such term is defined in the Investment Company
     Act), on February 10, 1994. The Advisory Agreement will continue in effect until February 10, 1996, and if not sooner terminated, will continue in effect for successive periods of 12 months thereafter, provided that each continuance with respect to a Portfolio is specifically approved at least annually by both (1) the vote of a majority of the Trust's Board of Directors or the vote of a majority of the outstanding voting securities of the Portfolio (as such term is defined in the Investment Company Act) and (2) by the vote of a majority of the Directors who are not parties to the Advisory Agreement or interested persons (as such term is defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement was approved by the vote of a majority of the Trust's Board of Directors on May 11, 1995. The Advisory Agreement may be terminated as to any Portfolio at any time by the Trust, without the payment of any penalty, upon the vote of a majority of the Trust's Board of Directors or a majority of the outstanding voting securities of the Portfolio or by the Adviser, on 60 days' written notice by either party to the other. Except as otherwise provided by order of the SEC or any rule or provision of the Investment Company Act, the Advisory Agreement will terminate automatically in the event of its assignment (as such term is defined in the Investment Company Act and the rules thereunder).

        The Adviser has granted the Trust a non-exclusive license to use the term "BFM" in its name. The Trust has agreed to cease using such name as promptly as practicable in the event that the Adviser ceases to be the investment adviser of the Trust.

     THE ADMINISTRATION AGREEMENT

        PFPC, Inc. (the "Administrator"), 400 Bellevue Parkway, Wilmington, Delaware 19809, acts as the administrator for the Portfolios. Under the administration agreement (the "Administration Agreement") with the Trust, the Administrator administers corporate affairs of the Portfolios subject to the supervision of the Trust's Board of Directors and in connection therewith furnishes the Trust with office facilities together with such clerical services (e.g., preparation of annual and other reports to stockholders and the SEC and Federal, state and local income tax returns) as are not being furnished by the Custodian. In connection with its administration of the corporate affairs of the Portfolios, the Administrator bears the expense of the office space, furnishings and equipment and the personnel required by it to perform the services on the terms indicated in the Administration Agreement. PFPC receives an annual fee equal to .14% of each Portfolio's net asset value for its services as an Administrator, Custodian and Transfer Agent..

        The Administration Agreement will automatically continue in effect until terminated. It is terminable by either party on 60 days' prior written notice.

     EXPENSES OF THE TRUST

        Except as indicated above, each Portfolio will pay all of its expenses. Expenses directly attributable to a Portfolio are charged to that Portfolio; other expenses are allocated proportionally among all the Portfolios in relation to the net assets of each Portfolio. Expenses include fees of the Directors not affiliated with the Adviser and Board meeting expenses; fees of the Adviser and the Administrator; interest charges; taxes; organization expenses; charges and expenses of the Trust's legal counsel and independent accountants, and of the transfer agent, registrar and dividend disbursing agent of the Trust; expenses of printing and mailing stock certificates, stockholder reports, notices, proxy statements and reports to governmental offices; brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions; expenses connected with negotiating, effecting purchase or sale, or registering privately issued portfolio securities; custodial fees and expenses for all services to the Trust, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating and publishing the net asset value of each Portfolio's shares; expenses of membership in investment company associations; expenses of fidelity bonding and other insurance expenses, including insurance premiums; expenses of stockholders meetings; and SEC and state registration fees. The Adviser has agreed to cap the expenses of Multi-Sector Portfolio III (other than advisory fees) at no more than .12% of average net assets per year.

                DISTRIBUTION AND STOCKHOLDER SERVICING PLAN

        The Trust, on behalf of each Portfolio, has entered into a Distribution Agreement dated as of March 28, 1995, with Provident Distributors, Inc., 259 Radnor-Chester Road, Suite 120, Radnor, Pennsylvania, 19087 (the "Distributor"). The terms of the Distribution Agreement were approved on February 16, 1995 by the vote of a majority of the Directors of the Trust who are not parties to the Distribution Agreement or "interested persons" (as such term is defined by the Investment Company Act) of any party thereto, cast in person at a meeting called for the purpose of voting on such approval. Pursuant to the terms of the Distribution Agreement, the Distributor serves as the principal underwriter and distributor of the Trust's shares, and in that capacity makes a continuous offering of the Trust's shares and bears the costs and expenses of printing and distributing any copies of any prospectuses and annual and interim reports for the Trust (after such items have been prepared and set in type) which are used in connection with the offering of shares to securities dealers or investors, and the cost and expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by securities dealers in connection with the offering of the shares for sale to the public. There is no fee payable by the Trust or any Portfolio pursuant to the Distribution Agreement, and there is no sales or redemption charge. The Distribution Agreement provides for indemnification by the Trust of the Distributor, its partners, employees, agents and affiliates for liabilities incurred by them in connection with their services to the Trust, subject to certain limitations and conditions. The continuance of the Distribution Agreement must be approved in the same manner as the Investment Advisory Agreement, and the Distribution Agreement will terminate automatically if assigned by either party thereto and is terminable with respect to any Portfolio at any time without penalty by the Rule 12b-1 Directors (as defined below) or by vote of a majority of the outstanding shares of the Portfolio (as such term is defined in the Investment Company Act) on not more than 60 days' nor less than 30 days' written notice to the Distributor and by the Distributor on like notice to the Trust.

        The Trust has adopted a Distribution and Stockholder Servicing Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act pursuant to which the Adviser is permitted to use a portion of the advisory fee it receives from the Trust to promote the distribution of the Trust's shares and to enhance the provision of stockholder services. The Plan was approved by a majority of (i) the directors of the Trust and (ii) the directors of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (the "Rule 12b-1 Directors"). The Plan permits the Adviser to pay fees to the Distributor. The Trust is not required or permitted under the Plan to make payments over and above the amount of the advisory fee to promote the sale of its shares; the Plan merely permits the reallocation of a portion of the advisory fee the Adviser receives to pay for distribution-related activities.

        From amounts received by it under the Plan, the Distributor is authorized to make payments to securities dealers with which the Distributor has entered into solicitation fee agreements. The Distributor may also use a portion of the fee it receives under the Plan to cover the Distributor's cost of marketing services and advertising on behalf of the Portfolios and to compensate institutions who perform support services that would otherwise be performed by the Trust or its agent. These support services may include providing such office space, equipment, telephone facilities and various personnel as may be necessary or beneficial to establish and maintain stockholders' accounts and records, process purchase and redemption transactions, answer routine client inquiries and provide such other services to the Trust and the Portfolios as may reasonably be requested.

        The Plan will continue from year to year, provided that each such continuance is approved at least annually by a vote of the Board of Directors, including a majority vote of the Rule 12b-1 Directors, cast in person at a meeting called for the purpose of voting on such continuance. The Plan may be terminated with respect to any Portfolio at any time, without penalty, by the vote of a majority of the Rule 12b-1 Directors or by the vote of the holders of a majority of the outstanding shares of the Portfolio. The Plan may not be amended materially without the approval of the Board of Directors, including a majority of the Rule 12b-1 Directors, cast in person at a meeting called for that purpose. Any modification to the Plan which would materially increase the amount of money to be spent by a Portfolio must also be submitted to the stockholders of the Portfolio for approval.

                    PORTFOLIO TRANSACTIONS AND BROKERAGE

        The Adviser is responsible for decisions to buy and sell securities for the Portfolios, the selection of brokers and dealers to effect the transactions and the negotiation of prices and any brokerage commissions. The securities in which the Portfolios invest are traded principally in the over-the-counter market. In the over-the-counter market, securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a mark-up to the dealer. Securities purchased in underwritten offerings generally include, in the price, a fixed amount of compensation for the manager(s), underwriter(s) and dealer(s). The Portfolios may also purchase certain money market instruments directly from an issuer, in which case no commissions or discounts are paid. Purchases and sales of debt securities on a stock exchange are effected through brokers who charge a commission for their services.

        The Adviser's primary considerations in selecting the manner of executing securities transactions for the Portfolios will be prompt execution of orders, the size and breadth of the market for the security, the reliability, integrity and financial condition and execution capability of the firm, the size of and difficulty in executing the order, and the best net price. There are many instances when, in the judgement of the Adviser, more than one firm can offer comparable execution services. In selecting among such firms, consideration is given to those firms which supply research and other services in addition to execution services. However, it is not the policy of the Adviser, absent special circumstances, to pay higher commissions to a firm because it has supplied such services.

        The Adviser is able to fulfill its obligations to furnish a continuous investment program to the Portfolios without receiving such information from brokers; however, it considers access to such information to be an important element of financial management. Although such information is considered useful, its value is not determinable, as it must be reviewed and assimilated by the Adviser, and does not reduce the Adviser's normal research activities in rendering investment advice under the Advisory Agreement. It is possible that the Adviser's expenses could be materially increased if it attempted to purchase this type of information or generate it through its own staff.

        One or more of the other accounts which the Adviser manages may own from time to time the same investments as the Portfolio. Investment decisions for the Trust are made independently from those of such other accounts; however, from time to time, the same investment decision may be made for more than one company or account. When two or more companies or accounts seek to purchase or sell the same securities, the securities actually purchased or sold will be allocated among the companies and accounts on a good faith equitable basis by the Adviser in its discretion in accordance with the accounts' various investment objectives. In some cases, this system may adversely affect the price or size of the position obtainable for the Portfolio. In other cases, however, the ability of the Portfolio to participate in volume transactions may produce better execution for the Portfolios.

        Although the Advisory Agreement contains no restrictions on portfolio turnover, it is not the policy of the Portfolios to engage in transactions with the objective of seeking profits from short-term trading. It is expected that the annual portfolio turnover rate of the Portfolios will not exceed 400%, excluding securities having a maturity of one year or less. Because it is difficult to predict accurately portfolio turnover rates, actual turnover may be higher or lower. Higher portfolio turnover results in increased Portfolio expenses, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of securities and on reinvestment in other securities. The Adviser will monitor the tax status of the Portfolios under the Internal Revenue Code during periods in which the annual turnover rate of the Portfolios exceeds 100%. To the extent that increased portfolio turnover results in sales at a profit of securities held less than three months, the Portfolio's ability to qualify as a "regulated investment company" under the Internal Revenue Code may be affected. See "Taxes, Dividends and Distributions" below.

                              NET ASSET VALUE

        The net asset value per share of each Portfolio is determined by subtracting from the value of the assets of the Portfolio the amount of its liabilities, and dividing the remainder by the number of outstanding shares of the Portfolio. The Board of Directors has fixed the specific time of day for the computation of the Portfolios' net asset value to be as of 4:00 p.m., New York time. Portfolio securities are valued based on market quotations or, if not readily available, at fair value as determined in good faith under procedures established by the Trust's Board of Directors.

        Each Portfolio will compute its net asset value once daily on days that the New York Stock Exchange is open for trading, except on days on which no orders to purchase, sell or redeem shares have been received. The New York Stock Exchange is closed on the following holidays: New Year's Day, Washington's Birthday, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

        Each Portfolio values Commercial Mortgage-Backed Securities, Residential Mortgage-Backed Securities, and other debt securities on the basis of valuations provided by dealers or by a pricing service, approved by the Trust's Board of Directors, which uses information with respect to transactions in such securities, quotations from dealers, market transactions in comparable securities, various relationships between securities and yield to maturity in determining value. Debt securities having a remaining maturity of sixty days or less when purchased and debt securities originally purchased with maturities in excess of sixty days but which currently have maturities of sixty days or less are valued at cost adjusted for amortization of premiums and accretion of discounts. Any securities or other assets for which current market quotations are not readily available are valued at their fair value as determined in good faith under procedures established by and under the general supervision and responsibility of the Trust's Board of Directors.

                     PURCHASE AND REDEMPTION OF SHARES

        Shares of the Portfolio may be purchased and redeemed directly from the Trust or through the Distributor. The Trust expects to pay all redemption requests made with at least thirty (30) days' advance notice in cash. Redemption requests in excess of $250,000 by any single shareholder from a particular portfolio within any three-month period may be paid in kind unless the Trust has received at least thirty (30) days' advance notice and will be paid in kind if the redeeming shareholder so requests and such payment will not adversely affect other shareholders. See "Purchase and Redemption of Shares -- How to Purchase Shares" in the Prospectus. Upon the initial purchase of shares of a Portfolio, a stockholder investment account is established for each investor under which a record of the shares held is maintained by one of the Transfer Agents. The Adviser may at its discretion agree to accept securities rather than cash to fund the purchase of shares in the Trust.

        AUTOMATIC REINVESTMENT OF DIVIDENDS AND/OR DISTRIBUTIONS

        For the convenience of investors, all dividends and distributions are automatically reinvested in full and fractional shares of a Portfolio with respect to which the dividend or distribution was made at net asset value per share on the payment date, unless the Board of Directors determines otherwise. A stockholder may direct the Transfer Agent in writing not less than five full business days prior to the payment date to have subsequent dividends and/or distributions sent in cash rather than reinvested.

                     TAXES, DIVIDENDS AND DISTRIBUTIONS

        Each Portfolio intends to elect to qualify and to remain qualified as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the Internal Revenue Code). This relieves the Portfolio (but not its stockholders) from paying federal income tax on income which is distributed to stockholders, and permits net long-term capital gains of the Portfolio (i.e., the excess of net long-term capital gains over net short-term capital losses) to be treated as long-term capital gains of stockholders, regardless of how long stockholders have held their shares in the Portfolio.

        Qualification as a regulated investment company requires, among other things, that (a) at least 90% of the Portfolio's annual gross income (without reduction for losses from the sale or other disposition of securities) be derived from interest, dividends, payments with respect to securities loans, gains from the sale or other disposition of stock, securities, options, futures contracts, forward contracts and foreign currencies, and certain other income derived with respect to its business of investing in stock, securities or currencies; (b) the Portfolio derive less than 30% of its gross income from gains (without reduction for losses) from the sale or other disposition of securities, options thereon, futures contracts, options thereon and forward contracts, in each case held for less than three months; (c) the Portfolio diversify its holdings so that, at the end of each quarter of the taxable year, (i) at least 50% of the market value of the Portfolio's assets is represented by cash and cash items (including receivables), U.S. Government obligations, securities of other regulated investment companies and other securities limited in respect of any one issuer to an amount not greater than 5% of the Portfolio's assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested in the securities of any one issuer (other than U.S. Government obligations). In addition, in order not to be subject to federal income tax, the Portfolio must distribute to its stockholders at least 90% of its net investment income and short-term capital gains earned in each year.

        Gains or losses on sales of securities by a Portfolio generally will be treated as long-term capital gains or losses if the securities have been held by it for more than one year. Other gains or losses on the sale of securities will be short-term capital gains or losses.

        Gains or losses on the sale, lapse or other termination of options on securities will generally be treated as gains and losses from the sale of securities (assuming they do not qualify as "Section 1256 contracts"). Certain of the Portfolio's transactions may be subject to wash sale and short sale provisions of the Internal Revenue Code. In addition, debt securities acquired by the Portfolio may be subject to original issue discount and market discount rules.

        "Regulated futures contracts" and certain listed options which are not "equity options" constitute "Section 1256 contracts" and will be required to be "marked to market" (that is, treated as having been sold at market value) for federal income tax purposes at the end of the Portfolio's taxable year. Sixty percent of any gain or loss recognized on such "deemed sales" and on actual dispositions will be treated as long-term capital gain or loss and the remainder will be treated as short-term capital gain or loss. In addition, positions which are part of a "straddle" are subject to rules which apply certain wash sale and short sale provisions of the Internal Revenue Code. A Portfolio may be required to defer the recognition of losses on positions it holds to the extent of any unrecognized gain on offsetting positions held by the Portfolio. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences to the Portfolio of some hedging transactions may not be entirely clear. A Portfolio's ability to enter into futures contracts, options thereon and options on securities may be affected by the 30% limitation on gains derived from securities held less than three months, discussed above. Because application of the straddle rules may affect the character of gains or losses, defer losses or accelerate the recognition of gains or losses from the affected straddle positions, the amount that will be distributed to stockholders, and that will be taxed to stockholders as ordinary income or long-term capital gains, may be increased or decreased as compared to a fund that did not engage in hedging transactions.

        Distributions of net investment income and net short-term capital gains will be taxable to the stockholder at ordinary income rates regardless of whether the stockholder receives such distributions in additional shares or cash. Distributions of net long-term capital gains, if any, are taxable as long-term capital gains regardless of how long the Portfolio shares have been held. However, if a stockholder holds shares in the Portfolio six months or less, then any loss recognized on the sale of such shares will be treated as long-term capital loss to the extent of any distribution on the shares which was treated as long-term capital gain. Stockholders will be notified annually by the Trust as to the federal tax status of distributions made by the Portfolio.

        Each Portfolio is subject to a nondeductible 4% excise tax if it does not distribute 98% of its ordinary income on a calendar year basis and 98% of its capital gains on an October 31 year-end basis. The Portfolio intends to distribute its income and capital gains in the manner necessary to avoid imposition of the 4% excise tax. Dividends and distributions generally are taxable to stockholders in the year in which they are received; however, dividends declared in October, November and December payable to stockholders of record on a specified date in October, November and December and paid in the following January will be treated as having been paid by the Portfolio and received by stockholders in such prior year. Under this rule, a stockholder may be taxed in one year on dividends or distributions actually received in January of the following year.

        Any loss realized on a sale, redemption or exchange of shares of the Portfolio by a stockholder will be disallowed to the extent the shares are replaced within a 61-day period beginning 30 days before the disposition of the shares. Shares purchased pursuant to the reinvestment of a dividend will constitute a replacement of shares.

        Each Portfolio declares dividends daily based on actual net investment income determined in accordance with generally accepted accounting principles. A portion of such dividends may also include projected net investment income. Each Portfolio's net capital gains, if any, will be distributed at least annually. In determining the amount of capital gains to be distributed, any capital loss carry forwards from prior years will be offset against capital gains. In the event that a stockholder's shares are redeemed on a date other than the monthly dividend payment date, the proceeds of such redemption will equal the net asset value of the shares redeemed plus the amount of all dividends declared through the date of redemption.

        Any dividends or distributions paid shortly after a purchase by an investor may have the effect of reducing the per share net asset value of the investor's shares by the per share amount of the dividends or distributions. Furthermore, such dividends or distributions, although in effect a return of capital, are subject to federal income taxes. Therefore, prior to purchasing shares of the Portfolio, the investor should carefully consider the impact of dividends or capital gains distributions which are expected to be or have been announced. Distributions also may be subject to state, local and foreign taxes.

        The foregoing is a general and abbreviated discussion of tax consequences of investment in the Portfolio. Investors are urged to consult their own tax advisers to determine the effect of investment in the Portfolio upon their individual tax situations.

                          PERFORMANCE INFORMATION

        Each Portfolio may from time to time advertise its yield as calculated over a 30-day period. This yield will be computed by dividing the Portfolio's net investment income per share earned during this 30-day period by the maximum offering price per share on the last day of this period. Yield is calculated according to the following formula:

                  a-b
     YIELD = 2[(-------- +1)6-1]
                  cd

        Where: a=   dividends and interest earned during the period.
               b=   expenses accrued for the period (net of reimbursements).
               c=   the average daily number of shares outstanding
                    during the period that were entitled to receive dividends.
               d=   the maximum offering price per share on the last
                    day of the period.

        Total return of the Portfolio is computed by finding the average annual compounded rates of return over the 1, 5, or 10 year periods that would equate the initial amount invested to the ending redeemable value, according to the following formula:

                             P(1+T)n=ERV

        Where: P=   a hypothetical initial payment of $1000.
               T=   average annual total return.
               n=   number of years.
               ERV= ending redeemable value of a hypothetical $1000 payment made at the beginning of the 1, 5 or 10 year periods at the end of the 1, 5 or 10 year periods (or fractional portion thereof).

             CUSTODIAN, TRANSFER AND DIVIDEND DISBURSING AGENT

        PFPC, Inc. ("PFPC"), an affiliate of PNC, 400 Bellevue Parkway, Wilmington, Delaware 19809 serves as Custodian for the Portfolio's securities and cash, and in that capacity maintains certain financial and accounting books and records pursuant to an agreement with the Trust.

        PFPC also serves as the Transfer Agent and the Dividend Disbursing Agent for the Portfolio. It provides customary transfer agency and dividend disbursing services to the Portfolio. It provides customary transfer agency and dividend disbursing services to the Portfolio, including the handling of stockholder communications, the processing of stockholder transactions, the maintenance of stockholder account records, the payment of dividends and distributions and related functions.

                                EXPERTS

        The financial statements included in the Statement of Additional Information and the related financial statement schedules included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the registration statement, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.



THE BFM INSTITUTIONAL TRUST INC.
THE MULTI-SECTOR MORTGAGE SECURITIES PORTFOLIO III


PORTFOLIO OF INVESTMENTS
JUNE 30, 1995

---------------------------------------------------------------------------------------------------------------------
               PRINCIPAL
  RATING*       AMOUNT                                                                                      VALUE
(UNAUDITED)     (000)                     DESCRIPTION                                                      (NOTE 1)
---------------------------------------------------------------------------------------------------------------------
                          LONG-TERM INVESTMENTS - 97.3%
                          COMMERCIAL MORTGAGE-BACKED SECURITIES - 90.5%
A               $4,000    American Southwest Financial Securities Corporation,
                            8.00%, Series 1994-C2, Class A4, 08/25/10 ................................   $  3,946,394
AA               1,500    Bellaire Finance Incorporated,
                            8.97%, Class A, 02/01/08..................................................      1,573,125
                          CBA Mortgage Corporation,
BBB              4,074      7.15%, Series 1993-C1, Class D, 12/25/03 .................................      3,981,515
AAA                300      7.15%, Series 1993-C1, Class A2, 12/25/03 ................................        306,906
                          Central Life Assurance Company,
AA+              3,444      8.90%, Series 1994-1, Class A2, 11/01/20 .................................      3,623,092
A                1,126      9.10%, Series 1994-1, Class B1, 11/01/20 .................................      1,177,927
AA               4,887    Citibank of New York, Mortgage Pass-Through Certificate
                            8.00%, Series 1994-1 Class A, 01/25/19 ...................................      5,059,729
AA               3,988    Creekwood Capital Corporation, Collateral Note,
                            8.47%, 03/16/15...........................................................      4,257,438
AA               3,500    CS First Boston Mortgage Securities Corporation,
                            9.59%, Series 1995-M1, Class B, 04/25/25 .................................      3,915,625
                          DLJ Mortgage Acceptance Corporation,
AA               5,000      7.86%, Series 1992-3, Class A, 06/18/07...................................      5,117,500
AA               1,000      7.65%,  Series 1993-M12, Class A2, 09/18/03...............................      1,023,500
BBB              3,000    FSA Finance Incorporated,
                            8.31%,Class C, 06/01/02...................................................      3,068,174
A                4,000    Gentra Capital Commercial Real Estate,
                            8.50%, Series 1994-1, Class D, 07/25/28 ..................................      4,093,018
BB-              1,020    Kearny Street Real Estate L P,
                            9.56%, Series 1993-1, Class D, 07/15/03 ..................................      1,032,848
                          KP Acceptance Corporation I,
A                2,500      7.00%, Series 1994-C1, Class C, 02/01/06 .................................      2,466,846
BBB              1,074      6.50%, Series 1993- M3, Class D, 11/25/25.................................        997,931
A                3,000    Lehman Brothers Mortgage Trust,
                            8.00%, Series 1992-M1, Class B, 12/25/01 .................................      2,940,000
                          Lennar United States Partners Limited,
AA               2,906      6.66%, Series 1994-1, 09/15/01 ...........................................      2,909,614
BB               1,500      9.75%, Series 1995-1, Class E, 05/15/05...................................      1,510,524
B                1,000      11.70%, Series 1995-1, Class F, 05/15/05..................................      1,005,587
A                2,125    LTC,
                            9.50%, Series 1994-1, Class C, 06/15/26 ..................................      2,345,326
                          Nomura Asset Capital Corporation,
AA               2,000      7.64%, Series 1993-M1, Class A1, 11/25/03.................................      2,045,249
BBB              2,000      7.64%, Series 1993-M1, Class A3, 11/25/03.................................      1,966,075


THE BFM INSTITUTIONAL TRUST INC.

See Notes to Financial Statements.






THE BFM INSTITUTIONAL TRUST INC.
THE MULTI-SECTOR MORTGAGE SECURITIES PORTFOLIO III

PORTFOLIO OF INVESTMENTS
JUNE 30, 1995

---------------------------------------------------------------------------------------------------------------------
               PRINCIPAL
  RATING*       AMOUNT                                                                                      VALUE
(UNAUDITED)     (000)                     DESCRIPTION                                                      (NOTE 1)
---------------------------------------------------------------------------------------------------------------------

                          COMMERCIAL MORTGAGE-BACKED SECURITIES - (CONT.)
                          Resolution Trust Corporation,
AAA             $ 2,682     6.58%, Series 1994-C2, Class A1, 04/25/25.................................   $  2,680,628
BBB               3,000     6.90%, Series 1995-C1, Class D, 02/25/27..................................      2,754,375
Aa2               4,800     7.26%, Series 1992-C4, Class A2, 06/25/24.................................      4,886,671
AA-               1,433     7.70%, Series 1992-C6, Class B, 07/25/24..................................      1,442,547
Baa2              1,950     8.00%, Series 1992-C6, Class C, 07/25/24..................................      1,963,292
A                 2,966     8.00%, Series 1994-C2, Class D, 04/25/25..................................      2,946,561
AA-               5,795     8.13%, Series 1992-C1, Class B, 08/25/23..................................      5,930,393
A                 3,167     8.50%, Series 1993-C2, Class D, 03/25/23..................................      3,234,020
A+                2,602     8.85%, Series 1992-C5, Class C, 05/25/22..................................      2,708,323
B+                2,500     10.63%, Series 1994-N2, Class A, 12/15/04.................................      2,490,362
BB                3,000   SKW Real Estate,
                            9.05%, Series 1994, Class D, 04/15/04 ....................................      3,004,994
                          SKW Real Estate II,
B                   500     11.00%, Class E, 04/15/05.................................................        502,099
B                 2,222     12.80%, Class E, 04/15/05.................................................      2,236,168
A                 4,500   TVO Southwest,
                            9.37%, Series 1994-MF1, Class A2, 11/18/09 ...............................      4,955,557
                                                                                                         ------------
                                                                                                          102,099,933
                                                                                                         ------------

                          U.S. GOVERNMENT SECURITIES - 6.8%
                          U.S. Treasury Notes,
                    970 #   4.75%, 8/31/98............................................................        944,693
                  2,135     6.88%, 3/31/00............................................................      2,229,409
                  4,300     7.25%, 2/15/98............................................................      4,467,313
                                                                                                          -----------
                                                                                                            7,641,415


                          Total long-term investments
                            (cost $106,007,269).......................................................    109,741,348
                                                                                                         ------------

                          SHORT-TERM INVESTMENTS - 5.6%
                          REPURCHASE AGREEMENT
                  6,300   Lehman Brothers Inc., 6.15%, dated 6/30/95, due 7/03/95 in the amount of $6,303,229 (cost $6,300,000, collateralized by
                            $5,000,000 U.S. Treasury Bond, 10.375%, due 11/15/09
                            with a value of $6,510,879)...............................................      6,300,000



See Notes to Financial Statements.




THE BFM INSTITUTIONAL TRUST INC.
THE MULTI-SECTOR MORTGAGE SECURITIES PORTFOLIO III

PORTFOLIO OF INVESTMENTS
JUNE 30, 1995

----------------------------------------------------------------------------------------------------------------------
                                                                                                             VALUE
CONTRACTS##                                     DESCRIPTION                                                 (NOTE 1)
----------------------------------------------------------------------------------------------------------------------

                  CALL OPTIONS PURCHASED- 0.0%
    28            U.S. Treasury Bond Future, expiring December 1995
                             (cost $84,324)...........................................................   $     64,750

                  Total short-term investments
                             (cost $6,384,324)........................................................      6,364,750
                                                                                                         ------------

                  Total investments - 102.9%
                             (cost $112,391,593)......................................................    116,106,098

                  Liabilities in excess of other assets - (2.9%)......................................     (3,296,433)
                                                                                                         ------------


                  NET ASSETS - 100%...................................................................   $112,809,665
                                                                                                         ============

----------------------------------------------------------------------------------------------------------------------

*    Using the higher of Standard & Poor's, Moody's, or Fitch's rating.
# A portion of the above denoted securities market value was segregated to cover margin requirements for open financial futures contracts.
##   One contract equals $100,000 face value.



See Notes to Financial Statements.




THE BFM INSITUTIONAL TRUST INC.
THE MULTI-SECTOR MORTGAGE SECURITIES PORTFOLIO III
STATEMENT OF ASSETS AND LIABILITIES
JUNE 30, 1995



------------------------------------------------------------------------------

ASSETS
Investments, at value (cost $112,391,593) (Note 1)............    $116,106,098
Cash..........................................................          42,116
Interest receivable...........................................         765,887
Receivable for variation margin on futures...........  .......          83,531
Receivable for investments sold...............................           2,683
Other.........................................................              97
                                                                  ------------
                                                                   117,000,412
                                                                  ------------
LIABILITIES
Payable for investments purchased.................................   4,105,014
Custodian fee payable.............................................      13,420
Other.............................................................      72,313
                                                                  ------------
                                                                     4,190,747
                                                                  ------------

NET ASSETS........................................................$112,809,665
                                                                  ============

Net assets were comprised of:
     Common stock, at par (Note 5)................................$         10
     Paid-in capital in excess of par............................. 105,744,127
                                                                  ------------
                                                                   105,744,137
     Accumulated net realized gain................................   3,568,972
     Net unrealized appreciation .................................   3,496,556
                                                                  ------------
     Net assets, June 30,1995.....................................$112,809,665
                                                                  ============

Net asset value per share.........................................$   1,068.11
                                                                  ============

Total shares outstanding at end of period.........................     105,616
------------------------------------------------------------------------------


See Notes to Financial Statements.





THE BFM INSTITUTIONAL TRUST INC.
THE MULTI-SECTOR MORTGAGE SECURITIES PORTFOLIO III
STATEMENT OF OPERATIONS
FOR THE PERIOD OCTOBER 4, 1994* THROUGH JUNE 30, 1995



------------------------------------------------------------------------------
NET INVESTMENT INCOME

Income
    Interest (including discount accretion of $111,768).........   $ 6,000,734
                                                                   -----------

Expenses
    Investment advisory.........................................       189,677
    Custodian...................................................        41,989
    Registration................................................        34,574
    Administration..............................................        32,948
    Audit.......................................................        14,333
    Legal.......................................................         9,555
    Transfer agent..............................................         2,500
    Directors...................................................         1,970
    Miscellaneous...............................................        10,320
                                                                   -----------
       Total expenses...........................................       337,866

       Expenses waived by the Adviser (Note 2)..................       (56,269)
                                                                   -----------
       Net expenses.............................................       281,597
                                                                   -----------
    Net investment income.......................................     5,719,137
                                                                   -----------

REALIZED AND UNREALIZED GAIN (LOSS)
    ON INVESTMENTS (NOTE 3)
Net realized gain on:
       Investments..............................................     2,332,081
       Futures..................................................     1,236,891
                                                                   -----------
       Net realized gain........................................     3,568,972
                                                                   -----------
Net unrealized appreciation (depreciation) on:
       Investments..............................................     3,714,505
       Futures..................................................      (217,949)
                                                                   -----------
       Net unrealized appreciation on investments...............     3,496,556
                                                                   -----------
Net gain on investments.........................................     7,065,528
                                                                   -----------

NET INCREASE IN NET ASSETS
RESULTING FROM OPERATIONS.......................................   $12,784,665
                                                                   ===========

-------------------------------------------------------------------------------

* Commencement of operations.


See Notes to Financial Statements.





THE BFM INSTITUTIONAL TRUST INC.
THE MULTI-SECTOR MORTGAGE SECURITIES PORTFOLIO III
STATEMENT OF CASH FLOWS
FOR THE PERIOD OCTOBER 4, 1994* THROUGH JUNE 30, 1995



-----------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH
Cash flows used for operating activities:
    Interest received .....................................    $   5,123,709
    Expenses paid .........................................         (195,865)
    Variation margin paid..................................         (301,480)
    Purchase of short-term portfolio
       investments, net ...................................       (6,300,000)
    Gain/loss on closed futures contracts .................        1,236,891
    Purchase of long-term portfolio investments ...........     (278,912,706)
    Proceeds from disposition of long-term
       portfolio investments...............................      179,366,567
                                                               -------------
    Net cash flows used for operating activities ..........      (99,982,884)
                                                               -------------
Cash flows provided by financing activities:
    Dividends paid (excluding reinvestment of dividends
       of $5,719,137)......................................                0
    Proceeds from Trust shares sold .......................      100,000,000
                                                               -------------
       Net cash flows provided by financing activities ....      100,000,000
                                                               -------------
Net increase in cash ......................................           17,116
Cash at beginning of period................................           25,000
                                                               -------------
Cash at end of period .....................................    $      42,116
                                                               =============

RECONCILIATION OF NET INCREASE
IN NET ASSETS RESULTING FROM OPERATIONS
TO NET CASH FLOWS USED FOR
OPERATING ACTIVITIES
Net increase in net assets resulting from operations ......    $  12,784,665
                                                               -------------
Increase in investments ...................................     (109,040,570)
Net realized gain .........................................       (3,568,972)
Increase in unrealized appreciation .......................       (3,496,556)
Increase in receivable for investments sold ...............           (2,683)
Increase in interest receivable ...........................         (765,887)
Increase in margin variation on futures ...................          (83,531)
Increase in other assets ..................................              (97)
Increase in payable for investments purchased .............        4,105,014
Increase in accrued expenses and other liabilities.........           85,733
                                                               -------------
    Total adjustments .....................................     (112,767,549)
                                                               -------------

Net cash flows used for operating activities ..............    $ (99,982,884)
                                                               =============

-----------------------------------------------------------------------------

* Commencement of operations.


See Notes to Financial Statements.





THE BFM INSTITUTIONAL TRUST INC.
THE MULTI-SECTOR MORTGAGE SECURITIES PORTFOLIO III
STATEMENT OF CHANGES IN NET ASSETS
FOR THE PERIOD OCTOBER 4, 1994* THROUGH JUNE 30, 1995



------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS

Operations:

    Net investment income..................................    $  5,719,137

    Net realized gain on investments.......................       3,568,972

    Net unrealized appreciation
       on investments......................................       3,496,556
                                                               ------------

    Net increase in net assets resulting
       from operations.....................................      12,784,665
                                                               ------------

Dividends from net investment income.......................      (5,719,137)
                                                               ------------

Capital share transactions:

       Proceeds from shares subscribed.....................     100,000,000
       Net asset value of shares issued in
         reinvestment of dividends.........................       5,719,137
                                                               ------------

       Increase in net assets from capital
         share transactions................................     105,719,137
                                                               ------------

    Net increase...........................................     112,784,665

NET ASSETS

Beginning of period........................................          25,000
                                                               ------------

End of period..............................................    $112,809,665
                                                               ============

------------------------------------------------------------------------------



* Commencement of operations.


See Notes to Financial Statements.







THE BFM INSTITUTIONAL TRUST INC.
THE MULTI-SECTOR MORTGAGE SECURITIES PORTFOLIO III
FINANCIAL HIGHLIGHTS
FOR THE PERIOD OCTOBER 6, 1994* THROUGH JUNE 30, 1995



-------------------------------------------------------------------------
PER SHARE OPERATING
   PERFORMANCE:

Net asset value, beginning of period.................         $1,000.00
                                                              ---------
   Net investment income (a).........................             55.81
   Net realized and unrealized gain on investments...             68.11
                                                              ---------
Net increase from investment operations..............            123.92
                                                              ---------
Dividends from net investment income.................            (55.81)
                                                              ---------
Net asset value, end of period.......................         $1,068.11
                                                              =========

TOTAL INVESTMENT RETURN (b)..........................            12.78%

RATIOS TO AVERAGE NET ASSETS:
Expenses (a).........................................             0.37% (c)
Net investment income (a)............................             7.54% (c)

SUPPLEMENTAL DATA:
Average net assets (in thousands) ...................          $103,332
Portfolio turnover ..................................              215%
Net assets, end of period (in thousands).............          $112,810

-------------------------------------------------------------------------

 *   Commencement of investment operations.
(a) For the period ended June 30, 1995, the Adviser waived expenses amounting to $56,269. Net investment income before waiver of fees would have been $55.28 on a per share basis and the ratio of net operating expenses to average net assets and the ratio of net investment income to average net assets would have been 0.45% and 7.46%, respectively.
(b) Total investment return is calculated assuming a purchase of common stock at net asset value per share on the first day and a sale at net asset value per share on the last day of the period reported. Dividends are assumed, for purposes of this calculation, to be reinvested at the net asset value per share on the payment date.
(c)  Annualized.


     Contained above is audited operating performance based on an average share of common stock outstanding, total investment return, ratios to average net assets and other supplemental data, for each of the periods indicated. This information has been determined based upon financial information provided in the financial statements.


See Notes to Financial Statements.






THE BFM INSTITUTIONAL TRUST INC.
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

NOTE 1.       ORGANIZATION AND ACCOUNTING POLICIES

     The BFM Institutional Trust Inc. (the "Trust") is a no-load, open-end management investment company organized as a Maryland corporation. The Articles of Incorporation permit the Board of Directors to create an unlimited number of series (or "Portfolios"), each of which issues a separate class of shares and has its own investment objective and policies. The Trust was formed on November 27, 1991 and had no operations through June 18, 1992 other than those related to organizational matters and the sale and issuance of 10,000 shares of The Short Duration Portfolio to BlackRock Financial Management Inc. ( the "Adviser") for $100,000 on June 18, 1992. The Multi-Sector Mortgage Securities Portfolio III (the "Portfolio") commenced investment operations on October 6, 1994. The Short Duration Portfolio and The Core Fixed Income Portfolio commenced investment operations on July 17, 1992 and December 9, 1992, respectively.

     As of June 30, 1995, 99.98% of the shares of capital stock of the Portfolio are owned by Ameritech Pension/VEBA Trust.

     The following is a summary of significant accounting policies followed by the Trust.


SECURITIES VALUATION: The Trust values mortgage-backed, asset-backed and other debt securities on the basis of current market quotations provided by dealers or pricing services approved by the Trust's Board of Directors. In determining the value of a particular security, pricing services may use certain information with respect to transactions in such securities, quotations from dealers, market transactions in comparable securities, various relationships observed in the market between securities, and calculated yield measures based on valuation technology commonly employed in the market for such securities. Exchange-traded options are valued at their last sales price as of the close of options trading on the applicable exchanges. In the absence of a last sale, options are valued at the average of the quoted bid and asked prices as of the close of business. A futures contract is valued at the last sale price as of the close of the commodities exchange on which it trades unless the Trust's Board of Directors determine that such price does not reflect its fair value, in which case it will be valued at its fair value as determined by the Trust's Board of Directors. Any securities or other assets for which such current market quotations are not readily available are valued at fair value as determined in good faith under procedures established by and under the general supervision and responsibility of the Trust's Board of Directors.

     Short-term securities which mature in more than 60 days are valued at current market quotations. Short-term securities which mature in 60 days or less are valued at amortized cost, if their term to maturity from date of purchase was 60 days or less, or by amortizing their value on the 61st day prior to maturity, if their original term to maturity from date of purchase exceeded 60 days.

     In connection with transactions in repurchase agreements, the Trust's custodian takes possession of the underlying collateral securities, the value of which at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market on a daily basis to ensure the adequacy of the collateral. If the seller defaults and the value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Trust may be delayed or limited.


OPTION SELLING/PURCHASING: When the Trust sells or purchases an option, an amount equal to the premium received or paid by the Trust is recorded as a liability or an asset and is subsequently adjusted to the current market value of the option written or purchased. Premiums received or paid from writing or purchasing options which expire unexercised are treated by the Trust on the expiration date as realized gains or losses. The difference between the premium and the amount paid or received on effecting a closing purchase or sale transaction, including brokerage commissions, is also treated as a realized gain or loss. If an option is exercised, the premium paid or received is added to the proceeds from the sale or cost of the purchase in determining whether the Trust has realized a gain or a loss on investment transactions. The Trust, as writer of an option, may have no control over whether the underlying securities may be sold (call) or purchased (put) and as a result bears the market risk of an unfavorable change in the price of the security underlying the written option.

     Options, when used by the Trust, help in maintaining a targeted duration. Duration is a measure of the price sensitivity of a security or a portfolio to relative changes in interest rates. For instance, a duration of "one" means that a portfolio's or a security's price would be expected to change by approximately one percent with a one percent change in interest rates, while a duration of five would imply that the price would move approximately five percent in relation to a one percent change in interest rates.

     Option selling and purchasing is used by the Trust to effectively "hedge" more volatile positions so that changes in interest rates do not change the duration of the portfolio unexpectedly. In general, the Trust uses options to hedge a long or short position or an overall portfolio that is longer or shorter than the benchmark security. A call option gives the purchaser of the option the right (but not obligation) to buy, and obligates the seller to sell (when the option is exercised), the underlying position at the exercise price at any time or at a specified time during the option period. A put option gives the holder the right to sell and obligates the writer to buy, the underlying position at the exercise price at any time or at a specified time during the option period. Put options can be purchased to effectively hedge a position or a portfolio against price declines if a portfolio is long. In the same sense, call options can be purchased to hedge a portfolio that is shorter than its benchmark against price changes. The Trust can also sell (or write) covered call options and put options to hedge portfolio positions.

     The main risk that is associated with purchasing options is that the option expires without being exercised. In this case, the option expires worthless and the premium paid for the option is considered the loss. The risk associated with writing call options is that the Trust may forego the opportunity for a profit if the market value of the underlying position increases and the option is exercised. The risk in writing put options is that the Trust may incur a loss if the market value of the underlying position decreases and the option is exercised. In addition, as with futures contracts, the Trust risks not being able to enter into a closing transaction for the written option as the result of an illiquid market.


FINANCIAL FUTURES CONTRACTS: A futures contract is an agreement between two parties to buy or sell a financial instrument for a set price on a future date. Initial margin deposits are made upon entering into futures contracts and can be either cash or securities. During the period that the futures contract is open, changes in the value of the contract are recognized as unrealized gains or losses by "marking-to-market" on a daily basis to reflect the market value of the contract at the end of each day's trading. Variation margin payments are made or received, depending upon whether unrealized gains or losses are incurred. When the contract is closed, the Trust records a realized gain or loss equal to the difference between the proceeds from (or cost of) the closing transaction and the Trust's basis in the contract.

     Financial futures contracts, when used by the Trust, to help in maintaining a targeted duration. Futures contracts can be sold to effectively shorten an otherwise longer duration portfolio. Duration is a measure of the price sensitivity of a security or a portfolio to relative changes in interest rates. For instance, a duration of "one" means that a portfolio's or a security's price would be expected to change by approximately one percent with a one percent change in interest rates, while a duration of "five" would imply that the price would move approximately five percent in relation to a one percent change in interest rates. In the same sense, futures contracts can be purchased to lengthen a portfolio that is shorter than its duration target. Thus, by buying or selling futures contracts, the Trust can effectively "hedge" more volatile positions so that changes in interest do not change the duration of the portfolio unexpectedly.

     The Trust may invest in financial futures contracts primarily for the purpose of hedging its existing portfolio securities or securities the Trust intends to purchase against fluctuations in value caused by changes in prevailing market interest rates, or for risk management, duration management or other portfolio management purposes. Should interest rates move unexpectedly, the Trust may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. The use of futures transactions involves the risk of imperfect correlation in movements in the price of futures contracts, interest rates and the underlying hedged assets. The Trust is also at risk of not being able to enter into a closing transaction for the futures contract because of an illiquid secondary market. In addition, since futures are used to shorten or lengthen a portfolio's duration, there is a risk that the portfolio may have temporarily performed better without the hedge or that the Trust may lose the opportunity to realize appreciation in the market price of the underlying positions.


SECURITY TRANSACTIONS AND INVESTMENT INCOME: Securities transactions are recorded on the trade date. Realized and unrealized gains and losses are calculated on the identified cost basis. Interest income is recorded on the accrual basis and the Trust accretes premium or amortizes discount on securities purchased using the interest method.

TAXES: It is the Trust's intention to continue to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to shareholders.
Therefore, no federal income or excise tax provision is required.


DIVIDENDS AND DISTRIBUTIONS: The Trust declares dividends daily and pays dividends and distributions monthly first from net investment income, then from net realized short-term capital gains and other sources, if necessary. Net long-term capital gains, if any, in excess of loss carryforwards are distributed at least annually. Dividends and distributions are recorded on the ex-dividend date. Income distributions and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for mortgage-backed securities.


NOTE 2.       AGREEMENTS

     The Trust has an Investment Advisory Agreement with the Adviser which provides that the Portfolio will pay to the Adviser for its services a monthly fee in an amount equal to .25% of average daily net assets on an annualized basis. The Adviser has agreed to waive a portion of its advisory fee from the Portfolio to the extent that the expenses of the Portfolio exceed .37% of average daily net assets. For the period ended June 30, 1995, the Adviser reimbursed expenses of $56,269 from the Portfolio. The Trust has also entered into an Administration Agreement with State Street Bank and Trust Company ("State Street"). State Street will receive an annual fee equal to .04% of the Portfolio's average daily net asset value.

     Pursuant to the agreements, the Adviser provides continuous supervision of the investment portfolio and pays the compensation of officers of the Trust, who are affiliated persons of the Adviser. State Street pays occupancy and certain clerical and accounting costs of the Trust. The Trust bears all other costs and expenses. The Adviser has agreed that, in any fiscal year, it will reimburse the Trust for expenses (including the fees of the Adviser but excluding taxes, interest, brokerage fees, commissions, litigation and indemnification expenses and other extraordinary expenses) that exceed the most restrictive expense limitation imposed by state securities commissions. The most restrictive expense limitation is 2 1/2% of the average value of the Trust's net assets during the year up to $30 million, 2% of the next $70 million of average net assets and 1 1/2% thereafter. Such expense reimbursement, if any, will be estimated and accrued daily. No expense reimbursement was required due to such limitation for the period ended June 30, 1995.

      The Trust has entered into a Distribution Agreement with Provident Distributors, Inc. (the "Distributor"). Pursuant to the terms of the Distribution Agreement, the Distributor serves as the principal underwriter and distributor of the Trust's shares, and in that capacity makes a continuous offering of the Trust's shares and bears the costs and expenses of printing and distributing any copies of any prospectuses and annual and interim reports for the Trust (after such items have been prepared and set in type) which are used in connection with the offering of shares to securities dealers or investors, and the cost and expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by securities dealers in connection with the offering of the shares for sale to the public. There is no fee payable by the Trust pursuant to the Distribution Agreement, and there is no sales or redemption charge. The Distribution Agreement provides for indemnification by the Trust of the Distributor, its partners, employees, agents and affiliates for liabilities incurred by them in connection with their services to the Trust, subject to certain limitations and conditions. The continuance of the Distribution Agreement must be approved in the same manner as the Investment Advisory Agreement, and the Distribution Agreement will terminate automatically if assigned by either party thereto and is terminable with respect to any Portfolio at any time without penalty by the Rule 12b-1 Directors (as defined below) or by vote of a majority of the outstanding shares of the Portfolio (as such term is defined in the Investment Company Act) on not more than 60 days' nor less than 30 days' written notice to the Distributor and by the Distributor on like notice to the Trust.

      The Trust has adopted a Distribution and Stockholder Servicing Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act pursuant to which the Adviser is permitted to use a portion of the advisory fee it receives from the Trust to promote the distribution of the Trust's shares and to enhance the provision of stockholder services. The Plan was approved by a majority of
(i) the directors of the Trust and (ii) the directors of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (Rule 12b-1 Directors). The Plan permits the Adviser to pay fees to the Distributor. The Trust is not required or permitted under the Plan to make payments over and above the amount of the advisory fee to promote the sale of its shares; the Plan merely permits the reallocation of a portion of the advisory fee the Adviser receives to pay for distribution-related activities.

      From amounts received by it under the Plan, the Distributor is authorized to make payments to securities dealers with which the Distributor has entered into solicitation fee agreements. The Distributor may also use a portion of the fee it receives under the Plan to cover the Distributor's cost of marketing services and advertising on behalf of the Portfolios and to compensate institutions who perform support services that would otherwise be performed by the Trust or its agent. These support services may include providing such office space, equipment, telephone facilities and various personnel as may be necessary or beneficial to establish and maintain stockholders' accounts and records, process purchase and redemption transactions, answer routine client inquiries and provide such other services to the Trust as may reasonably be requested.

      The Plan will continue from year to year, provided that each such continuance is approved at least annually by a vote of the Board of Directors, including a majority vote of the Rule 12b-1 Directors, cast in person at a meeting called for the purpose of voting on such continuance. The Plan may be terminated with respect to any Portfolio at any time, without penalty, by the vote of a majority of the Rule 12b-1 Directors or by the vote of the holders of a majority of the outstanding shares of the Portfolio. The Plan may not be amended materially without the approval of the Board of Directors, including a majority of the Rule 12b-1 Directors, cast in person at a meeting called for that purpose. Any modification to the Plan which would materially increase the amount of money to be spent by a Portfolio must also be submitted to the stockholders of the Portfolio for approval.

     Certain directors of the Trust who are not interested parties are paid a fee for their services in the amount of $2,500 on an annual basis.

          On February 28, 1995, the Adviser was acquired by PNC Bank, NA. Following the acquisition, the Adviser has become a wholly-owned corporate subsidiary of PNC Asset Management Group, Inc., the holding company for PNC's asset management businesses. Additionally, on July 1, 1995, the transfer agent, custodial and administration function for Trust were assumed by PFPC (a wholly owned corporate subsidiary of PNC Bank, NA) and PNC Bank NA.







NOTE 3.       PORTFOLIO SECURITIES

         Purchases and sales of investment securities, other than short-term investments and dollar rolls, for the period from October 6, 1994 (commencement of investment operations) to June 30, 1995 were $282,858,655 and $179,295,235 respectively. The federal income tax bases of the investments of the Portfolio at June 30, 1995 was $112,407,036, and accordingly, as of June 30, 1995, net unrealized appreciation for Federal income tax purposes aggregated $3,699,062 of which $3,758,064 related to appreciated securities and $59,002 related to depreciated securities.

     During the period ended June 30, 1995, the Trust entered into financial futures contracts. Details of open contracts at June 30, 1995 are as follows:


   NUMBER OF                           EXPIRATION         VALUE AT          VALUE AT       UNREALIZED APPRECIATION/
   CONTRACTS          TYPE               DATE            TRADE DATE       JUNE 30, 1995          (DEPRECIATION)
   ----------         ----             ----------        ----------       -------------    ------------------------

                   SHORT POSITIONS:
                   30 yr.               December
        14         T-Bond                  1995          $1,597,322        $1,583,313               $14,009

                   10 yr.               September         1,217,840         1,211,031                 6,809
    11,000         T-Note                  1995

                   LONG POSITIONS:
                   30 yr.               September
       166         T-Bond                  1995          19,053,496        18,846,188              (207,308)

                   5 yr.                September
        94         T-Bond                  1995           9,772,750         9,747,359               (25,391)

                   2 yr.                September
         7         T-Note                  1995             757,474           751,406                (6,068)
                                                                                                  ---------
                                                                                                  $(217,949)
                                                                                                  =========


NOTE 4.       REVERSE REPURCHASE AGREEMENTS AND DOLLAR ROLLS

Reverse Repurchase Agreements: The Trust may enter into reverse repurchase agreements with qualified, third party broker-dealers as determined by and under the direction of the Trust's Board of Directors. Interest on the value of reverse repurchase agreements issued and outstanding will be based upon competitive market rates at the time of issuance. At the time the Trust enters into a reverse repurchase agreement, it will establish and maintain a segregated account with the lender containing liquid high grade securities having a value not less than the repurchase price, including accrued interest, of the reverse repurchase agreement. There were no reverse repurchase agreements during the period ended June 30, 1995.

Dollar Rolls: The Trust may enter into dollar rolls in which the Trust sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. During the roll period the Trust forgoes principal and interest paid on the securities. The Trust will be compensated by the interest earned on the cash proceeds of the initial sale and by the lower repurchase price at the future date. There were no dollar roll transactions during the period ended June 30, 1995.


NOTE 5.       CAPITAL

     The Trust is authorized to issue 2 billion shares of $.0001 par value capital stock in one or more classes or series. The Portfolio is authorized to issue 1 million shares. Of the 105,616 shares of the Portfolio outstanding at June 30, 1995, the Adviser owned 25 shares. Transactions in shares were as follows:



                                                         OCTOBER 6, 1994*
                                                              THROUGH
                                                           JUNE 30, 1995
                                                           -------------

    Shares subscribed ...............................         100,000

    Shares issued in connection with
    the reinvestment of dividends ...................           5,591
                                                              -------
                                                              105,591

    Shares redeemed .................................               0
                                                              -------

    Net increase ....................................         105,591
                                                              =======


* Commencement of investment operations


NOTE 6.       DIVIDENDS

     Subsequent to June 30, 1995 the Board of Directors of the Trust declared a dividend from undistributed earnings of $676.106 per share, payable July 31, 1995 to shareholders of record on July 31, 1995.


-------------------------------------------------------------------------------
                         REPORT OF INDEPENDENT AUDITORS
-------------------------------------------------------------------------------


The Shareholders and Board of Directors of
The BFM Institutional Trust Inc.:

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of The Multi-Sector Mortgage Securities Portfolio III of The BFM Institutional Trust Inc. as of June 30, 1995 and the related statements of operations, cash flows and changes in net assets for the period October 4, 1994 (commencement of operations) to June 30, 1995 and financial highlights for the period October 6, 1994 (commencement of investment operations) to June 30, 1995. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at June 30, 1995 by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of The Multi-Sector Mortgage Securities Portfolio III of The BFM Institutional Trust Inc. at June 30, 1995 and the results of its operations, its cash flows, the changes in its net assets and its financial highlights for the periods stated in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

New York, New York
August 7, 1995

-----------------------------------------------------------------------------


                                   PART C
                             OTHER INFORMATION

   Item 24.  Financial Statements and Exhibits

     (a)  Financial Statements:

        (1) Financial Statements included in the Prospectus constituting Part A of this Registration Statement:

          None.

        (2) Financial Statements included in the Statements of Additional Information constituting Part B of this Registration
     Statement:

        Notes to Financial Statements (Audited).

        Portfolios of Investments:
          The Short Duration Portfolio - June 30, 1995 (Audited).
          The Core Fixed Income Portfolio - June 30, 1995 (Audited). The Multi-Sector Mortgage Securities Portfolio III - June 30, 1995 (Audited).

        Statements of Assets and Liabilities:
          The Short Duration Portfolio -  June 30, 1995 (Audited).
          The Core Fixed Income Portfolio - . June 30, 1995 (Audited) The Multi-Sector Mortgage Securities Portfolio III - June 30, 1995 (Audited).

        Statements of Operations:
          The Short Duration Portfolio -  June 30, 1995 (Audited)
          The Core Fixed Income Portfolio -  June 30, 1995 (Audited)
          The Multi-Sector Mortgage Securities Portfolio III - June 30, 1995 (Audited).

        Statements of Cash Flows:
          The Short Duration Portfolio - June 30, 1995 (Audited).
          The Core Fixed Income Portfolio -  June 30, 1995 (Audited)
          The Multi-Sector Mortgage Securities Portfolio III - June 30, 1995 (Audited)

        Statements of Changes in Net Assets:
          The Short Duration Portfolio -  June 30, 1995 (Audited).
          The Core Fixed Income Portfolio - June 30, 1995 (Audited). The Multi-Sector Mortgage Securities Portfolio III - June 30, 1995 (Audited).

        Financial Highlights:
          The Short Duration Portfolio - June 30, 1995 (Audited).
          The Core Fixed Income Portfolio - June 30, 1995 (Audited). The Multi-Sector Mortgage Securities Portfolio III - June 30, 1995 (Audited).

        Notes to Financial Statements (Audited).

        Independent Auditors' Report.

     (b)  Exhibits:

        1.   (a)   Articles of Incorporation dated November 27, 1991.*
             (b)   Articles Supplementary.**

        2.   By-Laws as adopted on December 2, 1991.*

        3.   Not Applicable.

        4. (a) Revised specimen certificate for shares of stock, $.0001 par value.*
             (b) Specimen certificate for share of stock, $.0001 par value:
             1.   The Investment Grade Multi-Sector Mortgage Securities
                  Portfolio.**
             2.   The Multi-Sector Mortgage Securities II Portfolio.**
             3.   The Multi-Sector Mortgage Securities III Portfolio.**
             4.   The Multi-Sector Mortgage Securities IV Portfolio.**
             5.   The Multi-Sector Mortgage Securities V Portfolio.**
             6.   The Multi-Sector Mortgage Securities VI Portfolio.**
             7.   The Multi-Sector Mortgage Securities VII Portfolio.**
             8.   The Multi-Sector Mortgage Securities VIII Portfolio.**

        5. (a) Form of Investment Advisory Agreement and Letter Agreement between the Registrant and BlackRock
                  Financial Management Inc.*
             (b) Form of Investment Advisory Agreement and Letter Agreement between the Registrant and BlackRock Financial Management Inc.**
             (c) Form of Investment Advisory Agreement between the Multi-Sector Portfolio III and BlackRock Financial Management Inc.***

        6. (a) Distribution Agreement between the Registrant and Provident Distributors,Inc.****


             (b) Form of Distribution Agreement between the Registrant and Provident Distributors, Inc.**
             (c)  Form of Solicitation Fee Agreement.*

        7.   Not Applicable.

        8. (a) Form of Custodian Contract between the Registrant and State Street Bank and Trust Company.*
             (b) Form of Custodian Contract between the Registrant and State Street Bank and Trust Company and Letter Agreement**
             (c) Form of Custodian Services Agreement between the Registrant and PFPC, Inc. and Letter Agreement.

        9. (a) Form of Transfer Agency and Service Agreement between the Registrant and State Street Bank and Trust
                  Company.*
             (b) Form of Administration Agreement between the Registrant and State Street Bank and Trust Company.**
             (c) Form of Transfer Agency and Service Agreement between the Registrant and State Street Bank and Trust Company.**
             (d) Form of Administration Agreement between the Registrant and State Street Bank and Trust Company.**
             (e) Form of Servicing Agreement between the Registrant and State Street Bank and Trust Company.**
             (f) Form of Servicing Agreement between the Registrant and State Street Bank and Trust Company.**
             (g) Form of Transfer Agency and Service Agreement between the Registrant and PFPC, Inc.
             (h) Form of Administration and Accounting Services Agreement Agreement between the Registrant and PFPC, Inc.

        10.  Opinion and Consent of Counsel.*

        11.  Consent of Independent Auditors.

        12.  Not Applicable.

        13. Form of Purchase Agreement dated June 18, 1992 between the Registrant and BlackRock Financial Management L.P.*

        14.  Not Applicable.

        15. (a) Form of Distribution and Stockholder Servicing Plan pursuant to Rule 12b-1.*
             (b) Form of Distribution and Stockholder Servicing Plan pursuant to Rule 12b-1.**

        16.  Not Applicable.

        17. Financial Data Schedule meeting the requirements of Rule 483 under the Securities Act of 1933.

   ______________________
   * Incorporated by reference to the identically numbered Exhibit in the Registration Statement (File No. 33-44796).

   **     Previously filed by the Registrant with Post-Effective
          Amendment No. 4 to its Registration Statement on February 1,
          1994.

   *** Previously filed by the Registrant with Post-Effective Amendment No. 7 to its Registration Statement on February 2, 1995.

   **** Previously filed by the Registrant with Post Effective Amendment
        No. 8 to its Registration Statement dated  April 3, 1995.

   Item 25.  Persons Controlled by or under Common Control with
   Registrant.

     None.

   Item 26.  Number of Holders of Securities.

     As of September 30, 1995 the number of record holders of shares of common stock, $.0001 par value per share of the Registrant were:

                                                        NUMBER OF
          CLASS OF SECURITIES                        RECORD HOLDERS
          The Short Duration Portfolio                     37
          The Core Fixed Income Portfolio                 131
          Multi-Sector Portfolio III                        2

   Item 27.  Indemnification.

        Article VI Section 3 of the Registrant's Articles of Incorporation (Exhibit 1 to the Registration Statement) provides that to the fullest extent permitted by the Maryland General Corporation Law and subject to the limitations imposed by the Investment Company Act of 1940 (the 1940 Act), the directors and officers of the Registrant will be indemnified by the Registrant, and no director or officer of the Registrant will be personally liable to the Registrant or its stockholders. Article VI of the Registrant's By-Laws (Exhibit 2 to the Registration Statement) provides that the Registrant may indemnify its employees and agents to the same extent that its directors and officers are indemnified under the Registrant's Articles of Incorporation.

        Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        Article VI of the Registrant's By-Laws permits the Registrant to purchase insurance on behalf of its officers, directors, employees and agents. The Registrant intends to purchase an insurance policy insuring its officers and directors against liabilities, and certain costs of defending claims against such officers and directors, to the extent such officers and directors are not found to have committed conduct constituting willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of their duties. The insurance policy will also insure the Registrant against the cost of indemnification payments to officers and directors under certain circumstances.

       Section 2(d) of the Investment Advisory Agreement (Exhibit 5 to the Registration Statement) limits the liability of BlackRock Financial Management Inc. to liabilities arising from willful misfeasance, bad faith or gross negligence in the performance of its duties, or from reckless disregard by it of its obligations and duties under the agreement.

        Pursuant to Section 8(a) of the Distribution Agreement (Exhibit 6(b) to the Registration Statement), the Distributor of the Registrant may be indemnified against liabilities which it may incur, except liabilities arising from willful misfeasance, bad faith, gross negligence or reckless disregard of duties.

   Item 28.  Business and Other Connections of Investment Adviser

        See "Management of the Trust -- Investment Adviser" in the Prospectus constituting Part A of this Registration Statement and "Directors and Officers" in the Statement of Additional Information constituting Part B of this Registration Statement.

        BlackRock Financial Management Inc. (BFM), the Adviser, is a Delaware corporation and is a registered investment adviser engaged in the investment advisory business. Information as to BFM's directors and officers is included in its Form ADV as currently on file with the Securities and Exchange Commission File No. 80-148433 and is incorporated herein by reference thereto.

   Item 29.  Principal Underwriters

     (a) Provident Distributors, Inc., the Distributor, currently acts as a principal underwriter, depositor or investment adviser to the following investment companies (other than the Trust):
          Temporary Investment Fund, Inc.; Trust for Federal Securities; Municipal Fund for Temporary Investment; Portfolios for Diversified Investment; Municipal Fund for New York Investors, Inc.; Municipal Fund for California Investors, Inc.; The PNC Fund; Provident Institutionals Fund, Inc.; and Haven Capital Management Trust, Inc.

     (b) Information concerning the directors and officers of Provident Distributors, Inc. is set forth below:

                              Positions and Offices       Positions and Offices
          Name (1)               with Distributor              with  Registrant
          _________________   _____________________       _____________________

          Monroe Haegele      President, Chief Executive    None
                              Officer, Director

          Robert H. Clement   Vice-President, Chief         None
                              Operating Officer, Director

          John P. Morgan      Vice-President                None
          ______________________

          (1) The address of each person named is 259 Radnor-Chester Road, Suite 120, Radnor, Pennsylvania 19087 unless otherwise indicated.

     (c) Registrant has no principal underwriter who is not an affiliated person of the Registrant or an affiliated person of such an affiliated person.


   Item 30.  Location of Accounts and Records

        All accounts, books and other documents required to be maintained by Section 31(a) of the 1940 Act and the Rules thereunder are maintained at the offices of PFPC, Inc., 400 Bellevue Parkway, Wilmington, Delaware 19809, BlackRock Financial Management Inc., 345 Park Avenue, New York, New York and the Registrant, 345 Park Avenue, New York, New York. Documents required by Rules
     31a-1(b)(4), (5), (6), (7), (9), (10) and (11), 31a-1(d) and
     31a-1(f) will be kept at BlackRock Financial Management Inc., 345 Park Avenue, New York, New York and the remaining accounts, books and other documents required by such other pertinent provisions of
     Section 31(a) and the Rules promulgated thereunder will be kept by PFPC, Inc..

   Item 31.  Management Services

     Not applicable.

   Item 32.  Undertakings

     Registrant makes the following undertakings:

     (a) to file a post-effective amendment, using financial statements which may not be certified, within four to six months after the effective date of this Registration Statement or commencement of operations of any Portfolio.

     (b) if requested to do so by the holders of at least 10% of the Trust's outstanding shares, to call a stockholder meeting for the purpose of voting upon the removal of a director or directors and to assist communications with other stockholders as provided by Section 16(c) of the 1940 Act.

     (c) to furnish each person to whom a prospectus is delivered with a copy of the Registrant's latest annual report to shareholders, upon request without charge.


                                 SIGNATURES

     Pursuant to the Requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant certifies that it meets all of the requirements for effectiveness of this Registration Statement pursuant to Rule 485(b) under the Securities Act of 1933, and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 30th day of October, 1995.

                                           THE BFM INSTITUTIONAL TRUST
                                             INC.

                                           By: /s/ James Grosfeld
                                               ___________________________
                                                James Grosfeld, President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on October 30, 1995.

     Signature                      Title

     /s/ Kent Dixon                 Treasurer and Secretary
     ---------------------
     Kent Dixon

            *                       Director and Vice President
     ---------------------
     Frank J. Fabozzi

     /s/ James Grosfeld             Director and President
     ----------------------
     James Grosfeld

         *  By James Kong
               ----------------------------
               (James Kong, Attorney-in-fact)


                               EXHIBIT INDEX

   Exhibit
   Number                   Description

   8(c) Form of Custodian Services Agreement between the Registrant and PFPC, Inc. and Letter Agreement.
   9(g) Form of Transfer Agency and Service Agreement between the Registrant and PFPC, Inc.
   9(h)  Form of Administration and Accounting Services Agreement
         Agreement between the Registrant and PFPC, Inc.
   11    Consent of Independent Auditors.
   17(a) Power of Attorney.
   17(b) Financial Data Schedule.